UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

KNIGHT TRANSPORTATION, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

N/A

(2)
Aggregate number of securities to which transaction applies:

N/A

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)
Proposed maximum aggregate value of transaction:

N/A

(5)
Total fee paid:

N/A

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount previously paid:

N/A

(2)
Form, Schedule or Registration Statement No.:

N/A

(3)
Filing Party:

N/A

(4)
Date Filed:

N/A

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
August 9, 2017
Dear Stockholders of Knight Transportation, Inc. and Swift Transportation Company:
On April 9, 2017, Knight Transportation, Inc. (referred to as “Knight”) and Swift Transportation Company (referred to as “Swift”) entered into a merger agreement, pursuant to which they agreed to a combination transaction after which their respective businesses would be operated separately under a single combined company (referred to as the “combined company”). The combined company is expected to be North America’s premier truckload transportation company.
The transaction contemplated by the merger agreement (referred to as the “transaction”) will be implemented through several steps that will occur in immediate succession.
First, Swift’s current certificate of incorporation (referred to as the “Swift certificate of incorporation”) will be amended. As a result of this amendment, all of the outstanding shares of Swift’s Class B Common Stock, par value $0.01 per share (referred to as “class B shares of Swift”) (each of which is currently entitled to two votes per share), will convert into an equal number of shares of Swift’s Class A Common Stock, par value $0.01 per share (referred to as “class A shares of Swift”) (each of which is currently entitled to one vote per share), and immediately afterwards each outstanding class A share of Swift (including those class A shares into which the class B shares were converted) will be combined by means of a reverse stock split into 0.720 of a class A share of Swift (referred to as the “Reverse Stock Split”). As part of the amendment to its certificate of incorporation, Swift will change its name to “Knight-Swift Transportation Holdings Inc.”, which will be the name of the combined company.
Immediately after the amendment to Swift’s certificate of incorporation, a direct wholly owned subsidiary of Swift will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company (referred to as the “merger”). In the merger, each share of Knight Common Stock, par value $0.01 per share (referred to as a “Knight share”), issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one class A share of Swift, also referred to as a “combined company share.”
Based on the closing price of the Knight shares on the New York Stock Exchange (referred to as the “NYSE”) on August 4, 2017, the latest practicable date before the date of the accompanying joint proxy statement/prospectus, the 0.720 of a combined company share that the Swift stockholders will receive in respect of each class A share of Swift would have a value of approximately $26.14.
After consummation of the transaction, Knight and Swift stockholders are expected to own approximately 46% and 54%, respectively, of the outstanding combined company shares. Knight shares currently trade on the NYSE under the symbol “KNX,” and class A shares of Swift currently trade on the NYSE under the symbol “SWFT.” Following the merger, there will be one class of shares of the combined company outstanding, which will be listed on the NYSE and is expected to trade under the symbol “KNX.” Based on the number of outstanding Knight shares and class A and class B shares of Swift (collectively referred to as the “Swift shares”) as of August 4, 2017, the latest practicable date before the date of the accompanying joint proxy statement/prospectus, and the Knight and Swift equity awards expected to vest in connection with the transaction, a total of approximately 177,583,033 combined company shares are expected to be outstanding immediately after the completion of the transaction.
In connection with the transaction, Knight will hold a special meeting of its stockholders and Swift will hold a special meeting of its stockholders.
At the Knight special meeting, Knight stockholders will be asked to consider and vote on, among other things, a proposal to approve the merger agreement and certain amendments to the certificate of incorporation of Swift, which after the merger will be the certificate of incorporation of the combined company (collectively referred to as the “Knight Required Proposals”). The Knight board of directors recommends that Knight stockholders vote “FOR” the Knight Required Proposals and “FOR” each of the other proposals to be considered at the Knight special meeting and described in the accompanying joint proxy statement/prospectus.
At the Swift special meeting, Swift stockholders will be asked to consider and vote on, among other things, the issuance of combined company shares to the Knight stockholders in connection with the transaction and amendments to the certificate of incorporation of Swift (collectively referred to as the “Swift Required Proposals”). The Swift board of directors recommends that Swift stockholders vote “FOR” the Swift Required Proposals and “FOR” each of the other proposals to be considered at the Swift special meeting and described in the accompanying joint proxy statement/prospectus.
Consummation of the transaction is conditioned on the approval of the Knight Required Proposals and the Swift Required Proposals. Your vote is very important. Whether or not you plan to attend the Knight special meeting or the Swift special meeting, as applicable, please promptly complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Submitting a proxy now will not prevent you from being able to vote in person at the Knight special meeting or the Swift special meeting, as applicable.
The obligations of Knight and Swift to consummate the transaction are subject to the satisfaction or waiver of several conditions set forth in the merger agreement, a copy of which is included as Annex A to the accompanying joint proxy statement/prospectus. The accompanying joint proxy statement/prospectus provides you with detailed information about the transaction. It also contains or references information about Knight and Swift and certain related matters. You are encouraged to read the accompanying document carefully. In particular, you should read the “Risk Factors” section beginning on page 37 of the accompanying joint proxy statement/prospectus for a discussion of the risks you should consider in evaluating the transaction and how they will affect you.
On behalf of the Knight board of directors and Swift board of directors, thank you for your consideration and continued support.
Kevin P. Knight Executive Chairman Knight Transportation, Inc.	Richard H. Dozer Chairman Swift Transportation Company
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction or the securities to be issued in connection with the transaction or passed upon the adequacy or accuracy of the disclosure in the accompanying joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The accompanying joint proxy statement/prospectus is dated August 9, 2017 and is first being mailed to the Knight and Swift stockholders on or about August 9, 2017.

KNIGHT TRANSPORTATION, INC.
20002 North 19th Avenue
Phoenix, Arizona 85027
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 7, 2017
To the Stockholders of Knight Transportation, Inc.:
A special meeting of stockholders of Knight Transportation, Inc. will be held at 9:00 a.m. local time, on September 7, 2017, at Knight’s corporate headquarters located at 20002 North 19th Avenue, Phoenix, Arizona 85027 (referred to as the “Knight special meeting”), for the following purposes:
1.
to consider and act upon a proposal to approve the Agreement and Plan of Merger, dated as of April 9, 2017 (referred to as the “merger agreement”), by and among Knight, Swift Transportation Company and Bishop Merger Sub, Inc. (referred to as “Merger Sub”), a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, and the merger and other transactions contemplated thereby (referred to as the “Knight Merger Proposal”);

2.
to consider and act upon a proposal to amend Swift’s certificate of incorporation (which will be the certificate of incorporation of the combined company) to provide for the classification of the combined company board of directors into three classes of directors with staggered terms of office (referred to as the “Knight Board Classification Proposal”);

3.
to consider and act upon a proposal to amend Swift’s certificate of incorporation (which will be the certificate of incorporation of the combined company) to provide that stockholders of the combined company may take action by written consent, in lieu of holding a meeting, if such action is passed by a unanimous written consent signed by all stockholders entitled to vote (referred to as the “Knight Stockholder Written Consent Proposal,” with each of the Knight Board Classification Proposal and the Knight Stockholder Written Consent Proposal referred to as a “Knight Charter Amendment Proposal” and collectively as the “Knight Charter Amendment Proposals”);

4.
to consider and act upon a proposal to approve the adjournment of the Knight special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of any of the Knight Required Proposals (referred to as the “Knight Adjournment Proposal”); and

5.
to consider and act upon a proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to Knight’s named executive officers that is based on or otherwise relates to the transaction, as disclosed in “The Transaction — Interests of Knight’s Directors and Officers in the Transaction” of the accompanying joint proxy statement/prospectus (referred to as the “Knight Advisory Compensation Proposal” and, together with the Knight Required Proposals and the Knight Adjournment Proposal, the “Knight Proposals”).

Approval of the Knight Merger Proposal requires the affirmative vote of a majority of the outstanding Knight shares and is a condition to the closing of the transaction. Approval of each Knight Charter Amendment Proposal requires the affirmative vote of a majority of the votes cast at the Knight special meeting by holders of Knight shares (assuming a quorum is present) and is a condition to the closing of the transaction. Approval of each of the Knight Adjournment Proposal and the Knight Advisory Compensation Proposal requires the affirmative vote of a majority of the votes cast at the Knight special meeting by holders of Knight shares (assuming a quorum is present).
Each of the Knight Proposals is described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully in its entirety before you vote.

The Knight board of directors has set July 12, 2017 as the record date for the Knight special meeting. Only holders of record of Knight shares as of the close of business on July 12, 2017 will be entitled to notice of and to vote at the Knight special meeting and any adjournments thereof. Any stockholder entitled to attend and vote at the Knight special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Knight shares.
Your vote is very important. To ensure your representation at the Knight special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please submit your proxy promptly whether or not you expect to attend the Knight special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Knight special meeting. If your Knight shares are held in the name of a bank, broker or other nominee, follow the instructions on the voting instruction card furnished to you by such bank, broker or other nominee.
The Knight board of directors has adopted and approved the merger agreement and the consummation of the transaction, and has determined that the merger agreement and the transaction are advisable, fair to, and in the best interests of Knight and its stockholders. It therefore unanimously recommends that you vote “FOR” the Knight Merger Proposal, “FOR” the Knight Board Classification Proposal, “FOR” the Knight Stockholder Written Consent Proposal, “FOR” the Knight Adjournment Proposal and “FOR” the Knight Advisory Compensation Proposal.
By Order of the Board of Directors,
Adam W. Miller
Secretary
Phoenix, Arizona
August 9, 2017

YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU EXPECT TO ATTEND THE KNIGHT SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED KNIGHT PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE KNIGHT SPECIAL MEETING AND WISH TO VOTE YOUR KNIGHT SHARES IN PERSON, YOU MAY DO SO AT ANY TIME PRIOR TO YOUR PROXY BEING EXERCISED. You may revoke your proxy or change your vote at any time before the Knight special meeting. If your Knight shares are held in the name of a bank, broker or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.
We urge you to read the accompanying joint proxy statement/prospectus, including all documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its annexes and exhibits carefully and in their entirety. If you have any questions concerning the merger agreement, the transaction, the Knight Proposals, the Knight special meeting or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your Knight shares, please contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Stockholders and All Others Call Toll-Free: (888) 785-6617
Email: KnightTrans@okapipartners.com
or
Knight Transportation, Inc.
20002 North 19th Avenue
Phoenix, Arizona 85027
Attention: Investor Relations
Telephone: (800) 489-2000

SWIFT TRANSPORTATION COMPANY
2200 South 75th Avenue
Phoenix, Arizona 85043
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 7, 2017
To the Stockholders of Swift Transportation Company:
We cordially invite you to attend a special meeting of the stockholders of Swift. The meeting will take place at Swift’s corporate offices which are located at 2200 S. 75th Avenue, Phoenix, Arizona 85043, on September 7, 2017 at 9:00 a.m., local time (referred to as the “Swift special meeting”), for the following purposes and to transact such other business that may properly come before the Swift special meeting or any reconvened meeting following any adjournment or postponement of the Swift special meeting:
1.
Share Issuance Proposal.   To consider and act upon a proposal to approve the issuance of class A shares of Swift in connection with the transaction (referred to as the “Share Issuance Proposal”);

2.
Charter Amendment Proposals.   To consider and act upon five separate proposals to amend and restate Swift’s certificate of incorporation to:

•
eliminate Swift’s current dual-class common stock structure by converting each issued and outstanding class B share of Swift into one class A share of Swift (referred to as the “Swift Share Reclassification”), which would remain as the only class of common stock outstanding at the closing of the transaction, with each class A share of Swift having one vote (this proposal is referred to herein as the “Reclassification Proposal”);

•
immediately after the Swift Share Reclassification, consolidate, by means of a reverse stock split, each issued and outstanding class A share of Swift (including each class A share of Swift into which the class B shares of Swift were converted) into 0.720 of a class A share of Swift (this proposal is referred to herein as the “Reverse Stock Split Proposal”);

•
provide for the classification of Swift’s board of directors into three classes of directors with staggered terms of office (this proposal is referred to herein as the “Board Classification Proposal”);

•
provide that stockholders may take action by written consent, in lieu of holding a meeting, if such action is passed by a unanimous written consent signed by all stockholders entitled to vote (this proposal is referred to herein as the “Stockholder Written Consent Proposal”); and

•
provide for certain additional changes as shown in Annex B to the attached joint proxy statement/prospectus, including a change in Swift’s corporate name to “Knight-Swift Transportation Holdings Inc.” (this proposal is referred to herein as the “Additional Amendments Proposal,” with each of the Reclassification Proposal, the Reverse Stock Split Proposal, the Board Classification Proposal, the Stockholder Written Consent Proposal and the Additional Amendments Proposal referred to as a “Charter Amendment Proposal” and collectively as the “Charter Amendment Proposals”).

3.
Adjournment Proposal.   To consider and act upon a proposal to approve the adjournment of the Swift special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Share Issuance Proposal and the Charter Amendment Proposals if there are insufficient votes at the time of such adjournment to approve such proposals (this proposal is referred to herein as the “Swift Adjournment Proposal”).

The approval by Swift stockholders of the Share Issuance Proposal and the Charter Amendment Proposals is a condition to the completion of the transaction. If any of the Share Issuance Proposal or the Charter Amendment Proposals is not approved and the applicable condition in the merger agreement is not waived, the transaction will not be completed.
Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the Swift special meeting.
Holders of record of Swift shares at the close of business on July 12, 2017 are entitled to notice of, and to vote at, the Swift special meeting and any adjournments or postponements of the Swift special meeting.
To be approved, the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Swift special meeting by holders of class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes), assuming a quorum is present. To be approved, each Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes). To be approved, the Swift Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Swift special meeting by holders of class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes), assuming a quorum is present.
Your vote is important. Whether or not you expect to attend the Swift special meeting in person, we urge you to vote your Swift shares as promptly as possible by: (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your Swift shares may be represented and voted at the Swift special meeting. If your Swift shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.
Swift’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Share Issuance Proposal, “FOR” each of the Charter Amendment Proposals and “FOR” the Swift Adjournment Proposal.
By Order of the Board of Directors,

Mickey R. Dragash, Executive Vice President,
General Counsel and Corporate Secretary

August 9, 2017
Phoenix, Arizona

YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU EXPECT TO ATTEND THE SWIFT SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED SWIFT PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE SWIFT SPECIAL MEETING AND WISH TO VOTE YOUR SWIFT SHARES IN PERSON, YOU MAY DO SO AT ANY TIME PRIOR TO THE CLOSING OF THE POLLS AT THE SPECIAL MEETING. You may revoke your proxy or change your vote at any time before the Swift special meeting. If your Swift shares are held in the name of a bank, broker or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.
We urge you to read the accompanying joint proxy statement/prospectus, including all documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its annexes and exhibits carefully and in their entirety. If you have any questions concerning the merger agreement, the transaction, the adjournment vote, the Swift special meeting or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your Swift shares, please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Call Toll-Free: (888) 750-5834
Banks and Broker: (212) 750-5833
or
Swift Transportation Company
2200 South 75th Avenue
Phoenix, Arizona 85043
Attention: Investor Relations
Telephone: (602) 477-7052

ADDITIONAL INFORMATION
The accompanying joint proxy statement/prospectus incorporates by reference important business and financial information about Knight and Swift from other documents that are not included in or delivered with the accompanying joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into the accompanying joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
Knight Transportation, Inc. 20002 North 19th Avenue Phoenix, Arizona 85027 (800) 489-2000 Attn: Investor Relations	Swift Transportation Company 2200 South 75th Avenue Phoenix, Arizona 85043 (602) 269-9700 Attn: Investor Relations
or	or

Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor New York, New York 10036 (888) 785-6617 Email: KnightTrans@okapipartners.com	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Call Toll-Free: (888) 750-5834 Banks and Broker: (212) 750-5833
Investors may also consult the websites of Knight or Swift for more information concerning the merger and other transactions described in the accompanying joint proxy statement/prospectus. The website of Knight is www.knighttrans.com and the website of Swift is www.swifttrans.com. Information included on these websites is not incorporated by reference into the accompanying joint proxy statement/prospectus.
If you would like to request any documents, please do so by August 28, 2017, in order to receive them before the special meetings.
For a more detailed description of the information incorporated by reference in the accompanying joint proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information.”

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETINGS
The following are brief answers to certain questions that you may have regarding the merger agreement, the transaction, the Knight special meeting, the Swift special meeting and the consideration to be received in the transaction. You are urged to read carefully this entire joint proxy statement/prospectus because the information in this section may not provide all of the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes and exhibits to, and the documents incorporated by reference into, this joint proxy statement/prospectus. See “ Where You Can Find More Information.” Certain terms used in this joint proxy statement/prospectus are defined in the cover letters attached hereto.
Q:
What is the proposed transaction?

A:
On April 9, 2017, Knight and Swift entered into the merger agreement pursuant to which they agreed to a combination transaction after which their respective businesses would be operated separately under a single combined company.

The transaction will be implemented through several steps that will occur in immediate succession.
First, Swift’s certificate of incorporation will be amended. As a result of this amendment, all of the outstanding class B shares of Swift (each of which is currently entitled to two votes) will convert into an equal number of shares of class A shares of Swift (each of which is currently entitled to one vote) pursuant to the Swift Share Reclassification and immediately afterwards each outstanding class A share of Swift (including those class A shares into which the class B shares were converted) will be combined by means of a reverse stock split into 0.720 (referred to as the “share consolidation ratio”) of a class A share of Swift pursuant to the Reverse Stock Split. As part of the amendment to its certificate of incorporation, Swift will change its name to “Knight-Swift Transportation Holdings Inc.”, which will be the name of the combined company.
Immediately after the amendment to Swift’s certificate of incorporation, a direct wholly owned subsidiary of Swift will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company. In the merger, each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one (referred to as the “merger exchange ratio”) class A share of Swift, also referred to as a “combined company share” (such consideration being referred to as the “merger consideration”).
After consummation of the transaction, the Knight and Swift stockholders are expected to own approximately 46% and 54%, respectively, of the outstanding combined company shares. Following the completion of the transaction, there will be one class of combined company shares outstanding, which will be listed on the NYSE and is expected to trade under the symbol “KNX.”
Q:
Why am I receiving this joint proxy statement/prospectus?

A:
Each of Knight and Swift is sending these materials to its respective stockholders to help them decide how to vote their Knight shares or Swift shares, as the case may be, with respect to the matters to be considered at the Knight special meeting and the Swift special meeting, respectively.

Consummation of the transaction requires affirmative votes by both Knight and Swift stockholders. To obtain these required approvals, Knight will hold the Knight special meeting to ask its stockholders to approve the Knight Required Proposals, and Swift will hold the Swift special meeting to ask its stockholders to approve the Swift Required Proposals.
Further information about the Knight special meeting, the Swift special meeting and the transaction is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus constitutes both a joint proxy statement of Knight and Swift and a prospectus of Swift. It is a joint proxy statement because the Knight board of directors is soliciting proxies from its stockholders, and the Swift board of directors is soliciting proxies from its stockholders, using this joint proxy statement/prospectus. It is a prospectus because Swift, in connection with the merger agreement, is offering its class A shares (which will become combined company shares in the merger) in exchange for the outstanding Knight shares.

The enclosed proxy materials allow you to submit a proxy by telephone or vote your shares over the Internet without attending your respective company’s special meeting in person.
Your vote is very important. You are encouraged to submit your proxy by telephone or vote your shares over the Internet as soon as possible, even if you do plan to attend the Knight special meeting or the Swift special meeting in person.
Q:
What will Swift stockholders receive in the transaction?

A:
Immediately prior to the merger, (i) all of the outstanding class B shares of Swift will convert into an equal number of class A shares of Swift and (ii) immediately afterwards, each outstanding class A share of Swift will be combined by means of the Reverse Stock Split into 0.720 of a class A share of Swift, which will become combined company shares in the merger. No holder of class A shares of Swift will be issued fractional shares in the Reverse Stock Split. Each holder of class A shares of Swift subject to the Reverse Stock Split who would otherwise have been entitled to receive a fraction of a combined company share (after aggregating all shares held by such holder) will receive cash in an amount equal to the product of  (i) such fractional share interest and (ii) the closing price of a combined company share on the NYSE on the date the Reverse Stock Split occurs (or such other amount in cash as determined by the combined company board of directors to be equitable) (such amount of cash referred to as the “Swift fractional share consideration”).

Q:
What will Knight stockholders receive in the transaction?

A:
In the merger, each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one combined company share.

Q:
When will the transaction be consummated?

A:
The transaction is expected to be consummated during the third quarter of 2017. However, neither Knight nor Swift can predict the actual date on which the transaction will be consummated, or whether it will be consummated, because the transaction is subject to factors beyond each company’s control. See “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”

Q:
What are the conditions to the consummation of the transaction?

A:
In addition to approval of the Knight Required Proposals by Knight stockholders and approval of the Swift Required Proposals by Swift stockholders, consummation of the transaction is subject to the satisfaction or, to the extent permitted by applicable law, waiver of a number of other conditions. See “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”

Q:
What effect will the merger have on Knight and Swift?

A:
At the effective time of the merger, Merger Sub will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company. Following the consummation of the transaction, Knight shares will no longer be listed on the NYSE or any other stock exchange or quotation system, and Knight will cease to be a publicly traded company.

Swift shares, which will be combined company shares as of the consummation of the transaction, will continue to be registered and subject to reporting obligations under the Exchange Act following the consummation of the transaction. In the transaction, Swift will change its name to “Knight-Swift Transportation Holdings Inc.” The combined company shares will continue to be listed on the NYSE and are expected to trade under the symbol “KNX” following the transaction.
Q:
Who will serve as the directors and senior officers of the combined company?

A:
At the effective time of the merger, the board of directors of the combined company will consist of all of the directors of the Knight board of directors immediately prior to the closing and four of the directors of the Swift board of directors immediately prior to the closing. Jerry Moyes will initially be entitled to designate two directors reasonably acceptable to the board of directors of the combined company, one of whom must be independent, with his initial designees being Glenn Brown and Jerry Moyes. To be considered independent for this purpose, the designee must qualify as an “independent director” under both (a) the rules of the NYSE (which requires, for a director to be considered independent, that, among other things, the company’s board of directors must affirmatively determine the director has no material relationship with the company), and (b) Rule 10A-3 under the Exchange Act (which requires for a director to be independent that he or she not accept any consulting, advisory or other compensatory fee from, and not be an affiliated person of, the company). The remaining two directors were chosen by the Swift board of directors and will be Richard Dozer and David Vander Ploeg.
As of the closing of the transaction, Kevin Knight will be appointed as Executive Chairman of the board of directors of the combined company and Gary Knight will be appointed as Vice Chairman. The executive team of the combined company will be led by Kevin Knight as Executive Chairman, David Jackson as Chief Executive Officer and Adam Miller as Chief Financial Officer. Jerry Moyes will serve as a non-employee senior advisor to Kevin Knight and Gary Knight.
Q:
Who is entitled to vote?

A:
Knight:   The Knight board of directors has fixed the close of business on July 12, 2017 as the record date of the Knight special meeting (referred to as the “Knight record date”). If you were a holder of record of Knight shares as of the close of business on July 12, 2017, you are entitled to receive notice of and to vote at the Knight special meeting and any adjournments thereof.

Swift:   The Swift board of directors has fixed the close of business on July 12, 2017 as the record date of the Swift special meeting (referred to as the “Swift record date”). If you were a holder of record of Swift shares as of the close of business on July 12, 2017, you are entitled to receive notice of and to vote at the Swift special meeting and any adjournments thereof.
Q:
What are Knight stockholders being asked to vote on?

A:
At the Knight special meeting, Knight stockholders will be asked to approve the following items:

1.
the Knight Merger Proposal;

2.
the Knight Board Classification Proposal;

3.
the Knight Stockholder Written Consent Proposal;

4.
the Knight Adjournment Proposal; and

5.
the Knight Advisory Compensation Proposal.

Approval of the Knight Required Proposals is required for consummation of the transaction. Neither the approval of the Knight Adjournment Proposal nor the approval of the Knight Advisory Compensation Proposal is required for consummation of the transaction.
No other matters are intended to be brought before the Knight special meeting by Knight.
Q:
What vote is required to approve each proposal at the Knight special meeting?

A:
1.
Knight Merger Proposal:   Approval of the Knight Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Knight shares. For the Knight Merger Proposal, an abstention or a failure to vote will have the same effect as a vote cast “AGAINST” this proposal.

2.
Knight Board Classification Proposal:   Approval of the Knight Board Classification Proposal requires the affirmative vote of the holders of a majority of all votes cast by Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present. For the Knight Board Classification Proposal, an abstention or a failure to vote will not be counted as a vote in favor of or against this proposal.
3.
Knight Stockholder Written Consent Proposal:   Approval of the Knight Stockholder Written Consent Proposal requires the affirmative vote of the holders of a majority of all votes cast by Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present. For the Knight Stockholder Written Consent Proposal, an abstention or a failure to vote will not be counted as a vote in favor of or against this proposal.

4.
Knight Adjournment Proposal:   Approval of the Knight Adjournment Proposal requires the affirmative vote of the holders of a majority of all votes cast by Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present. For the Knight Adjournment Proposal, an abstention or a failure to vote will not be counted as a vote in favor of or against this proposal.

5.
Knight Advisory Compensation Proposal:   Approval of the Knight advisory compensation proposal requires the affirmative vote of the holders of a majority of all votes cast by Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present. For the Knight Advisory Compensation Proposal, an abstention or a failure to vote will not be counted as a vote in favor of or against this proposal.

Q:
How does the Knight board of directors recommend Knight stockholders vote?

A:
The Knight board of directors has determined that the merger agreement and the transaction are advisable, fair to, and in the best interests of, Knight and its stockholders, and has approved and adopted the merger agreement and the transaction. The Knight board of directors therefore unanimously recommends that the Knight stockholders vote their Knight shares:

1.
“FOR” the Knight Merger Proposal;

2.
“FOR” the Knight Board Classification Proposal;

3.
“FOR” the Knight Stockholder Written Consent Proposal;

4.
“FOR” the Knight Adjournment Proposal; and

5.
“FOR” the Knight Advisory Compensation Proposal.

Q:
Are there any risks about the transaction or Swift’s business that Knight stockholders should consider in deciding whether to vote on the Knight Proposals?

A:
Yes. Before making any decision on whether and how to vote, Knight stockholders are urged to read carefully and in its entirety the information contained in “Risk Factors” beginning on page 37 of this joint proxy statement/prospectus. Knight stockholders should also read and carefully consider the risk factors of Knight and Swift and the other risk factors that are incorporated by reference into this joint proxy statement/prospectus.

Q:
Do any of Knight’s directors or executive officers have interests in the transaction that may be different from, or in addition to, those of Knight stockholders?

A:
Yes. Knight’s directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of Knight stockholders. See “The Transaction — Interests of Knight’s Directors and Officers in the Transaction.” The members of the Knight board of directors were aware of and considered these interests, among other matters, in evaluating the merger agreement and the transaction, and in recommending that the Knight stockholders approve the Knight Proposals.

Q:
What are Swift stockholders being asked to vote on?

A:
At the Swift special meeting, Swift stockholders will be asked to approve the following items:

1.
the Share Issuance Proposal;

2.
five separate proposals to amend and restate Swift’s certificate of incorporation, including:

•
the Reclassification Proposal;

•
the Reverse Stock Split Proposal;

•
the Board Classification Proposal;

•
the Stockholder Written Consent Proposal; and

•
the Additional Amendments Proposal; and

3.
the adjournment of the Swift special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Share Issuance Proposal and the Charter Amendment Proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

The approval by Swift stockholders of the Share Issuance Proposal and the Charter Amendment Proposals is a condition to the completion of the transaction. If any of the Share Issuance Proposal or the Charter Amendment Proposals is not approved and the applicable condition in the merger agreement is not waived, the transaction will not be completed.
No other matters are intended to be brought before the Swift special meeting by Swift.
Q:
What vote is required to approve each proposal at the Swift special meeting?

A:
1.
Share Issuance Proposal:   To be approved, the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Swift special meeting by holders of class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes), assuming a quorum is present. For the Share Issuance Proposal, an abstention will have the same effect as a vote cast “AGAINST” this proposal and a failure to vote will not be counted as a vote in favor or against this proposal.

2.
Charter Amendment Proposals:   Approval of each Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share entitled to one vote per share and each class B share entitled to two votes per share). For each Charter Amendment proposal, an abstention or a failure to vote will have the same effect as a vote cast “AGAINST” such proposal.

3.
Swift Adjournment Proposal:   Approval of the Swift Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Swift special meeting by holders of class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes), assuming a quorum is present. For the Swift Adjournment Proposal, an abstention or a failure to vote will not be counted as a vote in favor of or against this proposal.

Q:
How does the Swift board of directors recommend Swift stockholders vote?

A:
The Swift board of directors has approved the merger agreement and determined that the merger agreement and the transaction are advisable and in the best interests of Swift and its stockholders. The Swift board of directors recommends that the Swift stockholders vote their Swift shares:

1.
“FOR” the Share Issuance Proposal;

2.
“FOR” the Reclassification Proposal;

3.
“FOR” the Reverse Stock Split Proposal;

4.
“FOR” the Board Classification Proposal;

5.
“FOR” the Stockholder Written Consent Proposal;

6.
“FOR” the Additional Amendments Proposal; and

7.
“FOR” the Swift Adjournment Proposal.

Q:
Are there any risks about the transaction or Knight’s business that Swift stockholders should consider in deciding whether to vote on the Swift Proposals?

A:
Yes. Before making any decision on whether and how to vote, Swift stockholders are urged to read carefully and in its entirety the information contained in “Risk Factors” beginning on page 37 of this joint proxy statement/prospectus. Swift stockholders should also read and carefully consider the risk factors of Knight and Swift and the other risk factors that are incorporated by reference into this joint proxy statement/prospectus.

Q:
Do any of Swift’s directors or executive officers have interests in the transaction that may be different from, or in addition to, those of Swift stockholders?

A:
Yes. Swift’s directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of Swift stockholders. See “The Transaction — Interests of Swift’s Directors and Officers in the Transaction.” The members of the Swift board of directors were aware of and considered these interests, among other matters, in evaluating the merger agreement and the transaction, and in recommending that the Swift stockholders approve the Swift Proposals.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please submit your proxy or voting instruction card for your Knight shares or Swift shares, as applicable, as soon as possible so that your shares will be represented at your respective company’s special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction card provided by your bank, broker or other nominee if your shares are held in “street name” through your bank, broker or other nominee.

Q:
How do I vote?

A:
If you are a stockholder of record of Knight as of the Knight record date, or a stockholder of record of Swift as of the Swift record date, you may submit your proxy before your respective company’s special meeting in one of the following ways:

1.
visit the website shown on your proxy card to submit your proxy via the Internet;

2.
call the toll-free number for telephone proxy submission shown on your proxy card; or

3.
complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

You may also cast your vote in person at your respective company’s special meeting.
If your shares are held in “street name,” through a bank, broker or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Please follow the voting instructions provided by your bank, broker or other nominee. “Street name” stockholders who wish to vote in person at the meeting will need to obtain a “legal proxy” from their bank, broker or other nominee.
Q:
How many votes do I have?

A:
Knight:   You are entitled to one vote for each Knight share that you owned as of the close of business on the Knight record date. As of the close of business on the Knight record date, 80,649,971 Knight shares were outstanding and entitled to vote at the Knight special meeting.

Swift:   You are entitled to one vote for each class A share of Swift and two votes for each class B share of Swift that you owned as of the close of business on the Swift record date. As of the close of business on the Swift record date, 84,170,417 class A shares (representing 84,170,417 votes) and 49,741,938 class B shares (representing 99,483,876 votes) were outstanding and entitled to vote at the Swift special meeting.

Q:
Are any Knight stockholders already committed to vote in favor of the Knight Required Proposals? Are any Swift stockholders already committed to vote in favor of the Swift Required Proposals?

A:
Knight:   Yes. Gary Knight and The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended, (collectively referred to as the “Gary Knight Supporting Stockholders”), who collectively hold approximately 6% of the issued and outstanding Knight shares, have entered into a voting and support agreement with Swift (referred to as the “Gary Knight Support Agreement”) and Kevin Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended, (collectively referred to as the “Kevin Knight Supporting Stockholders” and, together with the Gary Knight Supporting Stockholders, the “Knight Supporting Stockholders”), who collectively hold approximately 3.4% of the issued and outstanding Knight shares, have entered into a voting and support agreement with Swift (referred to as the “Kevin Knight Support Agreement” and, together with the Gary Knight Support Agreement, the “Knight Support Agreements”), in which they have agreed to vote their Knight shares in favor of the Knight Merger Proposal. The Knight Support Agreements were filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates and are incorporated by reference into this joint proxy statement/prospectus.

Swift:   Yes. Jerry Moyes, Vickie Moyes, the Jerry and Vickie Moyes Family Trust, and two of Mr. and Mrs. Moyes’ adult children (referred to, collectively, as the “Swift Supporting Stockholders”), who collectively hold approximately 55% of the voting power of the outstanding Swift shares, entered into a voting and support agreement with Knight (referred to as the “Swift Support Agreement”), in which they have agreed to vote their Swift shares in favor of the Swift Required Proposals. The Swift Support Agreement was filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates and is incorporated by reference into this joint proxy statement/prospectus.
Q:
What if I sell my Knight shares before the Knight special meeting, or I sell my Swift shares before the Swift special meeting?

A:
Knight:   If you transfer your Knight shares after the Knight record date but before the Knight special meeting, you will, unless you provide the transferee of your shares with a proxy, retain your right to vote at the Knight special meeting, but will have transferred the right to receive the merger consideration. In order to receive combined company shares as a result of the transaction, you must hold your Knight shares through the effective time of the merger.

Swift:   If you transfer your Swift shares after the Swift record date but before the Swift special meeting, you will, unless you provide the transferee of your shares with a proxy, retain your right to vote at the Swift special meeting, but will have transferred the right to receive 0.720 of a combined company share (and any cash in lieu of fractional shares) for each Swift share pursuant to the transaction. In order to receive combined company shares as a result of the transaction, you must hold your Swift shares through the effective time of the merger.
Q:
Should I send in my Knight stock certificates now?

A:
No. To the extent Knight stockholders have certificated shares, such Knight stockholders should keep their existing stock certificates at this time. After the merger is consummated, Knight stockholders will receive from the exchange agent a letter of transmittal and written instructions for exchanging their stock certificates for combined company shares.

The combined company will not issue stock certificates in respect of any combined company shares, except as required by law. Knight stockholders who are entitled to receive the merger consideration will receive combined company shares in book entry form.
Q:
Am I required to send in my Swift stock certificates?

A:
No. After the consummation of the transaction, stock certificates and book-entry shares that immediately prior to the transaction represented outstanding Swift shares will represent the number of combined company shares that the holders of such shares are entitled to receive with respect to such shares as a result of the transaction.

The combined company will not issue stock certificates in respect of any combined company shares, except as required by law. Combined company shares will be issued in book entry form.
Q:
When and where are the Knight special meeting and the Swift special meeting?

A:
Knight:   The Knight special meeting will be held at 20002 North 19th Avenue, Phoenix, Arizona 85027, at 9:00 a.m. (local time), on September 7, 2017.

Swift:   The Swift special meeting will be held at 2200 South 75th Avenue, Phoenix, Arizona 85043, at 9:00 a.m. (local time), on September 7, 2017.
Q:
What constitutes a quorum?

A:
Knight:   The presence of the holders of Knight shares representing a majority of the voting power of all issued and outstanding Knight shares and entitled to vote at the Knight special meeting, in person or represented by proxy, is necessary to constitute a quorum at the Knight special meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Because, as described below, it is expected that all proposals to be voted on at the Knight special meeting will be “non-routine” matters, broker non-votes (which are Knight shares held by banks, brokers or other nominees with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the bank, broker or other nominee does not have discretionary voting power on such proposal), if any, will not be counted as present and entitled to vote for purposes of determining a quorum.

Swift:   Stockholders who hold a majority of the voting power of the Swift shares issued and outstanding on the record date who are entitled to vote must be present in person or represented by proxy to constitute a quorum at the Swift special meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Because, as described below, it is expected that all proposals to be voted on at the Swift special meeting will be “non-routine” matters, broker non-votes (which are Swift shares held by banks, brokers or other nominees with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the bank, broker or other nominee does not have discretionary voting power on such proposal), if any, will not be counted as present and entitled to vote for purposes of determining a quorum.
Q:
If my shares are held in “street name” by a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:
If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your bank, broker or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Knight or Swift or by voting in person at your respective company’s special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Under the rules of the NYSE, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. Brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Knight special meeting and the Swift special meeting will be “non-routine” matters.
If you are a Knight stockholder and you do not instruct your bank, broker or other nominee on how to vote your shares:
•
your bank, broker or other nominee may not vote your shares on the Knight Merger Proposal, which will have the same effect as a vote “AGAINST” these proposals;

•
your bank, broker or other nominee may not vote your shares on the Knight Charter Amendment Proposals, the Knight Adjournment Proposal or the Knight Advisory Compensation Proposal, which will have no effect on the vote counts for these proposals; and

•
your shares will not be counted towards determining whether a quorum is present.

If you are a Swift stockholder and you do not instruct your bank, broker or other nominee on how to vote your shares:
•
your bank, broker or other nominee may not vote your shares on the Charter Amendment Proposals, which will have the same effect as a vote “AGAINST” these proposals;

•
your bank, broker or other nominee may not vote your shares on the Share Issuance Proposal or the Swift Adjournment Proposal, which will have no effect on the vote counts for these proposals; and

•
your shares will not be counted towards determining whether a quorum is present.

Q:
What if I do not vote?

A:
If you are a Knight stockholder and you fail to vote, fail to submit a proxy or fail to return a voting instruction card instructing your bank, broker or other nominee how to vote on the Knight Merger Proposal, or if you respond with an “abstain” vote on the Knight Required Proposals, this will have the same effect as a vote cast “AGAINST” the Knight Merger Proposal.

If you are a Knight stockholder and you fail to vote, fail to submit a proxy or fail to return a voting instruction card instructing your bank, broker or other nominee how to vote, or if you respond with an “abstain” vote on any of the Knight Proposals (other than the Knight Merger Proposal), this will have no effect on the vote count for such proposals.
If you fail to vote, fail to submit a proxy or fail to properly instruct your bank, broker or other nominee how to vote with respect to any of the Knight Proposals, your shares will not count towards determining whether a quorum is present. However, if you respond with an “abstain” vote on any of the Knight Proposals, or vote on one or more of the Knight Proposals, your shares will count towards determining whether a quorum is present.
If you are a Swift stockholder and you fail to vote, fail to submit a proxy or fail to return a voting instruction card instructing your bank, broker or other nominee how to vote, or if you respond with an “abstain” vote on any Charter Amendment Proposal, this will have the same effect as a vote cast “AGAINST” such Charter Amendment Proposal.
If you are a Swift stockholder and you fail to vote, fail to submit a proxy or fail to properly instruct your bank, broker or other nominee how to vote, or if you respond with an “abstain” vote on any of the Swift Proposals (other than the Charter Amendment Proposals), this will have no effect on the vote count for such proposals.
If you fail to vote, fail to submit a proxy or fail to properly instruct your bank, broker or other nominee how to vote with respect to any of the Swift Proposals, your shares will not count towards determining whether a quorum is present. However, if you respond with an “abstain” vote on any of the Swift Proposals, your shares will count towards determining whether a quorum is present.
An abstention occurs when a stockholder attends the applicable meeting in person and does not vote or returns a proxy or voting instruction card with an “abstain” vote.
Please note that if you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal (and you do not change your vote after delivering your proxy or voting instruction card), the Knight shares represented by your proxy will be voted “FOR” each Knight Proposal in accordance with the recommendation of the Knight board of directors, or the Swift shares represented by your proxy will be voted “FOR” each Swift Proposal in accordance with the recommendation of the Swift board of directors. See the Q&A below entitled “May I change my vote after I have delivered my proxy or voting instruction card?” for further information on how to change your vote.

Your vote is very important. Whether or not you plan to attend the Knight special meeting or the Swift special meeting, as applicable, please promptly complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet.
Q:
May I change my vote after I have delivered my proxy or voting instruction card?

A:
Knight:   As a Knight stockholder, you may change your vote or revoke a proxy at any time before your proxy is voted at the Knight special meeting. If you are a Knight stockholder of record, you can do this by:

•
sending a written notice of revocation that is received by Knight prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Knight special meeting, stating that you would like to revoke your proxy, to:

Secretary
Knight Transportation, Inc.
20002 North 19th Avenue
Phoenix, Arizona 85027
•
submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by Knight prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Knight special meeting; or

•
attending the Knight special meeting and voting in person.

Attending the Knight special meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail. If you wish to change your vote at the Knight special meeting, you must vote by ballot at such meeting to change your vote.
If you are a Knight stockholder whose shares are held in “street name” by a bank, broker or other nominee, you may revoke your proxy and vote your shares in person at the Knight special meeting only in accordance with applicable rules and procedures as employed by such bank, broker or other nominee. If your shares are held in an account at a bank, broker or other nominee, you should contact your bank, broker or other nominee to change your vote.
Swift:   As a Swift stockholder, you may change your vote or revoke a proxy at any time before your proxy is voted at the Swift special meeting. If you are a Swift stockholder of record, you can do this by:
•
sending a written notice of revocation that is received by Swift prior to 11:59 p.m. (U.S. Mountain Standard Time) on the day preceding the Swift special meeting, stating that you would like to revoke your proxy, to:

Corporate Secretary, Executive Vice President and General Counsel
Swift Transportation Company
2200 South 75th Avenue
Phoenix, Arizona 85043
•
submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by Swift prior to 11:59 p.m. (U.S. Mountain Standard Time) on the day preceding the Swift special meeting; or

•
attending the Swift special meeting and voting in person.

Attending the Swift special meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail. If you wish to change your vote at the Swift special meeting, you must vote by ballot at such meeting to change your vote.
If you are a Swift stockholder whose shares are held in “street name” by a bank, broker or other nominee, you may revoke your proxy and vote your shares in person at the Swift special meeting only in accordance with applicable rules and procedures as employed by such bank, broker or other nominee. If your shares are held in an account at a bank, broker or other nominee, you should contact your bank, broker or other nominee to change your vote.

Q:
What should I do if I receive more than one set of voting materials?

A:
Knight and Swift stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold Knight shares or Swift shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Knight shares or Swift shares and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Knight shares and Swift shares, you will receive one or more separate proxy cards or voting instruction cards for each company. Therefore, if you are a record holder, please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every Knight share and/or every Swift share that you own.

Q:
Where can I find the voting results of the Knight special meeting and the Swift special meeting?

A:
Preliminary voting results are expected to be announced at the Knight special meeting and the Swift special meeting and may be set forth in a press release of Knight or Swift after the Knight special meeting and the Swift special meeting, respectively. Final voting results for the Knight special meeting and the Swift special meeting are expected to be published in Current Reports on Form 8-K to be filed by Knight and Swift with the SEC within four business days after the Knight special meeting and the Swift special meeting, as applicable.

Q:
Are Knight stockholders entitled to dissenters’ rights?

A:
No. Under Arizona law, Knight stockholders will not be entitled to exercise any dissenters’ rights in connection with the transaction.

Q:
Are Swift stockholders entitled to appraisal rights?

A:
No. Swift stockholders are not entitled to appraisal rights under Delaware law in connection with the transaction.

Q:
What are the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders of Swift shares?

A:
A U.S. Holder (as defined under “Material U.S. Federal Income Tax Consequences”) of Swift shares generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional Swift share. A U.S. Holder’s aggregate tax basis in the Swift shares received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the Swift shares surrendered (excluding any portion of such basis that is allocated to a fractional Swift share), and such U.S. Holder’s holding period in the Swift shares received will include the holding period in the Swift shares surrendered.

Please review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences” for a more complete description of the material U.S. federal income tax consequences of the Reverse Stock Split. The tax consequences to you of the Reverse Stock Split will depend on your particular facts and circumstances. Please consult your own tax advisors as to the specific tax consequences to you of the Reverse Stock Split.
Q:
What are the material U.S. federal income tax consequences of the merger to U.S. Holders of Knight shares?

A:
Swift and Knight intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (referred to as the “Code”). It is a condition to Swift’s obligation to complete the merger that Swift receive an opinion from Kirkland & Ellis LLP (referred to as “Kirkland”), to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to Knight’s obligation to complete the merger that Knight receive an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP (referred to as “Fried Frank”), to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, U.S. Holders of Knight shares generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Knight shares for combined company shares in the merger.
Please review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences” for a more complete description of the material U.S. federal income tax consequences of the merger. The tax consequences to you of the merger will depend on your particular facts and circumstances. Please consult your own tax advisors as to the specific tax consequences to you of the merger.
Q:
What happens if the trading price of Knight shares or class A shares of Swift changes before the closing of the transaction?

A:
No change will be made to the merger exchange ratio or the share consolidation ratio if the trading price of Knight shares or class A shares of Swift changes before the closing of the transaction. Accordingly, the exact value of the combined company shares to be received by the Knight stockholders and the Swift stockholders in the transaction will depend in part on the trading prices of Knight shares and class A shares of Swift at the closing of the transaction.

Q:
What happens if the transaction is not consummated?

A:
If the transaction is not consummated, class B shares of Swift will not be subject to the Swift Share Reclassification, Swift shares will not be subject to the Reverse Stock Split and Knight stockholders will not receive the merger consideration for their Knight shares. Instead, Swift and Knight will remain independent public companies and the Knight shares and the class A shares of Swift will continue to be listed and traded on the NYSE. Under specified circumstances, Knight or Swift may be required to pay to, or be entitled to receive from, the other party a fee or reimbursement of expenses with respect to the termination of the merger agreement, as described under “The Transaction Agreements — Description of the Merger Agreement — Termination Fees and Expenses.”

Q:
Do I need identification to attend the Knight special meeting or Swift special meeting in person?

A:
Yes. Please bring proper identification, together with proof that you are a record owner of Knight shares or Swift shares. If your shares are held in “street name,” please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned Knight shares or Swift shares, as applicable, on the applicable record date.

Q:
Whom should I contact if I have any questions about the proxy materials or voting?

A:
If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should, if you are a Knight stockholder, contact Knight’s proxy solicitation agent and, if you are a Swift stockholder, contact Swift’s proxy solicitation agent.

Knight stockholders should contact Okapi Partners LLC, the proxy solicitation agent for Knight, at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. Knight stockholders may call Okapi Partners LLC toll-free at (888) 785-6617.
Swift stockholders should contact Innisfree M&A Incorporated, the proxy solicitation agent for Swift, at 501 Madison Avenue, 20th Floor, New York, New York 10022. Swift stockholders may call Innisfree M&A Incorporated collect at (212) 750-5833 or toll-free at (888) 750-5834.
Q:
Where can I find more information about Knight and Swift?

A:
You can find more information about Knight and Swift from the various sources described under “Where You Can Find More Information.”

SUMMARY
This summary highlights selected information included in this joint proxy statement/prospectus. You should read carefully this entire joint proxy statement/prospectus and its annexes and exhibits and the other documents referred to in this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you in determining how to vote. Additional important information about Knight and Swift is also contained in the annexes and exhibits to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see “Where You Can Find More Information.” Certain items in this summary include a page reference directing you to a more complete description of that item.
Parties to the Transaction
Knight Transportation, Inc.
Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the United States to serve customers throughout North America. In addition to operating one of the largest tractor fleets in the United States, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for Knight’s driving associates and successful business opportunities for independent contractors.
The principal executive offices of Knight are located at 20002 North 19th Avenue, Phoenix, Arizona 85027; its telephone number is (800) 489-2000; and its website is www.knighttrans.com. Information on this Internet web site is not incorporated by reference into or otherwise part of this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates important business and financial information about Knight from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Incorporation of Certain Documents by Reference.”
Swift Transportation Company
Swift Transportation Company originated in Phoenix, Arizona and operates a tractor fleet of approximately 18,000 units driven by company and owner-operator drivers. Swift operates more than 40 major terminals positioned near major freight centers and traffic lanes in the United States and Mexico. Swift offers customers the opportunity for “one-stop shopping” for their truckload transportation needs through a broad spectrum of services and equipment. Swift’s extensive suite of services includes general, dedicated and cross-border U.S./Mexico/Canada service, temperature-controlled, flatbed and specialized trailers, in addition to rail intermodal and non-asset based freight brokerage and logistics management services, making it an attractive choice for a broad array of customers.
The principal executive offices of Swift are located at 2200 South 75th Avenue, Phoenix, Arizona 85043; its telephone number is (800) 800-2200; and its website is www.swifttrans.com. Information on this Internet web site is not incorporated by reference into or otherwise part of this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates important business and financial information about Swift from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a list of the documents that are incorporated by reference, see “Incorporation of Certain Documents by Reference.”
Bishop Merger Sub, Inc.
Bishop Merger Sub, Inc. was incorporated in the State of Arizona on April 7, 2017, and is a direct wholly owned subsidiary of Swift. Merger Sub was formed solely for the purpose of completing the merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transaction.

The principal executive offices of Merger Sub are located at 2200 S. 75th Avenue, Phoenix, Arizona 85043; and its telephone number is (800) 800-2200.
The Transaction (See Page 63)
The terms and conditions of the transaction are contained in the merger agreement which is attached to this joint proxy statement/prospectus as Annex A. You should read the merger agreement carefully, as it is the legal document that governs the transaction.
Transaction Structure
Under the terms of the merger agreement, the businesses of Knight and Swift will be operated under a single holding company, the combined company.
The transaction will be implemented through several steps that will occur in immediate succession.
First, Swift’s certificate of incorporation will be amended. As a result of this amendment, all of the outstanding class B shares of Swift (each of which is currently entitled to two votes) will convert into an equal number of class A shares of Swift (each of which is currently entitled to one vote) and immediately afterwards each outstanding class A share of Swift (including those class A shares into which the class B shares were converted) will be combined by means of a reverse stock split into 0.720 of a class A share of Swift. As part of the amendment to its certificate of incorporation, Swift will change its name to “Knight-Swift Transportation Holdings Inc.”, which will be the name of the combined company.
Immediately after the amendment to Swift’s certificate of incorporation, Merger Sub will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company. In the merger, each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one combined company share.
After consummation of the transaction, Knight and Swift stockholders are expected to own approximately 46% and 54%, respectively, of the outstanding combined company shares. Knight shares currently trade on the NYSE under the symbol “KNX,” and class A shares of Swift currently trade on the NYSE under the symbol “SWFT.” Following the merger, there will be one class of combined company shares outstanding, which will be listed on the NYSE and is expected to trade under the symbol “KNX.”
Although the existing Knight and Swift businesses will continue to be operated separately after the consummation of the transaction, the financial results of these businesses will be reported on a consolidated basis in the consolidated financial statements of the combined company. While it has not yet been determined where the indebtedness of the businesses will eventually be held, it is anticipated that it will be serviced from the cash flows of both businesses, and that both companies will be obligors with respect to such indebtedness.
Treatment of Knight Equity-Based Awards (See Page 139)
At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement, outstanding Knight equity awards will be treated as follows:
•
Knight Stock Options.   Each Knight stock option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the merger will be assumed by the combined company and shall be automatically converted into an option to acquire the number of combined company shares equal to the number of Knight shares subject to such Knight stock options as of immediately prior to the effective time of the merger, with the exercise price per combined company share being equal to the exercise price per Knight share currently underlying Knight stock options. All other terms and conditions of the stock options shall remain the same.

•
Knight Restricted Stock Awards.   Each award of Knight restricted stock that is outstanding as of immediately prior to the effective time of the merger shall be assumed by the combined company and shall be automatically converted into a restricted stock award of combined company shares equal to the number of Knight shares subject to such Knight restricted stock award as of immediately prior to the effective time of the merger, and all other terms and conditions of the restricted stock award shall remain the same.
•
Knight Restricted Stock Unit Awards.   Each restricted stock unit award, whether vested or unvested, that corresponds to a number of Knight shares that is outstanding as of immediately prior to the effective time of the merger, shall be assumed by the combined company and shall be automatically converted into a restricted stock unit award of combined company shares equal to the number of Knight shares subject to such award as of immediately prior to the effective time of the merger, and all other terms and conditions of the restricted stock unit award shall remain the same.

•
Knight Performance Unit Awards.   Each performance unit award, whether vested or unvested, that is outstanding as of immediately prior to the effective time of the merger shall be assumed by the combined company and shall be automatically converted into a performance unit award of combined company shares equal to the number of Knight shares subject to such award as of immediately prior to the effective time of the merger, and all other terms and conditions of the performance unit award shall remain the same. Under the existing terms of the Knight performance unit awards, the performance unit awards will vest upon the consummation of the transaction. The final number of shares that vest pursuant to the performance unit awards will be determined based on Knight’s performance through the end of the calendar year during which the closing occurs, and the total shareholder return of our peer group of truckload carriers and logistics companies used for the grant, as of the closing date of the transaction.

Treatment of Swift Equity-Based Awards (See Page 139)
Except with respect to grants of new equity awards following the date of the merger agreement, pursuant to the terms and conditions of the award agreements governing the Swift stock options, Swift restricted stock awards, Swift restricted stock units and Swift performance share units, any unvested awards will vest (or restrictions will lapse, as applicable) in connection with the consummation of the transaction, effective on the closing of the merger:
•
Swift Stock Options.   At the effective time of the Reverse Stock Split (referred to as the “Reverse Split Time”), each outstanding vested and unvested Swift stock option shall be adjusted to be a Swift stock option to acquire (i) that number of whole Swift shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the number of Swift shares subject to such Swift stock option as of immediately prior to the Reverse Split Time by (B) the share consolidation ratio, (ii) at an exercise price per Swift share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per Swift share of such Swift stock option by (B) the share consolidation ratio.

•
Swift Restricted Stock Awards.   At the Reverse Split Time, each award of Swift shares subject to vesting, repurchase or other lapse restriction granted under a Swift plan and that will not by its terms vest as of the effective time of the merger, shall be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of Swift shares subject to such Swift award as of immediately prior to the Reverse Split Time by (ii) the share consolidation ratio. As of the effective time of the merger, by virtue of the merger and without any action on the part of the holders thereof, each Swift award that is outstanding as of immediately prior to the effective time of the merger (taking into account any accelerated vesting thereof as a result of the transaction) and that vests by its terms as of the effective time of the merger or that is otherwise vested shall entitle the holder thereof to a number of shares of Swift common stock (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift award as of immediately prior to the Reverse Split Time (without giving effect to the Reverse Stock Split) by (y) the share consolidation ratio (it being understood that any Swift award subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).

•
Swift Restricted Stock Units.   At the Reverse Split Time, each unvested Swift restricted stock unit that is outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the effective time of the merger, shall be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of Swift shares subject to such Swift restricted stock unit as of immediately prior to the Reverse Split Time by (ii) the share consolidation ratio. As of the effective time of the merger, by virtue of the merger and without any action on the part of the holders thereof, each Swift restricted stock unit that is outstanding as of immediately prior to the effective time of the merger (taking into account any accelerated vesting thereof as a result of the transaction) and that vests by its terms as of the effective time of the merger or that is otherwise vested shall entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift restricted stock unit as of immediately prior to the Reverse Split Time (without giving effect to the Reverse Stock Split) by (y) the share consolidation ratio (it being understood that any Swift restricted stock unit subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).

•
Swift Performance Share Units.   At the Reverse Split Time, each unvested Swift performance share unit that is outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the effective time of the merger, shall be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of Swift shares subject to such Swift performance share unit as of immediately prior to the Reverse Split Time by (ii) the share consolidation ratio. As of the effective time of the merger, by virtue of the merger and without any action on the part of the holders thereof, each Swift performance share unit that is outstanding as of immediately prior to the effective time of the merger (taking into account any accelerated vesting thereof as a result of the transaction) and that vests by its terms as of the effective time of the merger or that is otherwise vested shall entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift performance share unit as of immediately prior to the Reverse Split Time (without giving effect to the Reverse Stock Split) by (y) the share consolidation ratio (it being understood that any Swift performance share unit subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).

Litigation Relating to the Merger (See Page 132)
Following the announcement of the execution of the merger agreement, two putative stockholder class actions have been filed in the United States District Court for the District of Arizona. They each name as defendants Swift and its directors, and one action also names Knight. The class actions seek, among other things, an order enjoining completion of the merger or rescinding it to the extent it has already been implemented, damages and an award of costs and attorneys’ fees. For more information, see “The Transaction — Litigation Relating to the Merger.”
Board and Management of the Combined Company after the Transaction (See Page 118)
Upon the closing of the transaction, the board of directors of the combined company will consist of all of the directors of the Knight board of directors immediately prior to the closing and four of the directors of the Swift board of directors. Pursuant to the stockholders agreement entered into between Swift and the Swift Supporting Stockholders on April 9, 2017, in connection with the execution of the merger agreement, Jerry Moyes will initially be entitled to designate two directors reasonably acceptable to the combined company board of directors, one of whom must be independent, with his initial designees being Glenn Brown and Jerry Moyes (see “— Key Terms of the Transaction Agreements — Stockholders Agreements”). The remaining two directors were chosen by the Swift board of directors and will be Richard Dozer and David Vander Ploeg.
Upon the closing of the transaction, Kevin Knight will be appointed as Executive Chairman of the board of directors of the combined company, and Gary Knight will be appointed as Vice Chairman. The executive team of the combined company will be led by Kevin Knight as Executive Chairman, David Jackson as Chief Executive Officer and Adam Miller as Chief Financial Officer. Jerry Moyes will serve as a non-employee senior advisor to Kevin Knight and Gary Knight.
Knight’s Reasons for the Transaction; Recommendation of the Knight Board of Directors (See Page 76)
At a meeting held on April 9, 2017, the Knight board of directors, by a unanimous vote of all directors, determined that the merger agreement and the transaction were advisable, fair to and in the best interests of Knight and its stockholders, and approved the merger agreement and the transaction. The Knight board of directors unanimously recommends that the Knight stockholders vote “FOR” each of the resolutions to be considered at the Knight special meeting and described in this joint proxy statement/prospectus, including the Knight Required Proposals.
The Knight board of directors considered a number of factors in making its determination that the merger agreement and the transaction are advisable, fair to and in the best interests of Knight and its stockholders. For a more complete discussion of these factors, see “The Transaction — Knight’s Reasons for the Transaction; Recommendation of the Knight Board of Directors.”
Swift’s Reasons for the Transaction; Recommendation of the Swift Board of Directors (See Page 79)
After careful consideration, the Swift board of directors, by a unanimous vote of all directors, at a meeting held on April 9, 2017, approved the merger agreement and the transaction, including the Swift share issuance and the Swift charter amendment, and declared the merger agreement and the transaction, including the Swift share issuance and the Swift charter amendment, to be advisable and in the best interests of Swift and its stockholders.
The Swift board of directors unanimously recommends to Swift’s stockholders that they vote “FOR” the Share Issuance Proposal, “FOR” each of the Charter Amendment Proposals and “FOR” the Swift Adjournment Proposal.
For the factors considered by the Swift board of directors in reaching its decision to approve the merger agreement and the transaction, including the Share Issuance Proposal and the Charter Amendment Proposals, and to make the foregoing recommendations, see “The Transaction — Swift’s Reasons for the Transaction; Recommendations of the Swift Board of Directors.”
Opinion of Knight’s Financial Advisor (See Page 82)
Knight has retained Evercore Group L.L.C. (referred to as “Evercore”) to act as its financial advisor in connection with the transaction. On April 9, 2017, Evercore delivered to the Knight board of directors its oral opinion, subsequently confirmed by its delivery of a written opinion dated as of such date, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in its opinion, the merger consideration was fair, from a financial point of view, to the Knight stockholders entitled to receive such merger consideration pursuant to the merger agreement.
The full text of Evercore’s written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in delivering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The description of Evercore’s written opinion set forth in this joint proxy statement/prospectus under the caption “The Transaction — Opinion of Knight’s Financial Advisor” is qualified in its entirety by reference to the full text of such written opinion. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party, and such opinion is not intended to be, and does not constitute, a recommendation to the Knight board of directors or to any other person in respect of the transaction, including as to how any Knight stockholder should vote or act in respect of the transaction. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Knight board of directors, and was delivered to the Knight board of directors in connection with its evaluation of the fairness, from a financial point of view, of the merger consideration to the Knight stockholders entitled to receive such merger consideration pursuant to the merger agreement. The opinion did not address any other aspects or implications of the transaction.

Evercore’s opinion necessarily was based upon information made available to Evercore as of April 9, 2017 and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and could be evaluated on such date. Evercore undertook no obligation, and is under no obligation, to update, revise or reaffirm its opinion based on subsequent developments.
Opinion of Swift’s Financial Advisor (See Page 101)
In connection with the transaction, at the meeting of the Swift board of directors on April 9, 2017, Morgan Stanley & Co. LLC (referred to as “Morgan Stanley”) rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, to the Swift board of directors to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be paid by Swift pursuant to the merger agreement was fair, from a financial point of view, to Swift.
The full text of Morgan Stanley’s written opinion to the Swift board of directors, dated April 9, 2017, is attached to this joint proxy statement/prospectus as Annex D and is incorporated by reference in this joint proxy statement/prospectus in its entirety. Holders of Swift shares should read the opinion carefully and in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Swift board of directors and addressed only the fairness, from a financial point of view, as of the date of the opinion, to Swift of the merger consideration to be paid by Swift pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspects of the transaction, including the merger, and did not address the prices at which combined company shares would trade following completion of the merger or at any time. Morgan Stanley’s opinion did not and does not constitute a recommendation as to how any holder of Swift shares or Knight shares should vote at the stockholders’ meetings to be held in connection with the transaction. The summary of Morgan Stanley’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex D to this joint proxy statement/prospectus.
Key Terms of the Transaction Agreements (See Page 136)
Agreement and Plan of Merger
Conditions to the Completion of the Transaction (See Page 141)
As more fully described in this joint proxy statement/prospectus and as set forth in the merger agreement, the closing of the transaction depends on a number of conditions being satisfied or waived. These conditions include:
•
receipt of Swift stockholder approval of the Swift Required Proposals;

•
receipt of Knight stockholder approval of the Knight Required Proposals;

•
the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated by the U.S. Federal Trade Commission (referred to as the “FTC”) thereunder (referred to as the “HSR Act”), which was satisfied on May 1, 2017;

•
receipt of any required approval under the Federal Economic Competition Law of Mexico;

•
the absence of any temporary restraining order, injunction or other judgment, order or decree issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the transaction;

•
the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, registering the combined company shares to be issued to the Knight stockholders in the merger;

•
the listing on the NYSE of the combined company shares to be issued to the Knight stockholders in the merger, subject to official notice of issuance;

•
the accuracy of each party’s representations and warranties in the merger agreement (generally subject to a material adverse effect standard);

•
the performance in all material respects by each party of all obligations required to be performed by it under the merger agreement;

•
no material adverse effect with respect to the other party has occurred since the date of the merger agreement;

•
receipt by Swift of an officer’s certificate from Knight, and Knight of an officer’s certificate from Swift, certifying the accuracy of the respective party’s representations and warranties in the merger agreement (generally subject to a material adverse effect standard), the respective party’s performance in all material respects of its obligations under the merger agreement and the absence of a material adverse effect; and

•
receipt by Swift of an opinion from Kirkland, and Knight of an opinion from Fried Frank, each to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

If permitted under applicable law, either of Knight or Swift may waive a condition for its own respective benefit and consummate the transaction even though one or more of these conditions has not been satisfied. Knight and Swift cannot be certain when, or if, the conditions to the merger agreement will be satisfied or waived, or when or whether the transaction will be completed.
No Solicitation (See Page 150)
As more fully described in this joint proxy statement/prospectus and as set forth in the merger agreement, Knight and Swift have agreed, among other things:
•
not to solicit, initiate or knowingly encourage, induce or facilitate alternative acquisition proposals or any inquiry, proposal or offer that may be reasonably expected to lead to an alternative acquisition proposal from third parties;

•
not to furnish nonpublic information regarding itself or afford access to its business, properties, assets, books or records to, or otherwise cooperate in any way with, any third party that has made or is reasonably expected to make an alternative acquisition proposal; and

•
subject to certain exceptions, not to engage in any discussions or negotiations with any third parties regarding alternative acquisition proposals.

Prior to the time, in the case of Knight, that Knight receives stockholder approval of the Knight Required Proposals, or, in the case of Swift, that Swift receives stockholder approval of the Swift Required Proposals:
•
upon receipt by a party of an unsolicited acquisition proposal made after the date of the merger agreement, if such party’s board of directors determines that such acquisition proposal constitutes a superior proposal or is reasonably likely to lead to a superior proposal and that the failure to take certain actions would be inconsistent with its fiduciary duties to its stockholders under applicable law, such party may, subject to specified conditions and requirements, furnish nonpublic information to the person making the proposal and participate in discussions or negotiations with such person;

•
a party may, subject to compliance with certain obligations set forth in the merger agreement, including the payment of a termination fee to the other party, terminate the merger agreement to enter into a definitive agreement providing for a superior proposal in accordance with the merger agreement, subject to delivering the other party three business days’ notice and negotiating in good faith with the other party during such period to make changes to the merger agreement so that such superior proposal is no longer superior or, in the case of an intervening event, a change in the recommendation is no longer necessary; and
•
the board of directors of either party may change its recommendation to its stockholders in response to an intervening event or a superior proposal if such board of directors determines that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to its stockholders under applicable law, subject in each case to delivering the other party three business days’ notice and negotiating in good faith with the other party during such period to make changes to the merger agreement so that, in the case of a superior proposal, such superior proposal is no longer superior or, in the case of an intervening event, a change in the recommendation is no longer necessary.

Subject to the parties’ rights to terminate the merger agreement, each party has agreed to submit the transaction in the manner described in this joint proxy statement/prospectus to a vote of its stockholders for approval notwithstanding any change in recommendation by its board of directors.
Termination of the Merger Agreement (See Page 156)
The merger agreement may be terminated at any time prior to the closing in any of the following ways:
•
by mutual consent of Knight and Swift;

•
by either Knight or Swift:

•
if the transaction has not been consummated on or before the “outside date,” which is January 18, 2018;

•
if any court of competent jurisdiction or other governmental entity shall have issued a final and nonappealable judgment, order, injunction, rule, law or decree, or taken any action, restraining, enjoining or otherwise prohibiting any of the Swift charter amendment, the Swift share issuance or the merger;

•
if, after completion of the Knight special meeting (including any adjournment or postponement thereof), the Knight stockholders have not approved the Knight Required Proposals;

•
if, after completion of the Swift special meeting (including any adjournment or postponement thereof), the Swift stockholders have not approved the Swift Required Proposals; or

•
if there has been an uncured breach by the other party of any of the representations and warranties or covenants of the other party in the merger agreement and as a result of such breach the related closing conditions cannot be satisfied and such breach cannot be cured by or has not been cured by the earlier of  (x) the outside date and (y) 30 days following notice of such breach;

•
by Knight:

•
if the Swift board of directors has made a change of recommendation in favor of the transaction; or

•
prior to the approval of the Knight Required Proposals by Knight’s stockholders, if the Knight board of directors determines to enter into a definitive agreement providing for a superior proposal, so long as Knight complies with certain notice and other requirements set forth in the merger agreement, including the payment of the termination fee;

•
by Swift:

•
if the Knight board of directors has made a change of recommendation in favor of the transaction; or

•
prior to the approval of the Swift Required Proposals by Swift’s stockholders, if the Swift board of directors determines to enter into a definitive agreement providing for a superior proposal, so long as Swift complies with certain notice and other requirements set forth in the merger agreement, including the payment of the termination fee.

Termination Fee (See Page 158)
The merger agreement provides for certain termination rights for both Knight and Swift. Upon termination of the merger agreement under certain specified circumstances, Swift may be required to pay Knight a termination fee of  $89.1 million and Knight may be required to pay Swift a termination fee of $75.3 million. In addition, if the merger agreement is terminated because of a failure of either Knight’s or Swift’s stockholders to approve the transaction, such party may be required to reimburse the other party for expenses incurred in connection with the merger agreement, in an amount not to exceed $10 million.
Knight would be required to pay Swift a $75.3 million termination fee if:
•
prior to the approval of the Knight Merger Proposal by Knight’s stockholders, Knight terminates the merger agreement to enter into a definitive agreement to accept a superior proposal;

•
Knight’s board of directors changes its recommendation in favor of the transaction; and as a result, Swift terminates the merger agreement;

•
Knight consummates an alternative business combination transaction within one year after termination of the merger agreement or enters into an agreement for such a transaction within one year after termination of the merger agreement; and

•
an acquisition proposal in respect of Knight is made directly to Knight’s stockholders, Knight or the Knight board of directors or is otherwise publicly disclosed (and not withdrawn) at or prior to Knight’s special meeting and the merger agreement is terminated due to the failure of Knight’s stockholders to approve the Knight proposal; or

•
the merger agreement is terminated by Swift due to an uncured breach by Knight of any of its representations and warranties or covenants in the merger agreement and as a result of such breach the related closing conditions cannot be satisfied, and such breach cannot be cured by the earlier of  (x) the outside date and (y) 30 days following notice of such breach and an acquisition proposal in respect of Knight is made directly to Knight’s stockholders, Knight or the Knight board of directors or is otherwise publicly disclosed (and not withdrawn) prior to such termination.

The merger agreement also requires Knight to reimburse Swift for expenses in an aggregate amount not to exceed $10 million if Swift terminates the merger agreement because, after completion of the Knight special meeting (including any adjournment or postponement thereof), the Knight stockholders have not approved the Knight Merger Proposal.
Swift would be required to pay Knight an $89.1 million termination fee if:
•
prior to the approval of the Swift Required Proposals by Swift stockholders, Swift terminates the merger agreement to enter into a definitive agreement to accept a superior proposal;

•
Swift’s board of directors changes its recommendation in favor of the transaction; and as a result, Knight terminates the merger agreement;

•
Swift consummates an alternative business combination transaction within one year after termination of the merger agreement or enters into an agreement for such a transaction within one year after termination of the merger agreement; and

•
an acquisition proposal in respect of Swift is made directly to Swift’s stockholders, Swift or the Swift board of directors or is otherwise publicly disclosed (and not withdrawn) at or prior to Swift’s special meeting and the merger agreement is terminated due to the failure of Swift’s stockholders to approve the Swift Required Proposals; or

•
the merger agreement is terminated by Knight due to an uncured breach by Swift of any of its representations and warranties or covenants in the merger agreement and as a result of such breach the related closing conditions cannot be satisfied, and such breach cannot be cured by the earlier of  (x) the outside date and (y) 30 days following notice of such breach and an acquisition proposal in respect of Swift is made directly to Swift’s stockholders, Swift or the Swift board of directors or is otherwise publicly disclosed (and not withdrawn) prior to such termination.

The merger agreement also requires Swift to reimburse Knight for expenses in an aggregate amount not to exceed $10 million if Knight terminates the merger agreement because, after completion of the Swift special meeting (including any adjournment or postponement thereof), the Swift stockholders have not approved the Swift Required Proposals.
Listing of Combined Company Shares (Page 132)
Pursuant to the merger agreement, Swift has agreed to use its reasonable best efforts to cause the combined company shares to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger. It is expected that, following the merger, the combined company shares will be listed on the NYSE and trade under the symbol “KNX.”
Delisting and Deregistration of Knight Shares (Page 132)
Following the merger, Knight shares will be delisted from the NYSE, deregistered under the Exchange Act and cease to be publicly traded.
Support Agreements
On April 9, 2017, the Swift Supporting Stockholders, who collectively hold approximately 55% of the voting power of the outstanding Swift shares, entered into the Swift Support Agreement with Knight. The Swift Support Agreement requires that the Swift Supporting Stockholders vote their Swift shares to approve the transaction and take certain other actions in furtherance of the transaction, including voting the Swift shares such parties then hold against an alternative acquisition proposal. The Swift Support Agreement and the obligations thereunder terminate upon a termination of the merger agreement, including in the event the board of directors of Swift elects to terminate the merger agreement to pursue an unsolicited superior proposal or if Knight elects to terminate the merger agreement after the board of directors of Swift changes its recommendation in respect of the transaction. The Swift Support Agreement and the obligations thereunder may also terminate if Swift does not obtain Jerry Moyes’ written consent prior to certain amendments to the merger agreement, the Knight Stockholder Agreements, the Knight Support Agreements and certain other transaction documents. Upon termination of the merger agreement and the Swift Support Agreement under certain specified circumstances, Jerry Moyes may be required to pay a termination fee of  $25 million to Knight.
On April 9, 2017, the Knight Supporting Stockholders entered into the Knight Support Agreements with Swift. The Knight Support Agreements require that the Knight Supporting Stockholders vote their Knight shares to approve the merger and take certain other actions in furtherance of the transaction, including voting the Knight shares such parties then hold against an alternative acquisition proposal. The Knight Support Agreements and the obligations thereunder terminate upon the earlier of  (i) the effective time of the merger and (ii) the termination of the merger agreement, including in the event the board of directors of Knight elects to terminate the merger agreement to pursue an unsolicited superior proposal or if Swift elects to terminate the merger agreement after the board of directors of Knight changes its recommendation in respect of the merger.
Stockholders Agreements
On April 9, 2017, Swift entered into stockholders agreements with the Gary Knight Supporting Stockholders (referred to as the “Gary Knight Stockholders Agreement”), the Kevin Knight Supporting Stockholders (referred to as the “Kevin Knight Stockholders Agreement” and together with the Gary Knight Stockholders Agreement the “Knight Stockholders Agreements”) and the Swift Supporting Stockholders (referred to as the “Swift Stockholders Agreement”), each of which become effective upon the consummation of the transaction.

Under the Swift Stockholders Agreement, Jerry Moyes, or a successor appointed by the Swift Supporting Stockholders, will have the right to designate for nomination by the board of directors of the combined company up to two nominees for election as directors of the combined company, one of whom must be independent (as defined in the Swift Stockholders Agreement). Under the Swift Stockholders Agreement, to be independent for this purpose, a designee must qualify as an “independent director” under both (a) the rules of the NYSE (which requires, for a director to be considered independent, that, among other things, the company's board of directors must affirmatively determine the director has no material relationship with the company), and (b) Rule 10A-3 under the Exchange Act (which requires for a director to be independent that he or she not accept any consulting, advisory or other compensatory fee from, and not be an affiliated person of, the company). If the Swift Supporting Stockholders’ collective voting power falls below 12.5% of the outstanding capital stock of the combined company, then the number of directors that Jerry Moyes, or a successor appointed by the Swift Supporting Stockholders, may designate is reduced to one. To the extent the Swift Supporting Stockholders have voting power over more than 12.5% of the combined company’s outstanding capital stock, the Swift Supporting Stockholders have agreed to vote such excess as directed by a committee initially consisting of Jerry Moyes, Kevin Knight and Gary Knight, with each committee member entitled to appoint his respective successor, subject to the approval of certain directors of the combined company. Under the Swift Stockholders Agreement, the Swift Supporting Stockholders are subject to certain standstill provisions providing that they will not, among other things, (i) increase the percentage of the combined company shares beneficially owned by them, collectively, by more than two percentage points above their ownership level as of the effective time of the merger, (ii) effect or seek any merger, takeover, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with or involving the combined company or any of its subsidiaries, (iii) make, or in any way participate in, any solicitation of proxies to vote any combined company shares or to take stockholder action by written consent, (iv) commence litigation against the combined company or any of its subsidiaries (other than with respect to contracts and director and officer indemnification rights) or (v) publicly disparage the combined company. The standstill provisions are subject to certain exceptions, including exceptions for certain amendments and refinancings of the Swift Supporting Stockholders’ current pledging and hedging arrangements. The board designation rights and standstill provisions cease if the Swift Supporting Stockholders’ beneficial ownership falls below 5% of the outstanding shares of capital stock of the combined company, with the standstill provisions coming back into effect if the Swift Supporting Stockholders’ beneficial ownership subsequently equals or exceeds 5% of the outstanding shares of capital stock of the combined company.
Under the Gary Knight Stockholders Agreement and the Kevin Knight Stockholders Agreement, the Gary Knight Supporting Stockholders and the Kevin Knight Supporting Stockholders are subject to certain standstill provisions providing that they will not, among other things, (i) acquire more than 15% of the voting power of the combined company, (ii) effect or seek any merger, takeover, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with or involving the combined company or any of its subsidiaries, (iii) make, or in any way participate in, any solicitation of proxies to vote any shares or to take stockholder action by written consent, (iv) commence litigation against the combined company or any of its subsidiaries (other than with respect to contracts and director and officer indemnification rights) or (v) publicly disparage the combined company. These standstill provisions are subject to certain exceptions and cease if the Gary Knight Supporting Stockholders’ or the Kevin Knight Supporting Stockholders’ beneficial ownership falls below 5% of the outstanding shares of the combined company.
Moyes Letter Agreement
On April 9, 2017, Swift and Jerry Moyes entered into a letter agreement (referred to as the “Moyes letter agreement”), which will become effective as of the effective time of the merger and at that time will amend and restate the letter agreement Swift entered into with Mr. Moyes on September 8, 2016 (referred to as the “Prior Agreement”). Commencing at the effective time of the merger through December 31, 2019, which may be extended for one-year periods thereafter upon mutual agreement of the parties, Mr. Moyes will serve in the non-executive consulting role of Senior Advisor to the Executive Chairman and the Vice Chairman of the combined company. In accordance with the Prior Agreement, Mr. Moyes will continue to receive compensation of  $200,000 per month during the term of the agreement, will continue to vest in his outstanding stock options and will continue to vest in his outstanding performance equity awards, as if his employment continued on the date of the Prior Agreement. The Moyes letter agreement also includes certain release, confidentiality, non-competition and non-solicitation provisions.
Regulatory Approvals Required for the Merger (See Page 131)
United States Antitrust
Under the HSR Act, the merger cannot be consummated until, among other things, notifications have been given and certain information has been provided to the FTC and the Antitrust Division of the Department of Justice (referred to as the “Antitrust Division”) and all applicable waiting periods have expired or been terminated.
On April 21, 2017, each of Knight and Swift filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Antitrust Division and the FTC. On May 1, 2017, Knight and Swift received early termination of the HSR Act waiting period.
Mexican Regulatory Approvals
The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of Mexico. Knight and Swift filed applications to obtain the necessary Mexican regulatory clearances on May 12, 2017, and the Comisión Federal de Competencia Económica approved the transaction without conditions on June 26, 2017. Although Knight and Swift believe that they will be able to obtain the requisite regulatory clearances in a timely manner, they cannot be certain when or if they will do so, or if any clearances will contain terms, conditions or restrictions that will be detrimental to or adversely affect Knight, Swift or their respective subsidiaries after the consummation of the transaction.
These regulatory approvals are discussed under “The Transaction — Regulatory Approvals Required for the Merger.”
Accounting Treatment (See Page 131)
The combined company will account for the transaction using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (referred to as “GAAP”). GAAP requires that one of Knight or Swift be designated as the acquirer for accounting purposes. Based on the evidence available, Knight will be treated as the acquiring entity for accounting purposes. In identifying Knight as the acquiring entity, the companies took into account the structure of the transaction, the composition of the combined company’s board of directors and the designation of certain senior management positions of the combined company, among others. Accordingly, the historical financial statements of Knight will become the historical financial statements of the combined company.
The combined company will measure Swift’s assets acquired and liabilities assumed at their fair values, including net tangible and identifiable intangible assets acquired and liabilities assumed, as of the closing of the transaction. Any excess of the purchase price over those fair values will be recorded as goodwill.
Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present.
The allocation of purchase price reflected in the unaudited pro forma combined financial statements is based on preliminary estimates using assumptions Knight management and Swift management believe are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed.
Material U.S. Federal Income Tax Consequences (See Page 133)
The Reverse Stock Split
A U.S. Holder (as defined under “Material U.S. Federal Income Tax Consequences”) of Swift shares generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional Swift share. A U.S. Holder’s aggregate tax basis in the Swift shares received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the Swift shares surrendered (excluding any portion of such basis that is allocated to a fractional Swift share), and such U.S. Holder’s holding period in the Swift shares received will include the holding period in the Swift shares surrendered.
The Merger
Swift and Knight intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Swift’s obligation to complete the merger that Swift receive an opinion from Kirkland, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to Knight’s obligation to complete the merger that Knight receive an opinion from Fried Frank, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, U.S. Holders of Knight shares generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Knight shares for combined company shares in the merger.
Please review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences” for a more complete description of the material U.S. federal income tax consequences of the Reverse Stock Split and of the merger.
Interests of Knight’s Directors and Officers in the Transaction (See Page 122)
In considering the recommendation of the Knight board of directors, Knight stockholders should be aware that certain of Knight’s executive officers and directors have interests in the transaction that may be different from, or in addition to, those of Knight’s stockholders generally. These interests may present such executive officers and directors with actual or potential conflicts of interest. The Knight board of directors was aware of these interests during its deliberations on the merits of the transaction and in deciding to recommend that Knight stockholders vote for the Knight Merger Proposal. For additional information on the interests of Knight’s directors and officers in the transaction, see “The Transaction — Interests of Knight’s Directors and Officers in the Transaction.”
Interests of Swift’s Directors and Officers in the Transaction (See Page 123)
In considering the recommendation of the Swift board of directors, Swift stockholders should be aware that certain of Swift’s executive officers and directors have interests in the transaction that may be different from, or in addition to, those of Swift’s stockholders generally. These interests may present such executive officers and directors with actual or potential conflicts of interest. The Swift board of directors was aware of these interests during its deliberations on the merits of the transaction and in deciding to recommend that Swift stockholders vote for the Swift merger proposal. For additional information on the interests of Swift’s directors and officers in the transaction, see “The Transaction — Interests of Swift’s Directors and Officers in the Transaction.”
Voting by Knight’s Directors and Executive Officers (See Page 49)
As of the record date for the Knight special meeting, approximately 9.7% of the outstanding Knight shares was held by the directors and executive officers of Knight. For additional information regarding the votes required to approve the proposals to be voted on at the Knight special meeting, see “The Knight Special Meeting — Required Vote.” Knight currently expects that the directors and executive officers of Knight will vote their Knight shares in favor of the Knight Required Proposals, although, other than the Knight Supporting Stockholders, none has entered into any agreements obligating them to do so. Pursuant to the Knight voting agreements, the Knight Supporting Stockholders, which owned approximately 9.4% of the outstanding Knight shares as of the date of the merger agreement, agreed to vote their shares in favor of the Knight Required Proposals. For additional information regarding the Knight Support Agreements, see “The Transaction Agreements — Description of the Knight Support Agreements.”
Voting by Swift’s Directors and Executive Officers (See Page 55)
As of the record date for the Swift special meeting, approximately 13.1% of the outstanding class A shares of Swift was held by Swift directors and executive officers and their affiliates and approximately

97.8% of the outstanding class B shares of Swift was held by the Swift Supporting Stockholders. Swift currently expects that the directors and executive officers of Swift will vote their class A shares of Swift and class B shares of Swift, as applicable, in favor of the Share Issuance Proposal and each of the Charter Amendment Proposals, although, other than the Swift Supporting Stockholders, none has entered into any agreements obligating them to do so. The Swift Supporting Stockholders, representing approximately 55% of the total voting power of the outstanding Swift shares, have agreed to vote in favor of the Share Issuance Proposal and each of the Charter Amendment Proposals, pursuant to the terms and conditions of the Swift Support Agreement. For more information, see “The Transaction Agreements — Description of the Swift Support Agreement.”
No Dissenters’ or Appraisal Rights (See Page 138)
Under Arizona law, Knight stockholders will not be entitled to exercise any dissenters’ rights in connection with the transaction.
Swift stockholders will not be entitled to appraisal rights under Delaware law in connection with the transaction.
Comparison of Stockholder Rights (See Page 182)
As a result of the merger, the holders of Knight shares will become holders of combined company shares, and their rights will be governed by Delaware law (instead of Arizona law) and by the certificate of incorporation and bylaws of the combined company (instead of the restated articles of incorporation of Knight (referred to as the “Knight Articles of Incorporation”) or the amended and restated bylaws of Knight (referred to as the “Knight Bylaws”)). Following the merger, former Knight stockholders will have different rights as combined company stockholders than they had as Knight stockholders.
Also, upon consummation of the transaction, the rights of Swift stockholders will be governed by the combined company’s certificate of incorporation, which will be Swift’s certificate of incorporation as amended in connection with the transaction. Following the transaction, former Swift stockholders will have different rights as combined company stockholders than they had as Swift stockholders.
Risk Factors (See Page 37)
In deciding how to vote your Knight shares or Swift shares, you should read carefully this entire joint proxy statement/prospectus, including the documents incorporated by reference herein and the annexes and exhibits hereto, and in particular, you should read the “Risk Factors” section beginning on page 37 of this joint proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KNIGHT
Set forth below are selected consolidated financial data for Knight. The financial data as of December 31, 2016 and December 31, 2015 and for the years ended December 31, 2016, December 31, 2015 and December 31, 2014 are derived from Knight’s audited financial statements that are incorporated by reference into this joint proxy statement/prospectus from Knight’s Annual Report on Form 10-K for the year ended December 31, 2016. The financial data as of December 31, 2014, December 31, 2013 and December 31, 2012 and for the years ended December 31, 2013 and December 31, 2012 are derived from the audited financial statements of Knight, which financial statements are not included in or incorporated by reference into this joint proxy statement/prospectus. The financial data as of June 30, 2017 and for the six months ended June 30, 2017 and June 30, 2016 are derived from Knight’s unaudited financial statements that are incorporated by reference into this joint proxy statement/prospectus from Knight’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. The financial data as of June 30, 2016 are derived from Knight’s unaudited financial statements from Knight’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, which is not incorporated by reference into this joint proxy statement/prospectus. Knight’s management believes that Knight’s unaudited consolidated financial statements have been prepared on a basis consistent with its audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the results for each interim period.
The financial statement data provided below is only a summary, and you should read it in conjunction with the historical consolidated financial statements of Knight and the related notes contained in its annual and quarterly reports and the other information that Knight has previously filed with the SEC and which is incorporated into this joint proxy statement/prospectus by reference. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Amounts below are presented in thousands, except per share amounts.
	For the Six Months Ended June 30,		For the Years Ended December 31,
Statements of Income Data:	2017	2016	2016	2015	2014(1)	2013	2012
Total revenue	$544,425	$548,406	$1,118,034	$1,182,964	$1,102,332	$969,237	$936,036
Operating expenses	493,377	471,598	969,555	1,004,964	939,610	855,328	827,769
Income from operations	51,048	76,808	148,479	178,000	162,722	113,909	108,267
Interest income & other income	1,511	3,389	5,248	9,502	9,838	3,257	1,967
Interest expense	(136)	(559)	(897)	(998)	(730)	(462)	(457)
Income before income taxes	52,423	79,638	152,830	186,504	171,830	116,704	109,777
Net income	33,365	48,683	95,238	118,457	104,021	70,024	64,763
Net income attributable to Knight(2)	32,847	47,935	93,863	116,718	102,862	69,282	64,117
Basic earnings per share	0.41	0.60	1.17	1.43	1.27	0.87	0.80
Diluted earnings per share	0.40	0.59	1.16	1.42	1.25	0.86	0.80

(1)
Knight acquired 100% of the outstanding stock of Barr-Nunn Transportation, Inc. (referred to as “Barr-Nunn”) on October 1, 2014 and therefore, the operating results of Knight include the operating results of Barr-Nunn for periods after October 1, 2014.

(2)
Knight adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting during the fourth quarter of 2016. The adoption of this standard resulted in the recognition of  $1.8 million of excess tax benefits to the income tax provision for the year ended December 31, 2016. Net income and shares outstanding data for the six months ended June 30, 2016 are presented as if the ASU was adopted at the beginning of 2016.

	As of June 30,		As of December 31,
Balance Sheet Data:	2017	2016	2016	2015	2014(1)	2013	2012
Working capital	$180,236	$117,754	$111,541	$164,090	$145,667	$101,768	$109,274
Total assets	1,099,408	1,086,794	1,078,525	1,120,232	1,082,285	807,121	728,512
Total debt(2)	—	60,000	18,000	112,000	134,400	38,000	80,000
Cash dividend per Knight share(3)	0.12	0.12	0.24	0.24	0.24	0.24	0.74
Knight Transportation stockholders’ equity	816,345	746,572	786,473	738,398	677,760	553,588	490,232

(1)
Knight acquired 100% of the outstanding stock of Barr-Nunn on October 1, 2014 and therefore, the operating results of Knight include the operating results of Barr-Nunn for periods after October 1, 2014.

(2)
Includes amounts outstanding that were borrowed under Knight’s existing line of credit, which is classified as a long-term liability under this line item.

(3)
In addition to the quarterly dividend paid in each year, Knight declared and paid a special dividend of $0.50 in the fourth quarter of 2012.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SWIFT
Set forth below are selected consolidated financial data for Swift. The financial data as of December 31, 2016 and December 31, 2015 and for the years ended December 31, 2016, December 31, 2015 and December 31, 2014 are derived from Swift’s audited financial statements that are incorporated by reference into this joint proxy statement/prospectus from Swift’s Annual Report on Form 10-K for the year ended December 31, 2016. The financial data as of December 31, 2014, December 31, 2013 and December 31, 2012 and for the years ended December 31, 2013 and December 31, 2012 are derived from the audited financial statements of Swift, which financial statements are not included in or incorporated by reference into this joint proxy statement/prospectus. The financial data as of June 30, 2017 and for the six months ended June 30, 2017 and June 30, 2016 are derived from Swift’s unaudited financial statements that are incorporated by reference into this joint proxy statement/prospectus from Swift’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. The financial data as of June 30, 2016 are derived from Swift’s unaudited financial statements from Swift’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, which is not incorporated by reference into this joint proxy statement/prospectus. Swift’s management believes that Swift’s unaudited consolidated financial statements have been prepared on a basis consistent with its audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the results for each interim period.
The financial statement data provided below is only a summary, and you should read it in conjunction with the historical consolidated financial statements of Swift and the related notes contained in its annual and quarterly reports and the other information that Swift has previously filed with the SEC and which is incorporated into this joint proxy statement/prospectus by reference. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Amounts below are presented in thousands, except per share amounts.
	For the Six Months Ended June 30,		For the Years Ended December 31,
Statements of Income Data:(1)	2017	2016	2016	2015	2014	2013	2012
Operating revenue	$1,956,889	$1,979,677	$4,031,517	$4,229,322	$4,298,724	$4,118,195	$3,976,085
Operating income	67,746	126,688	242,012	370,104	370,070	356,959	351,816
Interest and derivative interest expense	14,383	16,161	30,598	42,322	86,559	103,386	127,150
Income before income taxes	49,496	110,784	214,969	316,786	250,626	256,404	201,701
Net income	31,504	74,801	149,267	197,577	161,152	155,422	140,087
Diluted earnings per share	0.23	0.55	1.10	1.38	1.12	1.09	1.00
	As of June 30,		As of December 31,
Balance Sheet Data:(1)	2017	2016	2016	2015	2014	2013	2012
Cash and cash equivalents, excluding restricted cash	$42,884	$118,132	$89,391	$107,590	$105,132	$59,178	$53,596
Net property and equipment	1,458,572	1,528,558	1,548,601	1,651,100	1,542,130	1,447,807	1,397,536
Total assets(2)(3)	2,590,688	2,772,866	2,745,666	2,919,667	2,892,721	2,809,008	2,791,981
Debt:
Accounts receivable securitization(3)	294,464	299,106	279,285	223,927	334,000	264,000	204,000
Revolving line of credit	—	85,000	130,000	200,000	57,000	17,000	2,531
Long-term debt and capital lease obligations(3)	641,529	848,610	735,741	960,972	1,104,066	1,321,820	1,430,598

(1)
Data for all periods includes the results of Central Refrigerated Transportation, Inc. (referred to as “Central Refrigerated”), which was acquired by Swift on August 6, 2013.

(2)
Pursuant to Swift’s early adoption of ASU 2015-17, “Total assets” as of June 30, 2017 and 2016 and December 31, 2016, 2015 and 2014 include the impact of reclassifying current deferred income taxes into the noncurrent portion on the consolidated balance sheets. “Total assets” as of December 31, 2013 and 2012 have not been retrospectively adjusted.

(3)
Pursuant to Swift’s adoption of ASU 2015-06 and 2015-15, “Total assets,” “Accounts receivable securitization” and “Long-term debt and obligations under capital leases” as of June 30, 2017 and 2016 and December 31, 2016 and 2015 include the impact of reclassifying debt issuance costs from “Other assets” into “Accounts receivable securitization,” “Current portion of long-term debt” and “Long-term debt, less current portion” as a liability in the consolidated balance sheets. “Total assets,” “Accounts receivable securitization” and “Long-term debt and obligations under capital leases” as of December 31, 2014, 2013 and 2012 have not been retrospectively adjusted.

SELECTED KNIGHT AND SWIFT UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL DATA
The following selected unaudited pro forma condensed combined financial data (the “selected pro forma data”) gives effect to the merger. The selected unaudited pro forma combined statement of income data for the year ended December 31, 2016 and the six months ended June 30, 2017, gives effect to the merger as if it had occurred on January 1, 2016. The selected unaudited pro forma combined balance sheet data as of June 30, 2017 gives effect to the merger as if it had occurred on June 30, 2017.
The historical consolidated financial information has been adjusted in the selected pro forma data to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing impact on the combined company’s results.
The selected pro forma data has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma combined financial information of the combined company appearing elsewhere in this joint proxy statement/prospectus and the accompanying notes to the unaudited pro forma combined financial information. In addition, the selected pro forma data was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes, which are incorporated by reference into this joint proxy statement/prospectus:
•
Separate historical consolidated financial statements of Knight as of, and for the year ended and six months ended, December 31, 2016 and June 30, 2017, respectively, and the related notes included in Knight’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017 and Knight’s Annual Report on Form 10-K for the year ended December 31, 2016; and

•
Separate historical consolidated financial statements of Swift as of, and for the year ended and six months ended, December 31, 2016 and June 30, 2017, respectively, and the related notes included in Swift’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017 and Swift’s Annual Report on Form 10-K for the year ended December 31, 2016.

The selected pro forma data has been prepared by Knight using the acquisition method of accounting in accordance with GAAP. Knight has been treated as the acquirer in the merger for accounting purposes. In the selected pro forma data, the assets and liabilities of Swift have been recorded by Knight at their respective fair values as of the date the merger is consummated. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Swift have been measured based on various preliminary estimates using assumptions that Knight believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the selected pro forma data. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.
The selected pro form data has been presented for informational purposes only. The selected pro forma does not purport to represent the actual results of operations that Knight and Swift would have achieved had the companies been combined during the periods presented in the selected financial data and is not intended to project the future results of operations that the combined company may achieve after the merger.
The selected financial data does not reflect any cost savings that may be realized as a result of the merger and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

Amounts below are presented in thousands, except per share amounts.
	For the Six Months Ended June 30, 2017	For the Year Ended December 31, 2016
Pro Forma Condensed Combined Statement of Income Data:
Total revenue	$2,501,314	$5,149,551
Operating expenses	2,391,600	4,791,190
Income from operations	109,714	358,361
Interest income and other income	4,958	8,803
Interest expense	14,519	31,495
Income before income taxes	100,153	335,669
Net income	65,289	224,584
Net income attributable to Knight and Swift	64,771	223,209
Basic earnings per share	0.37	1.26
Diluted earnings per share	0.36	1.25

As of June 30, 2017
Pro Forma Condensed Combined Balance Sheet Data:
Working capital	$350,909
Total assets	6,690,722
Total debt	935,993
Revolving line of credit	—
Other debt	452,687
Capital lease obligations	188,842
Accounts receivable securitization	294,464
Combined company stockholders’ equity	4,216,344

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA
The following table sets forth selected historical and unaudited pro forma combined per share information for Knight and Swift.
Historical Per Share Information of Knight and Swift.   The historical per share information of each of Knight and Swift below is derived from the audited consolidated financial statements of each of Knight and Swift as of, and for the year ended, December 31, 2016 and the unaudited consolidated financial statements of each of Knight and Swift as of, and for the six months ended, June 30, 2017.
Unaudited Pro Forma Combined per Knight Share Data.   The unaudited pro forma combined per Knight share data set forth below gives effect to the transaction under the acquisition method of accounting, as if the transaction had been effective on January 1, 2016, the first day of Knight’s fiscal year ended December 31, 2016, in the case of net income per share.
The unaudited pro forma combined per Knight share data is derived from the audited consolidated financial statements of each of Knight and Swift as of, and for the year ended, December 31, 2016, and the unaudited consolidated financial statements of each of Knight and Swift as of, and for the six months ended, June 30, 2017.
The acquisition method of accounting is based on Financial Accounting Standards Board, Accounting Standards Codification (which is referred to in this joint proxy statement/prospectus as ASC) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures, which Knight has adopted as required. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Fair value measurements recorded in acquisition accounting are dependent upon certain valuation studies of Swift’s assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments reflect the assets and liabilities of Swift at their preliminary estimated fair values. Differences between these preliminary estimates and the final values in acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma combined per share information set forth in the following table.
The unaudited pro forma combined per Knight share data does not purport to represent the actual results of operations that Knight would have achieved had the companies been combined during these periods or to project the future results of operations that Knight may achieve after completion of the merger.
Unaudited Pro Forma Combined per Swift Share Data.   The unaudited pro forma combined per Swift share data set forth below shows the effect of the transaction from the perspective of an owner of Swift shares and take into account the Swift Share Reclassification and the one for 0.720 share consolidation to be effected by Swift in the Reverse Stock Split immediately prior to the consummation of the transaction. The information was calculated by multiplying the unaudited pro forma combined per Knight share amounts by the share consolidation ratio.
Generally.   You should read the below information in conjunction with the selected historical consolidated financial information included elsewhere in this joint proxy statement/prospectus and the historical consolidated financial statements of Knight and Swift and related notes that have been filed with the SEC, certain of which are incorporated by reference into this joint proxy statement/prospectus. See “Selected Historical Consolidated Financial Data of Knight,” “Selected Historical Consolidated Financial Data of Swift” and “Where You Can Find More Information.” The unaudited pro forma combined per Knight common share data and the unaudited pro forma combined per Swift equivalent share data is derived from, and should be read in conjunction with, the Knight and Swift unaudited pro forma condensed combined financial statements and related notes included in this joint proxy statement/prospectus. See “Knight and Swift Unaudited Pro Forma Condensed Combined Financial Statements.”

	As of/For the Six Months Ended June 30, 2017	As of/For the Year Ended December 31, 2016
Knight Historical per Common Share Data:
Net income – basic	$0.41	$1.17
Net income – diluted	$0.40	$1.16
Cash dividends paid	$0.12	$0.24
Book value	$10.07	$9.71
Swift Historical per Common Share Data:
Net income – basic	$0.24	$1.11
Net income – diluted	$0.23	$1.10
Cash dividends paid	$—	$—
Book value	$5.32	$4.96
Unaudited Pro Forma Combined per Share Data:
Net income – basic	$0.37	$1.26
Net income – diluted	$0.36	$1.25
Cash dividends paid	$0.12	$0.24
Book value	$23.68	N/A

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
The following table sets forth, for the calendar periods indicated, the high and low sales prices per Knight share and class A share of Swift as reported by the NYSE. The Knight shares are traded on the NYSE under the symbol “KNX,” and the class A shares of Swift are traded on the NYSE under the symbol “SWFT.” The NYSE has been the principal trading market for Knight shares and class A shares of Swift since December 2004, and December 2010, respectively.
	Knight Common Stock		Swift Class A Common Stock
	High	Low	High	Low
2014:
First Calendar Quarter	$23.54	$17.95	$26.71	$19.89
Second Calendar Quarter	$25.00	$22.24	$26.54	$21.49
Third Calendar Quarter	$27.67	$23.19	$26.15	$18.53
Fourth Calendar Quarter	$34.69	$25.50	$29.44	$20.01
2015:
First Calendar Quarter	$34.73	$28.43	$29.01	$24.39
Second Calendar Quarter	$33.00	$26.15	$26.58	$22.10
Third Calendar Quarter	$29.00	$23.64	$24.76	$14.83
Fourth Calendar Quarter	$27.66	$21.72	$17.63	$12.76
2016:
First Calendar Quarter	$27.11	$20.56	$18.66	$11.74
Second Calendar Quarter	$28.34	$23.99	$19.12	$14.31
Third Calendar Quarter	$30.38	$26.39	$22.15	$15.19
Fourth Calendar Quarter	$38.80	$26.85	$27.18	$19.51
2017:
First Calendar Quarter	$34.70	$30.10	$25.20	$19.21
Second Calendar Quarter	$37.63	$30.00	$26.91	$19.88
Third Calendar Quarter (through August 4, 2017)	$38.03	$33.18	$27.23	$23.73
The following table sets forth the closing sale prices per Knight share and class A share of Swift as reported on the NYSE as of April 7, 2017, the last trading day before the public announcement of the merger agreement, and as of August 4, 2017, the latest practicable date before the date of this joint proxy statement/prospectus. The table also shows the equivalent implied value of a Swift share on each of the dates, which has been determined by multiplying the market price of a Knight share on each of the dates by the 0.720 share consolidation ratio.
	Class A Share of Swift	Knight Share	Swift Share Equivalent
April 7, 2017	$20.02	$30.65	$22.07
August 4, 2017	$26.04	$36.30	$26.14
The market prices of Knight shares and class A shares of Swift have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Knight special meeting and the Swift special meeting and the date the transaction is consummated and thereafter. No assurance can be given concerning the market prices of Knight shares or class A shares of Swift before completion of the transaction or shares of combined company after completion of the transaction.

Dividends
Knight currently pays a quarterly dividend on Knight shares and last paid a dividend on March 27, 2017, of  $0.06 per share. Under the terms of the merger agreement, during the period before the effective time of the merger, Knight is not permitted to declare, set aside or pay any dividend or other distribution other than its regular cash dividend in the ordinary course of business consistent with past practice in an amount not to exceed $0.06 per share per quarter. Subject to the limitations set forth in the merger agreement described above, any future dividends by Knight will be made at the discretion of Knight’s board of directors.
Swift does not currently pay dividends on its shares. Under the terms of the merger agreement, during the period before the effective time of the merger, Swift is not permitted to declare, set aside or pay any dividend or other distribution.
After the effective time of the merger, former Knight stockholders who hold combined company shares into which Knight shares have been converted in connection with the transaction will receive whatever dividends are declared and paid on combined company shares. However, no dividend or other distribution having a record date after the effective time of the merger will actually be paid with respect to any combined company shares into which Knight shares have been converted in connection with the transaction until the certificates formerly representing Knight shares have been surrendered (or the book-entry shares formerly representing Knight shares have been transferred), at which time any accrued dividends and other distributions on those combined company shares will be paid without interest.
Subject to the limitations set forth in the merger agreement described above, any future dividends by Swift or the combined company will be made at the discretion of the board of directors of Swift or the combined company, as applicable. It is expected that the combined company will continue to pay a quarterly dividend on combined company shares of  $0.06 per outstanding combined company share. However, there can be no assurance that any future dividends will be declared or paid by Swift, Knight or the combined company or as to the amount or timing of those dividends, if any.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements” of this joint proxy statement/prospectus, Knight stockholders should carefully consider the following risks in deciding whether to vote for the approval of the Knight Proposals, and Swift stockholders should carefully consider the following risks in deciding whether to vote for the approval of the Swift Proposals. Descriptions of some of these risks can be found in the Annual Reports of Knight and Swift on Form 10-K for the fiscal year ended December 31, 2016, and any amendments thereto, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this joint proxy statement/prospectus. You should read carefully this entire joint proxy statement/prospectus and its annexes and exhibits and the other documents incorporated by reference into this joint proxy statement/prospectus. See also “Where You Can Find More Information.”
Risks Related to the Transaction
Because the market price of class A shares of Swift and Knight shares will fluctuate, Swift stockholders cannot be sure of the value of their combined company shares following the transaction and Knight stockholders cannot be sure of the value of the merger consideration they will receive pursuant to the transaction.
In the transaction, (i) the outstanding class B shares of Swift will convert into class A shares of Swift on a one-for-one basis and (ii) immediately thereafter, the class A shares of Swift will be combined in a reverse stock split such that each class A share of Swift will become 0.720 of a share of the combined company. Thereafter, each Knight share issued and outstanding immediately prior to the effective time will be converted into the right to receive one combined company share. Based on the closing price of the Knight shares on the NYSE on August 4, 2017, the 0.720 of a combined company share that the Swift stockholders will hold after the transaction in respect of each Swift share they held immediately prior to the transaction would have a value of approximately $26.14.
The exact value of the combined company shares that the Knight and Swift stockholders will hold after the transaction will not be known at the time of the Knight special meeting or the Swift special meeting and may be greater than, the same as or less than the current prices at the time of the Knight special meeting or the Swift special meeting. The market prices of Knight shares and class A shares of Swift are subject to general price fluctuations in the market for publicly traded equity securities and have experienced volatility in the past. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the respective businesses, operations and prospects of Knight and Swift, and an evolving regulatory landscape. Market assessments of the benefits of the transaction and the likelihood that the transaction will be consummated, as well as general and industry specific market and economic conditions, may also impact market prices of Knight shares and class A shares of Swift. Many of these factors are beyond Knight’s and Swift’s control. You should obtain current market price quotations for Knight shares and for class A shares of Swift; but as indicated above, the prices at the time the transaction is consummated may be greater than, the same as or less than such price quotations.
Because the merger exchange ratio and the share consolidation ratio are fixed, the number of combined company shares to be received by holders of Knight shares in the merger, and the number of combined company shares to be received by holders of class A shares of Swift in the Reverse Stock Split, will not change between now and the time the transaction is consummated to reflect changes in the trading prices of Knight shares or class A shares of Swift.
The exact value of the merger consideration to be received by the Knight stockholders entitled to receive such merger consideration and the exact value of the combined company shares to be received by the Swift stockholders will depend on the trading prices of Knight shares and Swift shares at the closing of the transaction. The merger agreement does not provide for any adjustment to the merger exchange ratio or the share consolidation ratio as a result of changes in the trading prices of Knight shares or class A shares of Swift or for any other reason.

The market price for the combined company shares following the closing of the transaction may be affected by factors different from or in addition to those that historically have affected or currently affect Knight shares and/or class A shares of Swift.
Upon consummation of the transaction, holders of Knight shares and holders of class A shares of Swift immediately prior to the closing of the transaction will both hold combined company shares. Although the two companies operate in the same industry, Swift’s businesses differ from those of Knight, and accordingly the results of operations of the combined company will be affected by some factors that are different from or in addition to those currently affecting the results of operations of Knight and those currently affecting the results of operations of Swift. For a discussion of the businesses of Knight and Swift and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under “Where You Can Find More Information.”
The merger agreement may be terminated in accordance with its terms and the transaction may not be consummated.
The merger agreement contains a number of conditions that must be fulfilled to consummate the transaction. Those conditions include: the approval of the Knight Required Proposals by the Knight stockholders; the approval of the Swift Required Proposals by the Swift stockholders; receipt of the requisite regulatory and antitrust approvals; absence of orders prohibiting the closing of the transaction; the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part; the approval of the combined company shares to be issued to Knight stockholders in the merger for listing on the NYSE, subject to official notice of issuance; the continued accuracy of the representations and warranties of both parties subject to specified materiality standards; and the performance by both parties of their covenants and agreements. These conditions to the closing of the transaction may not be fulfilled and, accordingly, the transaction may not be consummated. In addition, if the transaction is not consummated by January 18, 2018, either Knight or Swift may choose not to proceed with the transaction. In addition, Knight or Swift may elect to terminate the merger agreement in certain other circumstances, including by Knight if, prior to receipt of approval of the Swift Required Proposals by the Swift stockholders, the Swift board of directors makes a change of recommendation, or the Knight board of directors determines to enter into an agreement with respect to a superior proposal, or by Swift if, prior to receipt of approval of the Knight Required Proposals by the Knight stockholders, the Knight board of directors makes a change of recommendation, or the Swift board of directors determines to enter into an agreement with respect to a superior proposal. The parties can also mutually decide to terminate the merger agreement at any time prior to the consummation of the transaction, whether before or after the Knight stockholder approval or the Swift stockholder approval. See “The Transaction Agreements — Description of the Merger Agreement — Termination of the Merger Agreement.”
The merger agreement contains provisions that restrict the ability of the Swift board of directors to pursue alternatives to the transaction and to change its recommendation that Swift stockholders vote for the approval of the Swift Required Proposals. In specified circumstances, Swift could be required to pay Knight a termination fee of  $89.1 million.
Under the merger agreement, Swift is restricted, subject to certain exceptions, from soliciting, initiating, knowingly facilitating or negotiating, or furnishing non-public information with regard to, any inquiry, proposal or offer for an alternative business combination transaction from any person.
Swift may terminate the merger agreement and enter into an agreement with respect to a superior proposal only if specified conditions have been satisfied, including a determination by the Swift board of directors (after consultation with a nationally recognized third party financial advisors and outside legal counsel) that such proposal is more favorable to the Swift stockholders than the transaction. A termination in this instance would result in Swift being required to pay Knight a termination fee of  $89.1 million. In addition, if the merger agreement is terminated in certain other circumstances, Swift will be required to pay Knight a termination fee of  $89.1 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Swift from considering or proposing an alternative business combination transaction with Swift, even if such third party were prepared to pay consideration with a higher value than the value of the transaction. In addition, Swift will be required to pay Knight up to

$10 million for its expenses under certain circumstances in which Swift stockholders do not approve the Swift Required Proposals at the Swift special meeting and either Swift or Knight subsequently terminates the merger agreement. If Swift’s stockholders approve the Swift Required Proposals at the Swift special meeting, Swift will be restricted under the terms of the merger agreement (without exception) from having any discussions or negotiations with any third party that may have an interest in entering into an alternative business combination transaction with Swift. See “The Transaction Agreements — Description of the Merger Agreement — Termination Fees and Expenses.”
The merger agreement contains provisions that restrict the ability of the Knight board of directors to pursue alternatives to the transaction and to change its recommendation that Knight stockholders vote for the approval of the Knight Required Proposals. In specified circumstances, Knight could be required to pay Swift a termination fee of  $75.3 million.
Under the merger agreement, Knight is restricted, subject to certain exceptions, from soliciting, initiating, knowingly facilitating or negotiating, or furnishing non-public information with regard to, any inquiry, proposal or offer for an alternative business combination transaction from any person.
Knight may terminate the merger agreement and enter into an agreement with respect to a superior proposal only if specified conditions have been satisfied, including a determination by the Knight board of directors (after consultation with a nationally recognized third party financial advisors and outside legal counsel) that such proposal is more favorable to the Knight stockholders than the transaction. A termination in this instance would result in Knight being required to pay Swift a termination fee of  $75.3 million. In addition, if the merger agreement is terminated in certain other circumstances, Knight will be required to pay Swift a termination fee of  $75.3 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Knight from considering or proposing an alternative business combination transaction with Knight, even if such third party were prepared to pay consideration with a higher value than the value of the transaction. In addition, Knight will be required to pay Swift up to $10 million for its expenses under certain circumstances in which Knight stockholders do not approve the Knight Required Proposals at the Knight special meeting and either Swift or Knight subsequently terminates the merger agreement. If Knight’s stockholders approve the Knight Merger Proposal at the Knight special meeting, Knight will be restricted under the terms of the merger agreement (without exception) from having any discussions or negotiations with any third party that may have an interest in entering into an alternative business combination transaction with Knight. See “The Transaction Agreements — Description of the Merger Agreement — Termination Fees and Expenses.”
While the transaction is pending, Knight and Swift will be subject to business uncertainties that could adversely affect their businesses and operations. These uncertainties could also adversely affect the combined company following the consummation of the transaction.
Uncertainty about the effect of the transaction on employees, customers and drivers may have an adverse effect on Knight and Swift. These uncertainties may impair Knight’s and Swift’s ability to attract, retain and motivate personnel until the transaction is consummated and for a period of time thereafter, and could cause customers and others who deal with Knight and Swift to seek to change existing business relationships with Knight and/or Swift. Employee and driver retention may be challenging during the pendency of the transaction, as employees and drivers may experience uncertainty about their future roles. If employees or drivers depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the businesses, the business of the combined company following the transaction could be seriously harmed.
In addition, the merger agreement restricts Swift and Knight from taking specified actions until the effective time of the merger without the consent of the other party. These restrictions may prevent Swift or Knight from pursuing attractive business opportunities that may arise prior to the consummation of the transaction. For a description of the restrictive covenants applicable to Swift and Knight, see “The Transaction Agreements — Description of the Merger Agreement — Conduct of Business Pending the Merger.”

Knight and Swift directors and officers have interests in the transaction that may be different from, or in addition to, the interests of Knight stockholders and Swift stockholders.
Certain of the directors and executive officers of Knight and Swift negotiated the terms of the merger agreement, and the Knight board of directors and the Swift board of directors, respectively, recommend that the stockholders of Knight and the stockholders of Swift vote in favor of the transaction-related proposals. Knight and Swift directors and executive officers have interests in the transaction that may be different from, or in addition to, those of Knight stockholders and Swift stockholders, respectively. These interests include, but are not limited to, the continued service of certain directors of Knight and Swift as directors of the combined company, the Moyes consulting agreement, as revised, the continued employment of certain executive officers of Knight and Swift by the combined company, the treatment in the transaction of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance stock units, deferred awards, cash denominated awards, the treatment of certain other executive compensation arrangements, and provisions in the merger agreement regarding continued indemnification of and advancement of expenses to Knight and Swift directors and officers. Knight stockholders and Swift stockholders should be aware of these interests when they consider their respective board of directors’ recommendation that they vote in favor of the transaction-related proposals.
In particular, the Moyes consulting agreement, which will become effective as of the effective time of the merger (also referred to herein as the Moyes letter agreement) and amends and restates the letter agreement Swift entered into with Mr. Moyes on September 8, 2016 (also referred to herein as the Prior Agreement), provides that Mr. Moyes will serve in the non-executive consulting role of Senior Advisor to the Executive Chairman and the Vice Chairman of the combined company through at least December 31, 2019. In this role, Mr. Moyes will have access to the combined company's Executive Chairman and Vice Chairman, and will be better positioned than other stockholders of the combined company to express his views and opinions regarding the operation of the combined company. In accordance with the Prior Agreement, Mr. Moyes will continue to receive compensation of  $200,000 per month during the term of the Moyes letter agreement, will continue to vest in his outstanding stock options and will continue to vest in his outstanding performance equity awards, as if his employment continued on the date of the Prior Agreement. The Moyes letter agreement is more fully described in the section entitled “The Transaction Agreements — Description of the Amended and Restated Moyes Letter Agreement.”
The members of the Knight board of directors were aware of and considered these interests relating to Knight, among other matters, in evaluating the merger agreement and the transaction, and in recommending that Knight stockholders approve the Knight Required Proposals. The interests of Knight directors and executive officers are described under “The Transaction — Interests of Knight’s Directors and Officers in the Transaction.”
The members of the Swift board of directors were aware of and considered these interests relating to Swift, among other matters, in evaluating the merger agreement and the transaction, and in recommending that Swift stockholders approve the Swift Required Proposals. The interests of Swift directors and executive officers are described in more detail under “The Transaction — Interests of Swift’s Directors and Officers in the Transaction.”
Knight stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
Knight stockholders currently have the right to vote in the election of the Knight board of directors and on other matters affecting Knight. Upon the consummation of the transaction, each Knight stockholder will become a stockholder of the combined company with a percentage ownership of the combined company that is smaller than the stockholder’s prior percentage ownership of Knight. After consummation of the transaction, Knight stockholders are expected to own approximately 46% of the issued and outstanding combined company shares. Because of this, Knight stockholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Knight.
Knight stockholders will receive combined company shares as a result of the transaction, which have different rights from Knight shares.
Upon consummation of the transaction, the rights of former Knight stockholders who receive combined company shares will be governed by the Swift certificate of incorporation, which, subject to the amendments contemplated by the merger agreement, will become the certificate of incorporation of the combined company, governed by Delaware law. The rights associated with Knight shares are different from the rights associated with combined company shares. For a discussion of the different rights associated with Knight shares and combined company shares, see “Comparison of Stockholder Rights.”
Swift stockholders will have different rights after the transaction.
Upon consummation of the transaction, the rights of Swift stockholders will be governed by the Swift certificate of incorporation, which will be amended in connection with the transaction. The rights associated with Swift shares currently will be different from the rights associated with combined company shares. For a discussion of the different rights associated with Swift shares and combined company shares, see “Comparison of Stockholder Rights.”
Following the consummation of the transaction, the composition of the combined company board of directors will be different than the composition of the current Knight board of directors and the current Swift board of directors.
Upon consummation of the transaction, the composition of the board of directors of the combined company will be different than the current Knight board of directors and the current Swift board of directors. Upon the consummation of the transaction, the board of directors of the combined company will consist of all of the directors of the Knight board of directors immediately prior to the closing and four of the directors of the Swift board of directors prior to the closing. In accordance with the Swift Stockholders Agreement, Jerry Moyes will initially be entitled to designate two directors reasonably acceptable to the Board, one of whom must be independent (as defined in the Swift Stockholders Agreement), with the initial designees being Glenn Brown and Jerry Moyes. Under the Swift Stockholders Agreement, to be independent for this purpose, a designee must qualify as an “independent director” under both (a) the rules of the NYSE (which requires, for a director to be considered independent, that, among other things, the company’s board of directors must affirmatively determine the director has no material relationship with the company), and (b) Rule 10A-3 under the Exchange Act (which requires for a director to be independent that he or she not accept any consulting, advisory or other compensatory fee from, and not be an affiliated person of, the company). The remaining two directors of the Swift board of directors who will be on the board of directors of the combined company were chosen by the Swift board of directors and will be Richard Dozer and David Vander Ploeg. See “The Transaction — Board and Management of the Combined Company.” This new composition of the board of directors of the combined company may affect the future decisions of the combined company.
The Swift Supporting Stockholders will be significant stockholders of the combined company and if a large percentage of their holdings were sold or otherwise disposed of, the stock price of the combined company shares could decline.
At the closing of the transaction, the Swift Supporting Stockholders will beneficially own approximately 24% of outstanding combined company shares, based on their beneficial ownership of approximately 45% of the class A and class B shares of Swift as of April 9, 2017. In addition, the Swift Supporting Stockholders have pledged their holdings as collateral for loans and other obligations, including variable prepaid forward contracts, which arrangements will continue after the closing of the transaction and could adversely affect the trading price, create conflicts of interest, or increase volatility in the stock price of the combined company. Furthermore, after the closing of the transaction, as a director of the combined company, Mr. Moyes will be subject to the combined company’s stock hedging and pledging policy, which will restrict directors and executive officers from engaging in any future pledging or hedging transactions. However, under the Swift Stockholders Agreement, Mr. Moyes and the other Swift Supporting Stockholders will be permitted, notwithstanding this policy, to (i) maintain their existing hedging and pledging arrangements and (ii) when their existing hedging and pledging arrangements become subject to renewal or replacement, hedge or pledge additional shares solely to the extent necessary to renew or replace those existing arrangements. The ability of Mr. Moyes and the other Swift Supporting Stockholders to hedge and pledge additional shares in connection with any such renewal or replacement could result in the pledging or hedging of a material amount of additional shares. The combined company’s stock hedging and pledging policy will require approval of a majority of the combined company’s directors to be modified. Any amendment to the Swift Stockholders Agreement must be in writing and signed by the combined company and approved by Mr. Moyes (or his appointed successor(s)) and a majority of the combined company’s directors (excluding directors designated by Mr. Moyes); any waiver of the Swift Stockholders Agreement against the combined company must be in writing and signed by the combined company and approved by a majority of the combined company’s directors (excluding directors designated by Mr. Moyes); and any waiver of the Swift Stockholders Agreement against any of the Swift Supporting Stockholders must be in writing and signed by Mr. Moyes (or his appointed successor(s)). If the Swift Supporting Stockholders were to sell or otherwise transfer all or a large percentage of their holdings (including under circumstances in which the Swift Supporting Stockholders settle these obligations with combined company shares or if the Swift Supporting Stockholder defaults under the pledging arrangements), the stock price of the combined company shares could decline.
Although the Swift Stockholders Agreement limits the number of shares over which the Swift Supporting Stockholders have the discretion to vote, the limitation does not apply to sale transactions, which could limit other stockholders’ ability to influence the outcome of sale transactions.
Under the Swift Stockholders Agreement, the Swift Supporting Stockholders are required to vote the combined company shares that they hold in excess of 12.5% of outstanding combined company shares in the manner determined by a voting committee comprised of Jerry Moyes, Kevin Knight and Gary Knight or their respective appointed successors. However, the Swift Supporting Stockholders are entitled to vote all of their combined company shares on any stockholder vote taken to approve a sale of the combined company. Consequently, the influence of the Swift Supporting Stockholders with respect to any such stockholder vote may have the effect of delaying or preventing a change of control, including a merger, consolidation, or other business combination involving the combined company, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change of control would benefit our other stockholders.
The opinions of Knight’s and Swift’s financial advisors do not reflect changes in circumstances that may have occurred or that may occur between the signing of the merger agreement and the closing of the transaction.
Neither the Knight board of directors nor the Swift board of directors has obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus or as of any other date, nor will either receive updated, revised or reaffirmed opinions prior to the consummation of the transaction. Changes in the operations and prospects of Knight or Swift, general market and economic conditions and other factors that may be beyond the control of Knight or Swift, and on which Knight’s and Swift’s financial advisors’ opinions were based, may significantly alter the value of Knight or Swift or the prices of Knight shares or class A shares of Swift by the time the merger is consummated. The opinions do not speak as of the time the merger will be consummated or as of any date other than the date of such opinions. Because Knight’s and Swift’s financial advisors will not be updating their opinions, the opinions do not address the fairness of the merger consideration, from a financial point of view, at any time other than the time such opinions were issued, even though the Knight board of directors’ recommendation that Knight stockholders vote “FOR” the Knight proposals and the Swift board of directors’ recommendation that Swift stockholders vote “FOR” the Swift proposals are made as of the date of this joint proxy statement/prospectus. For a description of the opinions that the Knight board of directors and the Swift board of directors received from their respective financial advisors, see “The Transaction — Opinion of Knight’s Financial Advisor” and “The Transaction — Opinion of Swift’s Financial Advisor.”
Failure to consummate the transaction could negatively impact respective future stock prices, operations and financial results of Knight and Swift.
If the transaction is not consummated for any reason, Knight and Swift may be subjected to a number of material risks. The price of Knight shares and the price of class A shares of Swift may decline to the extent that their current market prices reflect a market assumption that the transaction will be consummated. In addition, some costs related to the transaction must be paid by Knight and Swift whether or not the transaction is consummated. Furthermore, Knight and Swift may experience negative reactions from their respective stockholders, customers, drivers and employees.

Knight and Swift stockholders will not be entitled to dissenters’ or appraisal rights in the transaction.
Dissenters’ or appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Holders of Swift shares will not have dissenters’ rights with respect to the Swift Required Proposals.
Under the Arizona Business Corporation Act (referred to as “ABCA”), stockholders do not have dissenters’ rights if the shares of stock they hold at the record date for determination of stockholders entitled to notice of the stockholders meeting at which stockholders are to vote on the proposed corporate action are registered on a national securities exchange, listed on the national market systems of the national association of securities dealers automated quotation system or held of record by at least two thousand stockholders. Because Knight shares are listed on the NYSE, a national securities exchange, and are expected to continue to be so listed on the Knight record date, Knight stockholders will not be entitled to dissenters’ rights in the transaction with respect to their Knight shares.
Financial projections regarding Knight and Swift may not prove accurate.
In connection with the transaction, Knight and Swift prepared and considered internal financial forecasts for Knight and Swift. These financial projections include assumptions regarding future operating cash flows, expenditures and income of Knight and Swift. These financial projections were not prepared with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all, or within projected timeframes. The failure of Knight or Swift to achieve projected results could have a material adverse effect on the price of the combined company shares, the combined company’s financial position, and the combined company’s abilities to pay dividends following the closing of the transaction.
The transaction may disrupt attention of Knight’s and Swift’s management from ongoing business operations.
Each of Knight and Swift has expended, and expects to continue to expend, significant management resources to complete the transaction. Management’s attention may be diverted away from the day-to-day operations of the businesses of Knight and Swift, implementing initiatives to improve performance throughout the remainder of 2017 and execution of existing business plans in an effort to complete the transaction. This diversion of management resources could disrupt Knight’s or Swift’s operations and may have an adverse effect on the respective businesses, financial conditions and results of operations.
Risks Related to the Business of the Combined Company
Knight and Swift may fail to realize all of the anticipated benefits of the transaction or those benefits may take longer to realize than expected. The combined company may also encounter significant difficulties in combining Knight’s and Swift’s businesses.
The ability of Knight and Swift to realize the anticipated benefits of the transaction will depend, to a large extent, on the combined company’s ability to operate the Knight and Swift businesses within the combined company in a manner that realizes anticipated synergies. In order to achieve these expected benefits, the combined company must successfully operate the businesses of Knight and Swift without adversely affecting current revenues and investments in future growth. If the combined company is not able to successfully achieve these objectives, the anticipated benefits of the transaction may not be realized fully or at all or may take longer to realize than expected.
In addition, the continued operation of two independent businesses within the combined company is a complex, costly and time-consuming process. As a result, Knight and Swift will be required to devote significant management attention and resources to coordinating their business practices and operations. This process may disrupt the businesses. The failure to meet the challenges involved in operating the two businesses within the combined company and to realize the anticipated benefits of the transaction could cause an interruption of, or a loss of momentum in, the activities of the combined company and could adversely affect the results of operations of the combined company. The overall combination of Knight’s and Swift’s businesses may also result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships and diversion of management attention. The difficulties of combining the operations of the companies include, among others:
•
the diversion of management attention to integration matters;

•
difficulties in integrating functions, personnel and systems;

•
challenges in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures between the two companies;

•
difficulties in assimilating drivers and employees and in attracting and retaining key personnel;

•
challenges in keeping existing customers and obtaining new customers;

•
difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the combination;

•
difficulties in managing multiple brands under a significantly larger and more complex company;

•
contingent liabilities that are larger than expected; and

•
potential unknown liabilities, adverse consequences and unforeseen increased expenses associated with the transaction.

Many of these factors are outside of the control of Knight and Swift and/or will be outside the control of the combined company, and any one of them could result in increased costs, decreased expected revenues and diversion of management time and energy, which could materially impact the business, financial condition and results of operations of the combined company. In addition, even if the businesses of Knight and Swift are operated successfully within the combined company, the full benefits of the transaction may not be realized, including the synergies that are expected. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in operating the businesses of Knight and Swift. All of these factors could cause dilution to the earnings per share of the combined company, decrease or delay the expected accretive effect of the transaction and negatively impact the price of the combined company shares. As a result, it cannot be assured that the combination of Knight and Swift will result in the realization of the full benefits anticipated from the transaction within the anticipated time frames, or at all.
Knight and Swift will incur substantial direct and indirect costs as a result of the transaction.
Knight and Swift will incur substantial expenses in connection with and as a result of consummating the transaction, and over a period of time following the consummation of the transaction, the combined company also expects to incur substantial expenses in connection with coordinating and, in certain cases, combining the businesses, operations, policies and procedures of Knight and Swift. A portion of the transaction costs related to the transaction will be incurred regardless of whether the transaction is consummated. While Knight and Swift have assumed that a certain level of transaction expenses will be incurred, factors beyond Knight’s and Swift’s control could affect the total amount or the timing of these expenses. Although many of the expenses that will be incurred, by their nature, are difficult to estimate accurately, the current estimate of the aggregate expenses that will be incurred by Knight and Swift is approximately $34 million, which is subject to change. These expenses may exceed the costs historically borne by Knight and Swift. These costs could adversely affect the financial condition and results of operations of Knight and Swift prior to the transaction and of the combined company following the consummation of the transaction.
The combined company’s actual financial positions and results of operations may differ materially from the unaudited pro forma financial data included in this joint proxy statement/prospectus.
The pro forma financial information contained in this joint proxy statement/prospectus is presented for informational purposes only and may not be an indication of what the combined company’s financial position or results of operations would have been had the transaction been consummated on the dates indicated. The pro forma financial information has been derived from the audited and unaudited historical financial statements of Knight and Swift and certain adjustments and assumptions regarding the combined company after giving effect to the transaction. The assets and liabilities of Swift have been measured at fair value based on various preliminary estimates using assumptions that Knight management and Swift management believe are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company’s financial position and future results of operations.
In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the closing. Any material variance from the pro forma financial information may cause significant variations in the market price of the combined company shares. See “Knight and Swift Unaudited Pro Forma Condensed Combined Financial Statements.”
Risks Related to Knight’s Business
You should read and consider the risk factors specific to Knight’s business that will also affect the combined company after the merger. These risks are described in Part I, Item 1A of Knight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as such risks may be updated or supplemented in Knight’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in other documents that are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” for the location of information incorporated by reference in this joint proxy statement/prospectus.
Risks Related to Swift’s Business
You should read and consider the risk factors specific to Swift’s businesses that will also affect the combined company after the merger. These risks are described in Part I, Item 1A of Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as such risks may be updated or supplemented in Swift’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in other documents that are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” for the location of information incorporated by reference in this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Knight’s, Swift’s or the combined company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Knight and Swift caution that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Knight’s and/or Swift’s control, that could cause Knight’s, Swift’s or the combined company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Knight’s and/or Swift’s ability to obtain necessary regulatory approvals and stockholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, any delay or inability of the combined company to realize the expected benefits and synergies of the transaction, changes in tax laws, regulations, rates, policies or interpretations, the loss of key senior management, the value of the combined company shares to be issued in the transaction, significant transaction costs and/or unknown liabilities, potential litigation relating to the proposed transaction, the risk that disruptions from the proposed transaction will harm Knight’s or Swift’s business, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, the ability of Knight and Swift to integrate their businesses successfully, competitive responses to the proposed transaction and general economic and business conditions that affect the combined company following the transaction. A detailed discussion of risks related to Knight’s business is included in the section entitled “Risk Factors” in Knight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 1, 2017 and available at www.sec.gov and www.knighttrans.com under the “Shareholders” tab, as well as any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K updating or supplementing such factors. A detailed discussion of risks related to Swift’s business is included in the section entitled “Risk Factors” in Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 17, 2017 and available at www.sec.gov and http://investor.swifttrans.com/, as well as any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K updating or supplementing such factors. Any forward-looking statements in this joint proxy statement/prospectus are only made as of the date of this joint proxy statement/prospectus, unless otherwise specified, and, except as required by law, neither Knight nor Swift assume any obligation, and each disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this joint proxy statement/prospectus.

THE KNIGHT SPECIAL MEETING
Date, Time and Place of the Knight Special Meeting
The special meeting of Knight stockholders will be held at 9:00 a.m. local time, on September 7, 2017, at Knight’s corporate headquarters located at 20002 North 19th Avenue, Phoenix, Arizona 85027. On or about August 9, 2017, Knight commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its stockholders entitled to vote at the Knight special meeting.
Purpose of the Knight Special Meeting
At the Knight special meeting, Knight stockholders will be asked to consider and vote upon the following items:
1.
the Knight Merger Proposal;

2.
the Knight Board Classification Proposal;

3.
the Knight Stockholder Written Consent Proposal;

4.
the Knight Adjournment Proposal; and

5.
the Knight Advisory Compensation Proposal, as disclosed in “The Transaction — Interests of Knight’s Directors and Officers in the Transaction — Quantification of Potential Payments and Benefits to Knight’s Named Executive Officers.”

Knight’s board of directors is not aware of any other business to be acted upon at the Knight special meeting.
The Knight Supporting Stockholders and Swift entered into the Knight Support Agreements, in which the Knight Supporting Stockholders have agreed to vote their Knight shares in favor of the Knight Required Proposals. These shares represent approximately 9.59% of the aggregate voting power of all Knight shares as of the record date.
Knight Record Date and Quorum
Record Date
The Knight board of directors has fixed the close of business on July 12, 2017 as the record date for determining the Knight stockholders entitled to receive notice of and to vote at the Knight special meeting.
As of the Knight record date, there were 80,649,971 Knight shares outstanding and entitled to vote at the Knight special meeting held by 11,451 holders of record. Each Knight share entitles the holder to one vote at the Knight special meeting on each proposal to be considered at the Knight special meeting. Knight shares that are held in treasury will not be entitled to vote at the Knight special meeting.
Quorum
The presence of the Knight stockholders representing a majority of the Knight shares issued and outstanding and entitled to vote at the Knight special meeting, in person or represented by proxy, is necessary to constitute a quorum.
Abstentions will be counted as present for purposes of determining a quorum. Because it is expected that all proposals to be voted on at the Knight special meeting will be “non-routine” matters, broker non-votes (which are Knight shares held by banks, brokers or other nominees that are present in person or by proxy at the Knight special meeting but with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the bank, broker or other nominee does not have discretionary voting power on such proposal), if any, will not be counted as present for purposes of determining a quorum. Knight shares held in treasury will not be included in the calculation of the number of Knight shares represented at the Knight special meeting for purposes of determining a quorum.

Required Vote
Required Vote to Approve the Knight Merger Proposal
Approval of the Knight Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Knight shares.
Required Vote to Approve the Knight Board Classification Proposal
Approval of the Knight Board Classification Proposal requires the affirmative vote of the holders of a majority of all votes cast by the holders of Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present.
Required Vote to Approve the Knight Stockholder Written Consent Proposal
Approval of the Knight Stockholder Written Consent Proposal requires the affirmative vote of the holders of a majority of all votes cast by the holders of Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present.
Required Vote to Approve the Knight Adjournment Proposal
Approval of the Knight Adjournment Proposal requires the affirmative vote of the holders of a majority of all votes cast by the holders of Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present.
Required Vote to Approve the Knight Advisory Compensation Proposal
Approval of the Knight advisory compensation proposal requires the affirmative vote of the holders of a majority of all votes cast by the holders of Knight stockholders present in person or by proxy and entitled to vote at the Knight special meeting, assuming a quorum is present.
Treatment of Abstentions; Failure to Vote
For purposes of the Knight special meeting, an abstention occurs when a Knight stockholder attends the Knight special meeting in person and does not vote or returns a proxy marked “ABSTAIN.”
•
For the Knight Merger Proposal, an abstention or a failure to vote will have the same effect as a vote cast “AGAINST” this proposal.

•
For the Knight Board Classification Proposal, an abstention will have no effect on the vote count for this proposal. If a Knight stockholder fails to vote or to instruct his or her bank, broker or other nominee on how to vote and is not present in person or by proxy at the Knight special meeting, it will also have no effect on the vote count for the Knight Board Classification Proposal.

•
For the Knight Stockholder Written Consent Proposal, an abstention will have no effect on the vote count for this proposal. If a Knight stockholder fails to vote or to instruct his or her bank, broker or other nominee on how to vote and is not present in person or by proxy at the Knight special meeting, it will also have no effect on the vote count for the Knight Stockholder Written Consent Proposal.

•
For the Knight Adjournment Proposal, an abstention will have no effect on the vote count for this proposal. If a Knight stockholder fails to vote or to instruct his or her bank, broker or other nominee on how to vote and is not present in person or by proxy at the Knight special meeting, it will also have no effect on the vote count for the Knight Adjournment Proposal.

•
For the Knight Advisory Compensation Proposal, an abstention will have no effect on the vote count for this proposal. If a Knight stockholder fails to vote or to instruct his or her bank, broker or other nominee on how to vote and is not present in person or by proxy at the Knight special meeting, it will also have no effect on the vote count for the Knight Advisory Compensation Proposal.

Recommendation of the Knight Board of Directors
The Knight board of directors recommends that the Knight stockholders vote “FOR” the Knight Merger Proposal, “FOR” the Knight Board Classification Proposal, “FOR” the Knight Stockholder Written Consent Proposal, “FOR” the Knight Adjournment Proposal and “FOR” the Knight Advisory Compensation Proposal. See “The Transaction — Knight’s Reasons for the Transaction; Recommendation of the Knight Board of Directors.”
Consummation of the transaction is conditioned on approval of the Knight Merger Proposal and each of the Knight Charter Amendment Proposals, but is not conditioned on the approval of the Knight Adjournment Proposal or the Knight Advisory Compensation Proposal.
Voting by Knight’s Directors and Executive Officers
As of the Knight record date, directors and executive officers of Knight and their affiliates owned and were entitled to vote 7,823,682 Knight shares, representing approximately 9.7% of the Knight shares outstanding on that date, and directors and executive officers of Swift and their affiliates owned and were entitled to vote 4,125 Knight shares, representing less than 0.01% of the Knight shares outstanding on that date. Knight currently expects that Knight’s directors and executive officers will vote their Knight shares in favor of the Knight Proposals, although none of them has entered into any agreement obligating him or her to do so (other than the Knight Supporting Stockholders).
Voting of Proxies; Incomplete Proxies
Giving a proxy means that a Knight stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the Knight special meeting in the manner it directs. A Knight stockholder may vote by proxy or in person at the Knight special meeting. If you hold your Knight shares in your name as a stockholder of record, to submit a proxy, you, as a Knight stockholder, may use one of the following methods:
•
By Internet.   The web address and instructions for Internet proxy submission can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet proxy submission via the web address indicated on the enclosed proxy card is available 24 hours a day. If you choose to submit your proxy by Internet, then you do not need to return the proxy card. To be valid, your Internet proxy must be received by 11:59 p.m. (U.S. Eastern Time) on the day preceding the Knight special meeting.

•
By Telephone.   The toll-free number for telephone proxy submission can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone proxy submission is available 24 hours a day. If you choose to submit your proxy by telephone, then you do not need to return the proxy card. To be valid, your telephone proxy must be received by 11:59 p.m. (U.S. Eastern Time) on the day preceding the Knight special meeting.

•
By Mail.   Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope you have been provided. To be valid, your proxy by mail must be received by 11:59 p.m. (U.S. Eastern Time) on the day preceding the Knight special meeting.

•
In Person.   You may also vote your shares in person at the Knight special meeting.

Knight requests that Knight stockholders submit their proxies over the Internet, by telephone or by completing and signing the accompanying proxy card and returning it to Knight in the enclosed postage-paid envelope as soon as possible. When the accompanying proxy card is returned properly executed, the Knight shares represented by it will be voted at the Knight special meeting in accordance with the instructions contained on the proxy card.
If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the Knight shares represented by your proxy will be voted “FOR” each such proposal in accordance with the recommendation of the Knight board of directors. Unless you check the box on your proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on the proposals relating to the Knight special meeting.

If your Knight shares are held in “street name” by a bank, broker or other nominee, you should check the voting form used by that firm to determine whether you may give voting instructions by telephone or the Internet.
EVERY KNIGHT STOCKHOLDER’S VOTE IS IMPORTANT. ACCORDINGLY, EACH KNIGHT STOCKHOLDER SHOULD SUBMIT ITS PROXY VIA THE INTERNET OR BY TELEPHONE, OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT THE KNIGHT STOCKHOLDER PLANS TO ATTEND THE KNIGHT SPECIAL MEETING IN PERSON.
Shares Held in Street Name
If your Knight shares are held in “street name” through a bank, broker or other nominee, you must instruct such bank, broker or other nominee on how to vote the shares by following the instructions that the bank, broker or other nominee provides you along with this joint proxy statement/prospectus. Your bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote your Knight shares, so you should read carefully the materials provided to you by your bank, broker or other nominee.
You may not vote shares held in “street name” by returning a proxy card directly to Knight or by voting in person at the Knight special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, banks, brokers or other nominees who hold Knight shares on behalf of their customers may not give a proxy to Knight to vote those shares with respect to any of the Knight proposals without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on any of the Knight proposals. Therefore, if your Knight shares are held in “street name” and you do not instruct your bank, broker or other nominee on how to vote your shares,
1.
your bank, broker or other nominee may not vote your shares on the Knight Merger Proposal, which will have the same effect as a vote “AGAINST” this proposal;

2.
your bank, broker or other nominee may not vote your shares on the Knight Board Classification Proposal, which will have no effect on the vote count for this proposal;

3.
your bank, broker or other nominee may not vote your shares on the Knight Stockholder Written Consent Proposal, which will have no effect on the vote count for this proposal;

4.
your bank, broker or other nominee may not vote your shares on the Knight Adjournment Proposal, which will have no effect on the vote count for this proposal; and

5.
your bank, broker or other nominee may not vote your shares on the Knight Advisory Compensation Proposal, which will have no effect on the vote count for this proposal.

If your Knight shares are held in “street name” and you do not instruct your bank, broker or other nominee on how to vote your shares with respect to any of the Knight proposals, your shares will not be counted toward determining whether a quorum is present. Your shares will be counted toward determining whether a quorum is present if you instruct your bank, broker or other nominee on how to vote your shares with respect to one or more of the Knight proposals.
Revocability of Proxies and Changes to a Knight Stockholder’s Vote
If you are a Knight stockholder of record, you may revoke or change your proxy at any time before it is voted at the Knight special meeting by:
•
sending a written notice of revocation to the Knight Corporate Secretary, at Knight’s corporate headquarters, 20002 North 19th Avenue, Phoenix, Arizona 85027, that is received by Knight prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Knight special meeting, stating that you would like to revoke your proxy;

•
submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by Knight prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the Knight special meeting; or

•
attending the Knight special meeting and voting in person.

If you are a Knight stockholder whose shares are held in “street name” by a bank, broker or other nominee, you may revoke your proxy or voting instructions and vote your shares in person at the Knight special meeting only in accordance with applicable rules and procedures as employed by your bank, broker or other nominee. If your shares are held in an account at a bank, broker or other nominee, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your proxy or voting instructions and should contact your bank, broker or other nominee to do so.
Attending the Knight special meeting will NOT automatically revoke a proxy that was submitted through the Internet or by telephone or mail. You must vote by ballot at the Knight special meeting to change your vote.
Solicitation of Proxies
The cost of solicitation of proxies from Knight stockholders will be borne by Knight. Knight will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Knight shares. Knight has retained a professional proxy solicitation firm Okapi Partners LLC, to assist in the solicitation of proxies for a base fee of approximately $11,500 plus reasonable out-of-pocket expenses. In addition to solicitations by mail, Knight’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.
Attending the Knight Special Meeting
Subject to space availability and certain security procedures, all Knight stockholders as of the Knight record date, or their duly appointed proxies, may attend the Knight special meeting. Admission to the Knight special meeting will be on a first-come, first-served basis.
Each person attending the Knight special meeting must have proof of ownership of Knight shares, as well as a valid government-issued photo identification, such as a valid driver’s license or passport, to be admitted to the meeting. If you hold your Knight shares in your name as a stockholder of record, you will need proof of ownership of Knight shares. If your Knight shares are held in the name of a bank, broker or other nominee and you plan to attend the Knight special meeting, you must present proof of your ownership of Knight shares, such as a bank or brokerage account statement, to be admitted to the meeting.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Knight special meeting, please contact Okapi Partners LLC, the proxy solicitation agent for Knight, by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, or by telephone toll-free at (888) 785-6617.

KNIGHT PROPOSALS
Knight Proposal 1: The Knight Merger Proposal
As discussed throughout this joint proxy statement/prospectus, Knight is asking its stockholders to approve the Knight Merger Proposal. Under the terms of the merger agreement, Knight and Swift agreed to a combination transaction after which their respective businesses would be operated separately under a single combined company. The merger is structured as a “combination,” in which a direct wholly owned subsidiary of Swift will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company. Immediately prior to the merger, Swift will change its name to “Knight-Swift Transportation Holdings Inc.” Knight shares currently trade on the NYSE under the symbol “KNX,” and class A shares of Swift currently trade on the NYSE under the symbol “SWFT.” Following the merger, Knight shares will be delisted from the NYSE, deregistered under the Exchange Act and cease to be publicly traded. The combined company shares will be listed on the NYSE and are expected to trade under the current Knight symbol, “KNX.”
Knight stockholders should carefully read this joint proxy statement/prospectus in its entirety, including the annexes and exhibits, for more detailed information concerning the merger agreement and the merger. In particular, Knight stockholders are directed to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus.
Consummation of the transaction is conditioned on approval of the Knight Merger Proposal.
Vote Required and Knight Board Recommendation
Approval of the Knight Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Knight shares.
The Knight board of directors recommends a vote “FOR” the Knight Merger Proposal.
Knight Proposal 2: The Knight Board Classification Proposal
Although not required under Arizona law, to comply with SEC requirements Knight is asking its stockholders to approve an amendment to the Swift certificate of incorporation (which after the merger will be the certificate of incorporation of the combined company), pursuant to which the board of directors of the combined company would, like Knight’s current board of directors, be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms; provided that the first class of directors will serve a term expiring at the combined company’s 2018 annual meeting of stockholders, the second class of directors will serve a term expiring at the combined company’s 2019 annual meeting of stockholders and the third class of directors will serve a term expiring at the combined company’s 2020 annual meeting of stockholders.
Classifying the board of directors of the combined company is intended to encourage continuity in leadership following the transaction, consistent with the current classified structure of Knight’s board of directors.
The combined company certificate of incorporation, the form of which is attached as Annex B to this joint proxy statement/prospectus (which has been marked to show the changes to the Swift certificate of incorporation contemplated by the Charter Amendment Proposals), will govern the combined company following completion of the transaction.
Consummation of the transaction is conditioned on approval of the Knight Board Classification Proposal.
Vote Required and Knight Board Recommendation
Approval of the Knight Board Classification Proposal requires that the votes cast by Knight stockholders present in person or represented by proxy at the Knight special meeting and entitled to vote on the proposal in favor of the proposal exceed the votes cast by such stockholders against the proposal.
The Knight board of directors recommends a vote “FOR” the Knight Board Classification Proposal.

Knight Proposal 3: The Knight Stockholder Written Consent Proposal
Although not required under Arizona law, to comply with SEC requirements Knight is asking its stockholders to approve an amendment to the Swift certificate of incorporation, which after the merger will be the certificate of incorporation of the combined company, pursuant to which stockholders may take action by written consent, in lieu of holding a meeting, if such action is passed by unanimous written consent signed by all stockholders entitled to vote. This standard for stockholder action by written consent is consistent with the standard currently applicable to Knight and its stockholders.
The combined company certificate of incorporation, the form of which is attached as Annex B to this joint proxy statement/prospectus (which has been marked to show the changes to the Swift certificate of incorporation contemplated by the Charter Amendment Proposals), will govern the combined company following completion of the transaction.
Consummation of the transaction is conditioned on approval of the Knight Stockholder Written Consent Proposal.
Vote Required and Knight Board Recommendation
Approval of the Knight Stockholder Written Consent Proposal requires that the votes cast by Knight stockholders present in person or represented by proxy at the Knight special meeting and entitled to vote on the proposal in favor of the proposal exceed the votes cast by such stockholders against the proposal.
The Knight board of directors recommends a vote “FOR” the Knight Stockholder Written Consent Proposal.
Knight Proposal 4: The Knight Adjournment Proposal
Knight is asking its stockholders to approve the adjournment of the Knight special meeting to another time and place if necessary or appropriate to solicit additional votes in favor of the Knight Required Proposals. The merger agreement provides that the Knight special meeting will not be postponed or adjourned to a date that is more than thirty days after the date for which the Knight special meeting was originally scheduled without the consent of Swift.
Consummation of the transaction is not conditioned on the approval of the Knight Adjournment Proposal.
Vote Required and Knight Board Recommendation
Approval of the Knight Adjournment Proposal requires that the votes cast by Knight stockholders present in person or represented by proxy at the Knight special meeting and entitled to vote on the proposal in favor of the proposal exceed the votes cast by such stockholders against the proposal.
The Knight board of directors recommends a vote “FOR” the Knight Adjournment Proposal.
Knight Proposal 5: The Knight Advisory Compensation Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, Knight is seeking non-binding, advisory stockholder approval of the compensation of Knight’s named executive officers that is based on or otherwise relates to the transaction as disclosed in “The Transaction — Interests of Knight’s Directors and Officers in the Transaction — Quantification of Potential Payments and Benefits to Knight’s Named Executive Officers.” The proposal gives Knight’s stockholders the opportunity to express their views on the transaction-related compensation of Knight’s named executive officers. Accordingly, Knight is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to Knight’s named executive officers in connection with the transaction, as disclosed pursuant to Item 402(t) of Regulation S-K in “The Transaction — Interests of Knight’s Directors and Officers in the Transaction — Quantification of Potential Payments and Benefits to Knight’s Named Executive Officers” is hereby APPROVED.”

Consummation of the transaction is not conditioned on approval of the Knight advisory compensation proposal. Because the vote is advisory in nature only, it will not be binding on either Knight or the combined company. Accordingly, to the extent Knight or the combined company is contractually obligated to pay the compensation, the compensation will be payable to the Knight named executive officers, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the transaction consummated, regardless of the outcome of the advisory vote.
Vote Required and Knight Board Recommendation
Approval of the Knight advisory compensation proposal requires that the votes cast by Knight stockholders present in person or represented by proxy at the Knight special meeting and entitled to vote on the proposal in favor of the proposal exceed the votes cast by such stockholders against the proposal.
The Knight board of directors recommends a vote “FOR” the Knight advisory compensation proposal.
Other Matters to Come Before the Knight Special Meeting
No other matters are intended to be brought before the Knight special meeting by Knight. If any other matters properly come before the Knight special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the Knight board of directors on any such matter (unless the Knight stockholder checks the box on the proxy card to withhold discretionary voting authority).

THE SWIFT SPECIAL MEETING
Date, Time and Place
The Swift special meeting will take place at Swift’s corporate offices which are located at 2200 S. 75th Avenue, Phoenix, Arizona 85043, on September 7 at 9:00 a.m., local time.
Purpose of the Swift Special Meeting
At the Swift special meeting, Swift stockholders will be asked to consider and vote upon the following proposals and any other business that may properly come before the Swift special meeting or any reconvened meeting following any adjournment or postponement of the Swift special meeting:
1.
Share Issuance Proposal

2.
Charter Amendment Proposals

3.
Adjournment Proposal

Recommendation of the Swift Board of Directors
The Swift board of directors has unanimously determined that the merger agreement and the transaction, including each of the Swift charter amendment and the Swift share issuance, are advisable and are fair to and in the best interests of Swift and its stockholders and unanimously recommends that Swift stockholders vote:
•
“FOR” the Share Issuance Proposal;

•
“FOR” the Reclassification Proposal;

•
“FOR” the Reverse Stock Split Proposal;

•
“FOR” the Board Classification Proposal;

•
“FOR” the Stockholder Written Consent Proposal;

•
“FOR” the Additional Amendments Proposal; and

•
“FOR” the Swift Adjournment Proposal.

Swift Record Date; Shares Entitled to Vote
Only holders of record of class A shares of Swift and class B shares of Swift at the close of business on July 12, 2017, the record date for the Swift special meeting, will be entitled to notice of, and to vote at, the Swift special meeting or any adjournments or postponements thereof. Each class A share of Swift is entitled to cast one vote on each matter that comes before the Swift special meeting and each class B share of Swift is entitled to cast two votes on each matter that comes before the Swift special meeting.
As of the record date for the Swift special meeting, there were 84,170,417 class A shares of Swift and 49,741,938 class B shares of Swift outstanding and entitled to vote at the Swift special meeting.
Voting by Swift’s Directors and Executive Officers
As of the record date for the Swift special meeting, approximately 13.1% of the outstanding class A shares of Swift was held by Swift directors and executive officers and their affiliates and approximately 97.8% of the outstanding class B shares of Swift was held by the Swift Supporting Stockholders. Swift currently expects that the directors and executive officers of Swift will vote their class A shares of Swift and class B shares of Swift, as applicable, in favor of the Share Issuance Proposal and each of the Charter Amendment Proposals, although, other than the Swift Supporting Stockholders, none has entered into any agreements obligating them to do so. The Swift Supporting Stockholders, which hold approximately 55% of the total voting power of the outstanding Swift shares, have agreed to vote in favor of the Share Issuance Proposal and each of the Charter Amendment Proposals, pursuant to the terms and conditions of the Swift Support Agreement. For more information, see “The Transaction Agreements — Description of the Swift Support Agreement.”

Quorum
Stockholders who hold a majority of the voting power of the Swift shares issued and outstanding on the record date who are entitled to vote must be present in person or represented by proxy to constitute a quorum at the Swift special meeting. Abstentions will be counted as present for purposes of determining a quorum. Because it is expected that all proposals to be voted on at the Swift special meeting will be “non-routine” matters, broker non-votes (which are Swift shares held by banks, brokers or other nominees that are present in person or by proxy at the Swift special meeting but with respect to which the bank, broker or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the bank, broker or other nominee does not have discretionary voting power on such proposal), if any, will not be counted as present for purposes of determining a quorum. Swift shares held in treasury will not be included in the calculation of the number of Swift shares represented at the Swift special meeting for purposes of determining a quorum.
Required Vote
The approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Swift special meeting by holders of class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes), assuming a quorum is present. The approval of each Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes per share). The approval of the Swift Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Swift special meeting by holders of class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes per share), assuming a quorum is present.
The approval by Swift stockholders of the Share Issuance Proposal and the Charter Amendment Proposals is a condition to the completion of the transaction. If any of the Share Issuance Proposal or the Charter Amendment Proposals are not approved and the applicable condition in the merger agreement is not waived, the transaction will not be completed.
Abstentions and Broker Non-Votes
If you are a Swift stockholder and you fail to vote, it will have the same effect as a vote against any of the Charter Amendment Proposals, but it will have no effect on the Share Issuance Proposal or the Swift Adjournment Proposal, assuming a quorum is present.
If you are a Swift stockholder and you abstain from voting, it will have the same effect as a vote against any of the Charter Amendment Proposals and the Share Issuance Proposal, but it will have no effect on the Swift Adjournment Proposal.
If you are a Swift stockholder and you fail to instruct your broker, bank or nominee to vote your Swift shares, your broker may not vote your shares on any of the Charter Amendment Proposals, the Share Issuance Proposal or the Swift Adjournment Proposal. This will have the same effect as a vote against any of the Charter Amendment Proposals, but it will have no effect on the Share Issuance Proposal or the Swift Adjournment Proposal, assuming a quorum is present.
Shares Held in Street Name
If you hold your Swift shares in a stock brokerage account or if your Swift shares are held by a bank or nominee (that is, in “street name”), you must provide the record holder of your shares with instructions on how to vote your Swift shares. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote Swift shares held in street name by returning a proxy card directly to Swift or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers who hold Swift shares on behalf of their customers may not give a proxy to Swift to vote those shares without specific instructions from their customers.

If you are a Swift stockholder and you do not instruct your broker, bank or nominee to vote, your broker, bank or nominee may not vote those shares, and it will have the same effect as a vote against any of the Charter Amendment Proposals, but will have no effect on the Share Issuance Proposal or the Swift Adjournment Proposal, assuming a quorum is present.
Voting Proxies
A proxy card is enclosed for your use. Swift requests that you sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also vote your shares by telephone or through the Internet. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the Swift shares represented by it will be voted at the Swift special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy.
If a proxy is signed and returned without an indication as to how the Swift shares represented by the proxy are to be voted with regard to a particular proposal, the Swift shares represented by the proxy will be voted in favor of each such proposal, as applicable. In accordance with the bylaws of Swift and the General Corporation Law of the State of Delaware (referred to as the “DGCL”), business transacted at the Swift special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the Swift special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their discretion on such matter. As of the date hereof, the management of Swift has no knowledge of any business that will be presented for consideration at the Swift special meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders of Swift.
Your vote is important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Swift special meeting in person.
Revocability of Proxies or Voting Instructions
If you are a holder of record of Swift shares on the record date for the Swift special meeting, you have the power to revoke your proxy at any time before your proxy is voted at the Swift special meeting. You can revoke your proxy in one of three ways:
•
you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date; or

•
if you are a holder of record, you can attend the Swift special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

Attending the Swift special meeting without voting will not, by itself, revoke your proxy. If your Swift shares are held by a bank, broker or nominee, you should follow the instructions provided by the bank, broker or nominee.
If you choose either of the first two methods, you must deliver your notice of revocation or your new proxy to the corporate secretary of Swift at 2200 S. 75th Avenue, Phoenix, Arizona 85043, no later than the beginning of the Swift special meeting. If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by recording a different vote using the telephone or Internet, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.
Solicitation of Proxies
The cost of proxy solicitation for the Swift special meeting will be borne by Swift. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Swift, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Swift will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Swift has retained Innisfree M&A Incorporated to assist in its solicitation of proxies and has agreed to pay them a fee of approximately $17,500, plus reasonable expenses, for these services.
SWIFT PROPOSALS
Swift Proposal 1: The Share Issuance Proposal
Swift is asking its stockholders to approve the issuance of class A shares of Swift to Knight stockholders in connection with the transaction and in respect of Knight equity awards after the effective time of the merger. Swift stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement and the Swift share issuance. For a detailed discussion of the terms of the merger agreement and the transaction, including the Swift share issuance, see “The Transaction Agreements — Description of the Merger Agreement” or Annex A to this joint proxy statement/prospectus for the full text of the merger agreement.
Approval of the Share Issuance Proposal is a condition to the closing of the merger. If the Share Issuance Proposal is not approved, the transaction will not occur. For a detailed discussion of the conditions of the transaction, see “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”
Required Vote
The approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Swift special meeting by holders of class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes per share), assuming a quorum is present.
The Swift board of directors unanimously recommends that Swift stockholders vote “FOR” the Share Issuance Proposal.
Swift Proposal 2: The Reclassification Proposal
Swift is asking its stockholders to approve an amendment to the Swift certificate of incorporation, pursuant to which Swift’s current dual-class common stock structure will be eliminated by converting each issued and outstanding class B share of Swift into one class A share of Swift. Following the effectiveness of the Swift Share Reclassification, Swift will have a single class of common stock outstanding, Swift Class A Common Stock, with each share entitled to one vote.
The changes to the current Swift certificate of incorporation in connection with the Reclassification Proposal are reflected in the text of the amended and restated Swift certificate of incorporation, substantially in the form included as Annex B to this joint proxy statement/prospectus, which has been marked to show changes to the Swift certificate of incorporation. Swift stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the Swift Share Reclassification and are urged to carefully read the entire amendment to the Swift certificate of incorporation included as Annex B to this joint proxy statement/prospectus before voting on this proposal.
Under the terms of the merger agreement, this amended and restated Swift certificate of incorporation would become effective immediately prior to the effective time of the merger. If Swift and Knight do not complete the transaction, Swift will not amend the Swift certificate of incorporation to effect the Swift Share Reclassification contemplated by the Reclassification Proposal, notwithstanding that Swift stockholders may have previously approved the Reclassification Proposal.
Approval of the Reclassification Proposal is a condition to the closing of the transaction. If the Reclassification Proposal is not approved, the transaction will not occur. For a detailed discussion of the conditions of the transaction, see “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”

Required Vote
The approval of the Reclassification Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes per share).
The Swift board of directors unanimously recommends that Swift stockholders vote “FOR” the Reclassification Proposal.
Swift Proposal 3: The Reverse Stock Split Proposal
Swift is asking its stockholders to approve an amendment to the current Swift certificate of incorporation, pursuant to which, immediately after the Swift Share Reclassification, by means of a reverse stock split, each issued and outstanding class A share of Swift (including each class A share of Swift into which the class B shares of Swift were converted) will be consolidated into 0.720 of a class A share of Swift. The Reverse Stock Split will allow for the one-for-one ratio at which Knight shares will be converted into combined company shares and will allow for greater continuity with respect to the prior trading performance of Knight shares.
Proportionate voting rights and other rights of the holders of class A shares of Swift would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding class A shares of Swift immediately prior to the effective time of the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding class A shares of Swift after the Reverse Stock Split, subject to dilution as a result of the merger and the other transactions contemplated by the merger agreement, including the Swift Share Reclassification. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).
The changes to the current Swift certificate of incorporation in connection with the Reverse Stock Split Proposal are reflected in the text of the amended and restated Swift certificate of incorporation, substantially in the form included as Annex B to this joint proxy statement/prospectus, which has been marked to show changes to the current Swift certificate of incorporation. Swift stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the Reverse Stock Split and are urged to carefully read the entire amendment to the Swift certificate of incorporation included as Annex B to this joint proxy statement/prospectus before voting on this proposal. If Swift and Knight do not complete the transaction, Swift will not amend the Swift certificate of incorporation to effect the Reverse Stock Split contemplated by the Reverse Stock Split Proposal, notwithstanding that Swift stockholders may have previously approved the Reverse Stock Split Proposal.
Approval of the Reverse Stock Split Proposal is a condition to the closing of the transaction. If the Reverse Stock Split Proposal is not approved, the transaction will not occur. For a detailed discussion of the conditions of the transaction, see “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”
Required Vote
The approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes).
The Swift board of directors unanimously recommends that Swift stockholders vote “FOR” the Reverse Stock Split Proposal.
Swift Proposal 4: The Board Classification Proposal
Swift is asking its stockholders to approve an amendment to the Swift certificate of incorporation, pursuant to which the board of directors would be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms; provided that if the Board Classification

Proposal is approved at the Swift special meeting, the first class of directors will serve a term expiring at the combined company’s 2018 annual meeting of stockholders, the second class of directors will serve a term expiring at the combined company’s 2019 annual meeting of stockholders and the third class of directors will serve a term expiring at the combined company’s 2019 annual meeting of stockholders.
Classifying the board of directors is intended to encourage continuity in leadership following the closing of the transaction, consistent with the current classified structure of Knight’s board of directors.
The changes to the Swift certificate of incorporation in connection with the Board Classification Proposal are reflected in the text of the amended and restated Swift certificate of incorporation, substantially in the form included as Annex B to this joint proxy statement/prospectus, which has been marked to show changes to the Swift certificate of incorporation. Swift stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the Board Classification Proposal and are urged to carefully read the entire amendment to the current Swift certificate of incorporation included as Annex B to this joint proxy statement/prospectus before voting on this proposal. If Swift and Knight do not complete the transaction, Swift will not amend the current Swift certificate of incorporation to effect the Board Classification contemplated by the Board Classification Proposal, notwithstanding that Swift stockholders may have previously approved the Board Classification Proposal.
Approval of the Board Classification Proposal is a condition to the closing of the transaction. If the Board Classification Proposal is not approved, the transaction will not occur. For a detailed discussion of the conditions of the transaction, see “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”
Required Vote
The approval of the Board Classification Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes per share).
The Swift board of directors unanimously recommends that Swift stockholders vote “FOR” the Board Classification Proposal.
Swift Proposal 5: The Stockholder Written Consent Proposal
Swift is asking its stockholders to approve an amendment to the current Swift certificate of incorporation, pursuant to which stockholders may take action by written consent, in lieu of holding a meeting, if such action is passed by unanimous written consent signed by all stockholders entitled to vote.
The changes to the current Swift certificate of incorporation in connection with the Stockholder Written Consent Proposal are reflected in the text of the amended and restated Swift certificate of incorporation, substantially in the form included as Annex B to this joint proxy statement/prospectus, which has been marked to show changes to the current Swift certificate of incorporation. Swift stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the Stockholder Written Consent and are urged to carefully read the entire amendment to the current Swift certificate of incorporation included as Annex B to this joint proxy statement/prospectus before voting on this proposal. If Swift and Knight do not complete the transaction, Swift will not amend the Swift certificate of incorporation to effect the Stockholder Written Consent contemplated by the Stockholder Written Consent Proposal, notwithstanding that Swift stockholders may have previously approved the Stockholder Written Consent Proposal.
Approval of the Stockholder Written Consent Proposal is a condition to the closing of the transaction. If the Stockholder Written Consent Proposal is not approved, the transaction will not occur. For a detailed discussion of the conditions of the transaction, see “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”

Required Vote
The approval of the Stockholder Written Consent Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes per share).
The Swift board of directors unanimously recommends that Swift stockholders vote “FOR” the Stockholder Written Consent Proposal.
Swift Proposal 6: The Additional Amendments Proposal
Swift is asking its stockholders to approve certain additional amendments to the Swift certificate of incorporation as shown in Annex B to this joint proxy statement/prospectus. These amendments include the following:
•
changing the combined company’s corporate name from “Swift Transportation Company” to “Knight-Swift Transportation Holdings Inc.”;

•
providing that the size of the combined company’s board may be fixed by the board of directors and shall not be limited to fifteen directors;

•
removing the corporate opportunity waiver contained in the Swift certificate of incorporation; and

•
deleting the restriction that requires a special meeting of stockholders to be held within 12 months of an annual or special meeting.

In addition, the amended Swift certificate of incorporation will include certain technical changes and will reflect that the amended Swift certificate of incorporation will be the Second Amended and Restated Certificate of Incorporation. The provisions of the amended and restated certificate of incorporation were negotiated by the parties to the merger agreement and are considered by the parties to be an integral part of the transaction.
The changes to the current Swift certificate of incorporation in connection with the Additional Amendments Proposal are reflected in the text of the amended and restated Swift certificate of incorporation, substantially in the form included as Annex B to this joint proxy statement/prospectus, which has been marked to show changes to the Swift certificate of incorporation. Swift stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the Additional Amendments and are urged to carefully read the entire amendment to the current Swift certificate of incorporation included as Annex B to this joint proxy statement/prospectus before voting on this proposal. If Swift and Knight do not complete the transaction, Swift will not amend the Swift certificate of incorporation to effect the Additional Amendments contemplated by the Additional Amendments Proposal, notwithstanding that Swift stockholders may have previously approved the Additional Amendments Proposal.
Approval of the Additional Amendments Proposal is a condition to the closing of the transaction. If the Additional Amendments Proposal is not approved, the transaction will not occur. For a detailed discussion of the conditions of the transaction, see “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Transaction.”
Required Vote
The approval of the Additional Amendments Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding class A shares of Swift and class B shares of Swift, voting together (with each class A share of Swift entitled to one vote and each class B share of Swift entitled to two votes per share).
The Swift board of directors unanimously recommends that Swift stockholders vote “FOR” the Additional Amendments Proposal.

Swift Proposal 7: The Swift Adjournment Proposal
Swift stockholders are being asked to approve the adjournment of the Swift special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Share Issuance Proposal and the Charter Amendment Proposals, if there are insufficient votes at the time of such adjournment to approve such proposals.
If, at the Swift special meeting, the number of Swift shares present or represented and voting in favor of the Share Issuance Proposal and each of the Charter Amendment Proposals is insufficient to approve such proposals, Swift may move to adjourn the Swift special meeting in order to enable the Swift board of directors to solicit additional proxies for approval of such proposals, subject to the terms of the merger agreement.
Required Vote
Approval of the Swift Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of Swift shares, assuming a quorum is present.
The Swift board of directors unanimously recommends that Swift stockholders vote “FOR” the Swift Adjournment Proposal.

THE TRANSACTION
The following is a description of certain material aspects of the transaction. This description may not contain all of the information that may be important to you. The discussion of the transaction in this joint proxy statement/prospectus is qualified in its entirety by reference to the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A, the form of combined company’s Certificate of Incorporation and Bylaws that will be in effect as of the closing of the transaction, each of which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates, the voting agreements, each of which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates and the stockholders agreements and the Moyes letter agreement, each of which is filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We encourage you to read carefully this entire joint proxy statement/prospectus, including the annexes and exhibits to, and the documents incorporated by reference in, this joint proxy statement/prospectus and the exhibits to the registration statement to which this joint proxy statement/prospectus relates, for a more complete understanding of the transaction and documents incorporated by reference. This section is not intended to provide you with any factual information about Knight or Swift. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Knight and Swift make with the SEC, as described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
General Description of the Transaction
Under the terms of the merger agreement, Knight and Swift agreed to a combination transaction after which their respective businesses would be operated separately under a single combined company. The transaction will be implemented through several steps that will occur in immediate succession.
First, Swift’s certificate of incorporation will be amended. As a result of this amendment, all of the outstanding class B shares of Swift (each of which is currently entitled to two votes) will convert into an equal number of class A shares of Swift (each of which is currently entitled to one vote) and immediately afterwards each outstanding class A share of Swift (including those class A shares into which the class B shares were converted) will be combined by means of a reverse stock split into 0.720 of a class A share of Swift. No holder of class A shares of Swift will be issued fractional shares in the Reverse Stock Split. Each holder of class A shares of Swift subject to the Reverse Stock Split who would otherwise have been entitled to receive a fraction of a combined company share (after aggregating all shares held by such holder) will receive cash in an amount equal to the Swift fractional share consideration.
As part of the amendment to its certificate of incorporation, Swift will change its name to “Knight-Swift Transportation Holdings Inc.”, which will be the name of the combined company.
Immediately after the amendment to Swift’s certificate of incorporation, a direct wholly owned subsidiary of Swift will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company. In the merger, each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one combined company share.
After consummation of the transaction, Knight and Swift stockholders are expected to own approximately 46% and 54%, respectively, of the outstanding combined company shares. Knight shares currently trade on the NYSE under the symbol “KNX,” and class A shares of Swift currently trade on the NYSE under the symbol “SWFT.” Following the closing of the transaction, there will be one class of combined company shares outstanding, which will be listed on the NYSE and is expected to trade under the symbol “KNX.” Based on the number of outstanding Knight and Swift shares as of August 4, 2017, and the Knight and Swift equity awards expected to vest in connection with the transaction, a total of approximately 177,583,033 combined company shares are expected to be outstanding immediately after the completion of the transaction.
Although the existing Knight and Swift businesses will continue to be operated separately after the consummation of the transaction, the financial results of these businesses will be reported on a consolidated basis in the consolidated financial statements of the combined company. While it has not yet been determined where the indebtedness of the businesses will eventually be held, it is anticipated that it will be serviced from the cash flows of both businesses, and that both companies will be obligors with respect to such indebtedness.

Consideration to be Received by the Knight Stockholders
In the merger, each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one combined company share.
The merger consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend, any dividend or distribution of securities convertible into Knight shares or class A shares of Swift, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Knight shares or class A shares of Swift outstanding after the date of the merger agreement and prior to the effective time of the merger (in each case, other than the Swift Share Reclassification and Reverse Stock Split).
Background of the Transaction
The Swift board of directors and management team periodically and in the ordinary course evaluate and consider a variety of financial and strategic opportunities to enhance stockholder value as part of Swift’s long-term business plans and operating strategies in light of industry, regulatory and economic trends and developments.
Similarly, Knight’s board of directors and management team periodically and in the ordinary course evaluate and consider a variety of financial and strategic opportunities to enhance Knight’s growth prospects as Knight’s board of directors and management team seek to build stockholder value by improving operations at acquired companies.
The Knight and the Swift organizations have a long-standing familiarity with each other’s businesses as the two largest truckload companies in Phoenix, Arizona, with Kevin Knight, Executive Chairman of the board of directors of Knight, and Gary Knight, Vice Chairman of the board of directors of Knight, having previously worked at Swift until 1990. Representatives of Swift and Knight have discussed a possible combination informally at various points over the past several years. These discussions previously did not progress to any level of formality because of differences in size, valuation multiple and strategy that prevailed at various times. During 2016, certain industry and company-specific events coincided to make discussions, in Knight’s view, more likely.
In mid-2016, the trucking industry was facing excess capacity and other industry challenges. Based on the belief of members of Knight management that both Knight and Swift might be able to better face those challenges as a combined company, Mr. Kevin Knight scheduled a meeting with Mr. Moyes to ascertain whether he might be supportive of a combination of Knight and Swift.
On August 30, 2016, Mr. Moyes and Mr. Kevin Knight met. At the meeting, Mr. Kevin Knight expressed Knight’s interest in combining Knight and Swift. Mr. Moyes stated that in his view as a stockholder, in light of what he perceived as Swift’s operational challenges and Knight’s proven track record of operational excellence, such a combination could have merit. No proposal was made at this meeting and the parties did not discuss any financial terms of a potential transaction. Mr. Moyes told Mr. Kevin Knight that he would inform Richard H. Dozer, Chairman of the Swift board of directors, of the discussion and that if the Swift board of directors was interested in pursuing such a transaction the financial terms of any transaction would be negotiated by the companies’ respective boards of directors with the assistance of their financial and legal advisors.
Mr. Moyes subsequently informed Mr. Dozer of his discussion with Mr. Kevin Knight and of Knight’s interest in a potential combination of Knight and Swift and from time to time thereafter Mr. Moyes informed Mr. Dozer on a regular basis of his interactions with Knight. Shortly thereafter, Mr. Kevin Knight called Mr. Dozer to express Knight’s interest in a strategic combination between Knight and Swift. The parties conceptually discussed a potential transaction structure that would allow each company to continue to operate independently under common ownership without any discussion regarding price or other economic terms.
On September 1, 2016, the Knight board of directors held a meeting and briefly discussed a potential acquisition opportunity related to Swift.

On September 7, 2016 the Swift board of directors held a meeting at which Knight’s interest in a potential combination of Knight and Swift was discussed.
On September 8, 2016, Swift announced that Richard Stocking, Swift’s President and Chief Operating Officer, was appointed to the position of President and Co-Chief Executive Officer, effective immediately. Also on September 8, 2016, Swift announced that Mr. Moyes would retire from Swift effective December 31, 2016 and would serve as Co-Chief Executive Officer through his retirement date and would serve as a consultant with the title of Founder and Chairman Emeritus and would continue as a member of the Swift board of directors following his retirement date. Mr. Moyes’ retirement date and the transition of the President and Chief Executive Officer titles had been discussed by Mr. Moyes and the Swift board of directors for several weeks. The retirement announcement was not connected to the initial discussion with Mr. Kevin Knight. In light of Mr. Moyes’ planned retirement and his view as a stockholder of Swift that Knight had a proven track record of operational excellence, Mr. Moyes continued to believe that a combination of Knight and Swift could have merit, although his views on the potential merit of a combination did not have any impact on his decision to retire.
On September 8, 2016, Mr. Kevin Knight called Mr. Dozer to schedule a meeting later in the month to further explore a potential combination of Knight and Swift.
On the morning of September 23, 2016, Mr. Dozer, Mr. Moyes and Messrs. Kevin and Gary Knight had a meeting to discuss the strategic rationale for a combination of Knight and Swift, including the potential management team of the combined company. No proposal was made at this meeting and the parties did not discuss any financial terms of a potential transaction.
On the morning of September 26, 2016, Mr. Dozer met with Messrs. Knight to further discuss potential terms of a combination, including the potential management team of a combined company.
On September 26, 2016, the Swift board of directors held a meeting to discuss a potential transaction with Knight, including the engagement of legal and financial advisors to assist with Swift’s evaluation of a potential transaction. In attendance were representatives of Swift’s management team. At that meeting, the Swift board of directors authorized the engagement of Kirkland as counsel to Swift in connection with the evaluation of a potential transaction with Knight and decided to select a financial advisor at a later date following interviews of investment banks.
On September 30, 2016, Mr. Mark Scudder of Scudder Law Firm, P.C., L.L.O. (referred to as the “Scudder Law Firm”), counsel to Mr. Moyes, met with Mr. Kevin Knight to discuss potential governance and voting matters applicable to Mr. Moyes as a stockholder that would need to be resolved should a potential transaction be further pursued by Knight and Swift. These matters included the extent to which Mr. Moyes would be (i) required to vote his Swift stock in favor of a transaction, (ii) entitled as a stockholder to designate members of the board of directors of the combined company and (iii) subject to the combined company’s restrictions on hedging and pledging shares. Additionally, the parties discussed Mr. Moyes’ role, if any, with the combined company. No financial terms of a potential transaction were discussed at this meeting.
On October 3, 2016, Mr. Kevin Knight informed Mr. Dozer that Knight would be instructing Fried Frank, Knight’s transaction counsel, to send a mutual nondisclosure agreement to Kirkland.
On October 4, 2016, Kirkland received a draft mutual nondisclosure agreement from Fried Frank.
On October 5, 2016, a meeting of the Swift board of directors was convened to discuss the draft nondisclosure agreement that had been received, as well as various other aspects of a potential transaction with Knight. In attendance were representatives of Swift’s management team and representatives of Kirkland. Representatives of Kirkland briefed the Swift board of directors on the material terms of the nondisclosure agreement (including mutual standstill obligations), the transaction evaluation process generally and the engagement of an investment bank to assist with evaluating a potential combination with Knight. At the conclusion of the meeting, the Swift board of directors scheduled a meeting in Phoenix later in October to interview potential financial advisors and invited all directors who were able to attend the meeting to participate, with those directors attending to report back to the directors who would not be attending with their recommendation for a financial advisor.

On October 6, 2016, Mr. Kevin Knight informed Mr. Dozer that Knight was presently focused on preparing for its quarterly earnings announcement and would not likely be in a position to submit a proposal with respect to a potential transaction until sometime after quarterly earnings were to be released.
Between October 6, 2016 and October 10, 2016, Mr. Mark Scudder and Mr. Gary Knight engaged in further conversations regarding potential governance and voting matters discussed by Mr. Scudder and Mr. Kevin Knight at their meeting on September 30. No financial terms of a potential transaction were discussed during these conversations.
On October 19, 2016, Mr. Mark Scudder had a telephone conference with Mr. Gary Hourihan of Echelon Compensation Partners, regarding the history, organizational structure, and corporate governance background of both companies, as well as the potential management, governance and voting issues to be discussed at the October 20 meeting.
On October 20, 2016, Mr. Moyes, Mr. Earl Scudder of the Scudder Law Firm, Mr. Mark Scudder, Messrs. Knight and other representatives of Knight met to discuss potential governance and share ownership matters that would affect Mr. Moyes as a stockholder should a potential transaction be further pursued by Knight and Swift. These matters included (i) the potential impact of a transaction on Mr. Moyes’ hedging and pledging positions and Mr. Moyes’ ability to continue engaging in hedging and pledging activities and (ii) the extent to which Mr. Moyes would be entitled as a stockholder to designate members of the board of directors of the combined company. Additionally, the parties discussed Mr. Moyes’ role, if any, with the combined company and that, in connection with any agreed transaction, Mr. Moyes would agree to vote his Swift stock in favor of a transaction. Messrs. Knight indicated that as a condition to any transaction between Knight and Swift, the holders of class B shares of Swift would be required to relinquish their high-vote shares and to receive the same consideration as the other stockholders of Swift. Mr. Moyes indicated at the meeting that, in light of his belief in the potential value creation that could be achieved through a combination of the two companies, he, as the beneficial owner of a majority of the class B shares of Swift, would be prepared to relinquish the high-vote shares under his control in any transaction and to receive the same consideration as the other stockholders of Swift in any potential transaction, and that he believed other members of his family would be willing to do the same. Mr. Moyes did not request, and he was not offered, any additional consideration for the class B stockholders in the transaction in exchange for relinquishing their class B shares of Swift. The parties did not discuss the potential exchange ratio or other financial terms of a potential transaction during this discussion.
On October 21, 2016, Knight sent Mr. Mark Scudder an outline of several issues relating to the governance and voting terms that would apply to Mr. Moyes as a stockholder should a potential transaction be further pursued by Knight and Swift. From time to time thereafter, Mr. Mark Scudder had occasional discussions with representatives of Knight regarding the governance and voting terms that would apply to Mr. Moyes as a stockholder should a potential transaction be further pursued by Knight and Swift. In these discussions, representatives of Knight expressed the view that Mr. Moyes should be a member of the board of directors of the combined company and an advisor and consultant to the Chairman and Vice Chairman of the combined company and, in this way, the combined company would benefit significantly from Mr. Moyes’ considerable knowledge of and experience with Swift’s business, including his long-standing relationships with customers, and the trucking industry generally. At the same time, it was important to Knight that Mr. Moyes agree to limit his ability to use his ownership position to exert influence over the combined company or adversely impact the trading price of the combined company’s shares. In this regard, the parties discussed the extent to which Mr. Moyes would be entitled as a stockholder to designate members of the board of directors of the combined company and his role as a senior advisor and consultant as well as terms of potential standstill, voting, share transfer, pledging and hedging restrictions that would be applicable to Mr. Moyes and his family as stockholders of a combined company. The parties did not discuss the potential exchange ratio or other financial terms of a potential transaction during these discussions, and Mr. Moyes kept Mr. Dozer apprised of these discussions.
On October 27, 2016, Messrs. Dozer, Moyes, Riley and Vander Ploeg, members of Swift management and representatives of Kirkland met with three investment banks and discussed the potential engagement of a financial advisor in connection with a range of potential strategic transactions involving Swift and the investment banks’ respective qualifications, reputations and experience.

On November 3, 2016, the Swift board of directors held a meeting at which representatives of Swift’s management team and representatives of Kirkland and representatives of Pearl Meyer, Swift’s compensation consultant, were in attendance. The Swift board of directors discussed the October 27 investment bank interviews and further discussed the retention of a financial advisor in connection with the evaluation of a potential transaction involving Knight. The Swift board of directors concluded that it would not make a decision to engage a financial advisor until a proposal was received from Knight. The Swift board of directors also discussed the recommendations of Pearl Meyer regarding compensation for members of the Swift board of directors, to be paid on a per meeting basis, for the potential significant additional work associated with the evaluation of the potential transaction. Thereafter, the Swift board of directors unanimously approved such additional director compensation for services provided in connection with the potential transaction as follows: (i) $500 for meetings (in person or via tele-conference) of one hour or less; (ii) $1,000 for meetings (in person or via tele-conference) of one to four hours; and (iii) $2,500 for meetings (in person or via tele-conference) of four hours or more.
On November 8, 2016, the Knight board of directors held a regularly scheduled meeting attended by members of Knight’s management team and representatives of Evercore, Fried Frank and Ryley, Carlock & Applewhite, P.C. (referred to as “Ryley Carlock”), counsel to Knight. At the meeting, representatives of Fried Frank discussed with the directors their fiduciary duties in considering a potential combination with Swift, as well as terms potentially applicable to any such combination, as well as standstill and other terms potentially applicable to Mr. Moyes and his family members as stockholders of the combined company. At the meeting, representatives of Evercore discussed with the board their preliminary financial analysis of a potential transaction. In this regard, representatives of Evercore and Fried Frank discussed with the board that in all-stock, strategic combination transactions of parties within the same industry such as the potential combination with Swift, it was customary for the exchange ratio in the transaction to be fixed at signing and not subject to post-signing adjustment. As a result, both the Knight stockholders and Swift stockholders would be subject to fluctuations in the trading price of the companies’ shares between signing and closing.
On November 16, 2016, the Swift board of directors held a meeting at which representatives of Swift’s management team and representatives of Kirkland were in attendance. At the meeting, the Swift directors discussed the status of the potential transaction with Knight and the potential timing for receipt of a proposal from Knight.
On November 28, 2016, the Knight board of directors held a meeting attended by members of Knight’s management team and representatives of Evercore, Fried Frank and Ryley Carlock. At the meeting, Knight’s management team reviewed a draft indication of interest (referred to as the “Initial Proposal”) for a potential combination with Swift. After discussion, the board authorized Knight management to deliver the Initial Proposal to Swift.
On November 28, 2016, Mr. Kevin Knight sent the Initial Proposal to Mr. Dozer. The Initial Proposal contemplated a combination of Knight and Swift in an all-stock transaction in which each class A share of Swift and class B share of Swift would be exchanged for 0.740 of a share of the combined company, and each share of Knight would be exchanged for one combined company share. The 0.740 proposed exchange ratio represented a 3% premium to Swift’s closing share price of  $25.36 on November 25th, a 2% premium to the 90-day average exchange ratio and a 10% premium to the 180-day average exchange ratio, in each case calculated using the volume-weighted average intraday share prices of Knight and Swift. Based on the 0.740 proposed exchange ratio, following the closing of a potential business combination, Swift stockholders would own approximately 55% of the combined company, with Knight stockholders owning the remaining 45%. The Initial Proposal was expressly subject to due diligence with respect to various contingent liabilities and potential asset valuation adjustments, for which Knight requested additional information to assess. The Initial Proposal contemplated that (1) the combined company would include a number of Swift directors to be mutually agreed upon, but the combined company’s board of directors would have a majority of its directors comprised of current directors of Knight; (2) certain of Swift’s key executive officers and operating team members would continue to hold leadership roles over Swift’s business after closing; and (3) both companies would continue to operate as distinct businesses with separate brands. In addition, the Initial Proposal stated that the new name of the combined company would include both the “Knight” and “Swift” names.

On November 28, 2016 Mr. Dozer acknowledged receipt of the Initial Proposal via email to Mr. Kevin Knight.
On December 1, 2016, the Swift board of directors met to discuss the Initial Proposal. Members of Swift management and representatives of Kirkland were present at the meeting. At the meeting, the Swift board of directors approved the selection of Morgan Stanley as its financial advisor. Swift retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. The representatives of Kirkland discussed various legal and process considerations relating to the Initial Proposal. At the meeting, the Swift board of directors also decided that in light of the importance of any decisions regarding the Initial Proposal and to provide additional time for the directors to consider the Initial Proposal with the benefit of legal and financial advice, the Swift board of directors would further discuss these matters at the next quarterly meeting on December 22, 2016, during which Morgan Stanley would provide its preliminary financial analysis relating to the Initial Proposal. The Swift board of directors then further discussed process and next steps, including designating a single point of contact for discussions with Knight or other potentially interested parties, and the Swift board of directors unanimously agreed that Mr. Dozer should serve as the Company’s primary point of contact for all such discussions.
On December 13, 2016, Mr. Dozer distributed to the Swift board of directors and the Swift senior management team a set of guidelines, prepared with assistance from Kirkland, which provided, among other things, that all communications on behalf of Swift with any counterparty relating to a possible transaction should be conducted by or at the direction of Mr. Dozer, and that no director or officer should engage in individual conversation regarding the potential transaction with any counterparty or its advisors without Mr. Dozer’s supervision or approval. The guidelines further provided that no confidential information of Swift, including information regarding a potential transaction, may be shared with any third party without the permission of Mr. Dozer. Mr. Dozer further noted that, as previously communicated to the Swift board of directors, in order to be in a position to engage with Knight should the Swift board of directors decide to move forward with discussions, Kirkland was proceeding with negotiating the draft nondisclosure agreement so that the parties would be in a position to further explore the potential transaction should the Swift board of directors decide to do so.
On December 19, 2016, Kirkland sent to Fried Frank a revised draft of the nondisclosure agreement.
On December 22, 2016, the Swift board of directors held its quarterly meeting at which the Initial Proposal was discussed, with representatives of Swift’s management, Kirkland and Morgan Stanley in attendance. Mr. Moyes recounted to the Swift board of directors that he had met with Mr. Kevin Knight concerning the concept of a potential combination of Swift and Knight within the past six months and that he had subsequently met with Mr. Kevin Knight to discuss the strategic logic of a potential combination, the structure of the combined company, the potential leadership of the combined company and the potential synergies that could be achieved. Mr. Dozer then recounted to the Swift board of directors that he received a call from Mr. Kevin Knight in late August during which Mr. Kevin Knight expressed that Knight was interested in a potential combination of Swift and Knight. Mr. Dozer also stated that he had separately met with Mr. Moyes, Mr. Kevin Knight and Mr. Gary Knight and with Mr. Kevin Knight and Mr. Gary Knight to discuss the strategic rationale for a combination of Knight and Swift, including the potential management team of the combined company. Representatives of Kirkland reviewed the key terms and legal aspects of the Initial Proposal, and discussed with the Swift board of directors various legal matters, including the directors’ fiduciary duties, the guidelines that had been distributed to the Swift board of directors on December 13th, process considerations and various aspects of strategic transactions involving companies with significant stockholders. The representatives of Kirkland noted that the Initial Proposal remained subject to due diligence relating to various contingent liabilities relating to Swift. During the meeting, Swift’s management team delivered a presentation regarding Swift’s management projections, based on the Swift December standalone projections and the Swift December standalone projections (as further described in the section entitled “— Swift Management’s Unaudited Prospective Financial Information”). Morgan Stanley also presented to the Swift board of directors a relationship disclosure letter that had been previously circulated to the Swift board of directors, noting in particular that in the past two years Morgan Stanley had not been engaged on any financial advisory or financing assignments for Knight, but that Morgan Stanley or an affiliate thereof was a lender to each of Mr. Moyes and Mr. Keith Knight. Morgan Stanley reviewed preliminary strategic and financial considerations relevant to the Swift board of directors’ evaluation of the Initial Proposal, including preliminary financial analysis based on the Swift December standalone projections. At the request of the Swift board of directors, Mr. Moyes indicated his support for a combination of Knight and Swift, including if Mr. Moyes would not be offered a role with the combined company. The Swift board of directors discussed potential next steps in an executive session without management present (which was convened to discuss matters relating to management) and an additional executive session without Mr. Moyes present (which was convened to discuss considerations relating to Mr. Moyes and to further discuss the Initial Proposal more generally). At the meeting, the Swift board of directors concluded that Mr. Dozer should communicate to Mr. Kevin Knight that while the Swift board of directors had not yet taken a formal view on the Initial Proposal, in order to provide the Swift board of directors with the information necessary to evaluate a potential transaction with Knight, Swift was willing to sign a nondisclosure agreement, exchange financial projections, provide Knight with the targeted due diligence items noted in the Initial Proposal and engage in discussions regarding potential synergies. The Swift board of directors further concluded that Swift should present to Knight the Swift December upside standalone projections.
Shortly thereafter, Mr. Dozer called Mr. Kevin Knight and communicated that while the Swift board of directors had not determined that it wished to pursue the Initial Proposal, Swift was willing to execute a nondisclosure agreement and provide due diligence information to address the key areas highlighted in the Initial Proposal as potentially impacting the proposed exchange ratio so that Knight could submit a less conditional proposal. Mr. Dozer and Mr. Kevin Knight also agreed to exchange financial projections and to facilitate discussions on potential synergies.
On December 28, 2016, Kirkland and Fried Frank discussed the due diligence process discussed between Mr. Dozer and Mr. Kevin Knight following the December 22, 2016 board meeting.
On January 6, 2017, Fried Frank sent a revised draft of the nondisclosure agreement to Kirkland. Between January 6, 2017 and January 16, 2017, Kirkland and Fried Frank negotiated the terms of a mutual nondisclosure agreement containing reciprocal standstill obligations (and which permitted each party to privately submit one or more acquisition proposals to the other party’s chairman or board of directors), which was executed on January 16, 2017.
On January 6, 2017, representatives of Fried Frank sent to representatives of the Scudder Law Firm a draft term sheet for discussion setting forth potential obligations to vote in favor of a transaction as well as governance rights, standstill provisions and transfer restrictions that would apply to Mr. Moyes and his family members as stockholders should a potential transaction be pursued by Knight and Swift.
On January 10, 2017, Mr. Earl Scudder, Mr. Mark Scudder, Mr. Moyes, Messrs. Knight, representatives of Evercore, representatives of Fried Frank and representatives of Knight management met to discuss the draft term sheet.
On January 11, 2017, Mr. Moyes provided an update to Mr. Dozer about the topics discussed during the January 10, 2017 meeting between Mr. Moyes and the representatives of Knight.
On January 11, 2017, Mr. Dozer met with Mr. Kevin Knight and Mr. Gary Knight to discuss the topics discussed during the January 10, 2017 meeting between Mr. Moyes and the representatives of Knight and the status of the nondisclosure agreement.
From January 21, 2017 through the middle of March, 2017, Knight management conducted due diligence on the potential contingencies identified in the Initial Proposal and engaged in discussions with Swift management and Morgan Stanley regarding potential synergies, with Swift management conducting due diligence with respect to certain business, financial and legal matters relating to Knight.
On January 24, 2017, Mr. Dozer, Mr. Moyes, Mr. Gary Knight and Mr. Kevin Knight met to discuss the status of each party’s evaluation of a potential transaction. Beginning in late January, Mr. Dozer and Messrs. Knight began meeting regularly to discuss various aspects of the potential transaction without discussing the financial terms of the transaction.
On January 27, 2017, the parties exchanged financial projections, with Swift providing the Swift December upside standalone projections and Knight providing the January 4 Knight Internal Forecasts and the January 4 Knight Forecasts for Swift (as further described in the section entitled “— Knight Management’s Unaudited Prospective Financial Information”).

Also on January 27, 2017, Scudder Law Firm sent to Fried Frank a draft amendment to Mr. Moyes’ existing consulting agreement with Swift, revised to reflect Mr. Moyes as serving as Senior Advisor to the Executive Chairman and the Vice Chairman of the combined company should a potential transaction be pursued by Knight and Swift.
On February 1, 2017, the Knight board of directors held a meeting attended by members of Knight’s management team and representatives of Ryley Carlock. At the meeting, the Knight management team reviewed the status of due diligence and the status of discussions with Mr. Moyes regarding potential obligations to vote in favor of a transaction, as well as governance rights, standstill and voting restrictions and share transfer restrictions that would apply to Mr. Moyes and his family members as stockholders should a potential transaction be pursued by Knight and Swift. In particular, the Knight management team discussed their view that the combined company could benefit significantly from Mr. Moyes’ considerable knowledge of and experience with Swift’s business and the trucking industry generally if Mr. Moyes were a member of the board of directors of the combined company and an advisor and consultant to the Chairman and Vice Chairman of the combined company. At the same time, the Knight management team discussed the potentially significant voting power that Mr. Moyes and his family members would possess as stockholders of the combined company and the importance to Knight that Mr. Moyes agree to limit his ability to use his ownership position to exert influence over the combined company or adversely impact the trading price of the combined company’s shares. In this regard, the Knight management team discussed terms of potential standstill, voting, share transfer, pledging and hedging restrictions that would be applicable to Mr. Moyes and his family as stockholders of a combined company.
From February 2, 2017 through February 28, 2017, Mr. Mark Scudder from time to time engaged in discussions with representatives of Fried Frank and Evercore regarding potential obligations to vote in favor of a transaction as well as a potential right on the part of Mr. Moyes to designate members of the board of directors of the combined company, a limitation on the ability of Mr. Moyes and his family members to vote in excess of an agreed percentage of shares of the combined company, the period of time during which standstill provisions would apply to Mr. Moyes and his family members and transfer restrictions that would apply to Mr. Moyes and his family members.
On February 3, 2017, Mr. Moyes and Messrs. Knight met to discuss potential obligations to vote in favor of a transaction as well as governance rights, standstill provisions and transfer restrictions that would apply to Mr. Moyes and his family members as stockholders should a potential transaction be pursued by Knight and Swift and the status of the parties’ evaluation of the potential transaction. In particular, the parties discussed a potential right on the part of Mr. Moyes to designate up to two members of the board of directors of the combined company, a limitation on the ability of Mr. Moyes and his family members to vote in excess of 12.5% of the shares of the combined company and standstill provisions that would apply to Mr. Moyes his family members until such time as their ownership fell below 5%.
On February 6, 2017, at the request of Knight and Mr. Dozer, Mr. Stocking and Ms. Henkels met with Messrs. Knight in Dallas to discuss the potential roles of Swift management in the combined company, as contemplated by the Initial Proposal.
On February 27, 2017, Mr. Gary Knight met with Mr. Dozer and provided Mr. Dozer with a copy of the term sheet that had been discussed with Mr. Moyes regarding potential obligations on the part of Mr. Moyes and his family members to vote in favor of a transaction, as well as governance rights, standstill provisions and transfer restrictions that would apply to Mr. Moyes and his family members as stockholders of the combined company, including that, at closing, Mr. Moyes would assume the non-executive role of senior advisor to the executive chairman and to the vice chairman of the combined company and that Mr. Moyes would continue in his consultant role, pursuant to an amended consulting agreement. Afterward, Mr. Dozer met with Mr. Moyes to discuss the matters reflected in the term sheet.
On February 28, 2017, the Swift board of directors held a meeting at which representatives of Swift management, Kirkland and Morgan Stanley were present. Mr. Dozer, Swift management and representatives of Morgan Stanley and Kirkland provided an update on the status of the potential transaction with Knight since the prior meeting of the Swift board of directors, describing the discussions that had taken place between Swift and Knight and the progress of Knight’s due diligence, noting that Swift and Knight had exchanged financial projections and engaged in a due diligence exercise. Representatives of

Morgan Stanley reviewed additional preliminary financial analysis regarding Swift and Knight. Representatives of Morgan Stanley also discussed other strategic opportunities that might potentially be available to Swift, including a leveraged recapitalization, the sale of a business unit of Swift, an acquisition of another business in the industry, a sale to or merger with a different strategic buyer, a leveraged buyout and continuing as a standalone entity, each of which was discussed by the Swift board of directors. The Swift board of directors solicited the views of Mr. Moyes, in his capacity as a stockholder of Swift, on the other strategic opportunities that might potentially be available to Swift. Mr. Moyes informed the Swift board of directors that he would not support any strategic transaction involving Swift other than a combination with Knight. The Swift board of directors discussed the fact that as the holder of more than a majority of the voting power of Swift, Mr. Moyes’ support would be critical to the success of a combination with Knight or other strategic transactions, and Mr. Moyes reiterated his support for a combination with Knight. Representatives of Kirkland summarized for the Swift board of directors the term sheet which had been received from Knight relating to potential obligations on the part of Mr. Moyes and his family members to vote in favor of a transaction as well as governance rights, standstill provisions and transfer restrictions that would apply to Mr. Moyes and his family members as a stockholder of the combined company. During the course of the meeting, the Swift board of directors met in executive session (without members of Swift management present) to discuss Swift’s performance, industry trends generally and the Swift board of directors’ views on Swift’s management and prospects as a standalone company.
On March 1, 2017, Knight provided a memo to Swift outlining Knight’s views on integration and potential synergies.
On March 2, 2017, representatives of Knight, Mr. Dozer, Mr. Moyes and Mickey R. Dragash, executive vice president and general counsel of Swift, had a meeting to discuss certain litigation matters to which Swift was a party. Separately, Messrs. Knight, a representative of Knight, Mr. Moyes and Mr. Earl Scudder met to discuss Mr. Moyes’ views on such litigation matters.
On March 7, 2017, Mr. Dozer met with a representative of Knight to discuss the meetings on March 2, 2017 and Knight’s assessment of the potential liability associated with Swift’s litigation.
From March 7, 2017 through March 22, 2017, Mr. Mark Scudder from time to time engaged in discussions with representatives of Evercore and Fried Frank regarding matters that would affect Mr. Moyes in his capacity as a stockholder of the combined company.
On March 14, 2017, following the completion of Knight’s targeted due diligence exercise, Mr. Dozer met with Messrs. Knight. During the meeting, Messrs. Knight provided Mr. Dozer with a revised proposal letter (referred to as the “Revised Proposal”) reflecting a 0.675 exchange ratio and a related presentation describing the Revised Proposal. Fried Frank separately provided the same materials to Kirkland and Evercore separately provided the same materials to Morgan Stanley. The Revised Proposal reflected the following key governance terms: (i) Swift would remain as the surviving public company, (ii) the combined company would have a single class of shares outstanding, (iii) the combined company’s board would consist of 10 to 15 directors, with two directors to be selected by the Swift board of directors and two directors to be selected by Mr. Moyes in his capacity as a stockholder and (iv) Mr. Moyes and members of his family and Messrs. Knight would be subject to obligations to vote in favor of a transaction as well as standstill provisions and transfer restrictions with respect to the combined company and Mr. Moyes would have certain governance rights with respect to the combined company. That same day, Mr. Moyes met with Messrs. Knight regarding potential governance matters that would apply to the combined company.
On March 16, 2017, a meeting of the Swift board of directors was held to discuss the Revised Proposal. In attendance at the meeting were representatives of the Swift management team, Kirkland and Morgan Stanley. Representatives of Kirkland presented regarding various legal considerations relating to the Revised Proposal, including the directors’ fiduciary duties, noting that the 0.675 exchange ratio reflected in the Revised Proposal was lower than the 0.740 exchange ratio reflected in the Initial Proposal, but reflected a higher premium as compared to the Initial Proposal due to recent changes in the parties’ stock prices, and that Knight had attributed the lower exchange ratio to the results of its due diligence and Knight’s views on potential contingent liabilities relating to Swift and the impact of a potential owner-operator remediation program. The representatives of Kirkland described the key governance provisions in the Revised Proposal and discussed the due diligence that had been conducted by Knight and

Swift in relation to the Revised Proposal. Representatives of Morgan Stanley discussed updated preliminary financial analysis regarding Swift and Knight and the Revised Proposal, including as compared to the Initial Proposal. Members of the Swift board of directors then discussed various financial aspects of the Revised Proposal, including in relation to the impact of Swift’s mid-quarter earnings update, historical average exchange ratios of Swift and Knight’s trading prices, the companies’ differing views on the nature and magnitude of contingent liabilities and the potential upside value creation that could be unlocked in eliminating Swift’s dual class share structure. In addition, representatives of Morgan Stanley and Kirkland discussed with the Swift board of directors that in an all-stock, strategic combination transaction such as the potential combination with Knight, it was typical for the exchange ratio to be fixed at signing and not subject to post-signing adjustment and that, consequently, both the Swift stockholders and Knight stockholders would be subject to fluctuations in the trading price of the companies’ shares between signing and closing. At the meeting, the Swift board of directors concluded that Mr. Dozer should meet with representatives of Knight to communicate that while Swift was willing to continue exploring a transaction with Knight, the exchange ratio would need to be increased in light of these and other factors.
On March 17, 2017, Mr. Dozer informed Mr. Gary Knight that Swift was prepared to continue exploring a transaction with Knight but that the proposed exchange ratio was too low, including in relation to the impact of Swift’s mid-quarter earnings update, historical average exchange ratios of Swift and Knight’s trading prices, the companies’ differing views on the nature and magnitude of contingent liabilities and the potential upside value creation that could be unlocked in eliminating Swift’s dual class share structure.
On March 18, 2017, Morgan Stanley and Evercore had a telephone conversation during which Morgan Stanley presented a number of considerations in support of a higher exchange ratio, including the matters discussed between Mr. Dozer and Mr. Gary Knight on March 17, 2017.
On March 19, 2017, Mr. Dozer and Mr. Gary Knight met. Mr. Gary Knight communicated an offer to increase the exchange ratio to 0.70, and that Knight would welcome having Ms. Henkels serve as the chief financial officer of the combined company, if she were willing to do so, but that Knight’s improved proposal was conditioned on Swift not soliciting or entertaining alternative transactions. Mr. Dozer informed Mr. Gary Knight that the newly increased exchange ratio was still likely too low, but that he would discuss it with the Swift board of directors.
On March 20, 2017, a meeting of the Swift board of directors was held to discuss the March 19th proposal and Mr. Dozer’s March 19th meeting with Mr. Gary Knight. In attendance at the meeting were representatives of Kirkland and Morgan Stanley. At the meeting, representatives of Morgan Stanley also summarized their March 18, 2017 telephone conversation with Evercore. The Swift board of directors reviewed and discussed various aspects of the March 19th proposal. At the conclusion of the meeting, the Swift board of directors gave Mr. Dozer the authority to propose and negotiate with Knight an exchange ratio in the range of 0.73 to 0.75.
On March 21, 2017, Mr. Dozer and Mr. Gary Knight met again. Mr. Gary Knight stated a willingness to increase the exchange ratio to 0.71 and Mr. Dozer stated that an exchange ratio more consistent with that reflected in the Initial Proposal was more appropriate. Mr. Gary Knight responded that Knight might be willing to offer an exchange ratio of 0.7125. Mr. Dozer told Mr. Gary Knight he did not have authority to agree to an exchange ratio in that range, but that he would discuss the Knight proposal with the Swift board of directors.
Later in the afternoon on March 21, 2017, Mr. Dozer and Mr. Gary Knight spoke again. During the course of this discussion, Mr. Gary Knight stated that Knight would be willing to increase the exchange ratio to 0.72, but that it was the highest exchange ratio that Knight would offer. Mr. Dozer again communicated that he did not have authority to agree to an exchange ratio at that level, but that he would present it to the Swift board of directors for consideration.
In the evening of March 21, 2017, a meeting of the Swift board of directors was held to discuss the recent negotiations between Mr. Dozer and Mr. Gary Knight. In attendance at the meeting were representatives of Kirkland and Morgan Stanley. Mr. Dozer recounted the conversations he had engaged in with Mr. Gary Knight earlier in the day and that Mr. Gary Knight had ultimately raised Knight’s proposed exchange ratio to 0.72, which Mr. Gary Knight said was the highest that Knight would offer. Representatives of Morgan Stanley provided additional preliminary analysis of the exchange ratio and reviewed with the Swift board of directors their conversations with Evercore, in which Knight’s proposed exchange ratio of 0.72 had also been characterized as the highest that Knight would offer. After further discussions, the members of the Swift board of directors unanimously concluded to move forward with discussions based on an exchange ratio of 0.72.
On March 22, 2017, Mr. Dozer and Mr. Gary Knight spoke and agreed to move forward with discussions based on an exchange ratio of 0.72.
On March 22, 2017, the Knight board of directors held a meeting attended by members of Knight’s management team and representatives of Ryley Carlock. At that meeting, the Knight management team updated the Knight board of directors on the terms of the transaction and the status of the due diligence review.
In the evening of March 22, 2017, Kirkland received a draft merger agreement from Fried Frank. Fried Frank also provided draft support agreements for Mr. Moyes and Messrs. Knight, which were also provided to the Scudder Law Firm. The merger agreement reflected, among other things, a transaction structure in which Mr. Moyes would deliver a written consent at signing approving the transactions and a “force the vote” provision which would not permit the Swift board of directors to terminate the merger agreement in order to accept an unsolicited superior proposal.
On March 23, 2017, Morgan Stanley shared with Evercore a confirmatory business and legal diligence list to serve as the basis for a reciprocal confirmatory due diligence process, which continued until April 9th.
On March 26, 2017, Mr. Dozer met with Mr. Gary Knight to discuss the provisions of the draft merger agreement relating to voting and fiduciary obligations.
On March 28, 2017, Kirkland and the Scudder Law Firm received from Fried Frank a draft stockholders agreement with Mr. Moyes and his family members that would apply following the closing of the transaction. Also on March 28, 2017, Mr. Stocking and Ms. Henkels met separately with Messrs. Knight to discuss potential roles with the combined company. On March 29, 2017, Mr. Stocking and Ms. Henkels each separately informed Mr. Kevin Knight that they would be pursuing other opportunities following the closing of the transaction.
On March 30, 2017, Kirkland sent to Fried Frank a revised draft of the merger agreement reflecting, among other things, a structure in which each party would hold a special meeting of its stockholders to approve the transactions and each party would have a fiduciary termination right permitting it to terminate the merger agreement in order to accept an unsolicited superior proposal, subject to the payment of a termination fee equal to 3% of Swift’s equity value.
Between March 30, 2017 and April 9, 2017, Kirkland and Fried Frank negotiated the terms of the merger agreement and the support agreements.
On March 31, 2017, Mr. Dozer and Messrs. Knight met to discuss certain provisions of the merger agreement, including the fiduciary provisions (including whether both parties would hold a special meeting of stockholders to approve the transactions, whether the parties would have a fiduciary termination right to accept an unsolicited superior proposal, the amount of the termination fees and the circumstances in which the support agreements would terminate), the payment of transaction expenses in the event the stockholders of either party do not approve the transactions, the treatment of Knight dividends between signing and closing and the identity and allocation of class membership for Swift directors who would be appointed to the combined company board. With respect to board membership, Knight requested that Mr. Dozer and Mr. Vander Ploeg serve on the combined company board, with each to be designated to serve in the class of directors with a term expiring at the combined company’s 2019 annual meeting of stockholders, and Swift requesting that Mr. Vander Ploeg be designated to serve in the class of directors with a term expiring at the combined company’s 2020 annual meeting.

During the week of April 3, 2017, the parties exchanged drafts of the merger agreement, as well as the support agreements and stockholders agreements for each of Mr. Moyes and Messrs. Knight, and continued negotiating the terms of these agreements. In connection with these negotiations, the parties discussed the fact that Mr. Stocking and Ms. Henkels would be pursuing other opportunities following the closing of the transaction such that their roles at the combined company would not need to be reflected in these agreements.
On April 4, 2017, Mr. Dozer and Messrs. Knight discussed open business and legal issues in the merger agreement, including the voting and fiduciary provisions.
On April 4, 2017, representatives of the Scudder Law Firm sent a draft amended consulting agreement for Mr. Moyes that would be applicable after closing to Fried Frank. Between April 4 and April 9, 2017, representatives of Fried Frank and the Scudder Law Firm negotiated the amended consulting agreement.
In the morning of April 5, 2017, Mr. Earl Scudder had a telephone conference with Mr. Gary Knight, Todd Carlson, General Counsel of Knight, and a representative of Fried Frank regarding outstanding transaction terms. Later that day, after consulting with Mr. Moyes, Mr. Earl Scudder had a subsequent telephone conference with a representative of Fried Frank and communicated that Mr. Moyes agreed to pay a $25 million termination fee in the event the merger agreement is terminated in circumstances in which Swift is obligated to pay a termination fee to Knight and in which Mr. Moyes voted in favor of the alternative transaction in his capacity as a stockholder.
On April 5, 2017, the Knight board of directors held an in-person meeting attended by members of Knight’s management team and representatives of Evercore, Fried Frank, Ryley Carlock and Littler Mendelson P.C., legal counsel retained by Knight in connection with its review of employment and labor matters. At the meeting, members of Knight management discussed with the board the results of the due diligence that had been conducted with respect to Swift. Representatives of Fried Frank reviewed with the board their fiduciary duties and the terms of the merger agreement, the certificate of incorporation and by-laws of the combined company, the support agreements with Mr. Moyes and his family members and with Messrs. Knight, the post-closing stockholders agreements with Mr. Moyes and his family members and with Messrs. Knight and the post-closing consulting agreement with Mr. Moyes as well as the points remaining open on the transaction documents, including the size of the termination fee, expense reimbursement obligations, Swift’s proposal that Knight cease to pay its regular quarterly dividend between signing and closing and the classes of the combined company board of directors of which the Swift designees would be members. At the meeting, representatives of Evercore reviewed and discussed with the board their financial analysis of the potential transaction.
Following the meeting of the Knight board of directors on April 5, 2017, Fried Frank contacted Kirkland and communicated that the Knight board of directors had approved the presentation of a package of provisions to resolve the open business and legal issues, including that each party would have a fiduciary termination right subject to the payment of a termination fee of 3% of each party’s respective market capitalization, the voting agreements would terminate upon a termination of the merger agreement, Mr. Moyes would be obligated to pay an additional $25 million to Knight if the merger agreement is terminated in circumstances in which Swift is obligated to pay a termination fee to Knight and in which Mr. Moyes voted in favor of the alternative transaction in his capacity as a stockholder, neither party would be obligated to pay the other party’s transaction expenses in the event the party’s stockholders do not approve the transactions, Knight would be permitted to continue paying regular dividends between signing and closing, and Mr. Vander Ploeg would be designated to serve in the class of directors with a term expiring at the combined company’s 2019 annual meeting of stockholders.
On April 6, 2017, a meeting of the Swift board of directors was held to discuss the status of the transaction agreements. In attendance were representatives of Swift management, Kirkland and Morgan Stanley. Representatives of Kirkland summarized the status of the transaction agreements and noted the remaining open points in the negotiations and the positions proposed by Knight on April 5, 2017. The Swift board of directors requested Mr. Dozer and Kirkland to continue negotiations and to report back to the Swift board of directors with updates regarding the progress of these negotiations.
On April 7, 2017, the independent directors of the board of directors of Knight held a special meeting to discuss the status of the transaction. Representatives of Ryley Carlock were present at the meeting. The independent directors conducted an extensive review of the transaction, including evaluating the unique opportunity presented by the transaction, the fairness of the proposed price, the status of due diligence, Swift contingent liabilities, the synergies that might be achieved and risks related to proceeding with the transaction, including risks relating to integrating the operations of the Knight and Swift. The independent directors also proposed a committee to oversee integration matters.
For the next several days, Mr. Dozer and representatives of Knight, and Kirkland and Fried Frank, further negotiated the open points in the merger agreement and the support agreements and stockholders agreements with Messrs. Knight, with representatives of the Scudder Law Firm and Fried Frank negotiating the open points in the support agreement, stockholders agreement and consulting agreement with Mr. Moyes.
On April 9, 2017, the Knight board of directors met. The meeting was attended by members of Knight management and representatives of Fried Frank, Ryley Carlock and Evercore. During the meeting, members of Knight management provided a due diligence update and representatives of Fried Frank described the final resolution of the open terms of the transaction documents. Representatives of Evercore reviewed and discussed with the Knight board of directors Evercore’s financial analysis of the transaction. At the request of the Knight board of directors, Evercore provided to and discussed with the Knight board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 9, 2017, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in delivering its opinion, the merger consideration was fair, from a financial point of view, to the Knight stockholders entitled to receive such merger consideration pursuant to the merger agreement. Based on the discussions and deliberations at this meeting and prior meetings, and based on the information provided to the Knight board of directors, the Knight board of directors unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of Knight and its stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, and the related agreements and documents, including the support agreements, stockholders agreements, the amended consulting agreement with Mr. Moyes and the proposed certificate of incorporation and bylaws for the combined company and (iii) recommended that the Knight stockholders vote “FOR” the Knight Required Proposals.
On April 9, 2017, the Swift board of directors held a meeting, with representatives of Swift’s management, Kirkland and Morgan Stanley in attendance. During the meeting, Swift’s management and representatives of Morgan Stanley and Kirkland provided an update on the findings of the business, financial, legal, tax and accounting due diligence that had been conducted. Representatives of Kirkland described to the Swift board of directors the terms of the transaction documents, which had been substantially finalized. Representatives of Morgan Stanley reviewed with the Swift board of directors Morgan Stanley’s financial analysis of the merger consideration and rendered to the Swift board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 9, 2017, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be paid by Swift pursuant to the merger agreement was fair, from a financial point of view, to Swift. Based on the discussions and deliberations at this meeting and prior meetings, the Swift board of directors unanimously determined that the merger and the merger agreement and the transactions contemplated thereby, including the Swift charter amendment and the Swift share issuance, were advisable and in the best interests of Swift and its stockholders, unanimously approved and adopted the merger agreement, authorized management to execute the merger agreement on behalf of Swift, directed that the Swift charter amendment and Swift share issuance be submitted to a vote at a meeting of Swift stockholders, resolved to recommend that Swift stockholders vote to approve the Swift charter amendment and the Swift share issuance, and approved and authorized certain related matters, including the support agreements and stockholders agreements.
On April 9, 2017, the parties executed the transaction agreements.
On April 10, 2017, the parties announced the transaction contemplated by the merger agreement before the open of the U.S. financial markets.

Knight’s Reasons for the Transaction; Recommendation of the Knight Board of Directors
At its meeting on April 9, 2017, the Knight board of directors unanimously (i) determined that the merger agreement and the transaction were advisable, fair to and in the best interests of Knight and its stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated by that agreement, and the related agreements and documents, including the support agreements, the post-closing stockholders agreements, the Moyes consulting agreement and the forms of certificate of incorporation and bylaws of the combined company and (iii) recommended that the Knight stockholders vote “FOR” the Knight Required Proposals.
In its evaluation of the merger agreement and the transaction, the Knight board of directors consulted with Knight’s management and legal and financial advisors, and considered a number of factors, including those that are discussed below. The Knight board of directors considered these factors as a whole and unanimously considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations.
•
Larger Scale.   Knight management’s expectation that, following the transaction, the combined company would be North America’s leading diversified truckload carrier group — comprising the largest full truckload and dedicated fleets and service center network, comprised of 23,000 tractors, 77,000 trailers and over 70 service locations.

•
Complementary Operations and Expertise.   Knight management’s view that the Swift business, with its dedicated fleet, Mexican presence and unparalleled fleet size, and the Knight business, with its industry-leading margins and returns in dry van and refrigerated segments and brokerage expertise, are highly complementary.

•
Cultural Compatibility.   Knight management’s expectation that the combination of Knight and Swift will enable the combined company to benefit from the skill sets and capabilities of each company to apply operational discipline across the combined company and to take advantage of strategic and innovation opportunities with an enhanced platform, while operating separate brands.

•
Significant Value Creation Potential.   Knight management’s expectation that the combined company will realize up to $100 million of synergies in 2018 and up to $150 million in 2019 and adjusted earnings per share accretion of over 30% in 2018, the first full year following the completion of the transaction.

•
Increased Free Cash Flow.   Knight management’s expectation that the merger will result in significant free cash flow creation.

The Knight board of directors considered the following additional factors as generally supporting its determinations and recommendations:
•
its belief that the merger is more favorable to Knight stockholders than the potential value that would result from Knight continuing as a stand-alone company or from other potential alternative transactions;

•
information and discussions with Knight’s management regarding Swift’s business, results of operations, financial and market position, and anticipated benefits of size and scale of the combined company, as well as the recommendation of the transaction by Knight’s management;

•
the financial analysis presented by Evercore and its oral opinion, subsequently confirmed in writing, that, as of April 9, 2017, and based upon and subject to the various limitations, matters, qualifications and assumptions set forth in such opinion, the merger consideration to be received by holders of Knight shares issued and outstanding immediately prior to the effective time of the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion, which is more fully described below in the section entitled “— Opinion of Knight’s Financial Advisor,” is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety;

•
the support of the transaction by Jerry Moyes and the other Swift Supporting Stockholders, who have entered into the Swift Support Agreement pursuant to which, among other things, the Swift Supporting Stockholders have agreed to vote their Swift shares in favor of the Swift Required Proposals;

•
Knight management’s view as to the likelihood that the transaction will be consummated, based on, among other things, the conditions to closing contained in the merger agreement, the commitment by Knight and Swift to use reasonable best efforts to obtain regulatory clearances and the Swift Support Agreement with the Swift Supporting Stockholders;

•
that the Swift Supporting Stockholders will be subject to certain voting and transfer limitations and standstill obligations with respect to the combined company following the closing of the transaction, pursuant to the terms and conditions of the Swift Stockholders Agreement, as more fully discussed in the section entitled “The Transaction Agreements — Description of the Swift Stockholders Agreement;”

•
the scope and results of Knight’s due diligence investigation of Swift, which included review of historical financial results and projections, existing agreements, contingent liabilities and legal and other matters;

•
the ability of Knight, between the signing and closing of the transaction, to continue paying its regular quarterly dividend;

•
the expectation that U.S. Holders of Knight shares generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Knight shares for combined company shares in the merger; and

•
the financial and other terms of the merger agreement, including:

•
the right of Knight to negotiate with a third party that submits an unsolicited alternative acquisition proposal that the Knight board of directors determines would reasonably be expected to lead to a superior proposal for Knight and the ability to terminate the merger agreement in order to enter into a superior proposal, subject to certain notice requirements and payment of  $75.3 million termination fee to Swift;

•
the ability of the Knight board of directors, under certain circumstances described in the section entitled “The Transaction Agreements — Description of the Merger Agreement — No Solicitation,” to change its recommendation in favor of the Knight Merger Proposal; and

•
the termination fee of  $89.1 million and/or expense reimbursement of up to $10 million payable by Swift to Knight under certain circumstances described in the section entitled “The Transaction Agreements — Description of the Merger Agreement — Termination Fees and Expenses.”

The Knight board of directors weighed the foregoing advantages and benefits against a variety of potentially negative factors, including:
•
the challenges inherent in the operation of two businesses under the combined company, and the risk that the cost savings, synergies and other benefits expected to be obtained as a result of the transaction might not be fully or timely realized;

•
the potential for diversion of management focus for an extended period, potential employee and driver attrition and the possible effects of the announcement and pendency of the transaction on customers and business relationships;

•
the fact that substantial costs will be incurred by both Knight and Swift in connection with the transaction;

•
the risk that Swift might not meet its financial projections;

•
the risk that Swift’s contingent liabilities may exceed anticipated exposure, and other risks associated with Swift’s business;

•
the amount of time it could take to complete the transaction, including the fact that completion of the transaction depends on factors outside of Knight’s control, and the risk that the conditions to closing will not be satisfied, including as a result of  (i) Knight’s stockholders failing to grant the requisite approvals to complete the transaction or (ii) the required regulatory approvals for the transaction failing to be obtained;

•
certain terms of the merger agreement, including:

•
the restriction on Knight’s ability to solicit alternative transaction proposals;

•
the requirement that Knight hold a stockholder vote on the Knight Required Proposals, even though Knight’s board of directors might have withdrawn its recommendation prior to the stockholder vote;

•
the termination fee of  $75.3 million and/or expense reimbursement of up to $10 million that Knight would be required to pay to Swift if the merger agreement is terminated under certain circumstances described in the section entitled “The Transaction Agreements — Description of the Merger Agreement — Termination Fees and Expenses;” and

•
the restrictions on the conduct of Knight’s business until the completion of the transaction (or the termination of the merger agreement), which may delay or prevent Knight from undertaking business opportunities that may arise or negatively affect Knight’s ability to attract and retain key personnel;

•
the possibility that the transaction is not completed and the potential consequences of not completing the transaction, including the potential negative impact on Knight, its business and the trading price of the Knight shares;

•
the fact that the merger exchange ratio is fixed and will not change based on changes to the share price of class A shares of Swift if the value of Swift’s business declines relative to the value of Knight’s business prior to completion of the transaction;

•
the influence of the Swift Supporting Stockholders with respect to any stockholder vote because the Swift Supporting Stockholders will hold approximately 24% of the outstanding combined company shares after closing and, although pursuant to the Swift Stockholders Agreement they are required to vote the combined company shares that they hold in excess of 12.5% of outstanding combined company shares in the manner determined by a voting committee comprised of Jerry Moyes, Kevin Knight and Gary Knight or their respective appointed successors, they are entitled to vote all of their combined company shares on any stockholder vote taken to approve a sale of the combined company;

•
the potential downward pressure on the share price of the combined company that may result if Swift stockholders seek to sell their combined company shares after the closing; and

•
the risks of the type and nature described under “Risk Factors” beginning on page 37.

In addition to considering the factors described above, the Knight board of directors considered the fact that Knight’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Knight stockholders. See “— Interests of Knight’s Directors and Officers in the Transaction.”
In view of the wide variety of factors considered in connection with the transaction, the Knight board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of the Knight board of directors may have given different weight to different factors.
The Knight board of directors believed that the potential benefits of the transaction to Knight and its stockholders outweighed the risks, many of which are mentioned above. The Knight board of directors realized, however, that there can be no assurance about future results, including results considered or expected as described in the factors listed above. This explanation of the reasoning of the Knight board of directors and all other information in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”
Swift’s Reasons for the Transaction; Recommendation of the Swift Board of Directors
After careful consideration, the Swift board of directors, by a unanimous vote of all directors, at a meeting held on April 9, 2017, approved the merger agreement and the transaction, including the Swift charter amendment and the Swift share issuance.
In the course of evaluating the merger agreement and the transaction, including the Swift charter amendment and the Swift share issuance, the Swift board of directors consulted with Swift’s management and Swift’s legal and financial advisors and considered a number of factors in reaching its decision to approve the merger agreement and the transaction, including the Swift charter amendment and the Swift share issuance, including the following:
•
Strategic and Financial Considerations.   The Swift board of directors believes that the merger will provide a number of significant strategic and financial benefits that have the potential to create additional value for Swift stockholders, including the following:

•
the combination of Swift and Knight is expected to create the industry’s largest full truckload company in North America, with enhanced geographic presence, increased fleet size and an expanded service center network that will enable the combined company to strengthen its overall market position, creating a best-in-class platform capable of delivering sustained growth and value creation;

•
with the significant increase in scale and breadth in its core markets, the combined company will have greater potential to improve profitability in its core markets than Swift could on a standalone basis;

•
the combined company is expected to generate significant cost and revenue synergies following the closing of the transaction through, among other drivers, increased operational efficiencies through the adoption of best practices and capabilities from each of Knight and Swift and improved yield through managing deadhead and commitments;

•
the expectation that the merger will likely be accretive on an earnings per share basis for Swift stockholders in 2018, the first full year following the merger, compared to ownership of class A shares of Swift on a standalone basis;

•
the combined company is expected to have strong cash flows, which will provide the combined company with an enhanced capability to invest in future growth and deliver attractive returns to its stockholders and the option to de-lever;

•
the fact that Swift and Knight both have decentralized operational responsibilities, respect for drivers and superior customer service, which is expected to create continuity for drivers and customers; and

•
Swift will maintain its distinct brand in customer and driver facing activities, sustaining many years of strong relationships and operating knowledge.

•
Participation in Future Appreciation.   The fact that, after giving effect to the Swift Share Reclassification and Reverse Stock Split described under “The Transaction Agreements — Description of the Merger Agreement — Structure of the Transaction” and the merger, Swift stockholders would continue to own approximately 54% of the combined company on a fully-diluted basis, and, as a result, Swift stockholders would participate in the future growth of the combined company and share in the benefits of the expected synergies after the merger.

•
Premium Over Share Trading Price.   The fact that the exchange ratio used for the purpose of the Reverse Stock Split to determine the respective ownership interest of Swift’s and Knight’s stockholders after the merger, in combination with the one-for-one ratio at which Knight shares will be converted into combined company shares, implied a premium of 10% to the trading price of class A shares of Swift based on the closing price per share as of April 7, 2017 (the last trading day before the Swift board of directors approved the merger).
•
Stand-Alone Prospects of Swift.   The Swift board of directors was aware of the inherent uncertainty of attaining management’s internal financial projections, including those set forth in the section entitled “— Swift Management’s Unaudited Prospective Financial Information,” and that as a result, Swift’s actual financial results in future periods could differ materially from management’s forecasted results.

•
Fixed Exchange Ratio.   The fact that the merger consideration is based on a fixed exchange ratio provides certainty as to the number of class A shares of Swift that will be issued to Knight stockholders.

•
Tax-Free Merger.   The expectation that the merger will be treated as a tax-free reorganization for U.S. federal income tax purposes.

•
Knowledge of Business.   The Swift board of directors’ familiarity with the business, operations, financial condition, earnings and prospects of Knight, as well as its knowledge of the current and prospective environment in which Swift and Knight operate and related industry, economic and market conditions and trends.

•
Knight Management Depth and Experience.   The existing Knight senior management team’s extensive experience in the trucking industry, beginning their careers at Swift, and proven track record of operational excellence, which is expected to facilitate realization of synergies.

•
Representation on Combined Company Board.   The fact that the 13-member combined company board will have four representatives from the current Swift board, which would contribute to continuity of management oversight and an understanding of best practices at both Swift and Knight that is expected to facilitate successful integration of the two companies.

•
Opinion of Morgan Stanley.   The oral opinion of Morgan Stanley rendered on April 9, 2017, which was subsequently confirmed by delivery of the written opinion, dated April 9, 2017, to the Swift board of directors to the effect that as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be paid by Swift pursuant to the merger agreement was fair, from a financial point of view, to Swift. Morgan Stanley’s opinion is more fully described in the section entitled “— Opinion of Swift’s Financial Advisor.”

•
Support from the Swift Supporting Stockholders.   In conjunction with the merger agreement, Jerry Moyes and the other Swift Supporting Stockholders, which as of April 9, 2017 held approximately 55% of the outstanding voting power of Swift, entered into a support agreement to vote the class A shares of Swift and class B shares of Swift that they beneficially own in favor of the Swift charter amendment and the Swift share issuance.

•
Reclassification.   The Swift board of directors believes that the Swift Share Reclassification will offer several benefits, including the following:

•
the Swift Share Reclassification will align stockholders’ voting rights with their economic interests in the combined company by establishing a simplified common stock capital structure in which each outstanding share of common stock of the combined company will be entitled to one vote. The Swift Share Reclassification is expected to allow stockholders to have greater influence on the management and affairs of Swift and will help make Swift a more attractive investment for a broader base of investors; and

•
without a controlling stockholder to exert significant influence over Swift’s management and affairs following the closing of the transaction, the perceived trading price discount placed on the class A shares of Swift, the only class of Swift’s common stock outstanding that trades, as a result of Swift’s existing dual-class structure might be eliminated.

•
Alternative Transactions.   The assessment by the Swift board of directors of the range of possible benefits to Swift stockholders of any strategic alternative to the transaction, and the timing and the likelihood of accomplishing the goals of any potential alternative.

•
Terms of the Merger Agreement.   The Swift board of directors reviewed and considered the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, the conditions to their respective obligations to complete the transaction and their ability to terminate the agreement. See “The Transaction Agreements — Description of the Merger Agreement” for a detailed discussion of the terms and conditions of the merger agreement. In particular, the Swift board of directors considered the following:

•
Superior Proposals.   The Swift board of directors has the ability, under certain circumstances and subject to certain conditions specified in the merger agreement, to consider and respond to unsolicited acquisition proposals with respect to Swift and to engage in negotiations with persons making any such acquisition proposal and to terminate the merger agreement in order to enter into a superior proposal (as defined in “The Transaction Agreements — Description of the Merger Agreement — No Solicitation”), subject to certain notice requirements and the requirement that Swift pay a $89.1 million termination fee to Knight. The Swift board of directors evaluated, in consultation with Swift’s legal and financial advisors, the amount of the termination fee payable by Swift in circumstances specified in the merger agreement, and determined that such fee is reasonable and would not unduly impede the ability of a third party to make a superior proposal; and

•
Conditions to Completion of the Transaction; Likelihood of Closing.   The Swift board of directors considered the reasonable likelihood of the completion of the transaction, including Knight’s obligations to complete the merger, Knight’s obligations to take reasonable best efforts to obtain all antitrust approvals and the likelihood that the merger will be approved by requisite regulatory authorities and holders of Swift shares and Knight shares.

The Swift board of directors also considered various risks and other potentially negative factors concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the Swift charter amendment and the Swift share issuance, including the following factors:
•
the exchange ratio is fixed and will not be adjusted at closing based on the relative market values of Swift shares or Knight shares, which means that the market value of the merger consideration could increase prior to the closing of the merger;

•
the fact that Swift stockholders will not have the sole opportunity to continue participating in Swift’s potential upside as a standalone company, but rather will participate in Swift’s upside as part of the combined company;

•
the risk of not realizing all of the anticipated strategic and financial benefits of the merger within the expected time frame or at all and that Swift stockholders will be subject to future financial, business and operational risks associated with the combined company;

•
the substantial changes to be incurred in connection with the transaction, including costs of integrating Swift and Knight and the transaction expenses arising from the transaction;

•
the potential diversion of management focus and resources from operational matters and other strategic opportunities and the risk of any loss or change in the relationship of Swift with its employees, tenants and other business relationships while the transaction is pending;

•
the risk that the potential benefits of the Swift Share Reclassification may not be fully realized;

•
the possibility that the transaction may not be completed, or that their completion may be delayed for reasons that are beyond the control of Swift or Knight, including that either Swift stockholders may fail to approve any of the Charter Amendment Proposals that are conditions to the closing of the merger or the Share Issuance Proposal in connection with the transaction or that Knight stockholders may fail to adopt the merger agreement and approve the transaction;

•
the restrictions on the conduct of Swift’s business between the date of the merger agreement and the effective time of the merger;

•
the terms of the merger agreement placing certain customary limitations on the ability of Swift to solicit acquisition proposals;

•
the ability of the Knight board of directors, under certain circumstances and subject to certain conditions specified in the merger agreement, to consider and respond to unsolicited acquisition proposals with respect to Knight and to engage in negotiations with persons making any such acquisition proposal and to terminate the merger agreement in order to enter into a superior proposal, subject to certain notice requirements and the requirement that Knight pay a $75.3 million termination fee to Swift;

•
the fact that Mr. Moyes, in his capacity as a stockholder of Swift, had informed the Swift board of directors that he would not support any strategic transaction involving Swift other than a combination with Knight;

•
the risk that regulatory agencies may object to and challenge the merger or may impose terms and conditions in order to resolve those objections that adversely affect the financial results of the combined company;

•
the obligation to pay Knight a termination fee of  $89.1 million and/or expense reimbursement of up to $10 million if the merger agreement is terminated under certain circumstances;

•
the other factors described in the section entitled “Risk Factors.”

In addition to the factors described above, the Swift board of directors considered the fact that some of Swift’s directors and executive officers have other interests in the merger that are different from, or in addition to, the interests of Swift’s stockholders generally, as discussed in the section entitled “— Interests of Swift’s Directors and Officers in the Transaction,” including the fact that Mr. Moyes will continue to have a non-executive consultant position and be subject to certain restrictions and obligations after the consummation of the transaction, as more fully described in the section entitled “The Transaction Agreements — Description of the Amended and Restated Moyes Letter Agreement.”
The above discussion of the factors considered by the Swift board of directors is not intended to be exhaustive, but does set forth material factors considered by the Swift board of directors. In light of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, including the Swift charter amendment and the Swift share issuance and the complexity of these matters, the Swift board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The Swift board of directors viewed its position and recommendation as being based on an overall review of the totality of the information available to it and considered these factors in the aggregate to be favorable to, and to support, its determination regarding the merger, the Swift charter amendment and the Swift share issuance.
This explanation of Swift’s reasons for the merger and the other transactions contemplated by the merger agreement, including the Swift charter amendment and the Swift share issuance, and other information presented in this section is forward-looking in nature and should be read in light of the section of this joint proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”
For the reasons set forth above, the Swift board of directors unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the Swift charter amendment and the Swift share issuance, are advisable and fair to and in the best interests of Swift and its stockholders and unanimously approved the merger agreement, the Swift charter amendment and the Swift share issuance. The Swift board of directors unanimously recommends to Swift’s stockholders that they vote “FOR” each of the Share Issuance Proposal, “FOR” the Charter Amendment Proposals and “FOR” the Swift Adjournment Proposal.
Opinion of Knight’s Financial Advisor
Knight has retained Evercore to act as its financial advisor in connection with the proposed transaction. The Knight board of directors engaged Evercore based on Evercore’s qualifications, experience and reputation, as well as its familiarity with the business of Knight. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes. As part of this engagement, the Knight board of directors requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to the Knight stockholders entitled to receive such merger consideration pursuant to the merger agreement. On April 9, 2017, Evercore delivered to the Knight board of directors its oral opinion, subsequently confirmed by its delivery of a written opinion dated as of such date, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in its opinion, the merger consideration was fair, from a financial point of view, to the Knight stockholders entitled to receive such merger consideration pursuant to the merger agreement.
The full text of Evercore’s written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in delivering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The description of Evercore’s written opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party, and such opinion is not intended to be, and does not constitute, a recommendation to the Knight board of directors or to any other person in respect of the transaction, including as to how any Knight stockholder should vote or act in respect of the transaction.
You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Knight board of directors, and was delivered to the Knight board of directors in connection with its evaluation of the fairness, from a financial point of view, of the merger consideration to the Knight stockholders entitled to receive such merger consideration pursuant to the merger agreement. The opinion did not address any other aspects or implications of the transaction.
Evercore’s opinion necessarily was based upon information made available to Evercore as of April 9, 2017 and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and could be evaluated on such date. Evercore undertook no obligation, and is under no obligation, to update, revise or reaffirm its opinion based on subsequent developments.
In connection with delivering its opinion, Evercore, among other things:
•
reviewed certain publicly available business and financial information relating to Knight that Evercore deemed to be relevant;

•
reviewed certain historical non-public financial statements and other historical non-public financial data relating to Knight prepared and furnished to Evercore by management of Knight;

•
reviewed (i) certain projected non-public financial statements and other projected non-public financial data relating to Knight on a standalone basis for the fiscal years ending December 31, 2017 through 2021, prepared by Knight management as of April 5, 2017 (referred to as the “April 5 Knight Internal Forecasts”) and (ii) certain projected non-public financial statements and other projected non-public financial data relating to Swift on a standalone basis for the fiscal years December 31, 2017 through 2021, prepared by Knight management as of April 5, 2017 (referred to as the “April 5 Knight Forecasts for Swift” and, together with the April 5 Knight Internal Forecasts, the “April 5 Knight Forecasts”), in each case as furnished to Evercore by Knight management;

•
reviewed certain historical and non-public projected operating data relating to Knight on a standalone basis, Swift on a standalone basis, and Knight and Swift on a combined basis, in each case prepared and furnished to Evercore by management of Knight;

•
discussed the past and current operations, financial projections and current financial condition of Knight with management of Knight (including their views on the risks and uncertainties of achieving such projections);

•
reviewed the reported prices and the historical trading activity of the Knight shares;

•
compared the financial performance of Knight and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed to be relevant;

•
compared the implied premia relating to the transaction with those of certain other transactions that Evercore deemed to be relevant;

•
reviewed certain publicly available business and financial information relating to Swift that Evercore deemed to be relevant;

•
reviewed certain historical non-public financial statements and other historical non-public financial data relating to Swift prepared and furnished to Evercore by management of Swift;

•
reviewed certain projected non-public financial statements and other projected non-public financial data relating to Swift prepared and furnished to Evercore by management of Swift;

•
participated in discussions with Swift management regarding the past and current operations, financial projections and current financial condition of Swift, including the views of Swift management on the risks and uncertainties of achieving such projections;

•
reviewed the reported prices and the historical trading activity of the Swift shares;

•
compared the financial performance of Swift and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed to be relevant;

•
reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Evercore deemed to be relevant;

•
reviewed the synergies expected to result from the transaction, as estimated by management of Knight and furnished to Evercore by management of Knight;

•
considered the potential pro forma financial impact of the transaction;

•
reviewed a draft, dated April 8, 2017, of the merger agreement; and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed to be appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore did not and does not assume any liability therefor. Notwithstanding the foregoing, Evercore did not assume the accuracy or completeness of, and did not in any respect rely upon, (i) any non-public information relating to Swift that was prepared and furnished to Evercore by management of Swift or (ii) any statements made by management of Swift during discussions in which Evercore participated. With respect to the April 5 Knight Forecasts, which were furnished to Evercore by Knight management, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Knight management as to the future competitive, operating and regulatory environments and related financial performance of both Knight and Swift. Further, in furnishing to Evercore the April 5 Knight Forecasts, Knight management informed Evercore that the April 5 Knight Forecasts did not reflect any potential effects with respect to certain legal proceedings involving Swift, and at the Knight board of directors’ instruction, Evercore did not factor any potential effects with respect to such proceedings into its analysis or opinion. Evercore further assumed that, in all material respects, the April 5 Knight Forecasts would be realized in the amounts and times indicated thereby. Evercore expressed no view as to the April 5 Knight Forecasts or any other projected financial data relating to Knight or Swift, or the assumptions on which any of the foregoing were based. Evercore relied, at the Knight board of directors’ direction, without independent verification, upon the assessments of Knight management as to the future operational performance of Knight on a standalone basis, Swift on a standalone basis, and Knight and Swift on a combined basis.
For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the agreements described under “The Transaction Agreements” (referred to as the “transaction agreements”) were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the transaction agreements, and that all conditions to the consummation of the transaction would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transaction would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect material to Evercore’s analysis on Knight or Swift or the consummation of the transaction, or materially reduce the benefits of the transaction to Knight, Swift or the Knight stockholders.
Evercore did not make, nor did Evercore assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities of Knight or Swift, nor was Evercore furnished with any such valuations or appraisals, and Evercore did not evaluate the solvency or fair value of Knight or Swift under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to it as of April 9, 2017 and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and could be evaluated on such date. It is understood that subsequent developments may have affected or may affect the opinion, and that Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness of the merger consideration, from a financial point of view, to the Knight stockholders entitled to receive such merger consideration pursuant to the merger agreement. Evercore did not express any view on, and its opinion did not address, the fairness of the transaction to, or any consideration received or to be received in connection therewith by, the holders of any other securities of Knight, or creditors or other constituencies of Knight, or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Knight, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the transaction would not vary in any respect material to its analysis. Evercore also assumed that none of the transaction agreements would vary from the form of the draft of each such document reviewed by Evercore in any manner material to its opinion. Evercore did not express any view on, and its opinion did not address, any other terms or other aspects of the transaction, including, without limitation, the form or structure of the transaction, the terms and conditions of the respective transaction agreements, or any other agreements or arrangements entered into or contemplated in connection with the transaction. Evercore’s opinion did not address the relative merits of the transaction as compared to other business or financial strategies that might be available to Knight, nor did it address the underlying business decision of Knight to engage in the transaction. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Knight shares or any business combination or other extraordinary transaction involving Knight. Evercore’s opinion did not and does not constitute a recommendation to the Knight board of directors or to any other person in respect of the transaction, including as to how any Knight stockholder should vote or act in respect of the transaction. Evercore expressed no opinion as to the price at which Knight shares or class A shares of Swift will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by Knight and its advisors with respect to legal, regulatory, accounting and tax matters. Evercore’s opinion was only one of many factors considered by the Knight board of directors in its evaluation of the transaction, and should not be viewed as determinative of the views of the Knight board of directors with respect thereto.

Summary of Material Financial and Comparative Analyses
Set forth below is a summary of the material financial and comparative analyses performed by Evercore and reviewed with the Knight board of directors in connection with delivering Evercore’s opinion. The summary of Evercore’s financial and comparative analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.
The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Evercore’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Evercore’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Evercore’s analyses and reviews.
For purposes of its analyses, Evercore assumed that the following actions will occur sequentially: (i) the Swift Share Reclassification, (ii) the Reverse Stock Split and (iii) each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one combined company share. To the extent that any of the quantitative data used in Evercore’s financial analyses or described in this summary thereof is based on market data, it is based on market data as it existed on or before April 7, 2017, the last trading day before the public announcement of the transaction, and is not necessarily indicative of current market conditions.
Discounted Cash Flow Analysis
Knight
Evercore performed a discounted cash flow analysis of Knight to calculate the estimated present value as of December 31, 2016 of the standalone unlevered, after-tax free cash flows that Knight was projected to generate for each of the calendar years from January 1, 2017 through December 31, 2021, respectively calculated to be $123 million, $119 million, $136 million, $148 million and $155 million, in each case based on the April 5 Knight Forecasts. The standalone unlevered, after-tax free cash flows that Knight was projected to generate for each of the calendar years from January 1, 2017 through December 31, 2021 were calculated by adding back depreciation and amortization, adding back or deducting, as applicable, changes in net working capital, deducting capital expenditures, net of proceeds from sales, adding back or deducting, as applicable, changes in deferred tax liability, and adding back or deducting, as applicable, other income and cash flow items to, in each case, Knight’s earnings before interest and taxes (“EBIT”) for such years, less estimated taxes at Knight’s projected tax rate (in each case based on the April 5 Knight Forecasts). Evercore also calculated a terminal value for Knight by applying perpetuity growth rates ranging from 2% to 4%, based on its professional judgment given the nature of Knight and its business and the industries in which it operates, to the projected standalone unlevered, after-tax free cash flows of Knight in the terminal year. The cash flows and the terminal value were then discounted to present value using discount rates ranging from 9.5% to 11.5%, based on an estimate of Knight’s weighted average cost of capital, to derive a range of implied enterprise values for Knight. A range of implied equity values for Knight was then calculated by reducing the range of implied enterprise values by the amount of Knight’s net debt (calculated as debt less unrestricted cash and cash equivalents) and the amount of noncontrolling interest. Evercore’s analysis indicated implied per share equity value reference ranges for Knight on a standalone basis of  $16.86 to $27.34 using the perpetuity growth method.
Evercore also calculated a terminal value for Knight by applying multiples of enterprise value (“EV”), ranging from 7.0x to 9.0x, to projected earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Knight in the terminal year (with such multiples of EV to EBITDA, or “EV/EBITDA”, based on an analysis of EV/EBITDA multiple trading ranges for Knight and certain selected companies). The cash flows and the terminal value were then discounted to present value using discount rates ranging from 9.5% to 11.5%, based on an estimate of Knight’s weighted average cost of capital, to derive a range of implied enterprise values for Knight. Evercore’s analysis calculating a terminal value using EV/EBITDA multiples indicated implied per share equity value reference ranges for Knight on a standalone basis of $24.59 to $32.44.

Swift
Evercore performed a discounted cash flow analysis of Swift to calculate the estimated present value as of December 31, 2016 of the standalone unlevered, after-tax free cash flows that Swift was projected to generate for each of the calendar years from January 1, 2017 through December 31, 2021, respectively calculated to be $161 million, $200 million, $220 million, $224 million, and $234 million, in each case based on the April 5 Knight Forecasts. The standalone unlevered, after-tax free cash flows that Swift was projected to generate for each of the calendar years from January 1, 2017 through December 31, 2021 were calculated by adding back depreciation and amortization, adding back or deducting, as applicable, changes in net working capital, deducting capital expenditures, net of proceeds from sales, and adding back or deducting, as applicable, changes in deferred tax liability, to, in each case, Swift’s EBIT for such years, less estimated taxes at Swift’s projected tax rate (in each case based on the April 5 Knight Forecasts). Evercore also calculated a terminal value for Swift by applying perpetuity growth rates ranging from 2% to 4%, based on its professional judgment given the nature of Swift and its business and the industries in which it operates, to the projected standalone unlevered, after-tax free cash flows of Swift in the terminal year. The cash flows and the terminal value were then discounted to present value using discount rates ranging from 8.0% to 9.5%, based on an estimate of Swift’s weighted average cost of capital, to derive a range of implied enterprise values for Swift. A range of implied equity values for Swift was then calculated by reducing the range of implied enterprise values by the amount of Swift’s net debt (calculated as debt less unrestricted cash and cash equivalents) and the amount of noncontrolling interest. Evercore’s analysis indicated implied per share equity value reference ranges for Swift on a standalone basis of: (i) $11.39 to $25.53 ($19.38 to $40.63 after including the net present value of the Expected Synergies, as defined and described further below) using the perpetuity growth method before giving effect to the Reverse Stock Split and (ii) $15.82 to $35.46 ($26.91 to $56.43 after including the net present value of the Expected Synergies) using the perpetuity growth method after giving effect to the Reverse Stock Split.
Evercore also calculated a terminal value for Swift by applying multiples of EV/EBITDA ranging from 6.0x to 8.0x to projected EBITDA for Swift in the terminal year, with such multiples of EV/EBITDA based on an analysis of EV/EBITDA multiple trading ranges for Swift and certain selected companies. The cash flows and the terminal value were then discounted to present value using discount rates ranging from 8.0% to 9.5%, based on an estimate of Swift’s weighted average cost of capital, to derive a range of implied enterprise values for Swift. Evercore’s analysis calculating a terminal value using EV/EBITDA multiples indicated implied per share equity value reference ranges for Swift on a standalone basis of  (i) $16.87 to $25.13 before giving effect to the Reverse Stock Split and (ii) $23.43 to $34.91 after giving effect to the Reverse Stock Split.
Expected Synergies
Included in the April 5 Knight Forecasts were estimates of synergies expected to result from the combination of Knight and Swift (referred to as the “Expected Synergies”). At the time Evercore delivered its opinion, Knight management anticipated operating the Knight and Swift businesses separately following the closing. Moreover, Knight management expected that substantially all synergies arising from the combination of Knight and Swift would result from improvements to Swift’s operations following the closing. Accordingly, for valuation purposes, 100% of the Expected Synergies were attributed and allocated to Swift. Evercore performed a discounted cash flow analysis to calculate the implied per share equity value of  (i) the Expected Synergies after taxes that Swift was projected to generate for each of the calendar years from 2017 through 2021, respectively calculated to be $15 million (with such 2017 Expected Synergies calculated only for the post-closing period and not on a run-rate basis for the full year), $100 million, $150 million, $155 million, and $160 million and (ii) costs to achieve the Expected Synergies of  $15 million projected to be realized in each of 2017 and 2018. Evercore’s analysis using discount rates ranging from 8.0% to 9.5% and perpetuity growth rates ranging from 2.0% to 4.0% indicated implied per share equity values for the Expected Synergies of  (i) $7.99 to $15.10 before giving effect to the Reverse Stock Split and (ii) $11.10 to $20.98 after giving effect to the Reverse Stock Split.

Implied Exchange Ratio
Based on its discounted cash flow analyses described above, Evercore calculated a series of implied exchange ratio reference ranges with respect to the merger exchange ratio by (i) dividing the low end of the applicable implied per share equity value reference range for Knight by the high end of the applicable implied per share equity value reference range for Swift (after giving effect to the Reverse Stock Split) and (ii) dividing the high end of the applicable implied per share equity value reference range for Knight by the low end of the applicable implied per share equity value reference range for Swift (after giving effect to the Reverse Stock Split). These analyses indicated the following reference ranges:
Merger Exchange Ratio Reference Range
Perpetuity Growth Method	0.475x – 1.728x
EBITDA Multiple Method	0.704x – 1.385x
Perpetuity Growth Method with Synergies(1)	0.298x – 1.012x

(1)
As described above under “Expected Synergies,” 100% of the Expected Synergies were attributed and allocated to Swift for valuation purposes. Accordingly, the Merger Exchange Ratio Reference Range calculated with respect to the Perpetuity Growth Method with Synergies has a lower range than that calculated with respect to each of the Perpetuity Growth Method and EBITDA Multiple Method.

Public Company Trading Multiples Analyses
In performing a public company trading multiples analysis of Knight and Swift, Evercore reviewed publicly available financial and market information for both Knight and Swift, for the two “larger” public companies listed in the table below, and for the five “smaller” public companies listed in the table below (the “larger” and “smaller” companies together are referred to as the “Selected Publicly Traded Companies”). Evercore deemed the Selected Publicly Traded Companies most relevant to consider in relation to Knight and Swift, respectively, based on Evercore’s professional judgment and experience and because the Selected Publicly Traded Companies are public trucking companies with operations that, for purposes of this analysis, Evercore considered similar to the operations of one or more of the business lines of Knight and Swift. Evercore selected only two “larger” companies because there are only two publicly traded trucking companies, that in its professional judgment and experience, are similar to Knight and Swift in terms of their market equity values (as of April 7, 2017, the last trading day before public announcement of the proposed transaction) and profitability (measured in terms of Adjusted Operating Ratio) as well as, among other factors, their scale of operations, geographic presence, service offerings, and/or end markets served.
In addition, based on its experience and professional judgment, Evercore determined to separately analyze the “larger” and “smaller” Selected Publicly Traded Companies. The “larger” companies were distinguished by their market equity values (as of April 7, 2017, the last trading day before public announcement of the proposed transaction) and profitability (measured in terms of Adjusted Operating Ratio) and were deemed more similar to Knight and Swift in terms of, among other factors, scale of operations, geographic presence, service offerings, and/or end markets served. Accordingly, Evercore deemed the “smaller” companies less relevant than the “larger” companies for purposes of determining the various multiples that Evercore applied to Knight and Swift, as described below. The financial data of the Selected Publicly Traded Companies used by Evercore for this analysis were based on data from FactSet Research Systems, Inc. (“FactSet”), company filings, and consensus projections Institutional Brokers’ Estimate System (“IBES”).
Company	Equity Value(1)	2016 Adjusted Operating Ratio(2)	Adjusted Operating Ratio (Last 3 Years Average)(2)	EV/2017E EBITDA	EV/2018E EBITDA	Price/2017E EPS	Price/2018E EPS
Knight	$2,512	85.3%	83.4%	9.1x	8.3x	26.0x	21.9x
Swift	$2,693	92.9%	90.6%	6.6x	5.9x	17.6x(3)	13.2x(3)
“Larger” Selected Publicly Traded Companies
Werner Enterprises, Inc.	$1,839	93.2%	91.2%	5.5x	5.1x	21.8x	17.9x
Heartland Express, Inc.	$1,635	84.6%	83.3%	7.9x	7.3x	28.5x	24.4x
“Smaller” Selected Publicly Traded Companies
Marten Transport, Ltd	$760	90.6%	90.9%	5.5x	5.0x	22.9x	19.3x
Covenant Transportation Group, Inc.	$328	94.7%	92.4%	4.7x	4.3x	19.5x	14.7x
Celadon Group, Inc.	$144	98.6%(4)	94.8%(4)	6.0x	5.0x	NM(5)	10.0x
P.A.M. Transportation Services, Inc.	$96	94.8%	92.4%	4.2x	3.5x	14.3x	10.7x
USA Truck, Inc.	$60	100.4%	97.0%	5.8x	4.7x	NM(6)	12.8x

(1)
Dollar amounts in millions; as of April 7, 2017, the last trading day before public announcement of the proposed transaction.

(2)
Adjusted Operating Ratio is calculated as total operating expenses (net of one-time items) less fuel surcharge revenues divided by total operating revenues less fuel surcharge revenues, adjusted to exclude the impact of intangibles amortization and certain non-cash and non-recurring charges.

(3)
2017E EPS and 2018E EPS for Swift have been adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization.

(4)
Adjusted Operating Ratio for Celadon Group, which reports on a June 30th fiscal year end basis, has been calendarized to December 31st.

(5)
Evercore deemed Price/2017E EPS for Celadon Group to be not meaningful due to Wall Street consensus projections for 2017E EPS resulting in a multiple of 46x.

(6)
Evercore deemed Price/2017E EPS for USA Truck to be not meaningful due to Wall Street consensus projections for 2017E EPS resulting in a multiple of 314x.

Knight
Based on its review of the Selected Publicly Traded Companies, Evercore applied (i) multiples ranging from 7.25x to 9.25x to Knight’s projected EBITDA for calendar year 2017 and multiples ranging from 6.5x to 8.5x to Knight’s projected EBITDA for calendar year 2018, in each case based on the April 5 Knight Forecasts, and (ii) multiples ranging from 22.0x to 29.0x to Knight’s projected earnings per share (“EPS”) for calendar year 2017 and multiples ranging from 18.5x to 25.0x to Knight’s projected EPS for calendar year 2018, in each case based on the April 5 Knight Forecasts. Evercore’s analysis indicated respective implied per share equity value reference ranges for Knight on a standalone basis of  (i) $23.18 to $29.55 based on calendar year 2017 projected EBITDA, (ii) $24.60 to $32.10 based on calendar year 2018 projected EBITDA, (iii) $23.91 to $31.52 based on calendar year 2017 projected EPS and (iv) $26.58 to $35.92 based on calendar year 2018 projected EPS. Based on projected EBITDA, implied per share equity values were calculated as multiples of EBITDA applied to Knight’s projected EBITDA for calendar years 2017 and 2018, reduced by the amount of Knight’s net debt (calculated as debt less unrestricted cash and cash equivalents) and the amount of noncontrolling interest (in the case of debt, noncontrolling interest, and cash and cash equivalents, as set forth on Knight’s most recent publicly available balance sheet) divided by the fully diluted number of Knight’s outstanding equity securities as of February 24, 2017. Based on projected EPS, implied per share equity values were calculated as multiples of EPS applied to Knight’s projected EPS for calendar years 2017 and 2018.
Swift
Based on its review of the Selected Publicly Traded Companies, Evercore applied (i) multiples ranging from 5.5x to 7.0x to Swift’s projected EBITDA for calendar year 2017 and multiples ranging from 5.0x to 6.5x to Swift’s projected EBITDA for calendar year 2018, in each case based on the April 5 Knight Forecasts, and (ii) multiples ranging from 17.0x to 22.0x to Swift’s projected EPS for calendar year 2017 and multiples ranging from 13.0x to 18.0x to Swift’s projected EPS for calendar year 2018, in each case based on the April 5 Knight Forecasts. Evercore’s analysis indicated implied per share equity value reference ranges for Swift on a standalone basis of  (i) $14.29 to $20.28 based on calendar 2017 projected EBITDA, (ii) $14.83 to $21.57 based on calendar year 2018 projected EBITDA, (iii) $18.02 to $23.33 based on calendar year 2017 projected EPS and (iv) $17.90 to $24.78 based on calendar year 2018 projected EPS (in each case, before giving effect to the Reverse Stock Split). After giving effect to the Reverse Stock Split, Evercore’s analysis indicated implied per share equity value reference ranges for Swift on a standalone basis of  (i) $19.85 to $28.17 based on calendar year 2017 projected EBITDA, (ii) $20.59 to $29.96 based on calendar year 2018 projected EBITDA, (iii) $25.03 to $32.40 based on calendar year 2017 projected EPS and (iv) $24.86 to $34.42 based on calendar year 2018 projected EPS. Based on projected EBITDA, implied per share equity values were calculated as multiples of EBITDA applied to Swift’s projected EBITDA for calendar years 2017 and 2018 reduced by the amount of Swift’s net debt (calculated as debt less unrestricted cash and cash equivalents) and the amount of noncontrolling interest (in the case of debt, noncontrolling interest, and cash and cash equivalents, as set forth on Swift’s most recent publicly available balance sheet) divided by the fully diluted number of Swift’s outstanding equity securities as of February 6, 2017. Based on projected EPS, implied per share equity values were calculated as multiples of EPS applied to Swift’s projected EPS for calendar years 2017 and 2018. For purposes of the foregoing analysis, projected 2017 EPS and projected 2018 EPS for Swift were each adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization.

Based on its review of the Selected Publicly Traded Companies and its experience and professional judgment, Evercore then applied the following reference ranges for multiples for Knight and Swift, respectively:
	2017E EBITDA	2018E EBITDA	2017E EPS	2018E EPS
Knight	7.25x – 9.25x	6.5x – 8.5x	22.0x – 29.0x	18.5x – 25.0x
Swift	5.5x – 7.0x	5.0x – 6.5x	17.0x – 22.0x(1)	13.0x – 18.0x (1)

(1)
2017E EPS and 2018E EPS for Swift have been adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization.

In each case, estimated EBITDA and estimated EPS were based on the April 5 Knight Forecasts.
This analysis indicated the following implied per share equity value reference ranges for Knight and Swift (and in the case of Swift, both before giving effect to the Reverse Stock Split and after giving effect to the Reverse Stock Split):
	2017E EBITDA	2018E EBITDA	2017E EPS	2018E EPS
Knight	$23.18 – $29.55	$24.60 – $32.10	$23.91 – $31.52	$26.58 – $35.92
Swift (pre-Reverse Stock Split)	$14.29 – $20.28	$14.83 – $21.57	$18.02 – $23.33(1)	$17.90 – $24.78(1)
Swift (post-Reverse Stock Split)	$19.85 – $28.17	$20.59 – $29.96	$25.03 – $32.40(1)	$24.86 – $34.42(1)

(1)
2017E EPS and 2018E EPS for Swift have been adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization.

Implied Exchange Ratio
Based on its analysis of the Selected Publicly Traded Companies described above, Evercore calculated a series of implied exchange ratio reference ranges with respect to the merger exchange ratio by (A) dividing the low end of the applicable implied per share equity value reference range for Knight by the high end of the applicable implied per share equity value reference range for Swift (after giving effect to the Reverse Stock Split) and (B) dividing the high end of the applicable implied per share equity value reference range for Knight by the low end of the applicable implied per share equity value reference range for Swift (after giving effect to the Reverse Stock Split). These analyses indicated the following reference ranges:
Merger Exchange Ratio Reference Range
2017E EBITDA	0.823x – 1.488x
2018E EBITDA	0.821x – 1.559x
2017E EPS(1)	0.738x – 1.259x
2018E EPS(1)	0.772x – 1.445x

(1)
2017E EPS and 2018E EPS for Swift have been adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization.

Present Value of Future Share Price
Knight
Evercore performed an analysis of the present value of the future share price of Knight based on the April 5 Knight Forecasts. Based on this analysis, Evercore calculated future prices per share and equity values of Knight by applying multiples of 9.0x and 8.0x to Knight’s projected EBITDA for calendar years 2018 and 2019 (in each case based on the April 5 Knight Forecasts), and deducting Knight’s projected net debt (calculated as debt less unrestricted cash and cash equivalents) and the amount of projected noncontrolling interest and dividing the resultant implied equity value by the projected fully diluted number of Knight equity securities. The multiple of 9.0x approximated, as of April 7, 2017, the last trading day before the public announcement of the transaction, Knight’s enterprise value divided by the amount of EBITDA projected by IBES to be earned by Knight over the next twelve months. The multiple of 8.0x represented the average, for the three-year period ended April 7, 2017, of Knight’s enterprise value divided by the amount of EBITDA projected by IBES to be earned by Knight over the next twelve months. These future share prices were discounted to April 7, 2017 using discount rates ranging from of 10.0% to 12.0%, based on Evercore’s estimate of Knight’s cost of equity, and were increased to reflect the present value of the future dividends projected to be paid by Knight to its stockholders.
Evercore also calculated the present value of the future prices per share and equity values of Knight by applying multiples of 24.5x and 21.0x to Knight’s projected EPS for calendar years 2018 and 2019 (in each case based on the April 5 Knight Forecasts). The multiple of 24.5x approximated, as of April 7, 2017, Knight’s share price divided by the amount of EPS projected by IBES to be earned by Knight over the next twelve months. The multiple of 21.0x represented the average, for the three-year period ended April 7, 2017, of Knight’s share price divided by the amount of EPS projected by IBES to be earned by Knight over the next twelve months. These future share prices were discounted to April 7, 2017 using discount rates ranging from of 10.0% to 12.0%, based on Evercore’s estimate of Knight’s cost of equity, and were increased to reflect the present value of the future dividends projected to be paid by Knight to its stockholders.
Swift
Evercore performed an analysis of the present value of the future share price of Swift based on the April 5 Knight Forecasts. Based on this analysis, Evercore calculated future prices per share and equity values of Swift by applying multiples of 6.5x and 7.0x to Swift’s projected EBITDA for calendar years 2018 and 2019 (in each case based on the April 5 Knight Forecasts), and deducting Swift’s projected net debt (calculated as debt less unrestricted cash and cash equivalents) and the amount of projected noncontrolling interest and dividing the resultant implied equity value by the projected fully diluted number of Swift equity securities. The multiple of 6.5x approximated, as of April 7, 2017, the last trading day before the public announcement of the transaction, Swift’s enterprise value divided by the amount of EBITDA projected by IBES to be earned by Swift over the next twelve months. The multiple of 7.0x represented the average, for the three-year period ended April 7, 2017, of Swift’s enterprise value divided by the amount of EBITDA projected by IBES to be earned by Swift over the next twelve months. These future share prices were discounted to April 7, 2017 using discount rates ranging from of 10.0% to 12.0%, based on Evercore’s estimate of Swift’s cost of equity.
Evercore also calculated the present value of the future prices per share and equity values of Swift by applying multiples of 16.0x and 13.5x to Swift’s projected EPS for calendar years 2018 and 2019 (in each case based on the April 5 Knight Forecasts). The multiple of 16.0x approximated, as of April 7, 2017, Swift’s share price divided by the amount of EPS projected by IBES to be earned by Swift over the next twelve months. The multiple of 13.5x represented the average, for the three-year period ended April 7, 2017, of Swift’s share price divided by the amount of EPS projected by IBES to be earned by Swift over the next twelve months. These future share prices were discounted to April 7, 2017 using discount rates ranging from of 10.0% to 12.0%, based on Evercore’s estimate of Swift’s cost of equity.
This analysis indicated the following implied per share equity value reference ranges for Knight and Swift (and in the case of Swift, both before giving effect to the Reverse Stock Split and after giving effect to the Reverse Stock Split):
	2018E and 2019E EBITDA	2018E and 2019E EPS
Knight	$29.08 – $33.37	$27.94 – $34.21
Swift (pre-Reverse Stock Split)	$20.80 – $23.46	$16.38 – $20.54(1)
Swift (post-Reverse Stock Split)	$28.89 – $32.58	$22.76 – $28.53(1)

(1)
2018E EPS and 2019E EPS for Swift have been adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization.

Implied Exchange Ratio
Based on its analysis of the present value of future share price described above, Evercore calculated a series of implied exchange ratio reference ranges with respect to the merger exchange ratio by (i) dividing the low end of the applicable implied per share equity value reference range for Knight by the high end of the applicable implied per share equity value reference range for Swift (after giving effect to the Reverse Stock Split) and (ii) dividing the high end of the applicable implied per share equity value reference range for Knight by the low end of the applicable implied per share equity value reference range for Swift (after giving effect to the Reverse Stock Split). These analyses indicated the following reference ranges:
Merger Exchange Ratio Reference Range
2018E and 2019E EBITDA	0.892x – 1.155x
2018E and 2019E EPS(1)	0.979x – 1.504x

(1)
2018E EPS and 2019E EPS for Swift have been adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization.

Premiums Paid Analysis
Because the merger is structured to provide that holders of Knight shares will have the right to receive the merger consideration, Swift stockholders will not actually receive any consideration in connection with the transaction. However, for purposes of its premiums paid analysis, Evercore deemed it appropriate to effectively treat Knight as the “nominal acquiror” and Swift as the “nominal target” for several reasons. First, the exchange ratio used for the purpose of the Reverse Stock Split to determine the respective ownership interest of Swift’s and Knight’s stockholders after the merger, in combination with the one-for-one ratio at which Knight shares will be converted into combined company shares, implies a premium of 10% to the trading price of class A shares of Swift based on the closing price per share as of April 7, 2017, the last trading day before the public announcement of the transaction. Second, the shares of the combined company will be traded on the NYSE under the current Knight symbol of  “KNX” and the charter and bylaws of the combined company will reflect, predominantly, the terms and provisions (including a classified board structure) currently contained in Knight’s charter and bylaws. Third, the merger agreement provides that the existing members of the Knight board of directors will constitute a substantial majority of the members of the combined company board of directors and that the Executive Chairman, Chief Executive Officer and Chief Financial Officer positions at the combined company will be filled by the individuals currently filling those roles at Knight. In light of the foregoing, Evercore conducted its premiums paid analysis treating Swift as the “nominal target” in the merger.
Evercore reviewed 61 stock-for-stock transactions announced over the last ten years involving U.S. companies whose stockholders were recipients of consideration in such transactions (“Targets”) and whose enterprise values ranged from $1 billion to $5 billion. As set forth in the table below, for the 61 transactions, Evercore calculated the median and mean premiums paid relative to each of  (i) the Targets’ closing share prices on the last trading day prior to announcement (referred to as the “1-day premium”), (ii) the Targets’ closing share prices one week prior to announcement (referred to as the “1-week premium”), and (iii) the Targets’ closing share prices four weeks prior to announcement (referred to as the “4-week premium”):
	1-day premium	1-week premium	4-week premium
Median	17.2%	17.4%	19.3%
Mean	19.0%	19.9%	23.9%
Evercore also reviewed 32 merger-of-equals transactions announced over the last ten years involving Targets with an equity value of at least $1 billion, including 24 in which stockholders of the legal acquiror had pro forma ownership equal to or greater than 50% (referred to as the “Majority Category”) and 8 in which stockholders of the legal acquiror had pro forma ownership less than 50% (referred to as the “Non-Majority Category”). The median, mean, and range of 1-day premiums paid in such transactions are set forth in the table below:

	Majority Category (24 total)	Non-Majority Category (8 total)
Median	9.2%	3.5%
Mean	7.9%	4.3%
Range	(9.3)% – 28.8%	(5.3)% – 20.5%
Finally, of the 32 merger-of-equals transactions, Evercore reviewed 7 such transactions in which the chairman, CEO, and headquarters were all selected from the same party (with such party being the legal acquiror in 6 of the 7 transactions), including 5 in which stockholders of the legal acquiror were in the Majority Category and 2 in which stockholders of the legal acquiror were in the Non-Majority Category. The median, mean, and range of 1-day premiums paid in such transactions are set forth in the table below:
	Majority Category (5 total)	Non-Majority Category (2 total)
Median	14.5%	12.6%
Mean	14.1%	12.6%
Range	9.4% – 21.2%	4.7% – 20.5%
The data used for the above analyses was sourced from company filings, Capital IQ, and Thomson Reuters, and were as of March 2017. Based on its review of the above data and its experience and professional judgment, Evercore then applied to Swift a 1-day premium in the range of 20% to 30% to account for Swift’s being a party in a stock-for-stock transaction and a 1-day premium in the range of 0% to 15% to account for Swift’s being a party in a merger-of-equals transaction. Based on these ranges, Evercore calculated the below premium ranges for Swift, both before and after giving effect to the Reverse Stock Split:
	Pre-Reverse Stock Split(1)	Post-Reverse Stock Split(2)
Precedent Stock-for-Stock Transactions	$24.02 – $26.03	$33.37 – $36.15
Precedent Merger-of-Equals Transactions	$20.02 – $23.02	$27.81 – $31.98

(1)
Swift’s stock price was $20.02 on April 7, 2017, the last trading day before the public announcement of the transaction.

(2)
After giving effect to the Reverse Stock Split, Swift’s stock price would have been $27.81 on April 7, 2017.

Financial Contribution Analysis
In addition to the foregoing valuation analyses, Evercore also conducted additional financial analysis in the form of a financial contribution analysis.
Evercore analyzed the respective contributions of Knight and Swift to the adjusted EBITDA and adjusted net income of the combined company, based on FactSet, company filings, and the April 5 Knight Forecasts, and using actual totals for the 2016 calendar year and estimated totals for the 2017 and 2018 calendar years. Evercore performed the contribution analysis for adjusted EBITDA on both an unlevered basis (by not making any adjustment for each company’s net debt and noncontrolling interest) and a levered basis (by deducting each company’s net debt and noncontrolling interest from its unlevered contribution to enterprise value) and performed the contribution analysis for adjusted net income on a levered basis, in each case excluding the Expected Synergies. These analyses indicated the following implied exchange ratios with respect to the merger exchange ratio:

	Implied Equity Contribution		Merger Exchange Ratio
	Knight	Swift
Adjusted EBITDA(1)
2016A	40.0%	60.0%	0.786x
2017E	39.2%	60.8%	0.761x
2018E	40.5%	59.5%	0.804x
Adjusted Net Income(2)
2016A	36.5%	63.5%	0.681x
2017E	38.3%	61.7%	0.735x
2018E	38.6%	61.4%	0.744x

(1)
Adjusted EBITDA represents, in the case of 2016A for Knight, EBITDA increased by expenses recognized in connection with class action lawsuits, and in the case of 2016A for Swift, EBITDA increased by non-cash impairments, one-time retirement expenses for Jerry Moyes, and legal settlements and reserves.

(2)
Adjusted Net Income represents, in the case of 2016A for Knight, Net Income increased by expenses recognized in connection with class action lawsuits, and in the case of 2016A for Swift, Net Income increased by the after-tax impacts of certain intangibles amortization expense and the items listed in the previous footnote.

Other Factors
Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, 52-week high/low closing share price, research analyst recommendations and price targets, historical exchange ratio analysis, illustrative pro forma accretion/dilution analysis, and illustrative value creation analysis. Evercore noted that none of the foregoing constituted a valuation methodology, and the foregoing was presented for informational purposes only.
52-Week High/Low Closing Share Price
Evercore reviewed historical trading prices of Knight shares and class A shares of Swift during the 52-week period ending on April 7, 2017, the last trading day before the public announcement of the transaction, noting that the low and high closing prices during such period ranged from $24.59 to $38.40 for Knight and $14.45 to $26.57 for Swift ($20.07 to $36.90 for Swift after giving effect to the Reverse Stock Split). Evercore calculated a series of implied exchange ratio reference ranges with respect to the merger exchange ratio, by (A) dividing the low end of the historical trading price range for Knight by the high end of the historical trading price range for Swift (after giving effect to the Reverse Stock Split) and (B) dividing the high end of the historical trading price range for Knight by the low end of the historical trading price range for Swift (after giving effect to the Reverse Stock Split). This analysis indicated a reference range of 0.666x to 1.913x.
Research Analyst Recommendations and Price Targets
Evercore reviewed publicly available share price targets of research analysts’ estimates known to Evercore as of April 7, 2017, noting that the low and high share price targets ranged from $26.00 to $42.00 for Knight and $16.00 to $30.00 for Swift ($22.22 to $41.67 for Swift after giving effect to the Reverse Stock Split). Evercore calculated an implied exchange ratio reference range with respect to the merger exchange ratio, by (A) dividing the low end of the share price target range for Knight by the high end of the share price target range for Swift (after giving effect to the Reverse Stock Split) and (B) dividing the high end of the share price target range for Knight by the low end of the share price target range for Swift (after giving effect to the Reverse Stock Split). This analysis indicated a reference range of 0.624x to 1.890x for the merger exchange ratio. The price targets published by equity research analysts do not necessarily reflect current market trading prices for the Knight shares and the Swift shares, and these price targets are subject to numerous uncertainties, including the future financial performance of each company and market conditions.
Historical Exchange Ratio Analysis
Evercore performed an historical exchange ratio analysis for the three year period ended April 7, 2017 by dividing the closing price of Knight shares by the closing price of class A shares of Swift, after giving effect to the Reverse Stock Split, as of the end of each trading day during this period. During this period, the ratios ranged from a low of 0.666x to a high of 1.396x. Evercore used this range as the implied ratio reference ratio range with respect to the merger exchange ratio.
Illustrative Pro Forma Accretion/Dilution Analysis
Evercore performed illustrative pro forma analyses of the potential financial impact of the transaction based on the earnings estimates for Knight and Swift set forth in the April 5 Knight Forecasts. For each of the calendar years 2018 and 2019, Evercore compared the projected EPS of the Knight shares on a standalone basis to the projected EPS of the combined company common stock, adjusted to exclude the tax-effected impact of  $16.8 million of intangibles amortization and taking into account the Expected Synergies. Based on such analyses, the proposed transactions would be 40.6% and 45.4% accretive to the Knight stockholders on an adjusted EPS basis in 2018 and 2019, respectively.
Illustrative Value Creation Analysis
Evercore performed an illustrative analysis of the increase in the implied equity value per share to Knight stockholders based upon the illustrative pro forma adjusted EPS and adjusted EBITDA of the combined company. The combined company was valued using (i) price to earnings per share multiples ranging from 17.5x to 20.0x (such multiple range reflecting (A) the average over the three-year period ending April 7, 2017 of the forward price to earnings multiples of both Knight and Swift weighted by Knight’s and Swift’s respective equity market capitalizations and (B) the forward price to earnings multiples as of April 7, 2017 of both Knight and Swift weighted by respective equity market capitalization as of April 7, 2017) for calendar years 2018 and 2019, discounted to April 7, 2017 using a discount rate of 12.0% (based on Evercore’s estimate of each of Knight’s and Swift’s cost of equity) and increased to reflect the present value of the future dividends projected to be paid by the combined company to its stockholders, and (ii) EV/EBITDA multiples ranging from 7.3x to 7.5x (such multiple range reflecting (A) the average over the three-year period ending April 7, 2017 of the forward EV/EBITDA multiples of both Knight and Swift weighted by Knight’s and Swift’s respective enterprise values and (B) the forward EV/EBITDA multiple as of April 7, 2017 of both Knight and Swift weighted by respective enterprise value as of April 7, 2017), for calendar years 2018 and 2019, discounted to April 7, 2017 using a discount rate of 12.0% (based on Evercore’s estimate of each of Knight’s and Swift’s cost of equity) and increased to reflect the present value of the future dividends projected to be paid by the combined company to its stockholders.
Relative to the price per Knight share as of April 7, 2017, this analysis indicated: (i) with respect to the discounted future value of the combined company calculated with respect to adjusted EPS, a range of implied value creation per share of the combined company of 7.0% to 22.2% for calendar year 2018 and 13.1% to 29.1% for calendar year 2019, and (ii) with respect to the discounted future value of the combined company calculated with respect to adjusted EBITDA, a range of implied value creation per share of the combined company of 10.3% to 13.8% for calendar year 2018 and 15.6% to 18.9% for calendar year 2019.
Miscellaneous
In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. The order of the analyses and reviews described in the summary above and the results thereof do not represent the relative importance or weight given to these analyses and reviews by Evercore. Considering selected portions of the analyses and reviews in the summary set forth above, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion. Evercore may have considered various assumptions more or less probable than other assumptions, so the range of valuations and implied exchange ratios resulting from any particular analysis should therefore not be taken to represent Evercore’s view of the value of Knight on a standalone basis, Swift on a standalone basis, or Knight and Swift on a combined basis.
For purposes of its analyses and reviews, Evercore considered industry performance; general business, economic, market, and financial conditions; and other matters, many of which are beyond the control of Knight, Swift and their advisors. No company or business used in Evercore’s analyses and reviews as a comparison is identical to Knight or Swift, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty, and Evercore assumes no liability if future results or values are materially different from those forecasted in such estimates.
Except as described herein, the Knight board of directors imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Knight and Swift determined the amount of the merger exchange ratio (and, consequently, the merger consideration) through arms-length negotiations. Evercore provided advice to Knight during those negotiations. However, Evercore did not make any recommendation to the Knight board of directors or Knight management regarding (i) the amount of the merger exchange ratio (or, consequently, the merger consideration) or (ii) whether any specific amount of the merger exchange ratio (or, consequently, the merger consideration) constituted the only such appropriate amounts in the transaction. The issuance of Evercore’s opinion was approved by an opinion committee of Evercore.
Under the terms of Evercore’s engagement, Evercore provided Knight with financial advisory services and delivered a fairness opinion to the Knight board of directors in connection with the transaction. Pursuant to the terms of its engagement letter dated April 8, 2017, Knight has agreed to pay Evercore a fee of  $10,500,000 for its services (referred to as the “Success Fee”), which Evercore will earn only if the transaction is consummated. In addition, Knight has agreed to reimburse Evercore for its reasonable expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of Evercore’s engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.
In the two years prior to the date of its opinion, Evercore provided advisory services from time to time to Knight, for which Evercore received fees and reimbursement of expenses. Evercore did not provide advisory services to Swift or any of its affiliates in the two years prior to the date of its opinion. During 2015 and 2016, Evercore provided advisory services to Knight in connection with the company’s evaluation of various strategic alternatives. Evercore will receive compensation of  $200,000 for such services, with such compensation being deducted from the Success Fee. In addition, in the future, Evercore and its affiliates may provide financial or other services to Knight, Swift and/or their respective stockholders and affiliates, and in connection with any such services Evercore may receive compensation, including the reimbursement of expenses.
In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Knight, Swift and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

Knight Management’s Unaudited Prospective Financial Information
Knight does not as a matter of course make public forecasts as to future performance, earnings or other results (other than limited earning per share guidance), and forecasts for extended periods of time may be of limited utility due to the unpredictability of the underlying assumptions and estimates. In connection with the due diligence review of Knight by Swift, Knight provided to Swift (i) certain projected non-public financial statements and other projected non-public financial data relating to Knight on a standalone basis for the fiscal years ending December 31, 2017 through 2019, prepared by Knight management as of January 4, 2017 (referred to as the “January 4 Knight Internal Forecasts” and, together with the April 5 Knight Internal Forecasts, the “Knight Internal Forecasts”) and (ii) the April 5 Knight Internal Forecasts. Knight’s management provided the Knight Internal Forecasts to Knight’s board of directors in connection with its evaluation of the proposed transaction. Knight’s management provided the April 5 Knight Internal Forecasts to Evercore for its use in connection with its financial analyses summarized under “— Opinion of Knight’s Financial Advisor.”
In connection with the due diligence review of Swift by Knight, Knight’s management provided (i) certain projected non-public financial statements and other projected non-public financial data relating to Swift on a standalone basis for the fiscal years December 31, 2017 through 2019, prepared by Knight management as of January 4, 2017 (referred to as the “January 4 Knight Forecasts for Swift” and, together with the April 5 Knight Forecasts for Swift, the “Knight Forecasts for Swift”) and (ii) the April 5 Knight Forecasts for Swift to Knight’s board of directors in connection with its evaluation of the proposed transaction. Knight’s management provided the April 5 Knight Forecasts for Swift to Evercore for its use in connection with its financial analyses summarized under “— Opinion of Knight’s Financial Advisor.”
Knight has included the below summaries of the Knight Internal Forecasts and the Knight Forecasts for Swift (together, referred to as the “Knight Forecasts”) to provide Knight stockholders access to certain non-public information that was furnished to (i) Swift (i.e., the Knight Internal Forecasts) in connection with the due diligence review of Knight by Swift, (ii) Knight’s board of directors (i.e., the Knight Forecasts) in connection with its evaluation of the proposed transaction, and (iii) Evercore (i.e., the April 5 Knight Forecasts) for its use in connection with its financial analyses summarized under “— Opinion of Knight’s Financial Advisor.” As described further under “— Opinion of Knight’s Financial Advisor,” while Evercore assumed and relied upon the April 5 Knight Forecasts, for purposes of its financial analyses summarized under “— Opinion of Knight’s Financial Advisor,” Evercore expressed no view or opinion as to the April 5 Knight Forecasts or the assumptions on which they were based.
The Knight Forecasts were not prepared for the purpose of public disclosure, nor were they prepared in compliance with published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. The below summaries of the Knight Forecasts are not being included in this joint proxy statement/prospectus to influence your decision whether to vote for the Knight Required Proposals or the Swift Required Proposals, but because the various Knight Forecasts were provided, as applicable, to Swift, Knight’s board of directors and Evercore. Neither Knight’s or Swift’s independent registered public accounting firms, nor any other independent accountants, have examined, compiled, or performed any procedures with respect to the Knight Forecasts and, accordingly, no independent accountant expresses an opinion or any other form of assurance with respect to the Knight Forecasts or the achievability of the results reflected therein. Neither Knight’s or Swift’s independent registered public accounting firm, nor any other independent accountant, assumes any responsibility for the Knight Forecasts, and such accounting firms disclaim any association with the Knight Forecasts. The reports of Knight’s and Swift’s independent registered public accounting firms incorporated by reference into this joint proxy statement/prospectus relate to Knight’s and Swift’s historical financial information, respectively, and no such report extends to the Knight Forecasts or should be read to do so.
The Knight Forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Knight’s management. Important factors that may affect actual results and cause the Knight Forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses (including the ability of the businesses to achieve their strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” The Knight Forecasts also reflect the following assumptions that are subject to change:
•
The April 5 Knight Internal Forecasts reflect Knight’s Trucking Segment realizing little change in 2017 from 2016 with respect to rates per mile and miles driven but realizing increases of approximately 3.0% and 0.5% for each rate per mile and miles driven, respectively from 2018 through 2021;

•
The April 5 Knight Internal Forecasts further reflect gradual improvement from 2017 through 2021 in the Trucking Segment’s adjusted operating ratio with a return to recent historical levels of approximately 80%;

•
The April 5 Knight Internal Forecasts further reflect Knight’s Logistics Segment comprising an increasingly larger percentage of Knight’s total revenues exclusive of fuel surcharge revenue (increasing from approximately 20% of total Trucking Segment and Logistics Segment revenue in 2017 to approximately 30% by 2021) and the adjusted operating ratio for Knight’s Logistics Segment gradually improving to historical levels of approximately 92%;

•
The April 5 Knight Forecasts for Swift reflect Swift’s Trucking and Refrigerated Segments realizing little change in 2017 from 2016 with respect to rate per mile and miles driven but realizing increases of approximately 1.5% for each of rate per mile and miles driven from 2017 through 2021;

•
The April 5 Knight Forecasts for Swift further reflect gradual improvement from 2017 through 2021 in Swift’s Trucking Segment’s adjusted operating ratio (to approximately 89%) and in the Refrigerated Segment’s adjusted operating ratio (to approximately 96%); and

•
The April 5 Knight Forecasts for Swift further reflect that Swift’s Dedicated, Intermodal and Other Segments will experience revenue growth at rates generally consistent with those of Swift’s Trucking and Refrigerated segments, with Swift’s Intermodal Segment returning to profitability in 2018 with little change in profitability thereafter and Swift’s Other Segment realizing break-even profitability beginning in 2018 with no change in profitability thereafter.

The below summaries of the Knight Forecasts do not reflect any synergies that may be realized as a result of the transaction. Actual results may differ materially from the Knight Forecasts. Accordingly, there can be no assurance that the Knight Forecasts will be realized.
Knight management’s forecasts for Swift were prepared independent of the Swift standalone projections prepared by Swift management, without any collaboration or coordination with Swift management. In developing its forecasts for Swift, Knight management considered financial analyst estimates for Swift published by the IBES as well as Swift’s publicly disclosed historical financial results. Knight management’s forecasts for Swift reflect a more conservative view with respect to the trucking environment and attendant lower revenues and margins than do the Swift management forecasts described under “— Swift Management’s Unaudited Prospective Financial Information — Swift Standalone Projections.” In addition, while both the Knight management and Swift management forecasts for Swift reflect the belief that regulatory changes may improve the trucking environment, the Swift management forecasts reflect a more favorable impact of these regulatory changes on revenue metrics than do the Knight management forecasts. The Knight management forecasts also reflect Knight management’s belief that the operating improvement at some of Swift’s businesses would improve, but at a slower rate than is reflected in the Swift management projections.
In comparing the assumptions used in the Swift December standalone projections prepared by Swift management and described under “— Swift Management’s Unaudited Prospective Financial Information — Swift Standalone Projections” and the January 4 Knight Forecasts for Swift prepared by Knight management, there are two key differences. First, the January 4 Knight Forecasts for Swift assume a compounded annual growth rate (2017-2019) of Swift’s revenue of 3.0%, whereas the Swift December standalone projections assume an annual growth rate of 10.1%. Second, the January 4 Knight Forecasts for

Swift assume a 2019 target of a 91 operating ratio; whereas the Swift December standalone projections prepared by Swift management assume a 2019 target of a 90 operating ratio. A company’s operating ratio is a metric reflecting the company’s operating expenses as a percentage of its revenue.
The same two key differences exist in comparing the assumptions used in the Swift April standalone projections prepared by Swift management and described under “— Swift Management’s Unaudited Prospective Financial Information — Swift Standalone Projections” and the April 5 Knight Forecasts for Swift prepared by Knight management. The April 5 Knight Forecasts for Swift assume a compounded annual growth rate (2017-2021) of Swift’s revenue of 2.5%, whereas the Swift April standalone projections assume an annual growth rate of 6.6%. Also, the April 5 Knight Forecasts for Swift assume a 2021 target of a 92 operating ratio, whereas the Swift April standalone projections assume a 2021 target of a 91 operating ratio.
Knight and Swift, and their respective affiliates, advisors, officers, directors, or other representatives, cannot provide any assurance that actual results will not differ from the Knight Forecasts, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the Knight Forecasts to reflect circumstances existing after the dates that any of the respective Knight Forecasts was prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions relating thereto are shown to be in error. Except as required by applicable securities laws, Knight does not intend to make publicly available any update or other revision to the Knight Forecasts, even in the event that any or all assumptions relating thereto are shown to be in error. Since the respective dates of the Knight Forecasts, Knight and Swift have made publicly available their respective actual results of operations for the fiscal quarter ended March 31, 2017 and June 30, 2017. You should review Knight’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2017 and Swift’s Quarterly Report on Form 10-Q filed with the SEC on July 24, 2017 for this information. None of Knight or Swift or their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation to any stockholder or other person regarding Knight’s or Swift’s ultimate performance compared to the information contained in the Knight Forecasts or that forecasted results will be achieved. Knight has made no representation to Swift or to anyone else, in the merger agreement or otherwise, concerning the Knight Forecasts.
The following table presents the January 4 Knight Internal Forecasts (amounts below are presented in millions, except per share amounts):
Year	Revenue	EBITDA	EBITA	GAAP Net Income	GAAP EPS
2017E	$1,215	$285	$170	$102	$1.28
2018E	$1,346	$325	$208	$126	$1.58
2019E	$1,449	$352	$231	$139	$1.77
The following table presents the April 5 Knight Internal Forecasts (amounts below are presented in millions, except per share amounts):
Year	Revenue	EBITDA	EBITA	GAAP Net Income	GAAP EPS
2017E	$1,182	$263	$147	$88	$1.09
2018E	$1,323	$311	$193	$116	$1.44
2019E	$1,447	$338	$216	$130	$1.63
2020E	$1,533	$362	$232	$140	$1.77
2021E	$1,620	$377	$242	$146	$1.87
The following table presents the January 4 Knight Forecasts for Swift (amounts below are presented in millions, except per share amounts):
Year	Revenue	EBITDA	EBITA	Adjusted Net Income	Adjusted EPS
2017E	$4,149	$600	$299	$183	$1.36
2018E	$4,348	$667	$359	$226	$1.67
2019E	$4,414	$677	$370	N/A	N/A

The following table presents the April 5 Knight Forecasts for Swift (amounts below are presented in millions, except per share amounts):
Year	Revenue	EBITDA	EBITA	GAAP Net Income	Adjusted Net Income	GAAP EPS	Adjusted EPS
2017E	$4,091	$541	$248	$131	$142	$0.98	$1.06
2018E	$4,265	$609	$310	$173	$184	$1.30	$1.38
2019E	$4,329	$631	$328	$187	$198	$1.40	$1.48
2020E	$4,446	$646	$334	$193	$203	$1.44	$1.52
2021E	$4,567	$666	$346	$202	$212	$1.51	$1.59
For purposes of the Knight Forecasts presented in the tables above, EBITDA was calculated by adding to net income interest expense, income tax expense, depreciation expense and amortization expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.
For purposes of the Knight Forecasts presented in the tables above, EBITA was calculated by adding to net income interest expense, income tax expense and amortization expense. EBITA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.
For purposes of the Knight Forecasts for Swift presented in the third and fourth tables above, Adjusted Net Income and Adjusted EPS exclude the effect of the amortization of intangibles.
Opinion of Swift’s Financial Advisor
Morgan Stanley was retained by Swift to act as its financial advisor and to render a financial opinion in connection with the proposed transaction. Swift selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation. At the meeting of the Swift board of directors on April 9, 2017, Morgan Stanley rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated April 9, 2017, to the Swift board of directors to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be paid by Swift pursuant to the merger agreement was fair, from a financial point of view, to Swift.
The full text of Morgan Stanley’s written opinion to the Swift board of directors, dated April 9, 2017, is attached as Annex D to this joint proxy statement/prospectus and is hereby incorporated into this joint proxy statement/prospectus by reference in its entirety. Holders of Swift shares should read the opinion carefully and in its entirety. The opinion sets forth, among other things, a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Swift board of directors and addressed only the fairness, from a financial point of view, as of the date of the opinion, to Swift of the merger consideration to be paid by Swift pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspects of the transaction, including the merger, and did not address the prices at which Swift shares would trade following completion of the transaction or at any time. Morgan Stanley’s opinion did not and does not constitute a recommendation as to how any holder of Swift shares or Knight shares should vote at the stockholders’ meetings to be held in connection with the transaction. The summary of Morgan Stanley’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex D to this joint proxy statement/prospectus.
For purposes of rendering its opinion, Morgan Stanley:
•
reviewed certain publicly available financial statements and other business and financial information of Knight and Swift, respectively;

•
reviewed certain internal financial statements and other financial and operating data concerning Knight and Swift, respectively;

•
reviewed certain financial projections prepared by the managements of Knight and Swift, respectively;

•
reviewed information relating to certain strategic, financial and operational benefits anticipated from the proposed transaction, prepared by the managements of Knight and Swift, respectively;

•
discussed the past and current operations and financial condition and the prospects of Knight, including information relating to certain strategic, financial and operational benefits anticipated from the proposed transaction, with senior executives of Knight;

•
discussed the past and current operations and financial condition and the prospects of Swift, including information relating to certain strategic, financial and operational benefits anticipated from the proposed transaction, with senior executives of Swift;

•
reviewed the pro forma impact of the proposed transaction on Swift’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;

•
reviewed the reported prices and trading activity for Knight shares and class A shares of Swift;

•
compared the financial performance of Knight and Swift and the prices and trading activity of Knight shares and class A shares of Swift with that of certain other publicly traded companies comparable with Knight and Swift, respectively, and their securities;

•
participated in certain discussions and negotiations among representatives of Knight and Swift and certain other parties and their financial and legal advisors;

•
reviewed a draft of the merger agreement dated April 9, 2017 and certain related documents; and

•
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Knight and Swift, and formed a substantial basis for its opinion. With respect to the financial projections of Swift and Knight, including information relating to certain strategic, financial and operational benefits anticipated from the proposed transaction, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Swift of the future financial performance of Knight and Swift. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the merger will be treated as a tax-free reorganization, pursuant to the Code, and that the definitive merger agreement would not differ in any material respect from the draft merger agreement furnished to Morgan Stanley. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the transaction. Morgan Stanley relied upon, without independent verification, the assessment by the management of Swift of: (1) the strategic, financial and other benefits expected to result from the transaction and (2) the timing and risks associated with the integration of Knight and Swift. Morgan Stanley’s opinion did not address the relative merits of the transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley noted that it is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Swift and Knight and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Knight’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be paid to the holders of Knight shares in the proposed transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Knight or Swift, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Swift board of directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses. Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as of April 7, 2017, which was the last trading day immediately preceding the April 9, 2017 presentation by Morgan Stanley to the Swift board of directors, and is not necessarily indicative of current market conditions. In performing its financial analyses summarized below and in arriving at its opinion, with the consent of the Swift board of directors, Morgan Stanley used and relied upon the following financial projections: (i) certain publicly available Wall Street projections for Swift (referred to below as the “Swift Street Consensus Case”), (ii) the Swift April standalone projections, as more fully described below in the section entitled “— Swift Management’s Unaudited Prospective Financial Information,” (iii) certain publicly available Wall Street projections for Knight (referred to below as the “Knight Street Consensus Case”) and (iv) the adjusted Knight April standalone projections, as more fully described below in the section entitled “— Swift Management’s Unaudited Prospective Financial Information.” Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis on each of Swift and Knight, which analysis is designed to provide an implied value of a company on a standalone basis by calculating the present value of the estimated future cash flows and terminal value of that company.
Swift Discounted Cash Flow Analysis
Morgan Stanley calculated a range of implied values per class A share of Swift based on estimates of future cash flows for calendar years 2017 through 2021. Morgan Stanley performed this analysis on the estimated future cash flows contained in the forecasts representing the Swift Street Consensus Case and the Swift April standalone projections. Morgan Stanley first calculated the estimated unlevered free cash flows of Swift (calculated as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift, in each case based on guidance from Swift’s management). The calculation of unlevered free cash flow, as used by Morgan Stanley in its analysis, is described in the section entitled “— Swift Management’s Unaudited Prospective Financial Information.” Morgan Stanley calculated terminal values for Swift by applying a range of perpetual growth rates of 2.0% to 3.0%, based on Morgan Stanley’s professional judgment, to the unlevered free cash flow of Swift for 2021. Morgan Stanley then discounted the unlevered free cash flows and terminal values to present value as of December 31, 2016, using a range of discount rates of 8.7% to 10.2% (which Morgan Stanley derived based on Swift’s assumed weighted average cost of capital using its experience and professional judgment). Swift’s assumed weighted average cost of capital was calculated using a cost of equity range of 10.9% to 12.9% (which was based on the Capital Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.4% and a beta of 1.59 for class A shares of Swift that was determined by Morgan Stanley using market data from USE3 Model Beta as of April 7, 2017, plus a sensitivity adjustment of 1.0% to define the low and high ends of the cost of equity range), a post-tax cost of debt of 2.2% and a ratio of debt to total capitalization of 25.3%, which was based on Swift’s then current capital structure. Morgan Stanley then deducted the net debt of Swift from the value of the discounted unlevered free cash flows and terminal value to derive equity value. Net debt was based on Swift’s debt, noncontrolling interest and cash and cash equivalents as of December 31, 2016, and excluded payments to support capital leases.
Based on the above-described analysis, Morgan Stanley derived the following ranges of implied equity values per class A share of Swift as of December 31, 2016:
Forecast Scenario	Implied Value Per Share Range for Swift
Swift Street Consensus Case	$10.76 – $17.48
Swift April standalone projections	$10.86 – $18.64
Knight Discounted Cash Flow Analysis
Morgan Stanley calculated a range of implied values per Knight share based on estimates of future cash flows for calendar years 2017 through 2021. Morgan Stanley performed this analysis on the estimated future cash flows contained in the forecasts representing the Knight Street Consensus Case and the adjusted Knight April standalone projections. Morgan Stanley first calculated the estimated unlevered free cash flows of Knight (calculated as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less cash flow from other investing activities and adjusted for changes in working capital and certain after tax one-time items of Knight, in each case based on guidance from Swift’s management). The calculation of unlevered free cash flow, as used by Morgan Stanley in its analysis, is described in the section entitled “— Swift Management’s Unaudited Prospective Financial Information.” Morgan Stanley calculated terminal values for Knight by applying a range of perpetual growth rates of 2.0% to 3.0%, based on Morgan Stanley’s professional judgment, to the unlevered free cash flow of Knight for 2021. Morgan Stanley then discounted the unlevered free cash flows and terminal values to present value as of December 31, 2016, using a range of discount rates of 8.1% to 10.0% (which Morgan Stanley derived based on Knight’s assumed weighted average cost of capital using its experience and professional judgment). Knight’s assumed weighted average cost of capital was calculated using a cost of equity range of 8.1% to 10.1% (which was based on the Capital Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.4% and a beta of 1.12 for Knight shares that was determined by Morgan Stanley using market data from USE3 Model Beta as of April 7, 2017, plus a sensitivity adjustment of 1.0% to define the low and high ends of the cost of equity range), a post-tax cost of debt of 1.7% and a ratio of debt to total capitalization of 0.7%, which was based on Knight’s then current capital structure. Morgan Stanley then deducted the net debt of Knight from the value of the discounted unlevered free cash flows and terminal value to derive equity value. Net debt was based on Knight’s debt, noncontrolling interest, minority equity investments and cash and cash equivalents as of December 31, 2016.
Based on the above-described analysis, Morgan Stanley derived the following ranges of implied equity values per Knight share as of December 31, 2016:
Forecast Scenario	Implied Value Per Share Range for Knight
Knight Street Consensus Case	$17.55 – $26.91
Adjusted Knight April standalone projections	$18.60 – $28.37
Morgan Stanley then calculated the exchange ratio ranges implied by the discounted cash flow analyses using (1) the Swift Street Consensus Case and the Knight Street Consensus Case and (2) the Swift April standalone projections and the adjusted Knight April standalone projections. Morgan Stanley compared the lowest implied value per class A share of Swift to the highest implied value per Knight share to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the highest implied value per class A share of Swift to the lowest implied value per Knight share to derive the highest exchange ratio implied by the analyses. Based on the above-described analysis, Morgan Stanley derived the following implied exchange ratio ranges:
Forecast Scenario	Implied Range of Exchange Ratios
Swift Street Consensus Case/Knight Street Consensus Case	0.400x – 0.996x
Swift April standalone projections/adjusted Knight April standalone projections	0.383x – 1.002x
Discounted Equity Value Analysis
For each of Swift and Knight, Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price.
Swift Discounted Equity Value
Morgan Stanley calculated ranges of implied equity values per class A share of Swift as of April 7, 2017. To calculate the discounted equity value per class A share of Swift, Morgan Stanley utilized calendar year 2020 estimated earnings per share based on each of the Swift Street Consensus Case and the Swift April standalone projections. For each scenario, Morgan Stanley calculated the future equity value per class A share of Swift at the end of 2019 by applying a range of ratios of the price per share to estimated earnings per share (referred to as the “P/E ratio”) of 10.0x to 17.8x (reflecting normalized ratios consistent with Swift’s trading range during the last two years) to Swift’s calendar year 2020 estimated earnings per share. Morgan Stanley discounted the resulting future equity values per share to April 7, 2017 using a discount rate equal to Swift’s assumed cost of equity of 11.9%, which was based on the Capital Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.4% and a beta of 1.59 for class A shares of Swift that was determined by Morgan Stanley using market data from USE3 Model Beta as of April 7, 2017. Based on these calculations, this analysis implied the following value ranges per class A share of Swift:
Forecast Scenario	Estimated Swift 2020 Earnings Per Share	Swift’s Historical P/E Ratio Range	Implied Value Per Share Range for Swift
Swift Street Consensus Case	$1.91	10.0x – 17.8x	$15.59 – $24.86
Swift April standalone projections	$1.91(1)	10.0x – 17.8x	$14.23 – $24.94

(1)
At the direction of the management of Swift, this estimate of calendar year 2020 earnings per share includes an assumption that share repurchases offset dilution from equity awards and utilize all excess cash flows.

Knight Discounted Equity Value
Morgan Stanley calculated ranges of implied equity values per Knight share as of April 7, 2017. To calculate the discounted equity value per Knight share, Morgan Stanley utilized calendar year 2020 estimated earnings per share based on each of the Knight Street Consensus Case and the adjusted Knight April standalone projections. For each scenario, Morgan Stanley calculated the future equity value per Knight share at the end of 2019 by applying a range of P/E ratios of 17.0x to 27.2x (reflecting normalized ratios consistent with Knight’s trading range during the last two years) to Knight’s calendar year 2020 estimated earnings per share. Morgan Stanley discounted the resulting future equity values per share to April 7, 2017 using a discount rate equal to Knight’s assumed cost of equity of 9.1%, which was based on the Capital

Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.4% and a beta of 1.12 for Knight shares that was determined by Morgan Stanley using market data from USE3 Model Beta as of April 7, 2017. Based on these calculations, this analysis implied the following value ranges per Knight share:
Forecast Scenario	Estimated Knight 2020 Earnings Per Share	Knight’s Historical P/E Ratio Range	Implied Value Per Share Range for Knight
Knight Street Consensus Case	$1.77	17.0x – 27.2x	$25.70 – $38.54
Adjusted Knight April standalone projections	$1.75	17.0x – 27.2x	$24.11 – $38.08
Morgan Stanley then calculated the exchange ratio ranges implied by the discounted equity value analyses using (1) the Swift Street Consensus Case and the Knight Street Consensus Case and (2) the Swift April standalone projections and the adjusted Knight April standalone projections. Morgan Stanley compared the lowest implied value per class A share of Swift to the highest implied value per Knight share to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the highest implied value per class A share of Swift to the lowest implied value per Knight share to derive the highest exchange ratio implied by the analyses. Based on the above-described analysis, Morgan Stanley derived the following implied exchange ratio ranges:
Forecast Scenario	Implied Range of Exchange Ratios
Swift Street Consensus Case/Knight Street Consensus Case	0.405x – 0.967x
Swift April standalone projections/adjusted Knight April standalone projections	0.374x – 1.034x
Selected Comparable Trading Analysis
Morgan Stanley reviewed certain financial information, valuation multiples and market trading data relating to Swift, Knight and selected publicly traded companies that Morgan Stanley believed, based on its experience with companies in the trucking industry, to be similar to Swift’s and Knight’s current operations for purposes of this analysis. Financial data of the selected companies were based on S&P Capital IQ’s Thomson Reuters I/B/E/S Estimates, public filings and other publicly available information. Financial data of Swift was based on the Swift Street Consensus Case. Financial data of Knight was based on the Knight Street Consensus Case. “AV” refers to aggregate enterprise value, calculated as equity value, plus net debt, noncontrolling interest and, in the case of Knight, minority equity investments. “EBITDA” refers to earnings before interest, taxes, depreciation and amortization. Certain of the foregoing terms are used throughout this summary of financial analyses.
The selected companies were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to Swift’s and Knight’s. Although none of such companies are identical or directly comparable to Swift or Knight, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis, Morgan Stanley considered similar to Swift and Knight.
Morgan Stanley reviewed data, including P/E ratios and AV as a multiple of EBITDA, for each of Swift, Knight and the selected publicly traded companies listed below. With respect to each of Swift, Knight and the selected companies, Morgan Stanley analyzed P/E ratios and multiples of AV to EBITDA for calendar year 2017 and calendar year 2018 (referred to as 2017E P/E, 2018E P/E, 2017E AV/EBITDA and 2018E AV/EBITDA, respectively):
Company	2017E P/E	2018E P/E	2017E AV/EBITDA	2018E AV/EBITDA
Swift	17.4x	13.3x	6.8x	6.1x
Knight	26.0x	22.0x	9.1x	8.3x
Heartland Express, Inc.	28.4x	24.7x	8.0x	7.4x
Werner Enterprises, Inc.	21.8x	18.2x	5.6x	5.2x

Swift
Based on this analysis and its professional judgment, Morgan Stanley derived the reference ranges of financial multiples set forth in the table below and applied these ranges to estimated earnings per share and EBITDA for calendar year 2017 and calendar year 2018 contained in the Swift Street Consensus Case. For calendar year 2017, estimated earnings per share and EBITDA for Swift were $1.15 and $548 million, respectively, in the Swift Street Consensus Case. For calendar year 2018, estimated earnings per share and EBITDA for Swift were $1.50 and $619 million, respectively, in the Swift Street Consensus Case. Based on Swift’s net debt and noncontrolling interest, the analysis indicated the following implied value ranges per class A share of Swift:
Benchmark	Reference Range	Implied Value Per Share Range for Swift
2017E P/E	15.0x – 19.0x	$17.25 – $21.85
2018E P/E	12.0x – 16.0x	$18.00 – $24.00
2017E AV/EBITDA	6.5x – 8.0x	$18.66 – $24.73
2018E AV/EBITDA	5.5x – 7.0x	$17.48 – $24.33
Knight
Based on this analysis and its professional judgment, Morgan Stanley derived the reference ranges of financial multiples set forth in the table below and applied these ranges to estimated earnings per share and EBITDA for calendar year 2017 and calendar year 2018 contained in the Knight Street Consensus Case. For calendar year 2017, estimated earnings per share and EBITDA for Knight were $1.18 and $273 million, respectively, in the Knight Street Consensus Case. For calendar year 2018, estimated earnings per share and EBITDA for Knight were $1.40 and $300 million, respectively, in the Knight Street Consensus Case. Based on Knight’s net debt, noncontrolling interest and minority equity investments, the analysis indicated the following implied value ranges per Knight share:
Benchmark	Reference Range	Implied Value Per Share Range for Knight
2017E P/E	21.5x – 28.5x	$25.38 – $33.64
2018E P/E	18.0x – 25.0x	$25.13 – $34.90
2017E AV/EBITDA	8.0x – 9.5x	$26.90 – $31.82
2018E AV/EBITDA	7.0x – 8.5x	$25.90 – $31.31
Morgan Stanley then calculated the exchange ratio ranges implied by the selected public trading value analyses using (1) 2017E P/E, (2) 2018E P/E, (3) 2017E AV/EBITDA and (4) 2018E AV/EBITDA. Morgan Stanley compared the lowest implied value per class A share of Swift to the highest implied value per Knight share to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the highest implied value per class A share of Swift to the lowest implied value per Knight share to derive the highest exchange ratio implied by the analyses. Based on the above-described analysis, Morgan Stanley derived the following implied exchange ratio ranges:
Benchmark	Implied Range of Exchange Ratios
2017E P/E	0.513x – 0.861x
2018E P/E	0.516x – 0.955x
2017E AV/EBITDA	0.586x – 0.919x
2018E AV/EBITDA	0.558x – 0.939x
No company utilized in the selected comparable trading analysis is identical to Swift or Knight. In evaluating selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Swift and Knight. These include, among other things, selected company growth and profitability, the impact of competition on the businesses of Swift and Knight or the industry generally, industry growth, and the absence of any adverse material change in the financial condition or prospects of Swift or Knight or the industry, or in the financial markets in general.

Other Information
Historical Trading Range Analysis
Morgan Stanley reviewed the historical trading range of class A shares of Swift and Knight shares for the 52-week period ending April 7, 2017. Morgan Stanley observed that, during such period, the maximum intra-day trading price for class A shares of Swift was $27.18 and the minimum intra-day trading price for class A shares of Swift was $14.31. Morgan Stanley also noted that the closing trading price for class A shares of Swift on April 7, 2017, the last trading day immediately preceding the April 9, 2017 presentation by Morgan Stanley to the Swift board, was $20.02.
Morgan Stanley observed that, during the 52-week period ending April 7, 2017, the maximum intra-day trading price for Knight shares was $38.80 and the minimum intra-day trading price for Knight shares was $24.36. Morgan Stanley also noted that the closing trading price for Knight shares on April 7, 2017, the last trading day immediately preceding the April 9, 2017 presentation by Morgan Stanley to the Swift board, was $30.65.
Morgan Stanley then calculated the exchange ratio range implied by the historical trading ranges of class A shares of Swift and Knight shares for the 52-week period ending April 7, 2017. For this 52-week period, Morgan Stanley compared the minimum intra-day trading price for class A shares of Swift to the maximum intra-day trading price for Knight shares to derive the lowest exchange ratio implied by the analyses. Similarly, Morgan Stanley compared the maximum intra-day trading price for class A shares of Swift to the minimum intra-day trading price for Knight shares to derive the highest exchange ratio implied by the analyses. This analysis indicated an implied exchange ratio reference range of 0.369x to 1.116x.
The historical trading range analysis was presented for reference purposes only, and was not relied upon for valuation purposes.
Equity Research Analyst Price Targets
Morgan Stanley reviewed the undiscounted price targets for class A shares of Swift prepared and published by equity research analysts that had been published by Bloomberg during the time period from December 13, 2016, through April 7, 2017. These targets reflect each analyst’s estimate of the future public market trading price of class A shares of Swift. The range of equity analyst undiscounted price targets for class A shares of Swift was $16.00 to $30.00. Based on its professional judgment and experience, Morgan Stanley discounted each analyst’s price target to present value using Swift’s assumed cost of equity of 11.9%, which was based on the Capital Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.4% and a beta of 1.59 for class A shares of Swift that was determined by Morgan Stanley using market data from USE3 Model Beta as of April 7, 2017. This analysis resulted in a discounted analyst price target range for class A shares of Swift of  $14.30 to $26.80.
Morgan Stanley reviewed the undiscounted price targets for Knight shares prepared and published by equity research analysts that had been published by Bloomberg during the time period from November 29, 2016 through April 7, 2017. These targets reflect each analyst’s estimate of the future public market trading price of Knight shares. The range of equity analyst undiscounted price targets for Knight shares was $24.00 to $42.00. Based on its professional judgment and experience, Morgan Stanley discounted each analyst’s price target to present value using Knight’s assumed cost of equity of 9.1%, which was based on the Capital Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.4% and a beta of 1.12 for Knight shares that was determined by Morgan Stanley using market data from USE3 Model Beta as of April 7, 2017. This analysis resulted in a discounted analyst price target range for Knight shares of  $22.00 to $38.50.
Morgan Stanley calculated the exchange ratio range implied by the equity research analyst price targets on an undiscounted basis and a discounted basis. Morgan Stanley compared the lowest research analyst price target for class A shares of Swift to the highest research analyst price target for Knight shares to derive the lowest exchange ratio implied by the price targets. Similarly, Morgan Stanley compared the highest research analyst price target for class A shares of Swift to the lowest research analyst price target for

Knight shares to derive the highest exchange ratio implied by the price targets. This analysis yielded an implied range of exchange ratios based on undiscounted research analyst price targets of 0.381x to 1.250x and an implied range of exchange ratios based on discounted analyst research price targets of 0.371x to 1.218x.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for class A shares of Swift or Knight shares and these estimates are subject to uncertainties, including the future financial performance of Swift and Knight and future financial market conditions.
The equity research stock price targets were presented for reference purposes only, and were not relied upon for valuation purposes.
Contribution Analysis
Morgan Stanley performed a relative contribution analysis of Swift and Knight, in which Morgan Stanley reviewed selected operational data for each of Swift and Knight to determine Swift’s and Knight’s relative contribution to Knight-Swift. In particular, Morgan Stanley analyzed the relative contribution to:
•
Revenue, EBITDA and adjusted net income (calculated as GAAP net income adjusted for tax-effected amortization of certain intangibles, in the case of Swift, as well as other non-recurring one-time expenses) for (1) 2016 (actual) and (2) 2018 (based on (i) the Swift Street Consensus Case and Knight Street Consensus Case or (ii) the Swift April standalone projections and adjusted Knight April standalone projections);

•
Trading equity value as of April 7, 2017 and trading equity value as of April 7, 2017 including $100 million of run-rate synergies valued using a discount rate of 9.3%; and

•
Discounted cash flows and discounted cash flows including $100 million of run-rate synergies valued using a discount rate of 9.3% (in both cases (1) based on (i) the Swift Street Consensus Case and Knight Street Consensus Case or (ii) the Swift April standalone projections and adjusted Knight April standalone projections and (2) using a discount rate and perpetual growth rate of (i) 9.5% and 2.5%, respectively, for Swift and (ii) 9.0% and 2.5%, respectively, for Knight).

Morgan Stanley calculated the implied equity contributions shown below for each of Swift and Knight and the implied exchange ratios based on such contributions. The analysis indicated the following:
	Implied Equity Contribution		Implied Exchange Ratio
	Swift	Knight
2016A Revenue	74%	26%	1.690x
2016A EBITDA	59%	41%	0.885x
2016A Adjusted Net Income	63%	37%	1.053x
Trading Equity Value	52%	48%	0.653x
Trading Equity Value, including synergies(1)	46%	43%	0.653x
Swift Street Consensus Case/Knight Street Consensus Case
2018E Revenue	73%	27%	1.620x
2018E EBITDA	61%	39%	0.930x
2018E Adjusted Net Income	65%	35%	1.105x
Discounted Cash Flows	51%	49%	0.640x
Discounted Cash Flows, including synergies(2)	43%	41%	0.640x
Swift April standalone projections/adjusted Knight April standalone projections
2018E Revenue	73%	27%	1.609x
2018E EBITDA	60%	40%	0.910x
2018E Adjusted Net Income(3)	61%	39%	0.952x
Discounted Cash Flows	51%	49%	0.628x
Discounted Cash Flows, including synergies(4)	43%	42%	0.628x

(1)
11% of implied equity contribution is attributable to $100 million of run-rate synergies.

(2)
15% of implied equity contribution is attributable to $100 million of run-rate synergies.

(3)
At the direction of the management of Swift, the estimate of Swift adjusted net income for 2018 includes an assumption that share repurchases offset dilution from equity awards and utilize all excess cash flows.

(4)
15% of implied equity contribution is attributable to $100 million of run-rate synergies.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Morgan Stanley arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and it did not ascribe a specific range of values to Swift or Knight or draw, in isolation, conclusions from or with regard to, and did not attribute any particular weight to, any one factor or method of analysis, but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, the summary set forth above does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Morgan Stanley, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Morgan Stanley. The analyses listed in the tables and described above must be considered as a whole; considering any portion of such analyses and of the factors considered, without also considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. In addition, in rendering its opinion, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of implied valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Swift or Knight.
In performing its financial analyses, Morgan Stanley considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Swift’s and Knight’s control. The assumptions and estimates contained in the financial analyses and the ranges of implied valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, financial analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities (including Swift shares or Knight shares) actually may be sold.
The merger consideration was determined by Swift and Knight, rather than by any financial advisor, and was approved by the Swift board of directors. The decision by Swift to enter into the merger agreement was solely that of the Swift board of directors. As described in the section entitled “—Swift’s Reasons for the Transaction; Recommendation of the Swift Board of Directors,” Morgan Stanley’s analyses were only one of the many factors considered by the Swift board in its evaluation of the merger and should not be viewed as determinative of the views of the Swift board of directors or management with respect to the merger or the merger consideration.
Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. No limitations were imposed by the Swift board of directors upon Morgan Stanley with respect to the investigations made or procedures followed by it in rendering its opinion. Morgan Stanley did not recommend any specific amount or form of consideration to Swift or that any specific amount or form of consideration constituted the only appropriate consideration for the proposed transaction.
Swift retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.
As compensation for Morgan Stanley’s services relating to its engagement, Swift has agreed to pay Morgan Stanley a total fee of up to $10 million, $1.8 million of which became payable upon execution of the merger agreement and the remainder of which is contingent upon the completion of the merger. In addition, Swift has agreed to reimburse Morgan Stanley for its reasonable expenses including, without limitation, professional and legal fees and disbursements, plus any sales, use or other taxes related to such fees and disbursements, regardless of whether the merger is consummated. In addition, Swift has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement.
In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley or its affiliates have provided financing services to Swift and its affiliates, for which Morgan Stanley or its affiliates have received compensation of between $1 million and $2 million relating to Swift’s Term Loan A and revolving credit facility. During the same period, Morgan Stanley and its affiliates have not provided financing services or financial advisory services to Knight or its affiliates and have not received any compensation for such services. In connection with Morgan Stanley’s wealth management business, Morgan Stanley or an affiliate thereof currently is a lender to Jerry Moyes. In connection with Morgan Stanley’s wealth management business, Morgan Stanley or an affiliate thereof currently is also a lender to Keith Knight. Morgan Stanley and its affiliates may also seek to provide financial advisory and financing services to Swift and Knight and their respective affiliates in the future and would expect to receive fees for the rendering of any such services.
Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Swift, Knight or any other company, or any currency or commodity, that may be involved in the proposed transaction, or any related derivative instrument.
Swift Management’s Unaudited Prospective Financial Information
Although Swift periodically may issue limited financial guidance to investors, Swift does not as a matter of course make public long-term projections as to future revenue, earnings or other results, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the transaction, Swift’s management prepared and in December 2016 provided to the Swift board of directors in connection with its evaluation of the transaction, and to its financial advisor Morgan Stanley in connection with Morgan Stanley’s financial analyses, certain unaudited prospective financial information regarding Swift’s operations for fiscal years 2017 through 2021 (referred to as the “Swift December standalone projections”), which Swift’s management further updated and in April 2017 provided to the Swift board of directors and to Morgan Stanley in connection with Morgan Stanley’s financial analyses (including its financial analyses described under the section entitled “— Opinion of Swift’s Financial Advisor”) (referred to as the “Swift April standalone projections”). In addition, Swift’s management prepared and provided to the Swift board of directors and to Morgan Stanley certain unaudited prospective financial information regarding Swift’s operations for fiscal years 2017 through 2021 (referred to as the “Swift December upside standalone projections” and, together with the Swift December standalone projections and the Swift April standalone projections, as the “Swift standalone projections”).
The Swift December upside standalone projections and the Swift April standalone projections were also provided to Knight for its use in connection with its evaluation of the transaction. For more information, see the section entitled “— Background of the Transaction.”

Swift’s management also provided to the Swift board of directors and Morgan Stanley certain unaudited prospective financial information regarding Knight’s operations from 2017 through 2021 for purposes of evaluating Knight and the transaction, which were prepared based on the January 4 Knight Internal Forecasts provided to Swift by Knight for the period from 2017 through 2019 and adjusted by Swift’s management (including the extrapolation of projected financial information for the period from 2020 through 2021) (referred to as the “adjusted Knight January standalone projections”). Swift’s management also provided to the Swift board of directors and Morgan Stanley updated internal forecasts for Knight on a standalone basis from 2017 through 2021, which were prepared based on the April 5 Knight Internal Forecasts provided to Swift by Knight and adjusted by Swift’s management (referred to as the “adjusted Knight April standalone projections” and, together with the adjusted Knight January standalone projections, as the “adjusted Knight standalone projections”).
The below summary of the Swift standalone projections and the adjusted Knight standalone projections are included for the purpose of providing stockholders access to certain nonpublic information that was furnished to certain parties in connection with the transaction, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any stockholder.
The below unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections. The inclusion of this unaudited prospective financial information should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. Neither the independent registered public accounting firm of Swift, nor any other independent accountants, have examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, the independent registered accounting firm of Swift does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information. Swift’s unaudited prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Swift’s management. The independent registered public accounting firm’s report contained in Swift’s Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this joint proxy statement/prospectus, relates to Swift’s historical financial information. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.
While presented with numeric specificity, this unaudited prospective financial information was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Swift’s and Knight’s businesses, as applicable) that are inherently subjective and uncertain and are beyond the control of Swift’s management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to Swift’s and Knight’s businesses (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change and the Swift standalone projections and adjusted Knight standalone projections are based solely on the information available to Swift’s and Knight’s management at the time they were prepared. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. Swift stockholders and Knight stockholders are urged to review the most recent SEC filings of Swift and Knight for a description of the reported results of operations and financial condition and capital resources of Swift and Knight, including in “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” in Swift’s and Knight’s respective Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this joint proxy statement/prospectus.
None of Swift, Knight or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information. Swift undertakes no obligation to update or otherwise revise or reconcile this unaudited prospective financial information to reflect circumstances existing after the date this unaudited prospective financial information was generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such information are shown to be in error. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.
Swift and Knight may calculate certain non-GAAP financial metrics, including EBITDA, Adjusted Net Income, Adjusted EPS and Unlevered Free Cash Flow, using different methodologies from each other and from other companies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures and in the sections of this joint proxy statement/prospectus with respect to the opinions of the financial advisors to Swift and Knight may not be directly comparable to one another. Swift is not providing a quantitative reconciliation of the forward looking non-GAAP financial metrics set forth below.
Swift has not made and makes no representation to Knight or any stockholder, in the merger agreement or otherwise, concerning this unaudited prospective financial information or regarding Swift’s ultimate performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, Swift urges all stockholders not to place undue reliance on such information and to review Swift’s and Knight’s most recent SEC filings for a description of Swift’s and Knight’s reported financial results.
Swift Standalone Projections
The following is a summary of the Swift December standalone projections. The Swift December standalone projections were based on numerous variables and assumptions, including the following key assumptions: (1) capacity begins to tighten in the second half of 2017 and into 2018 due to regulatory changes leading to increases in pricing which taper off from 2019 to 2021; (2) fuel prices rise throughout forecast period partially offset by fuel efficiency improvements by Swift, however assuming that net fuel expense increases between approximately 10% to 12% in 2017 and then 2% to 3% per year thereafter; (3) U.S. gross domestic product growth strengthens in 2018 and 2019 then tapers in 2020 and 2021; (4) cost inflation of 2% to 3% per year; (5) efficiency gains by Swift (utilization improvements) vary by line of business but generally improve over the period with larger gains in 2017 and 2018; (6) the combination of items (1) and (3) leads to rate and volume increases in the second half of 2017 that strengthen in 2018 and then taper off from 2019 to 2021; (7) driver wage and owner-operator pay increases mirror higher customer rate increases; (8) safety improvements assumed in 2017 partially offset cost of claims on a per mile basis; (9) platooning/autonomous technology is not incorporated; (10) the Mexico peso/U.S. dollar exchange rate is in the range of 18-19:1 and (11) Swift does not complete any acquisitions or divestitures.

The following table presents (in millions, except per share amounts) a summary of the Swift December standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Swift on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.
	2017E	2018E	2019E	2020E	2021E
Revenue	$4,347	$4,737	$5,066	$5,426	$5,776
EBITDA(1)	$592	$707	$797	$896	$973
GAAP EBIT	$288	$364	$412	$460	$503
Adjusted Net Income(2)	$174	$222	$251	$282	$308
Adjusted EPS(3)	$1.29	$1.63	$1.83	$2.05	$2.22
Capital Expenditures	$424	$359	$489	$390	$406
Capital Lease Payments	$69	$61	$97	$77	$152
Unlevered Free Cash Flow(4)	$(24)	$124	$58	$244	$215

(1)
Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(2)
Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(3)
Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.

(4)
Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The following is a summary of the Swift December upside standalone projections. The Swift December upside standalone projections were based on numerous variables and assumptions, including the following key assumptions: (1) capacity tightens more than anticipated in the Swift December standalone projections in the second half of 2017 and into 2018 due to regulatory changes leading to additional increases in pricing; (2) U.S. gross domestic product growth strengthens in 2018 and 2019 then tapers in 2020 and 2021; (3) the combination of items (1) and (2) leads to rate and volume increases in the second half of 2017 that strengthen in 2018 and then taper off from 2019 to 2021; (4) fuel prices rise throughout forecast period partially offset by fuel efficiency improvements by Swift; (5) cost inflation of 2 to 3% per year; (6) driver wage and owner-operator pay increases mirror higher customer rate increases; (7) additional safety improvements assumed in 2017 partially offset cost of claims on a per mile basis; (8) efficiency gains by Swift (utilization improvements) vary by line of business but generally improve over the period with larger gains in 2017 and 2018; (9) platooning/autonomous technology is not incorporated; (10) the Mexico peso/U.S. dollar exchange rate is in the range of 18-19:1; (11) Swift does not complete any acquisitions or divestitures and (12) the used truck market improves slightly driving a slight increase in gains on equipment sales from $5 million in 2017 to $12 million in 2021.
The following table presents (in millions, except per share amounts) a summary of the Swift December upside standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Swift on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.

	2017E	2018E	2019E	2020E	2021E
Revenue	$4,372	$4,887	$5,375	$5,776	$6,127
EBITDA(1)	$614	$744	$867	$973	$1,037
GAAP EBIT	$311	$397	$488	$558	$615
Adjusted Net Income(2)	$189	$243	$300	$348	$387
Adjusted EPS(3)	$1.40	$1.79	$2.20	$2.52	$2.79
Capital Expenditures	$428	$397	$476	$351	$390
Capital Lease Payments	$69	$61	$90	$60	$117
Unlevered Free Cash Flow(4)	$(15)	$112	$114	$333	$275

(1)
Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(2)
Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(3)
Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.

(4)
Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

The following is a summary of the Swift April standalone projections, which was based on the Swift December standalone projections, updated to reflect headwinds experienced in the first quarter of 2017 and a delay in the expected timing of industry capacity contraction and related pricing increases from the second half of 2017 to 2018. The Swift April standalone projections were based on numerous variables and assumptions, including the following key assumptions: (1) truck count growth delayed by approximately a year relative to December standalone projections, (2) lower total miles as compared to December standalone projections, (3) continued price erosion through the second quarter of 2017, (4) overall pricing decrease relative to December standalone projections, (5) deadhead is the same or slightly improved from December standalone projections, and (6) driver wages lower as compared with December standalone projections.
The following table presents (in millions, except per share amounts) a summary of the Swift April standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Swift on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.
	2017E	2018E	2019E	2020E	2021E
Revenue	$4,191	$4,553	$4,892	$5,226	$5,543
EBITDA(1)	$532	$628	$709	$796	$850
GAAP EBIT	$239	$304	$360	$420	$462
Adjusted Net Income(2)	$144	$181	$216	$256	$283
Adjusted EPS(3)	$1.06	$1.34	$1.58	$1.86	$2.04
Capital Expenditures	$310	$391	$429	$345	$368
Capital Lease Payments	$75	$58	$87	$53	$108
Unlevered Free Cash Flow(4)	$7	$42	$56	$227	$188

(1)
Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(2)
Reflects the after tax impact of adding back intangible amortization expense. Adjusted net income is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(3)
Reflects the after tax impact of adding back intangible amortization expense. Adjusted EPS is a non-GAAP financial measure.

(4)
Defined as tax-affected earnings before interest (other than interest in respect of capital leases) and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less other cash flow from investing activities, less principal payments in respect of capital leases and adjusted for changes in working capital and certain after tax one-time items of Swift. Unlevered free cash flow is a non-GAAP financial measure.

Adjusted Knight Standalone Projections
The following is a summary of the adjusted Knight January standalone projections, which were prepared based on the January 4 Knight Internal Forecasts provided to Swift by Knight for the period from 2017 through 2019 and adjusted by Swift’s management (including the extrapolation of projected financial information for the period from 2020 through 2021). The adjusted Knight January standalone projections were based on numerous variables and assumptions, including the following assumptions: (1) 2.8% fleet growth, (2) 2.5% price increases, (3) CAGRs mimicking Swift’s outlook on TL environment, (4) more muted OR improvements in the trucking segment while logistics segment unchanged from the January 4 Knight Internal Forecasts, and (5) average annual capital expenditures of  $142 million through the projection period, with cumulative capital expenditures being 11% higher than the management case provided by Knight.
With respect to the differences in the assumptions used in the January 4 Knight Internal Forecasts and the adjusted Knight January standalone projections (which were prepared based on the January 4 Knight Internal Forecasts provided to Swift by Knight and adjusted by Swift’s management), the adjusted Knight January standalone projections reflected four primary adjustments made by Swift’s management to the January 4 Knight Internal Forecasts. First, the adjusted Knight January standalone projections included higher tractor fleet growth (with a compounded annual growth rate of 2.8% for 2016 to 2021 under the adjusted Knight January standalone projections versus 2.1% under the January 4 Knight Internal Forecasts), to be in-line with that reflected in the Swift December standalone projections disclosed on page 114 of this joint proxy statement/propectus. Second, trucking total revenue per mile improvement of 2.5% through 2021 was lower under the adjusted Knight January standalone projections (versus 3.1% growth under the January 4 Knight Internal Forecasts) to be in-line with the Swift December standalone projections. Third, trucking segment operating ratio improvement from 2016 to 2021 was lower under the adjusted Knight January standalone projections (at 3.0% versus 5.0% under the January 4 Knight Internal Forecasts). Fourth, capital expenditures from 2018 to 2021 were higher in the adjusted Knight January standalone projections, as Swift’s management viewed the current levels of capital expenditures to be unsustainable in the long-run, especially compared to historical levels of investing.
The following table presents (in millions, except per share amounts) a summary of the adjusted Knight January standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Knight on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.

	2017E	2018E	2019E	2020E	2021E
Revenue	$1,201	$1,335	$1,450	$1,544	$1,626
Adjusted EBITDA(1)	$284	$320	$349	$376	$396
GAAP EBIT	$167	$200	$219	$236	$247
GAAP Net Income	$100	$120	$132	$142	$149
GAAP EPS	$1.24	$1.51	$1.67	$1.82	$1.92
Capital Expenditures	$115	$135	$145	$154	$163
Unlevered Free Cash Flow(2)	$95	$94	$107	$119	$128

(1)
Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(2)
Defined as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less cash flow from other investing activities and adjusted for changes in working capital and certain after tax one-time items of Knight. Unlevered free cash flow is a non-GAAP financial measure.

The following is a summary of the adjusted Knight April standalone projections, which were prepared based on the April 5 Knight Internal Forecasts provided to Swift by Knight and adjusted by Swift’s management. The adjusted Knight April standalone projections were based on numerous variables and assumptions, including the following assumptions: (1) softer freight and pricing environment than anticipated in the January 4 Knight Internal Forecasts, (2) 2.0% fleet growth CAGR and (3) 2.5% total revenue per mile CAGR.
With respect to the differences in the assumptions used in the April 5 Knight Internal Forecasts and the adjusted Knight April standalone projections (which were prepared based on the April 5 Knight Internal Forecasts provided to Swift by Knight and adjusted by Swift’s management), the adjusted Knight April standalone projections reflected two primary adjustments made by Swift’s management to the April 5 Knight Internal Forecasts. First, Swift’s management lowered the trucking segment operating ratio improvement from 2016 to 2021 by approximately 120 basis points, which resulted in approximately 1.2% lower EBIT margin by 2021 under the adjusted Knight April standalone projections. Swift’s management believed this was appropriate as they viewed the current operating ratio levels to already be near maximum operating efficiency. Second, Swift’s management increased capital expenditures from 2018 to 2021 because Swift’s management viewed the current levels of capital expenditures to be unsustainable in the long-run, especially compared to historical levels of investing.
The following table presents (in millions, except per share amounts) a summary of the adjusted Knight April standalone projections, as prepared by Swift’s management, with all figures (except per share amounts) rounded to the nearest million. The projections included in the below table treat Knight on a standalone basis, without giving effect to the transaction and as if the transaction had not been contemplated.
	2017E	2018E	2019E	2020E	2021E
Revenue	$1,182	$1,323	$1,447	$1,532	$1,620
Adjusted EBITDA(1)	$263	$311	$338	$362	$377
GAAP EBIT	$148	$193	$213	$229	$229
GAAP Net Income	$88	$116	$128	$138	$138
GAAP EPS	$1.08	$1.43	$1.60	$1.75	$1.77
Capital Expenditures	$100	$130	$145	$153	$162
Unlevered Free Cash Flow(2)	$113	$105	$107	$117	$122

(1)
Defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

(2)
Defined as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, less cash flow from other investing activities and adjusted for changes in working capital and certain after tax one-time items of Knight. Unlevered free cash flow is a non-GAAP financial measure.

Board and Management of the Combined Company
Board of Directors of the Combined Company after the Merger
At the effective time of the merger, the board of directors of the combined company will consist of (i) all of the members of the Knight’s board of directors immediately prior to the effective time of the merger and (ii) four individuals currently serving as members of Swift’s board of directors, who are expected to be Jerry Moyes, Glenn Brown, Richard Dozer and David Vander Ploeg. The directors of the combined company will, like the directors of Knight, be divided into three classes, with the term of the first class expiring at the 2018 annual meeting of stockholders, the term of the second class expiring at the 2019 annual meeting of stockholders and the term of the third class expiring at the 2020 annual meeting of stockholders. For a further description of governance of the combined company following the closing of the transaction, see “Description of Combined Company Shares” and “Comparison of Stockholder Rights.”
In connection with the foregoing, as of the date of this joint proxy statement/prospectus, Swift and Knight expect that the following persons will be designated as directors of the combined company and will be a member of the class of the board of directors set forth opposite his or her name:
•
Kevin P. Knight (Class II)

•
Gary J. Knight (Class I)

•
Richard C. Kraemer (Class III)

•
Richard J. Lehmann (Class III)

•
Roberta “Sissie” Roberts Shank (Class III)

•
Kathryn L. Munro (Class I)

•
Michael Garnreiter (Class II)

•
David A. Jackson (Class II)

•
Robert E. Synowicki, Jr. (Class II)

•
Jerry Moyes (Class III)

•
Glenn Brown (Class I)

•
Richard Dozer (Class II)

•
David Vander Ploeg (Class II)

Below is the biographical information for the foregoing persons:
Kevin P. Knight, 60. Mr. Knight has served as the Chairman of the board of directors of Knight since 1999 (including as the Executive Chairman since January 2015) and served as the CEO of Knight from 1993 through December 2014. In addition to his role as Executive Chairman, Mr. Knight currently serves as a full time executive officer. He has been one of our officers and directors since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary. Mr. Knight currently serves on the Knight board of directors and Executive Committee of the American Trucking Associations.
Gary J. Knight, 65. Mr. Knight has served as a Vice Chairman of the board of directors of Knight since 2004. Mr. Knight served as Knight’s President from 1993 to 2004, and has been one of our officers and a member of our Board since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President.

Richard C. Kraemer, 73. Mr. Kraemer has served as a member of the board of directors of Knight since May 2012. Mr. Kraemer currently serves as President of Chartwell Capital, Inc., a private investment company. From 1975 to 1996, Mr. Kraemer served as an officer of UDC Homes, becoming a director and President in 1985 and CEO in 1994. Mr. Kraemer also served on the board of directors of America West Holdings Corporation from 1992 until the merger with US Airways Group, Inc. in 2005. Mr. Kraemer then served as a director for US Airways Group, Inc. from 2005 until the US Airways Group/American Airlines Group merger in December 2013. Mr. Kraemer currently serves on the board of American Airlines Group as the Chairman of the Compensation and Human Resources Committee.
Richard J. Lehmann, 73. Mr. Lehmann has served as a member of the board of directors of Knight since 2006. Mr. Lehmann has also served on the boards of Grandpoint Capital, Inc., a bank holding company, since December 2013, and Communities SouthWest, a real estate investment and development firm, since October 2015. Mr. Lehmann previously served as the Chairman of Biltmore Bank of Arizona, a commercial bank he founded, since 2003. Until 1999, Mr. Lehmann served as Vice Chairman of Banc One Corporation, when it acquired FCNBC, creating the fifth largest bank in the United States, with responsibility for all consumer banking and credit card operations. Mr. Lehmann’s previous positions include Chairman and CEO of Valley National Bank. Prior to that, Mr. Lehmann spent 20 years with Citigroup in various positions, including ten years in the International Division, with more than three years as a Senior Corporate Officer in Europe, the Middle East, and Africa. Mr. Lehmann is presently a member of the board of directors of both the TGen Foundation and Vereit Real Investment Fund, a REIT sponsored by Vereit, Inc. He also served previously as a director of Banc One Corporation, Valley National Corporation, eFunds Corporation, iCrossing, Inc., and Moore Corporation. Mr. Lehmann brings to our Board strong leadership, finance, and global experience developed throughout his career in the banking industry.
Roberta “Sissie” Roberts Shank, 50. Ms. Roberts Shank was appointed to the board of directors of Knight in February 2016 and serves as a member of Knight’s Compensation Committee and Governance Committee. Ms. Roberts Shank currently serves as the Chief Executive Officer and President of Chas Roberts A/C and Plumbing, Arizona’s largest residential air conditioning installer, a position she has held since 2000. In this position, she oversaw Chas Roberts’ rapid expansion during the housing boom in the early 2000s and guided the company through difficult market conditions during the housing market crash in 2008. She also has leadership experience in corporate acquisitions, employee and independent contractor benefits, and fleet management and insurance. For her role at Chas Roberts, Ms. Roberts Shank was named the 2014 CEO of the Year by the ACE Awards, in addition to previously being named one of Arizona’s most dynamic women in business, winning the Greater Phoenix Chamber of Commerce Impact Award, and being a named a finalist for the Ernst & Young Entrepreneur of the Year award. In addition, Ms. Roberts Shank has served in multiple civic and community roles, including as the treasurer of the National Charity League for six years and currently serving on the board of directors for the Boys and Girls Club of Metro Phoenix and the City of Phoenix planning commission.
Kathryn L. Munro, 68. Ms. Munro has served as a member of the board of directors of Knight since 2005. She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies, a position she has held since 2003. Ms. Munro was the Chairperson of BridgeWest from 1999 until 2003. Prior to BridgeWest, Ms. Munro spent 20 years at Bank of America Corporation where she held a variety of senior executive positions. From 1996 to 1998, Ms. Munro served as CEO of Bank of America’s Southwest Banking Group and was President of Bank of America Arizona from 1994 to 1996. Ms. Munro has served on the board of directors of Pinnacle West Capital Corporation, the holding company of Arizona Public Service and Pinnacle West Energy, since 2000. Ms. Munro also serves on the board of Premera Blue Cross, a privately held health insurance company. Ms. Munro served on the board of Capitol Bancorp Limited, a Michigan-based multi-bank holding company, from 2002 to 2006, and she served on the board of directors of Flow International Corporation, a manufacturer of industrial tools, from 1996 to September 2011.
Michael Garnreiter, 65. Mr. Garnreiter has served as a member of the board of directors of Knight since 2003. Mr. Garnreiter served as treasurer of Shamrock Foods Company, a privately held manufacturer and distributor of foods and food-related products based in Phoenix, Arizona, from August 2012 until his retirement in December 2015. From January 2010 until August 2012, Mr. Garnreiter was a managing director of a Scottsdale-based financial consulting organization, Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services to a variety of businesses and organizations. Mr. Garnreiter is also the Chairman of the board of directors and chair of the audit committee of Taser International, Inc., a manufacturer of non-lethal protection devices; chair of the audit and governance committees for Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems; and a member of the board of directors of Banner Health Systems, a nonprofit multistate hospital system based in Phoenix, Arizona. Mr. Garnreiter also formerly served as the sole director of Syntax Brillian Corporation, a dissolved company that designed, developed, and distributed high definition televisions and as chair of the audit committee and member of the nominations and governance and compensation committees for IA Global, Inc., an Asian business processes outsourcing company. He was previously the managing member of Rising Sun Restaurant Group LLC from 2006 until January 2010 and President of New Era Restaurants, LLC from 2008 until 2009, both of which are privately held restaurant operating companies. From 2002 to 2006, Mr. Garnreiter was also formerly the Executive Vice President, Treasurer, and Chief Financial Officer of Main Street Restaurant Group, Inc. (“Main Street”), a publicly held restaurant operating company. Prior to joining Main Street, Mr. Garnreiter served as a general partner of Arthur Andersen LLP (“Arthur Andersen”). Mr. Garnreiter began his career with Arthur Andersen in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach. In 1986, he became the managing partner of Arthur Andersen’s Tucson, Arizona office, and he was a senior audit partner at Arthur Andersen from 1986 to 2002. Mr. Garnreiter is a Certified Public Accountant in California and Arizona and became a Certified Fraud Examiner in 2010.
David A. Jackson, 41. Mr. Jackson has served as the Chief Executive Officer of Knight and a member of the board of directors of Knight since January 2015. He has served as Knight’s President since February 2011. Mr. Jackson previously served as Knight’s Chief Financial Officer from 2004 until May 2012. He has been with Knight since 2000. Mr. Jackson served as Knight’s Treasurer from 2006 to February 2011 and Knight’s Secretary from 2007 to February 2011. Prior to his appointment as the CFO, Mr. Jackson served in several positions at Knight between 2000 and 2004.
Robert E. Synowicki, Jr., 58. Mr. Synowicki was appointed to the board of directors of Knight in February 2016 and is a member of Knight’s Audit Committee. Mr. Synowicki has served in multiple roles with Werner Enterprises, Inc., a publicly traded national trucking company, for over 25 years. Mr. Synowicki most recently served as Executive Vice President of Driver Resources at Werner from December 2010 until December 2015, where he oversaw recruitment and other critical professional driver initiatives. Prior to December 2010, Mr. Synowicki served in a variety of other positions at Werner, including Chief Financial Officer, Chief Operating Officer, and Chief Information Officer. Mr. Synowicki has also served as a member of the Board of the American Trucking Associations and the Truckload Carriers Association. Mr. Synowicki is a Certified Public Accountant and currently serves on the board of directors of Blue Cross Blue Shield — Nebraska, as Finance Committee Chairman and a member of the Audit Committee.
Jerry Moyes, 73. Mr. Moyes was Swift’s CEO from May 2007 until his retirement effective December 31, 2016. Mr. Moyes currently serves as a consultant to Swift with the title Founder and Chairman Emeritus. Mr. Moyes has been a director since 1966 when he formed Common Market Distribution Corp., which was later merged with Swift Transportation, which he also founded. In 1986, Mr. Moyes became Chairman of the Board, President, and CEO of Swift, positions he held until 2005. In October 2005, Mr. Moyes stepped down from his executive positions at Swift, although he continued to serve as a Board member, prior to taking Swift private in May 2007, at which time he became CEO again. Mr. Moyes has a history of leadership and involvement with the transportation and logistics industry such as serving as past Chairman and President of the Arizona Trucking Associations, board member and Vice President of the American Trucking Associations and a board member of the Truckload Carriers Association. Also, Mr. Moyes is a highly regarded, frequently sought after, speaker at logistics and transportation forums. Mr. Moyes’ experience, comprehensive knowledge of the transportation and logistics services industry and extensive perspective of our day-to-day operations provides essential insight and guidance to our Board. Mr. Moyes holds complete or significant ownership interest in and serves as Chairman of numerous other entities, including SME Industries, Southwest Premier Properties, and various commercial and residential real estate properties. Mr. Moyes previously held a majority ownership interest in, and served as Chairman of the Board of Central Refrigerated and its subsidiaries until these entities were acquired by Swift Transportation Company on August 6, 2013. Mr. Moyes also served from September 2000 until April 2002 as Chairman of the Board of Simon Transportation Services, Inc. (“Simon Transportation”), a former publicly traded trucking company providing nationwide, predominantly temperature controlled, transportation services for major shippers, which was a predecessor of Central Refrigerated. Mr. Moyes graduated from Weber State University in 1966 with a Bachelor of Science degree in business administration. The Weber State College of Education is named after Mr. Moyes.
Glenn Brown, 73. Mr. Brown was appointed to the board of directors of Swift on December 16, 2010 in connection with Swift’s initial public offering. In 2005, Mr. Brown retired as CEO of Contract Freighters Inc. (“CFI”), a U.S.-Mexico truckload carrier that was sold to Con-Way Inc. in 2007, where Mr. Brown worked since 1976. During his tenure at CFI, Mr. Brown also served as President and Chairman. Prior to working with CFI, Mr. Brown was employed by Tri-State Motor Transit from 1966 through 1976. Mr. Brown serves on the boards of directors of Freeman Health System and the Joplin (Missouri) Humane Society.
Richard Dozer, 60. Mr. Dozer has served as a director of the board of directors of Swift since April 2008. Mr. Dozer is the retired Chairman of GenSpring Family Office in Phoenix, Arizona where he served from May 2008 until January 2013. Prior to this role, Mr. Dozer served as principal of CDK Partners from 2006 until 2008. Mr. Dozer served as President of the Arizona Diamondbacks Major League Baseball team from its inception in 1995 until 2006 and Vice President and Chief Operating Officer of the Phoenix Suns National Basketball Association team from 1987 until 1995. Early in his career, he was an audit manager with Arthur Andersen and served as its Director of Recruiting for the Phoenix, Arizona office. Mr. Dozer holds a Bachelor of Science degree in business administration and accounting from the University of Arizona and is a former certified public accountant. Mr. Dozer currently serves on the boards of directors of: Blue Cross Blue Shield of Arizona; and Viad Corporation where he is Chairman of the Board. Mr. Dozer is presently or has previously served on many boards, including: Teach for America in Phoenix, Arizona; Greater Phoenix Valley of the Sun Convention and Visitor’s Bureau; Greater Phoenix Leadership; Greater Phoenix Economic Council; ASU Dean’s Council of 100; Arizona State University MBA Advisory Council; Valley of the Sun YMCA, Nortrust of Arizona; and others. Mr. Dozer’s qualifications to serve on our Board include his experience serving as a director of Viad Corporation, a publicly traded company, and his service as the former chair of the audit committee of Blue Cross Blue Shield of Arizona. Mr. Dozer also has financial experience from his audit manager position with Arthur Andersen from 1979 to 1987. In addition, Mr. Dozer has long-standing relationships within the business, political and charitable communities in the State of Arizona.
David Vander Ploeg, 58. Mr. Vander Ploeg has served as a director of the board of directors of Swift since September 2009. Mr. Vander Ploeg is the retired Executive Vice President and CFO of School Specialty, Inc. (“School Specialty”), where he served from April 2008 until December 31, 2013. In January 2013, School Specialty filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc. (“Schneider”), a provider of transportation and logistics services and was Executive Vice President and CFO from 2004 until his departure in 2007. Prior to joining Schneider, Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg holds a Bachelor of Science degree in accounting and a Master’s degree in business administration from the University of Wisconsin-Oshkosh. Mr. Vander Ploeg currently serves on the boards of directors of Energy Bank, Inc., and Bellin Psychiatric Hospital. He is a past board member at Dutchland Plastics and a member of the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants.
Officers of the Combined Company after the Merger
As of the effective time of the merger, Kevin Knight will be appointed as Executive Chairman of the board of directors of the combined company and Gary Knight will be appointed as Vice Chairman. The executive team of the combined company will be led by Kevin Knight as Executive Chairman, David Jackson as Chief Executive Officer and Adam Miller as Chief Financial Officer.
Biographical information for those executive officers named above and not included under “— Board of Directors of the Combined Company after the Merger” is incorporated by reference from Knight’s Definitive Proxy Statement for its 2017 Annual Meeting of Shareholders, filed with the SEC on March 31, 2017.

Interests of Knight’s Directors and Officers in the Transaction
In addition to their interests in the merger as stockholders, the directors and executive officers of Knight have interests in the transaction that may be different from, or in addition to, those of Knight stockholders generally. The Knight board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.
The merger agreement provides that each of the members of the Knight board of directors will each serve as members of the board of directors of the combined company immediately after the effective time of the merger, with Kevin Knight, the current Executive Chairman of Knight, serving as the Executive Chairman of the board of directors of the combined company. The merger agreement also provides that David Jackson, the current President and Chief Executive Officer of Knight, will serve as the President and Chief Executive Officer of the combined company immediately after the effective time of the merger. It is also anticipated that the current senior leadership team of Knight, including each of the executive officers, will serve as the senior leadership team of the combined company immediately following the effective time of the merger.
The current terms of the outstanding performance unit awards provide that, upon the effective time of the merger, each performance unit held by executive officers of Knight would vest. The final number of shares that vest pursuant to the performance unit awards will be determined based on Knight’s performance through the end of the calendar year during which the closing occurs, and the total shareholder return of our peer group of truckload carriers and logistics companies used for the grant, as of the closing date of the transaction, as described in the section of this joint proxy statement/prospectus entitled “The Transaction Agreements — Description of the Merger Agreement — Treatment of Knight Equity Awards.” The estimated value of the outstanding unvested performance unit awards held by each executive officer expected to vest at the effective time of the merger, based on the assumed closing date of September 30, 2017 (assuming performance of 112.5% for the 2014 performance unit awards (actual performance) and performance at target level for the 2015 and 2016 performance unit awards and a per share price of  $32.21) is as follows, David Jackson ($1,923,001), Adam Miller ($600,942), Kevin Knight ($4,685,621), Kevin Quast ($534,461) and James Updike ($543,461).
In addition, as a result of the structure of the merger, Kevin Knight and Gary Knight, as major shareholders of Knight, would receive shares of the combined company in exchange for their existing Knight shares on a one for one basis, with the shares of the combined company received by Kevin Knight and Gary Knight being valued in excess of  $80.8 million and $161.5 million, respectively. Accordingly, Kevin Knight and Gary Knight were required to make filings under the Hart-Scott-Rodino (“HSR”) Act before they could take beneficial ownership of the shares of the combined company. The HSR filing fee for Kevin Knight for crossing the $80.8 million HSR threshold was $45,000 and the HSR filing fee for Gary Knight for crossing the $161.5 million HSR threshold was $125,000, which were paid by Knight on June 20, 2017.
Quantification of Potential Payments and Benefits to Knight’s Named Executive Officers
The table below, entitled “Potential Change in Control Payments to Knight’s Named Executive Officers,” sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Knight’s chief executive officer, chief financial officer and three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement (each referred to as a “named executive officer”), which compensation is subject to an advisory vote of Knight’s stockholders, as described in the section entitled “Knight Proposals — Knight Proposal 5: The Knight Advisory Compensation Proposal.” The table assumes the consummation of the transaction occurred on September 30, 2017 and the employment of the named executive officer was terminated without “cause” on such date. The value of any equity-based awards was calculated by multiplying the number of shares underlying the performance unit awards (assuming performance of 112.5% for the 2014 performance unit awards (actual performance) and performance at target level for the 2015 and 2016 performance unit awards, without proration) by the per share assumed merger consideration of  $32.21 which is based on the price of a class A share of Swift (and takes into account the Reverse Stock Split), which, as required by Item 402(t) of Regulation S-K, is determined based on the average closing price of a class A share of Swift over the five business day period following the first public announcement of the transaction.

It is anticipated that none of Knight’s named executive officers will be terminated without “cause” at or following the effective time of the merger. The current terms of the outstanding performance unit awards provide for vesting upon the effective time of the merger, as described in the table below.
The calculations in the table below do not include amounts Knight’s named executive officers are already entitled to receive or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the salaried employees of Knight.
Potential Change in Control Payments to Knight’s Named Executive Officers
Name	Equity(1)	Other	Total
David A. Jackson	$1,923,001	—	$1,923,001
Adam W. Miller	$600,942	—	$600,942
Kevin P. Knight	$4,685,621	$45,000(2)	$4,730,621
Kevin Quast	$534,461	—	$534,461
James E. Updike, Jr.	$534,461	—	$534,461

(1)
The above payments are “single-trigger” in nature as by their current terms the Knight performance units vest immediately upon the closing date, whether or not the employment of the applicable executive officer is terminated.

(2)
This amount is the HSR filing fee that was paid by Knight on behalf of Kevin Knight as a result of the shares of the combined company to be received by Kevin Knight in exchange for his existing Knight shares.

Interests of Swift’s Directors and Officers in the Transaction
In addition to their interests in the transaction as stockholders, the directors and executive officers of Swift have interests in the transaction that may be different from, or in addition to, those of Swift stockholders generally. The Swift board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendations that the Swift stockholders approve the Swift Proposals. These interests are described in more detail below.
Treatment of Outstanding Swift Equity Awards
By virtue of the Reverse Stock Split and at the effective time of the Reverse Stock Split, (i) each outstanding Swift stock option (whether vested or unvested) granted under an equity-based Swift plan (each, a “Swift Stock Option”) will be adjusted to be a Swift Stock Option to acquire (A) that number of whole Swift shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (1) the number of Swift shares subject to such Swift Stock Option as of immediately prior to the Reverse Split Time by (2) the share consolidation ratio, (B) at an exercise price per Swift share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (1) the exercise price per Swift share underlying such Swift Stock Option by (2) the share consolidation ratio; (ii) each award of Swift shares subject to vesting, repurchase or other lapse restrictions granted under an equity-based Swift plan (each, a “Swift Restricted Stock Award”) that is outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the closing of the merger will be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of restricted Swift shares subject to such Swift Restricted Stock Award as of immediately prior to the Reverse Split Time by (B) the share consolidation ratio; (iii) each unvested restricted stock unit award that corresponds to a number of Swift shares granted under an equity-based Swift plan (each, a “Swift RSU Award”) that is outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the closing of the merger will be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of Swift shares subject to such Swift RSU Award as of immediately prior to the Reverse Split Time by (B) the share consolidation ratio; and (iv) each unvested performance share unit award that corresponds to a number of

Swift shares granted under an equity-based Swift plan (each, a “Swift PSU Award”) that is outstanding immediately prior to the Reverse Split Time and that will not by its terms vest as of the effective time of the merger will be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift PSU Award as of immediately prior to the Reverse Split Time by (B) the share consolidation ratio.
As of the closing of the merger, (i) each Swift Restricted Stock Award that is outstanding and vests by its terms as of the closing of the merger or that is otherwise vested will entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of Swift shares that such holder holds upon vesting under the terms of such Swift Restricted Stock Award as of immediately prior to the Reverse Split Time (without giving effect to the reverse split) by (B) the share consolidation ratio; (ii) each Swift RSU Award that is outstanding and that vests by its terms as of the closing of the merger or that is otherwise vested shall entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift RSU Award as of immediately prior to the Reverse Split Time by (B) the share consolidation ratio; and (iii) each Swift PSU Award that is outstanding and vests by its terms as of the closing of the merger or that is otherwise vested will entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift PSU Award as of immediately prior to the Reverse Split Time by (B) the share consolidation ratio.
Except with respect to grants of equity awards following the date of the merger agreement described in the next paragraph, pursuant to the terms and conditions of the award agreements governing the Swift Stock Options, Swift Restricted Stock Awards, Swift RSU Awards and Swift PSU Awards, any unvested awards will vest (or restrictions will lapse, as applicable) in connection with the consummation of the merger, effective on the closing of the merger.
On May 26, 2017, the compensation committee of the Swift board of directors, in association with its customary annual equity award grants, approved grants of Swift RSU Awards to certain executive officers and directors in an amount equal to the following: Richard Stocking (46,955); Virginia Henkels (4,200); Mickey E. Dragash (10,237); Kenneth C. Runnels (8,605); Steven Van Kirk (8,433); Timothy Guin (12,600); Chad E. Killebrew (8,505); Cary Flanagan (2,303); Richard H. Dozer (5,210); David N. Vander Ploeg (4,168); Glenn F. Brown (4,168); José A. Cárdenas (4,168); and William F. Riley, III (4,168) (collectively, the “May Grants”). With respect to these Swift RSU Awards, the automatic accelerated vesting provisions included within prior Swift RSU Awards under the Swift 2014 Omnibus Incentive Plan do not apply to the closing of the merger or, other than for Messrs. Stocking and Dragash and Ms. Henkels and directors, a termination of employment for “good reason” during the 180-day period following the closing of the merger. With respect to the Swift RSU Awards that are May Grants granted to Messrs. Stocking and Dragash and Ms. Henkels, in the event of a termination without “cause” or for “good reason” (as such terms are defined in his or her respective Executive Severance Agreement) in connection with the merger, a portion of such Swift RSU Awards that are May Grants will become vested as of the date of his or her respective termination of employment, determined by multiplying the number of Swift RSU Awards granted in connection with the May Grants by a fraction, the numerator of which is the number of completed days of his or her service following May 26, 2017 prior to his or her termination of employment, and the denominator of which is 1,095. Directors holding Swift RSU Awards that are May Grants will receive the same pro-rata vesting described in the previous sentence for any termination in connection with the transaction contemplated by the merger agreement. The table set forth below does not reflect the May Grants.
The table below sets forth, for each Swift director and executive officer, (i) the number of outstanding unvested Swift Stock Options, (ii) the number of shares covered by outstanding Swift Restricted Stock Awards, (iii) the number of shares covered by outstanding Swift RSU Awards and (iv) the number of shares covered by outstanding Swift PSU Awards, that is expected to be held by such director and executive officer as of September 30, 2017.
The table below also sets forth the value, based on the number of equity-based awards determined as above per director and executive officer, of such equity-based awards on the closing date, which we assume to be September 30, 2017 for these purposes, with such amounts calculated by multiplying the number of Swift Stock Options by the excess, if any, of the per share assumed merger consideration over the exercise price per Swift share of such Swift Stock Option, and by multiplying the number of Swift shares subject to the Swift Restricted Stock Awards, Swift RSU Awards and Swift PSU Awards by the per share assumed merger consideration. For purposes of this joint proxy statement/prospectus, the “assumed merger consideration” is equal to $23.19, which is the average closing price of class A shares of Swift over the five-day period following the first public announcement of the proposed merger. The table below does not reflect the reverse split.
Name	Swift Stock Options (#)	Swift Restricted Stock Awards (#)	Swift RSU Awards (#)	Swift PSU Awards (#)	Amount ($)
Named Executive Officers
Richard Stocking	44,628	—	18,973	34,289	$1,464,965
Virginia Henkels	16,576	—	7,047	12,736	$544,134
Mickey R. Dragash	6,837	—	9,326	4,787	$379,791
Kenneth C. Runnels	9,136	—	3,876	7,029	$299,553
Steven Van Kirk	6,919	—	2,841	5,440	$223,062
Other Executive Officers
Timothy Guin	3,799	—	2,348	2,660	$145,302
Chad E. Killebrew	—	—	—	—	—
Cary Flanagan	—	—	3,573	—	$82,850
Directors(1)
Richard H. Dozer	—	—	—	—	—
Glenn F. Brown	—	—	—	—	—
José A. Cárdenas	—	—	—	—	—
Jerry Moyes	33,836	—	—	78,912	$1,829,969
William F. Riley, III	—	—	—	—	—
David N. Vander Ploeg	—	—	—	—	—

(1)
In connection with the May Grants, Swift granted Swift RSU Awards to certain executive officers and directors in an amount equal to the following: Richard Stocking (46,955); Virginia Henkels (4,200); Mickey E. Dragash (10,237); Kenneth C. Runnels (8,605); Steven Van Kirk (8,433); Timothy Guin (12,600); Chad E. Killebrew (8,505); Cary Flanagan (2,303); Richard H. Dozer (5,210); David N. Vander Ploeg (4,168); Glenn F. Brown (4,168); José A. Cárdenas (4,168); and William F. Riley, III (4,168). The table set forth above does not reflect the May Grants.

With respect to Swift RSU Awards that are May Grants granted to Messrs. Stocking and Dragash and Ms. Henkels, in the event of a termination without “cause” or for “good reason” (as such terms are defined in his or her respective Executive Severance Agreement) in connection with the merger, a portion of such Swift RSU Awards that are May Grants will become vested as of the date of his or her respective termination of employment, determined by multiplying the number of Swift RSU Awards granted in connection with the May Grants by a fraction, the numerator of which is the number of completed days of his or her service following May 26, 2017 prior to his or her termination of employment, and the denominator of which is 1,095. Directors holding Swift RSU Awards that are May Grants will receive the same pro-rata vesting described in the previous sentence for any termination in connection with the merger. Assuming a termination of each of Messrs. Stocking and Dragash and Ms. Henkels without “cause” or for “good reason” on September 30, 2017 in connection with the merger, the portion of Swift RSU Awards that are May Grants that will become vested as of September 30, 2017 is equal to the following: Richard Stocking (5,446); Virginia Henkels (487); and Mickey E. Dragash (1,187). Assuming a termination of service of each of Messrs. Dozer, Vander Ploeg, Brown, Cárdenas and Riley on September 30, 2017 in connection with the merger, the portion of Swift RSU Awards that are May Grants that will become vested as of September 30, 2017 is equal to the following: Richard H. Dozer (604); David N. Vander Ploeg (483); Glenn F. Brown (483); José A. Cárdenas (483); and William F. Riley, III (483).

With respect to Swift RSU Awards that are May Grants granted to Messrs. Runnels, Van Kirk, Guin, Killebrew and Flanagan, no portion of such Swift RSU Awards that are May Grants will become vested in connection with the merger.
Severance Protection Agreements
Swift has entered into an Executive Severance Protection Agreement with each of Richard Stocking, Virginia Henkels and Mickey R. Dragash (each, an “Executive Severance Agreement”) and a Severance Protection Agreement with each of Timothy Guin and Cary Flanagan (each, a “Severance Agreement” and together with the Executive Severance Agreement, the “Severance Agreements”). Each Executive Severance Agreement provides an entitlement to receive accrued benefits upon a termination, such as (i) base salary earned or accrued but not yet paid through a termination; (ii) unreimbursed business expenses incurred prior to a termination; (iii) earned and accrued, but unused paid time off and sick days; and (iv) vested amounts payable under Swift’s benefit plans in accordance with the terms of such plans, in each case payable no later than the next regularly scheduled payroll following a termination. In addition, each Executive Severance Agreement provides the respective executive officer with the following severance benefits in the event of his or her termination of employment by Swift without cause or by the executive for good reason:
•
A cash payment, payable in equal installments on each payroll date for 18 months (24 months in the case of Mr. Stocking) following the separation date, in an aggregate amount equal to 1.5 times (2.0 times in the case of Mr. Stocking) the sum of the executive’s (x) annual rate of base salary and (y) target bonus opportunity under Swift’s short-term incentive plan (referred to as the “STIP”);

•
A bonus payable under the STIP to the extent an incentive award would have been payable to the executive under the terms of the STIP but for the executive’s separation of employment, prorated based on the number of days the executive was employed during the performance period compared to the total days in the performance period;

•
A lump sum payment equal to (x) the difference between the monthly COBRA premium payable by the executive (and his dependents, if applicable) and the monthly premium payable by active employees for similar coverage under Swift’s group medical and dental plans, multiplied by (y) 18. If an executive is not enrolled for coverage under any of the Swift’s group medical and dental plans on the executive’s separation of employment, executive will not receive any payment. The payment will be made on the first payroll date following the sixtieth day after the executive’s separation of employment;

•
Any outstanding unvested Swift Stock Options held by the executive on the separation date that are scheduled to vest during the 12-month period following the separation date will immediately vest;

•
Any outstanding Swift RSU Awards held by the executive on the separation date that are scheduled to vest during the 12-month period following the separation date will immediately vest; and

•
Any outstanding Swift PSU Awards held by the executive on the separation date will remain outstanding and, to the extent the applicable performance measures are achieved, the executive will receive a prorated award based on the number of days the executive was employed during the performance period compared to the total days in the performance period.

Each of Messrs. Guin and Flanagan’s Severance Agreement provides an entitlement to receive accrued benefits upon a termination, such as (i) base salary earned or accrued but not yet paid through a termination; (ii) unreimbursed business expenses incurred prior to a termination; (iii) earned and accrued, but unused paid time off and sick days; and (iv) vested amounts payable under the Swift’s benefit plans in accordance with the terms of such plans, in each case payable no later than the next regularly scheduled payroll following a termination. In addition, each Severance Agreement provides each of Messrs. Guin and Flanagan with the following severance benefits in the event of his termination of employment by Swift without “cause” (as defined in the applicable Severance Agreement) or by the executive for “good reason” (as defined below):

•
A cash payment, payable in equal installments on each payroll date for 12 months following the separation date, in an aggregate amount equal to the executive’s annual rate of base salary;

•
A lump sum payment equal to (x) the difference between the monthly COBRA premium payable by the executive (and his dependents, if applicable) and the monthly premium payable by active employees for similar coverage under Swift’s group medical and dental plans, multiplied by (y) 12. If an executive is not enrolled for coverage under any of the Swift’s group medical and dental plans on the executive’s separation of employment, the executive will not receive any payment. The payment will be made on the first payroll date following the sixtieth day after the executive’s separation of employment;

•
Any outstanding Swift RSU Awards held by the executive on the separation date that are scheduled to vest during the 12-month period following the separation date will immediately vest.

Pursuant to Messrs. Guin and Flanagan’s Severance Agreement, “good reason” means, without the executive’s consent, the occurrence of any of the following events:
•
A material diminution of the authorities, duties or responsibilities of the executive (other than temporarily while the executive is physically or mentally incapacitated);

•
A material reduction of the executive’s then-current total compensation package;

•
Swift requires the executive to regularly perform his employment duties beyond a 30 land mile radius from the executive’s primary location at which the executive is required to perform his or her duties;

•
Swift’s breach of a material term of the Severance Agreement;

•
Sale or disposition of all or substantially all of Swift’s assets;

•
Acquisition by any person(s) of the beneficial ownership of more than 50% of the voting power of Swift’s securities in a single transaction or series of related transaction;

•
Consummation of a merger or consolidation of Swift with or into any other entity;

•
A change in composition of the board of directors of Swift such that the individual members of the board cease for any reason to constitute at least a majority thereof;

•
Departure from Swift of the executive’s direct supervisor within the 12-month period following the effective date of the Severance Agreement; or

•
Failure of any successor to Swift to assume the Severance Agreement.

Payment of severance benefits to each executive is subject to the executive’s execution and delivery of a customary release and waiver of claims attached to the applicable agreement. Under the Executive Severance Agreements, the parties have conclusively determined that each executive’s good reason will be triggered on the closing of the merger. The Executive Severance Agreements also provide for customary restrictive covenants, including confidentiality and 12-month non-competition and non-solicitation of employees and customers. The Severance Agreement does not subject Messrs. Guin or Flanagan to any restrictive covenants.
Assuming that each of Messrs. Guin and Flanagan experience a termination of employment immediately following the assumed date of the completion of the merger (September 30, 2017) that results in severance benefits pursuant to their respective Severance Agreement, the aggregate severance benefits to be paid or provided pursuant to the Severance Agreement (including the value of continuing benefits) for each such executive officer would be $346,963 for Mr. Guin and $266,636 for Mr. Flanagan, which exclude the amounts associated with accelerated vesting of unvested Swift Stock Options, Swift Restricted Stock Awards, Swift RSU Awards and Swift PSU Awards as described in the section entitled “— Treatment of Outstanding Swift Equity Awards.” For information on the estimated value of the severance benefits for the named executive officers pursuant to their respective Severance Agreement, see the table below entitled “Potential Change in Control Payments to Swift Named Executive Officers.”

Retention Bonuses
In connection with the transaction, Swift entered into a retention bonus agreement with Mr. Flanagan, pursuant to which Mr. Flanagan is entitled to receive a retention bonus in an amount equal to $100,000 within ten days following the closing of the merger, subject to his continued employment with Swift through such date.
In addition, on May 26, 2017, the compensation committee of the Swift board of directors approved certain retention bonuses for each of Messrs. Stocking and Dragash and Ms. Henkels, pursuant to which each individual is entitled to receive a retention bonus in an amount equal to $35,000, $5,500 and $35,000, respectively, at the closing of the merger, subject to each individual’s respective continued employment with the Company through such date.
Director Compensation
On November 3, 2016, the Swift board of directors unanimously approved director compensation for services provided in connection with the transaction as follows: (i) $500 for meetings (in person or via tele-conference) of one hour or less; (ii) $1,000 for meetings (in person or via tele-conference) of one to four hours; and (iii) $2,500 for meetings (in person or via tele-conference) of four hours or more. On May 24, 2017, the Swift board of directors clarified that the previously-approved director compensation program included compensation for meetings with third parties and advisors relating to the transaction.
Board Service Following the Merger
Prior to the closing of the merger, the Swift board of directors will appoint the members of the board of directors of the combined company, which will consist of nine Knight directors and four Swift directors, as described in more detail in the section entitled “The Transaction Agreements — Description of the Merger Agreement — Post-Closing Governance.”
Golden Parachute Compensation
The table below, entitled “Potential Change in Control Payments to Swift Named Executive Officers,” along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Swift’s chief executive officer, chief financial officer and three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement (each of whom is referred to as an “NEO”). The table assumes the consummation of the merger occurred as of September 30, 2017 and the employment of the NEOs was terminated without “cause” or for “good reason” on such date. The value of any equity-based awards was calculated by multiplying the number of Swift Stock Options by the excess, if any, of the per share assumed merger consideration over the exercise price per Swift share of such Swift Stock Option, and by multiplying the number of Swift shares subject to Swift Restricted Stock Awards, Swift RSU Awards and Swift PSU Awards (assuming target achievement of any applicable performance conditions, without proration) by the per share assumed merger consideration of  $23.19. The table below does not reflect the Reverse Stock Split.
The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date and, as noted above, do not reflect certain compensation actions that may occur before the completion of the merger. In addition, certain amounts will vary depending on the actual effective time of the merger, which as of the date of this joint proxy statement/prospectus is expected to occur by September 30, 2017. As a result, the actual amounts to be received by an NEO may differ in material respects from the amounts set forth below.
Potential Change in Control Payments to Swift Named Executive Officers
Name	Cash Severance ($)(1)	Equity ($)(2)	Retention Bonus ($)(4)	Perquisites/ Benefits ($)(3)	Total ($)(5)
Richard Stocking	$2,600,000	$1,591,256	$35,000	$267,253	$4,493,509
Virginia Henkels	$1,050,000	$555,430	$35,000	$68,117	$1,708,547
Mickey R. Dragash	$780,000	$407,325	$5,500	$51,650	$1,244,475
Kenneth C. Runnels	—	$299,553	—	—	$299,553
Steven Van Kirk	—	$223,062	—	—	$223,062

(1)
As described above in “— Severance Protection Agreements,” the cash payments to Ms. Henkels and Messrs. Stocking and Dragash consist of  (i) 1.5 (in the case of Ms. Henkels and Mr. Dragash) or 2.0 (in the case of Mr. Stocking) times the sum of the executive’s (x) annual rate of base salary and (y) target bonus opportunity under the STIP; and (ii) a prorated bonus under the STIP for the termination year, and will be paid in equal installments during the applicable severance period.

The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of employment without cause or by the executive for good reason following on or following the closing of the merger.
Each of Ms. Henkels and Messrs. Stocking and Dragash must enter into a release of claims to receive any severance benefits pursuant to their respective Executive Severance Agreements. In addition, as described above in “— Severance Protection Agreements,” they are subject to customary restrictive covenants, including confidentiality and 12-month post-termination non-competition and non-solicitation of customers and employees covenants.
None of the NEOs are entitled to a tax gross-up payment.
The cash payments described in this column (1) include the following components:
Name	Base Salary Severance ($)	Annual Cash Bonus Severance ($)	Pro Rata Bonus ($)	Total ($)
Richard Stocking	$1,300,000	$1,300,000	—	$2,600,000
Virginia Henkels	$600,000	$450,000	—	$1,050,000
Mickey R. Dragash	$487,500	$292,500	—	$780,000
(2)
As described in the section entitled “— Treatment of Outstanding Swift Equity Awards,” the equity amounts consist of the accelerated vesting of unvested Swift Stock Options, Swift Restricted Stock Awards, Swift RSU Awards and Swift PSU Awards. The amounts shown are based on the number of such equity-based awards that is expected to be held by each NEO on the closing of the merger. The amounts shown do not attempt to forecast any grants or additional issuances of equity-based awards following September 30, 2017, nor do they forecast any dividends or forfeitures of equity-based awards following the date of this joint proxy statement/prospectus. With respect to Swift PSU Awards, these numbers assume achievement of applicable performance goals at target level performance and do not forecast actual achievement of performance goals. Depending on when the closing date occurs, certain equity-based awards may vest in accordance with their terms.

The above equity amounts are “single-trigger” in nature as they will become vested and payable immediately upon the closing of the merger, subject to continued employment through such date. The above equity amounts ignore the “double-trigger” vesting pursuant to a termination of employment without “cause” or for “good reason” on such date because all of the equity awards vest on their terms on the closing of the merger, whereas only a portion of such equity awards would be subject to “double trigger” vesting.
In connection with the May Grants, Swift granted Swift RSU Awards to each of the NEOs in an amount equal to the following: Richard Stocking (46,955); Virginia Henkels (4,200); Mickey E. Dragash (10,237); Kenneth Runnels (8,605); and Steven Van Kirk (8,433). With respect to the Swift RSU Awards that are May Grants granted to Messrs. Stocking and Dragash and Ms. Henkels, in the event of a termination without “cause” or for “good reason” (as such terms are defined in his or her respective Executive Severance Agreement) in connection with the merger, a portion of such Swift RSU Awards that are May Grants will become vested as of the date of his or her respective termination of employment, determined by multiplying the number of Swift RSU Awards granted in connection with the May Grants by a fraction, the numerator of which is the number of completed days of his or her service following May 26, 2017 prior to his or her termination of employment, and the denominator of which is 1,095. Assuming a termination of each of Messrs. Stocking and Dragash and Ms. Henkels without “cause” or for

“good reason” on September 30, 2017 in connection with the merger, the portion of Swift RSU Awards that are May Grants that will become vested as of September 30, 2017 (as described in the previous sentence) is equal to the following: Richard Stocking (5,446); Virginia Henkels (487); and Mickey E. Dragash (1,187).
The tables set forth above and below reflect the May Grants (including the pro rata vesting of the May Grants in respect of Swift RSU Awards granted to each of Messrs. Stocking and Dragash and Ms. Henkels as described in the previous paragraph). These amounts are “double-trigger” in nature as the accelerated vesting will only occur in the event of a termination without cause or by the executive for good reason in connection with the closing of the merger.
The equity payments described in this column (2) include the following components:
Name	Swift Stock Options ($)	Swift Restricted Stock Awards ($)	Swift RSU Awards ($)	Swift PSU Awards ($)	Total ($)
Richard Stocking	$229,827	$—	$566,267	$795,162	$1,591,256
Virginia Henkels	$85,366	$—	$174,716	$295,348	$555,430
Mickey R. Dragash	$52,511	$—	$243,804	$111,010	$407,325
Kenneth C. Runnels	$46,674	$—	$89,877	$163,002	$299,553
Steven Van Kirk	$31,037	$—	$65,871	$126,154	$223,062
(3)
Each of Ms. Henkels and Messrs. Stocking and Dragash is entitled to receive a lump sum payment equal to (x) the difference between the monthly COBRA premium payable by the executive (and his dependents, if applicable) and the monthly premium payable by active employees for similar coverage under Swift’s group medical and dental plans, multiplied by (y) 18.

In addition, each of Ms. Henkels and Messrs. Stocking and Dragash is entitled to receive a payment equal to his or her earned and accrued, but unused paid time off and sick days as of the date of such named executive officer’s termination of employment.
The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of employment without cause or by the executive for good reason following on or following the closing of the merger. The amounts reflected in the column above reflect health and benefits rates in effect through December 31, 2017 therefore if benefits levels change between the date of this joint proxy statement/prospectus and the closing of the merger, such amounts will change. In addition, the amounts reflected in the column above estimate paid time off and sick pay through September 30, 2017.
Name	PTO/Sick Pay ($)	Health & Welfare Benefits ($)	Total ($)
Richard Stocking	$250,000	$17,253	$267,253
Virginia Henkels	$57,950	$10,167	$68,117
Mickey R. Dragash	$45,001	$6,649	$51,650
(4)
On May 26, 2017, the compensation committee of the Swift board of directors approved certain retention bonuses for each of Messrs. Stocking and Dragash and Ms. Henkels, pursuant to which each individual is entitled to receive a retention bonus in an amount equal to $35,000, $5,500 and $35,000, respectively, at the closing of the merger, subject to each individual’s respective continued employment with the Company through such date. The tables set forth above and below include such retention bonus amounts. These amounts are “single-trigger” in nature as they will become vested and payable immediately upon the closing of the merger, subject to continued employment with the Company through such date.

Name	Retention Bonus ($)
Richard Stocking	$35,000
Virginia Henkels	$35,000
Mickey R. Dragash	$5,500
(5)
The amounts in this column represent the total of all compensation in columns (1) through (4).

Regulatory Approvals Required for the Merger
United States Antitrust
Under the HSR Act, the transaction cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and all applicable waiting periods have expired or been terminated.
On April 21, 2017, each of Knight and Swift filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Antitrust Division and the FTC. On May 1, 2017, the parties received early termination of the HSR Act waiting period.
The Antitrust Division, the FTC and others may challenge the combination on antitrust grounds even after termination of the waiting period. At any time before or after the consummation of the transaction, any of the Antitrust Division, the FTC or another person could take action under the antitrust laws as it deems necessary or desirable in the public interest, including, without limitation, seeking to enjoin the consummation of the transaction, seeking a rescission or other unwinding of the combination, or permitting completion subject to regulatory concessions or conditions. There can be no assurance that a challenge to the combination will not be made or that, if a challenge is made, it will not succeed.
Mexican Regulatory Approvals
Swift derives revenue in Mexico where a regulatory filing with the Comisión Federal de Competencia Económica is required. The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of Mexico. Knight and Swift filed applications to obtain the necessary Mexican regulatory clearances on May 12, 2017, and the Comisión Federal de Competencia Económica approved the transaction without conditions on June 26, 2017. Although Knight and Swift believe that they will be able to obtain the requisite regulatory clearances in a timely manner, they cannot be certain when or if they will do so, or if any clearances will contain terms, conditions, or restrictions that will be detrimental to or adversely affect Knight, Swift, or their respective subsidiaries after the consummation of the transaction.
Accounting Treatment
The combined company will account for the transaction using the acquisition method of accounting in accordance with GAAP. GAAP requires that one of Knight or Swift be designated as the acquirer for accounting purposes based on the evidence available. Knight will be treated as the acquiring entity for accounting purposes. In identifying Knight as the acquiring entity, the combined company took into account the structure of the transaction, the composition of the combined company board of directors and the designation of certain senior management positions of the combined company. Accordingly, the historical financial statements of Knight will become the historical financial statements of the combined company.
The combined company will measure Swift’s assets acquired and liabilities assumed at their fair values, including net tangible and identifiable intangible assets acquired and liabilities assumed, as of the closing of the transaction. Any excess of the purchase price over those fair values will be recorded as goodwill.
Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present.

The allocation of purchase price reflected in the unaudited pro forma combined financial statements is based on preliminary estimates using assumptions Swift management and Knight management believe are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed.
Listing of Combined Company Shares
Pursuant to the merger agreement, Swift has agreed to use its reasonable best efforts to cause the combined company shares to be issued to Knight stockholders in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger. It is expected that, following the merger, the combined company shares will be listed on the NYSE and trade under the symbol “KNX.”
Delisting and Deregistration of Knight Shares
Following the merger, Knight shares will be delisted from the NYSE, deregistered under the Exchange Act and cease to be publicly traded.
Litigation Relating to the Merger
On May 31, 2017, a purported shareholder (the “Plaintiff”) of Swift filed a putative class action challenging the disclosures made in connection with the merger against Swift, Knight, Merger Sub, and the members of Swift’s board of directors (the “Defendants”). This lawsuit is styled Matthew Sciabacucchi et al. v. Swift Transportation Company, et al., No. CV-17-0163-PHX-SPL, in the United States District Court for the District of Arizona.
The Complaint alleges that the Registration Statement filed in connection with the merger fails to disclose certain allegedly material information in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The alleged omissions generally relate to (i) certain financial projections; (ii) certain alleged conflicts of interest of the Company’s directors; (iii) whether the Board considered creating a special committee to evaluate the merger; and (iv) potential conflicts of interest of Morgan Stanley as financial advisor and certain compensation earned by Morgan Stanley. Based on these allegations, the Plaintiff seeks to enjoin the transaction from proceeding. The Plaintiff also seeks damages and attorneys’ fees.
On June 29, 2017, a second purported shareholder (the “Second Plaintiff”) of Swift filed a putative class action challenging the disclosures made in connection with the merger against Swift and the members of Swift’s board of directors (the “Defendants”). This lawsuit is styled Gaylen A. Peterson, et al. v. Swift Transportation Company, et al., No. CV-17-2073-PHX-DMF, in the United States District Court for the District of Arizona.
The Complaint alleges that the Registration Statement filed in connection with the merger fails to disclose certain allegedly material information in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The alleged omissions generally relate to (i) certain financial projections; (ii) certain alleged potential conflicts of interest concerning the Company’s directors; and (iii) certain alleged potential conflicts of interest involving Morgan Stanley. Based on these allegations, the Second Plaintiff seeks to enjoin the transaction from proceeding or to rescind the transaction to the extent that it has been implemented. The Second Plaintiff also seeks damages and attorneys’ fees.
The Defendants cannot predict the outcome of the lawsuits or any others that might be filed subsequent to the date of the filing of this Registration Statement, nor can the Defendants predict the amount of time and expense that will be required to resolve the lawsuits. The Defendants believe the lawsuits are without merit and intend to defend against them.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax consequences of  (i) the Swift Reverse Stock Split to U.S. Holders (as defined below) of Swift shares and (ii) the merger to U.S. Holders of Knight shares that exchange their Knight shares for combined company shares in the merger. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of this discussion. This discussion assumes that the merger will be completed in accordance with the merger agreement and as further described in this joint proxy statement/prospectus. This discussion is not a complete description of all of the tax consequences of the merger and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.
This discussion applies only to U.S. Holders of Swift shares or Knight shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders of Swift shares or Knight shares in light of their particular circumstances and does not apply to U.S. Holders of Swift shares or Knight shares subject to special treatment under the U.S. federal income tax laws (such as, for example, banks and other financial institutions, tax-exempt organizations, partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities), regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, insurance companies, mutual funds, dealers or brokers in stocks and securities, commodities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, holders subject to the alternative minimum tax, holders who acquired Swift shares or Knight shares pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who actually or constructively own more than 5% of the outstanding stock of Swift or Knight, persons that are not U.S. Holders, U.S. Holders whose functional currency is not the U.S. dollar, holders who hold Swift shares or Knight shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, or United States expatriates).
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Swift shares or Knight shares, as applicable, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Swift shares or Knight shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Swift shares or Knight shares and any partners in such partnership should consult their own tax advisors regarding the tax consequences of the Reverse Stock Split and the merger to them.
ALL HOLDERS OF SWIFT SHARES OR KNIGHT SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT AND THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders of Swift Shares
A U.S. Holder of Swift shares generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional Swift share, as discussed below. A U.S. Holder’s aggregate tax basis in the Swift shares received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the Swift shares surrendered (excluding any portion of such basis that is allocated to a fractional Swift share), and such U.S. Holder’s holding period in the Swift shares received will include the holding period in the Swift shares surrendered. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the Swift shares surrendered to the Swift shares received pursuant to the Reverse Stock Split. U.S. Holders of Swift shares acquired at different times or at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such surrendered shares to the shares received pursuant to the Reverse Stock Split.
Cash in Lieu of Fractional Shares
A U.S. Holder of Swift shares that receives cash in lieu of a fractional Swift share pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Swift shares surrendered that is allocated to such fractional Swift share. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such Swift shares surrendered exceeded one year at the effective time of the Reverse Stock Split.
Information Reporting and Backup Withholding
A U.S. Holder of Swift shares may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the Reverse Stock Split. A U.S. Holder of Swift shares will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of Swift shares should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Knight Shares
Swift and Knight intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Swift’s obligation to complete the merger that Swift receive an opinion from Kirkland, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Knight’s obligation to complete the merger that Knight receive an opinion from Fried Frank, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on customary assumptions, representations and warranties from Swift, Knight and Merger Sub, as well as certain covenants by Swift, Knight and Merger Sub. If any of these assumptions, representations or warranties is incorrect, incomplete or inaccurate, or if any of the covenants is violated, the validity of the opinions described above may be affected and the U.S. federal income tax consequences of the merger could differ from those described in this joint proxy statement/prospectus.
An opinion of counsel represents counsel’s best legal judgment but is not binding on the Internal Revenue Service (referred to as the “IRS”) or any court, and there can be no certainty that the IRS will not challenge the conclusions reflected in the opinions or that a court would not sustain such a challenge. Neither Swift nor Knight intends to obtain a ruling from the IRS with respect to the tax consequences of the merger. If the IRS were to successfully challenge the “reorganization” status of the merger, the tax consequences would differ from those described in this joint proxy statement/prospectus.

Accordingly, on the basis of the opinions described above:
•
a U.S. Holder of Knight shares generally will not recognize any gain or loss upon the exchange of Knight shares for combined company shares in the merger;

•
a U.S. Holder of Knight shares will have a tax basis in the combined company shares received in the merger equal to the tax basis of the Knight shares surrendered in exchange therefor;

•
a U.S. Holder of Knight shares will have a holding period for the combined company shares received in the merger that includes its holding period for its Knight shares surrendered in exchange therefor; and

•
if a U.S. Holder of Knight shares acquired different blocks of Knight shares at different times or at different prices, the combined company shares received in the merger will be allocated pro rata to each block of Knight shares, and the basis and holding period of such combined company shares will be determined on a block-for-block basis depending on the basis and holding period of each block of Knight shares exchanged for such combined company shares.

THE TRANSACTION AGREEMENTS
Description of the Merger Agreement
The following is a summary of the material terms and conditions of the merger agreement. This summary may not contain all the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the merger agreement attached as Annex A to, and incorporated by reference into, this joint proxy statement/prospectus. You are encouraged to read the merger agreement in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement
The merger agreement and the summary of its terms in this joint proxy statement/prospectus have been included to provide information about the terms and conditions of the merger agreement. The terms and information in the merger agreement are not intended to provide any other public disclosure of factual information about Knight, Swift or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the merger agreement are made by Swift, Knight and Merger Sub only for the purposes of the merger agreement and are qualified and subject to certain limitations and exceptions agreed to by Swift, Knight and Merger Sub in connection with negotiating the terms of the merger agreement, including being qualified by reference to confidential disclosures. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement and were negotiated for the purpose of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC including being qualified by reference to confidential disclosures. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement.
For the foregoing reasons, the representations, warranties, covenants and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Swift, Knight or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.
Structure of the Transaction
Under the terms of the merger agreement, Knight and Swift agreed to a combination transaction after which their respective businesses would be operated separately under a single combined company. The transaction will be implemented through several steps that will occur in immediate succession.
First, Swift’s certificate of incorporation will be amended. As a result of this amendment, all of the outstanding class B shares of Swift (each of which is currently entitled to two votes) will convert into an equal number of class A shares of Swift (each of which is currently entitled to one vote) and immediately afterwards each outstanding class A share of Swift (including those class A shares into which the class B shares were converted) will be combined by means of a reverse stock split into 0.720 of a class A share of Swift. As part of the amendment to its certificate of incorporation, Swift will change its name to “Knight-Swift Transportation Holdings Inc.”, which will be the name of the combined company.
Immediately after the amendment to Swift’s certificate of incorporation, a wholly owned subsidiary of Swift will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company.

After the completion of the transaction, Knight stockholders and Swift stockholders are expected to own approximately 46% and 54%, respectively, of the issued and outstanding combined company shares. Knight shares currently trade on the NYSE under the symbol “KNX,” and class A shares of Swift currently trade on the NYSE under the symbol “SWFT.” Following the consummation of the transaction, Knight shares will be delisted from the NYSE, deregistered under the Exchange Act and will cease to be publicly traded, and the combined company shares will be listed on the NYSE and are expected to trade under the current Knight symbol, “KNX.”
Completion and Effectiveness of the Transaction
Unless another date and time are agreed to by Swift and Knight, the completion of the transaction will occur on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to completion of the transaction (other than those conditions that by their nature are to be satisfied at completion of the merger, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the time of completion) described under “— Conditions to Completion of the Transaction.” The merger will be completed and become effective at such time as the statement of merger is duly filed with the Arizona Corporation Commission (or at such later time as agreed to by Knight and Swift in writing) but in any event after the effectiveness of the Swift charter amendment.
As of the date of this joint proxy statement/prospectus, Swift and Knight expect that the transaction will be consummated during the third quarter of 2017. However, completion of the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in the merger agreement, which are summarized below. There can be no assurances as to when, or if, the consummation of the transaction will occur. If the transaction is not completed on or before the end date of January 18, 2018, either Swift or Knight may terminate the merger agreement. The right to terminate the merger agreement after the end date will not be available to Swift or Knight if that party’s breach of any provision of the merger agreement resulted in the failure of the merger to be completed by the end date. See “— Conditions to Completion of the Transaction” and “— Termination of the Merger Agreement.”
Post-Closing Governance
Pursuant to the merger agreement, the Swift board of directors is required to take all requisite actions so that, as of the effective time of the merger, the board of directors of the combined company will consist solely of  (i) the members of the Knight board of directors immediately prior to the effective time of the merger (with each to be designated to the class whose term ends the same year as the term of the class which such director is a member immediately prior to the effective time of the merger) and (ii) Jerry Moyes (who will be designated a Class III director with a term that expires at the 2020 annual meeting of stockholders), Glenn Brown (who will be designated a Class I director with a term that expires at the 2018 annual meeting of stockholders), Richard Dozer (who will be designated a Class II director with a term that expires at the 2019 annual meeting of stockholders) and David Vander Ploeg (who will be designated a Class II director with a term that expires at the 2019 annual meeting of stockholders). If either Jerry Moyes or Glenn Brown is unwilling or unable to serve as a director of the combined company, such individual’s replacement will be selected by the Jack Designator (as such term defined in the Swift Stockholders Agreement). If either Richard Dozer or David Vander Ploeg is unwilling or unable to serve as a director of the combined company, such individual’s replacement will be selected by the Swift board of directors. For a further description of governance of the combined company following the closing of the transaction, see “Description of Combined Company Shares” and “Comparison of Stockholder Rights.”
The merger agreement also requires that the Swift board of directors take all action necessary so that as of the effective time of the merger, Kevin Knight becomes the executive chairman of the combined company and David Jackson becomes the chief executive officer of the combined company.
Merger Consideration
In the merger, each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one combined company share.

If, between the date of the merger agreement and the effective time of the merger, any change in the outstanding shares of capital stock of Knight or Swift occurs as a result of any reclassification, recapitalization, stock split (other than the Swift Share Reclassification and the Reverse Stock Split described above), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, the merger consideration and any other amounts payable pursuant to the merger agreement will be appropriately adjusted to eliminate the effect of such event thereon.
No Dissenters’ Rights; No Appraisal Rights
Pursuant to Section 1302(D) of the ABCA, Knight stockholders will not have dissenters’ rights in connection with the transaction. Swift stockholders will not be entitled to appraisal rights under Delaware law in connection with the transaction, including the Swift charter amendment.
Procedures for Surrendering Knight Stock Certificates
At the effective time of the merger, by virtue of the merger and without any action on the part of Knight, Swift, or the holders of Knight shares, each issued and outstanding Knight share will be converted into the right to receive the merger consideration. Prior to the effective time of the merger, Knight and Swift will jointly appoint an exchange agent to handle the exchange of certificates or book-entry shares representing Knight shares for the merger consideration and Swift will deposit the combined company shares comprising the aggregate merger consideration for the benefit of Knight stockholders. As soon as reasonably practicable (but not later than five business days) after the effective time of the merger, Swift will cause the exchange agent to send a letter of transmittal to each person who is a record holder of Knight shares at the effective time of the merger for use in the exchange and instructions explaining how to surrender Knight stock certificates or transfer uncertificated Knight shares to the exchange agent.
Knight stockholders who submit a properly completed letter of transmittal, together with their share certificates (in the case of certificated shares) or other evidence of transfer requested by the exchange agent (in the case of book-entry shares), will receive the merger consideration into which the Knight shares were converted in the merger. The combined company shares constituting part of such merger consideration will be delivered to Knight stockholders in book-entry form. After the effective time of the merger, each certificate that previously represented Knight shares and each uncertificated Knight share that previously was registered to a holder on Knight’s stock transfer books will only represent the right to receive the merger consideration into which those Knight shares have been converted (and any dividends on the combined company shares into which such Knight shares have been converted as described below).
In addition, if payment of the merger consideration as described above (and any dividends on the combined company shares into which such Knight shares have been converted as described below) will be made to a person other than the person in whose name the certificate or uncertificated share so surrendered is registered only if the certificate is properly endorsed or otherwise is in proper form for transfer or the uncertificated share is properly transferred, and the person requesting the payment must pay to the exchange agent any transfer or other similar taxes required as a result of such payment or satisfy the exchange agent that any transfer or other similar taxes have been paid or that no payment of those taxes is necessary.
After the effective time of the merger, the combined company will not pay dividends with a record date on or after the effective time of the merger to any holder of any Knight stock certificates or uncertificated Knight shares on the combined company shares into which such Knight shares have been converted until the holder surrenders the Knight stock certificates or transfers the uncertificated Knight shares as described above. However, once those certificates or uncertificated Knight shares are surrendered or transferred, as applicable, the combined company will pay to the holder, without interest, any dividends on combined company shares into which such Knight shares have been converted with a record date on or after the effective time of the merger that have been paid prior to such surrender or transfer, as applicable.

Treatment of Knight Equity Awards
Knight Stock Options
As of the effective time of the merger, each Knight stock option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the merger will be assumed by Swift and shall be automatically converted into an option to acquire the number of shares of combined company shares equal to the number of Knight shares subject to such Knight stock options as of immediately prior to the effective time of the merger, with the exercise price per share of combined company shares being equal to the exercise price per Knight share currently underlying Knight stock options. All other terms and conditions of the stock options shall remain the same.
Knight Restricted Stock Awards
As of the effective time of the merger, each award of Knight restricted stock that is outstanding as of immediately prior to the effective time of the merger shall be assumed by Swift and shall be automatically converted into a restricted stock award of combined company shares equal to the number of Knight shares subject to such Knight restricted stock award as of immediately prior to the effective time of the merger and all other terms and conditions of the restricted stock award shall remain the same.
Knight Restricted Stock Units
As of the effective time of the merger, each vested and unvested Knight RSU that is outstanding immediately prior to the effective time of the merger, shall be assumed by Swift and shall be automatically converted into a restricted share unit award of combined company shares equal to the number of Knight shares subject to such Knight RSU as of immediately prior to the effective time of the merger.
Knight Performance Units
As of the effective time of the merger, each performance unit award, whether vested or unvested, that is outstanding as of immediately prior to the effective time of the merger shall be assumed by Swift and shall be automatically converted into a performance unit award of combined company shares equal to the number of Knight shares subject to such award as of immediately prior to the effective time of the merger and all other terms and conditions of the performance unit award shall remain the same. The existing terms of the Knight performance unit awards provide that the performance unit awards vest upon the consummation of the transaction. The final number of shares that vest pursuant to the performance unit awards will be determined based on Knight’s performance through the end of the calendar year during which the closing occurs, and the total shareholder return of our peer group of truckload carriers and logistics companies used for the grant, as of the closing date of the transaction.
Treatment of Swift Equity Awards
Except with respect to grants of new equity awards following the date of the merger agreement, pursuant to the terms and conditions of the award agreements governing the Swift Stock Options, Swift Restricted Stock Awards, Swift RSUs and Swift PSUs, any unvested awards will vest (or restrictions will lapse, as applicable) in connection with the consummation of the transaction, effective on the closing of the merger.
Swift Stock Options
As of the Reverse Split Time, each outstanding vested and unvested Swift stock option shall be adjusted to be a Swift stock option to acquire (i) that number of whole Swift shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the number of Swift shares subject to such Swift stock option as of immediately prior to the Reverse Split Time by (B) the share consolidation ratio, (ii) at an exercise price per Swift share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per Swift share of such Swift stock option by (B) the share consolidation ratio.

Swift Restricted Stock Awards
As of the effective time of the Reverse Stock Split, each award of Swift shares subject to vesting, repurchase or other lapse restriction granted under a Swift plan and that will not by its terms vest as of the effective time of the merger, shall be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of Swift shares subject to such Swift award as of immediately prior to the effective time of the Reverse Stock Split by (ii) the share consolidation ratio. As of the effective time of the merger, by virtue of the merger and without any action on the part of the holders thereof, each Swift award that is outstanding as of immediately prior to the effective time of the merger (taking into account any accelerated vesting thereof as a result of the transaction) and that vests by its terms as of the effective time of the merger or that is otherwise vested shall entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift award as of immediately prior to the effective time of the Reverse Stock Split (without giving effect to the Reverse Stock Split) by (y) the share consolidation ratio (it being understood that any Swift award subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).
Swift Restricted Stock Units
As of the effective time of the Reverse Stock Split, each unvested Swift RSU that is outstanding as of immediately prior to the effective time of the Reverse Stock Split and that will not by its terms vest as of the effective time of the merger, shall be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of Swift shares subject to such Swift RSU as of immediately prior to the effective time of the Reverse Stock Split by (ii) the share consolidation ratio. As of the effective time of the merger, by virtue of the merger and without any action on the part of the holders thereof, each Swift RSU that is outstanding as of immediately prior to the effective time of the merger (taking into account any accelerated vesting thereof as a result of the transaction) and that vests by its terms as of the effective time of the merger or that is otherwise vested shall entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift RSU as of immediately prior to the effective time of the Reverse Stock Split (without giving effect to the Reverse Stock Split) by (y) the share consolidation ratio (it being understood that any Swift RSU subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).
Swift Performance Share Units
As of the effective time of the Reverse Stock Split, each unvested Swift PSU Award that is outstanding as of immediately prior to the effective time of the Reverse Stock Split and that will not by its terms vest as of the effective time of the merger, shall be adjusted to correspond to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of Swift shares subject to such Swift PSU Award as of immediately prior to the effective time of the Reverse Stock Split by (ii) the share consolidation ratio. As of the effective time of the merger, by virtue of the merger and without any action on the part of the holders thereof, each Swift PSU Award that is outstanding as of immediately prior to the effective time of the merger (taking into account any accelerated vesting thereof as a result of the transaction) and that vests by its terms as of the effective time of the merger or that is otherwise vested shall entitle the holder thereof to a number of Swift shares (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Swift shares that such holder is entitled to receive upon vesting under the terms of such Swift PSU Award as of immediately prior to the effective time of the Reverse Stock Split (without giving effect to the Reverse Stock Split) by (y) the share consolidation ratio (it being understood that any Swift PSU Award subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).

Listing of Combined Company Shares
The merger agreement obligates Swift to use its reasonable best efforts to cause the combined company shares to be issued in the merger to be listed on the NYSE, subject to official notice of issuance, prior to the effective time of the merger. Approval for listing on the NYSE of the combined company shares issuable to Knight stockholders in the merger, subject to official notice of issuance, is a condition to the obligations of Swift and Knight to complete the merger.
Conditions to Completion of the Transaction
Mutual Conditions to Completion.   The obligation of each of Swift, Knight and the Merger Sub to complete the transaction is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:
•
approval of the Knight Merger Proposal by the holders of a majority of the outstanding Knight shares;

•
approval of the Knight Charter Amendment Proposal by the stockholders of Knight to the extent required by applicable law;

•
approval of the Charter Amendment Proposal by the holders of a majority of the voting power of the outstanding Swift shares;

•
approval of the Share Issuance Proposal by a majority of the votes cast at the Swift stockholder meeting;

•
any applicable waiting period under the HSR Act or the antitrust and competition laws of Mexico relating to the transaction shall have expired or been terminated, and required approvals under the antitrust and competition laws of Mexico shall have been obtained or deemed to have been obtained;

•
absence of any applicable law or order being in effect restraining, enjoining, prohibiting or making illegal the transaction;

•
effectiveness of the registration statement for the combined company shares to be issued in the merger (of which this joint proxy statement/prospectus forms a part) and the absence of any stop order suspending that effectiveness or any proceedings for that purpose pending before the SEC; and

•
approval for listing on the NYSE of the combined company shares to be issued in the merger, subject to official notice of issuance.

Additional Conditions to Completion for the Benefit of Swift and Merger Sub.   In addition, the obligation of each of Swift and Merger Sub to effect the transaction is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:
•
the absence since the date of the merger agreement of any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Knight (see “— Definition of  ‘Material Adverse Effect’” for the definition of material adverse effect);

•
the accuracy (subject only to de minimis exceptions) as of the date of the merger agreement and as of the closing date of the transaction (or, in the case of representations and warranties given as of another specific date, as of that date) of certain representations and warranties made in the merger agreement by Knight regarding its capitalization;

•
the accuracy in all material respects as of the date of the merger agreement and as of the closing date of the transaction (or, in the case of representations and warranties given as of another specific date, as of that date) of certain representations and warranties made in the merger agreement by Knight regarding, among other matters, its corporate authority relative to the merger agreement and the transaction, fees payable to its financial advisor in connection with the transaction, and the inapplicability of certain antitakeover laws;

•
the accuracy of all other representations and warranties made in the merger agreement by Knight (disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or material adverse effect) as of the date of the merger agreement and as of the closing date of the transaction (or, in the case of representations and warranties given as of another specified date, as of that date), except for any inaccuracies in such representations and warranties that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Knight;

•
performance in all material respects by Knight of the covenants and agreements required to be performed by it at or prior to the effective time of the merger;

•
receipt of a certificate from an executive officer of Knight confirming the satisfaction of the conditions described in the preceding five bullets; and

•
the receipt by Swift of an opinion from Kirkland, dated as of the closing date of the merger and in form and substance reasonably satisfactory to Swift, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Additional Conditions to Completion for the Benefit of Knight.   In addition, the obligation of Knight to effect the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:
•
the absence since the date of the merger agreement of any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Swift (see “— Definition of  ‘Material Adverse Effect’” for the definition of material adverse effect);

•
the accuracy (subject only to de minimis exceptions) as of the date of the merger agreement and as of the closing date of the transaction (or, in the case of representations and warranties given as of another specific date, as of that date) of certain representations and warranties made in the merger agreement by Swift regarding its capitalization;

•
the accuracy in all material respects as of the date of the merger agreement and as of the closing date of the transaction (or, in the case of representations and warranties given as of another specific date, as of that date) of certain representations and warranties made in the merger agreement by Swift regarding, among other matters, its corporate authority relative to the merger agreement and the transaction, fees payable to its financial advisors in connection with the transaction, its ownership of equity interests of Knight and its subsidiaries and the inapplicability of certain antitakeover laws;

•
the accuracy of all other representations and warranties made in the merger agreement by Swift (disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or material adverse effect) as of the date of the merger agreement and as of the closing date of the transaction (or, in the case of representations and warranties given as of another specified date, as of that date), except for any inaccuracies in such representations and warranties that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Swift;

•
performance in all material respects by Swift and Merger Sub of the covenants and agreements required to be performed by them at or prior to completion of the merger;

•
receipt of a certificate from an executive officer of Swift confirming the satisfaction of the conditions described in the preceding five bullets; and

•
the receipt by Knight of an opinion from Fried Frank, dated as of the closing date of the merger and in form and substance reasonably satisfactory to Knight, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Representations and Warranties
The merger agreement contains a number of representations and warranties made by both Swift and Knight that are subject in some cases to exceptions and qualifications (including exceptions that are not material to the party making the representations and warranties and its subsidiaries, taken as a whole, and exceptions that do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party making the representations and warranties). See “— Definition of ‘Material Adverse Effect’” for the definition of material adverse effect. The representations and warranties in the merger agreement relate to, among other things:
•
organization, standing and power;

•
due authorization, execution and validity of the merger agreement;

•
governmental and third-party consents necessary to complete the merger;

•
absence of any conflict with or violation or breach of organizational documents or any conflict with or violation or breach of agreements, laws or regulations as a result of the execution, delivery or performance of the merger agreement and completion of the merger;

•
capitalization;

•
subsidiaries;

•
SEC reports and financial statements;

•
conduct of business in the ordinary course of business consistent with past practices and absence of changes that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the applicable party, in each case since January 1, 2017;

•
absence of undisclosed material liabilities;

•
compliance with laws, court orders and permits;

•
litigation;

•
tax matters;

•
material contracts;

•
employees, employee benefit plans and labor matters;

•
intellectual property matters;

•
environmental matters;

•
insurance;

•
properties;

•
inapplicability of antitakeover statutes;

•
related party transactions;

•
international trade;

•
receipt of fairness opinion(s) from such party’s financial advisor(s);

•
fees payable to financial advisors in connection with the transaction; and

•
no other representations or warranties.

Swift also makes representations and warranties relating to, among other things, its ownership of the equity interests of Knight or its subsidiaries and the purpose of Merger Sub.
The representations and warranties in the merger agreement do not survive the effective time of the merger.

See “— Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement.”
Definition of  “Material Adverse Effect”
Many of the representations and warranties in the merger agreement are qualified by “material adverse effect” on the party making such representations and warranties.
For purposes of the merger agreement, “material adverse effect” means, with respect to Swift or Knight, as the case may be, any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of that party and its subsidiaries, taken as a whole, or the ability to consummate the transaction, except that no event, change, occurrence or effect resulting from any of the following will be taken into account in determining whether there has been a material adverse effect, or whether a material adverse effect would reasonably be expected to occur:
•
any events, changes, effects or conditions generally affecting the industries or markets in which that party or its subsidiaries operate;

•
any acts of God, natural disasters, the outbreak or escalation of war, armed hostilities or acts of terrorism;

•
changes in law or GAAP or the interpretation or enforcement of either;

•
the negotiation, execution, consummation, existence, delivery, performance or announcement of the merger agreement, provided that this section shall not apply to any representation or warranty to the extent the purpose of such representation or warranty (or any portion thereof) is to address the consequences resulting from the execution and delivery of the merger agreement or other transaction documents;

•
general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which that party or its subsidiaries conduct business;

•
any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the merger agreement or the transaction (or any public disclosure relating to such litigation);

•
any changes in the market price or trading volume of that party’s common stock, any failure by that party or its subsidiaries to meet internal, analysts’ or other earnings estimates or financial or operating projections or forecasts for any period, any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to that party or any of its subsidiaries (provided that, in each case, such exclusion will not apply to the underlying causes of any such changes or failure to the extent not otherwise falling within any of the exceptions described in the preceding bullets); and

•
any matter disclosed in that party’s confidential disclosure letter.

except, in the case that the impact of any event, change, occurrence or effect referred to in the first, second, third and fifth bullets in the immediately preceding list, to the extent that those events, changes, occurrences or effects have a materially disproportionate adverse effect on that party and its subsidiaries, taken as a whole, relative to the adverse effect those events, changes, occurrences or effects have on the other party and its subsidiaries, taken as a whole (and then only to the extent of such disproportionate adverse effect).
Conduct of Business Pending the Merger
In general, except (i) as required or expressly contemplated by the merger agreement, (ii) as required or prohibited by applicable law or (iii) as set forth in the confidential disclosure letter delivered to the other party concurrently with execution of the merger agreement, unless the other party otherwise consents (which consent may not be unreasonably withheld, conditioned or delayed), Knight, Swift and their respective subsidiaries are required to conduct their business in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to preserve intact their respective business organizations and relationships with third parties and to preserve their material assets and properties.
Without limiting the generality of the foregoing, except (i) as required or expressly contemplated by the merger agreement, (ii) as required or prohibited by applicable law or (iii) as set forth in Knight’s confidential disclosure letter delivered to Swift concurrently with execution of the merger agreement, unless Swift otherwise consents (which consent generally may not be unreasonably withheld, conditioned or delayed) and subject to certain exceptions and qualifications described in the merger agreement, each of Knight and each of its subsidiaries is not permitted to, among other things:
•
(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a direct or indirect wholly owned subsidiary of Knight to its parent and except for regular quarterly dividends of no more than $0.06 per Knight share declared and paid by Knight, with record and payment dates consistent with past practice, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests or rights of Knight or its subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or rights, other than (x) the acquisition of shares of capital stock or other equity interests or rights of a direct or indirect wholly owned subsidiary of Knight from Knight or any other direct or indirect wholly owned subsidiary of Knight, or (y) the acquisition of Knight shares upon the exercise or settlement of Knight equity awards outstanding as of the date of the merger agreement or granted in accordance with the proviso in the bullet below, or (C) split, combine, reclassify, subdivide or otherwise amend the terms of any of its capital stock or other equity interests or rights or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests or rights, other than as permitted by the proviso in the bullet below;

•
except for transactions solely among Knight and its wholly owned subsidiaries or among Knight’s wholly owned subsidiaries, issue, sell, pledge, dispose of, encumber, transfer, award or grant any shares of its or its subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries’ capital stock; provided, however, that Knight may issue shares upon the exercise, payment or settlement of any Knight equity awards and Knight may grant Knight equity awards in the ordinary course of business that will not vest as a result of the merger;

•
amend or otherwise change, or authorize or propose to amend or otherwise change, in any material respect, its or any of its subsidiaries’ certificate of incorporation or bylaws (or similar organizational documents);

•
acquire or agree to acquire by merging or consolidating with, or purchasing the equity or a substantial portion of the assets of, any corporation, partnership, association or other business organization or division thereof other than mergers, consolidations or purchases of equity or assets solely among Knight and its wholly owned subsidiaries or among Knight’s wholly owned subsidiaries;

•
directly or indirectly sell, pledge, transfer, lease, license, abandon, allow to lapse or subject to any lien other than Knight permitted liens or otherwise dispose of any of its properties, assets or rights, except (A) sales of inventory in the ordinary course of business, (B) pursuant to agreements existing as of the date of the merger agreement and listed on the Knight disclosure letter, (C) dispositions of obsolete or worn-out assets in the ordinary course of business, (D) properties, assets or rights with a fair market value which do not exceed $5 million individually or $15 million in the aggregate, (E) non-exclusive licenses of intellectual property rights, or (F) abandoning or allowing to lapse any intellectual property rights in the ordinary course of business or that are not material to the business of Knight or its subsidiaries;

•
adopt or enter into a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for transactions solely among Knight’s wholly owned subsidiaries or in compliance with the merger agreement;

•
incur or commit to incur, create, prepay, refinance, assume or guarantee for any person, any indebtedness, or amend, modify or refinance any indebtedness, except for indebtedness incurred (A) under Knight’s existing credit facilities in the ordinary course of business, (B) pursuant to agreements in effect prior to the execution of the merger agreement, (C) under letters of credit entered into in the ordinary course of business in connection with transactions otherwise permitted by the merger agreement or (D) leases for new revenue equipment entered into in the ordinary course of business;

•
incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, except capital expenditures that: (A) are provided for in Knight’s capital expenditure budget made available to Swift prior to the date of the merger agreement; or (B) when added to all other capital expenditures made on behalf of all of Knight and its subsidiaries since the date of the merger agreement but not provided for in Knight’s capital expenditure budget made available to Swift prior to the date of the merger agreement do not exceed $5 million in the aggregate;

•
except in the ordinary course of business, (A) materially modify, amend, renew, terminate, cancel or extend any Knight material contract (other than terminations thereof upon the expiration of any such Knight material contract in accordance with its terms), (B) enter into any contract that if in effect on the date of the merger agreement would be a Knight material contract or (C) waive, release, assign or otherwise forego any material right or claim of Knight or any of its subsidiaries under any Knight material contract;

•
make any material change to its financial or tax accounting methods or procedures except (A) insofar as may have been required by GAAP (or any interpretation thereof), SEC rules and regulations or a governmental entity or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization), (B) as disclosed in the Knight documents filed with the SEC prior to the date of the merger agreement or (C) as required by a change in applicable law;

•
(A) make, change or revoke any material tax election, (B) settle or compromise any audit, assessment or claim for material taxes, (C) amend any material tax return, (D) enter into any closing agreement with any governmental entity regarding material taxes or request any material tax ruling from any governmental entity, (E) surrender any claim for a refund or offset of material taxes or (F) waive the application of any statute of limitations regarding the assessment or collection of any material tax;

•
enter into any contract or transaction of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

•
except as required pursuant to existing written agreements or Knight plans in effect as of the date of the merger agreement, (A) adopt, enter into, amend, modify or terminate, or take any action to accelerate the funding vesting or payment of any compensation or benefit under, any Knight plan, (B) increase the compensation or other benefits payable or to become payable to directors, employees, consultants or independent contractors of Knight or any of its subsidiaries except (1) for annual merit increases in base compensation in the ordinary course of business, (2) as expressly permitted by the proviso in the second bullet above, (3) for increases in base compensation due to the promotion, increased certification and/or expanded responsibilities of any non-officer employee in the ordinary course of business and (4) for increases in base compensation to non-officer employees in the ordinary course of business pursuant to existing employment agreements, (C) grant any severance, change of control, retention or termination pay to, or enter into, or amend or modify, any severance, change of control, retention or termination agreement or arrangement with, any director, employee, consultant or independent contractor of Knight or any of its subsidiaries, other than in the ordinary course of business, (D) enter into any written agreement with an employee, other than offer letters offering at-will employment other than in the ordinary course of business and providing for sign on bonuses of no greater than $5,000 in the ordinary course of business; provided that such offer letters do not provide for severance, guaranteed bonuses (other than sign on bonuses within the parameters described above) or retention bonuses or (E) establish, adopt, enter into, modify or amend any CBA, plan, trust, fund, policy or arrangement for the benefit of any current or former directors or employees or any of their beneficiaries;
•
implement or announce any material reduction in labor force or engage in any action that would trigger any notice requirements under the WARN Act;

•
recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees;

•
waive, release, settle or agree to the entry of any order, in respect of any claim or action of or against Knight or any of its subsidiaries, other than (A) settlements or orders that involve only the payment of monetary damages that do not exceed $10 million individually or $50 million in the aggregate, (B) claims arising between the parties to the merger agreement or (C) in compliance with Section 5.8 of the merger agreement (it being understood that Knight shall reasonably consult with Swift in connection with any proposed settlement of any material action);

•
fail to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with past practice) insurance in such amounts and against such risks and losses consistent with past practice;

•
fail to timely file any material report required to be filed by Knight or any of its subsidiaries with the SEC or any other governmental entity; or

•
authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Without limiting the generality of the first paragraph of this section (under “— Conduct of Business Pending the Merger”), except (i) as required or expressly contemplated by the merger agreement, (ii) as required or prohibited by applicable law or (iii) as set forth in Swift’s confidential disclosure letter delivered to Knight concurrently with execution of the merger agreement, unless Knight otherwise consents (which consent may not be unreasonably withheld, conditioned or delayed) and subject to certain exceptions and qualifications described in the merger agreement, each of Swift and each of its subsidiaries is not permitted to:
•
(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a direct or indirect wholly owned subsidiary of Swift to its parent, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests or rights of Swift or its subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or rights, other than (x) the acquisition of shares of capital stock or other equity interests or rights of a direct or indirect wholly owned subsidiary of Swift from Swift or any other direct or indirect wholly owned subsidiary of Swift, or (y) the acquisition of Swift shares upon the exercise or settlement of Swift equity awards outstanding as of the date of the merger agreement or granted in accordance with the proviso in the bullet below, or (C) split, combine, reclassify, subdivide or otherwise amend the terms of any of its capital stock or other equity interests or rights or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests or rights, other than as permitted by the proviso in the bullet below;

•
except for transactions solely among Swift and its wholly owned subsidiaries or among Swift’s wholly owned subsidiaries, issue, sell, pledge, dispose of, encumber, transfer, award or grant any shares of its or its subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries’ capital stock; provided, however, that Swift may issue shares upon the exercise, payment or settlement of any Swift equity awards outstanding (in accordance with the terms thereof in effect) as of the date of the merger agreement or granted after the date of the merger agreement as permitted under the Swift disclosure letter and may grant Swift equity awards after the date of the merger agreement as permitted under the Swift disclosure letter that will not vest as a result of the merger;

•
amend or otherwise change, or authorize or propose to amend or otherwise change, in any material respect, its or any of its subsidiaries’ certificate of incorporation or bylaws (or similar organizational documents);

•
acquire or agree to acquire by merging or consolidating with, or purchasing the equity or a substantial portion of the assets of, any corporation, partnership, association or other business organization or division thereof other than merger, consolidations or purchases of equity or assets solely among Swift and its wholly owned subsidiaries or among Swift’s wholly owned subsidiaries;

•
directly or indirectly sell, pledge, transfer, lease, license, abandon, allow to lapse or subject to any lien other than Swift permitted liens or otherwise dispose of any of its properties, assets or rights, except (A) sales of inventory in the ordinary course of business, (B) pursuant to agreements existing as of the date of the merger agreement and listed on the Swift disclosure letter, (C) dispositions of obsolete or worn-out assets in the ordinary course of business, (D) properties, assets or rights with a fair market value which does not exceed $5 million individually or $15 million in the aggregate, (E) non-exclusive licenses of intellectual property rights or (F) abandoning or allowing to lapse any intellectual property rights in the ordinary course of business or that are not material to the business of Knight or its subsidiaries;

•
adopt or enter into a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for transactions solely among Swift’s wholly owned subsidiaries or in compliance with the merger agreement;

•
incur or commit to incur, create, prepay, refinance, assume or guarantee for any person, any indebtedness, or amend, modify or refinance any indebtedness, except for indebtedness incurred (A) under Swift’s existing credit facilities in the ordinary course of business, (B) pursuant to agreements in effect prior to the execution of the merger agreement, (C) under letters of credit entered into in the ordinary course of business in connection with transactions otherwise permitted by the merger agreement or (D) pursuant to leases for new revenue equipment entered into in the ordinary course of business;

•
incur or commit to incur any capital expenditure or authorization or commitment with respect thereto except capital expenditures that: (A) are provided for in Swift’s capital expenditure budget made available to Knight prior to the date of the merger agreement; or (B) when added to all other capital expenditures made on behalf of all of Swift and its subsidiaries since the date of the merger agreement but not provided for in Swift’s capital expenditure budget made available to Knight prior to the date of the merger agreement, do not exceed $5 million in the aggregate);

•
except in the ordinary course of business, (A) materially modify, amend, renew, terminate, cancel or extend any Swift material contract (other than terminations thereof upon the expiration of any such Swift material contract in accordance with its terms), (B) enter into any contract that if in effect on the date of the merger agreement would be a Swift material contract or (C) waive, release, assign or otherwise forego any material right or claim of Swift or any of its subsidiaries under any Swift material contract;

•
make any material change to its financial or tax accounting methods or procedures except (A) insofar as may have been required by GAAP (or any interpretation thereof), SEC rules and regulations or a governmental entity or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization), (B) as disclosed in the Swift documents filed with the SEC prior to the date of the merger agreement or (C) as required by a change in applicable law;

•
(A) make, change or revoke any material tax election, (B) settle or compromise any audit, assessment or claim for material taxes, (C) amend any material tax return, (D) enter into any closing agreement with any governmental entity regarding material taxes or request any material tax ruling from any governmental entity, (E) surrender any claim for a refund or offset of material taxes or (F) waive the application of any statute of limitations regarding the assessment or collection of any material tax;

•
enter into any contract or transaction of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

•
except as required pursuant to existing written agreements or Swift plans in effect as of the date of the merger agreement, (A) adopt, enter into, amend, modify or terminate, or take any action to accelerate the funding vesting or payment of any compensation or benefit under, any Swift plan, (B) increase the compensation or other benefits payable or to become payable to directors, employees, consultants or independent contractors of Swift or any of its subsidiaries except (1) for annual merit increases in base compensation in the ordinary course of business, (2) as expressly permitted by the proviso in the second bullet above, (3) for increases in base compensation due to the promotion, increased certification and/or expanded responsibilities of any non-officer employee in the ordinary course of business and (4) for increases in base compensation to non-officer employees in the ordinary course of business pursuant to existing employment agreements, (C) grant any severance, change of control, retention or termination pay to, or enter into, or amend or modify, any severance, change of control, retention or termination agreement or arrangement with, any director, employee, consultant or independent contractor of Swift or any of its subsidiaries, other than in the ordinary course of business, (D) enter into any written agreement with an employee, other than offer letters offering at-will employment other than in the ordinary course of business and providing for sign on bonuses of no greater than $5,000 in the ordinary course of business; provided that such offer letters do not provide for severance, guaranteed bonuses (other than sign on bonuses within the parameters described above) or retention bonuses or (E) establish, adopt, enter into, modify or amend any CBA, plan, trust, fund, policy or arrangement for the benefit of any current or former directors or employees or any of their beneficiaries;

•
implement or announce any material reduction in labor force or engage in any action that would trigger any notice requirements under the WARN Act;

•
recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees;

•
waive, release, settle or agree to the entry of any order, in respect of any claim or action of or against Swift or any of its subsidiaries, other than (a) settlements or orders that involve only the payment of monetary damages that do not exceed $10 million individually or $50 million in the aggregate, (b) claims arising between the parties to the merger agreement or (c) in compliance with Section 5.8 of the merger agreement (it being understood that Swift shall reasonably consult with Knight in connection with any proposed settlement of any material action);

•
fail to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with past practice) insurance in such amounts and against such risks and losses consistent with past practice;

•
fail to timely file any material report required to be filed by Swift or any of its subsidiaries with the SEC or any other governmental entity; or

•
authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Obligations to Call Stockholders’ Meetings
As promptly as practicable after the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, each of Knight and Swift has agreed to, in consultation with the other party, establish a record date for, duly call and give notice of a meeting of its stockholders, at which Knight will seek the vote of its stockholders required to adopt the merger agreement, and Swift will seek the vote of its stockholders required to approve the Swift charter amendment and the issuance of the Swift common shares to be issued in the merger.
In addition, as promptly as practicable after the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, each of Knight and Swift has agreed to duly convene and hold the meeting of its stockholders. The meeting of Knight stockholders must be held no later than 30 days after the record date for that meeting, and the meeting of Swift stockholders must be held no later than 30 days after the record date for that meeting. Subject to the rights of the Knight and Swift boards of directors to make an Adverse Recommendation Change, as discussed under “— No Solicitation,” each of Knight and Swift has agreed to use its reasonable best efforts to cause the required vote of its stockholders in connection with the transaction to be received at the meeting of its stockholders, and will comply with all legal requirements applicable to such meeting.
Neither Knight nor Swift may adjourn, postpone or otherwise delay the meeting of its stockholders without the prior written consent of the other party. However, each party may, without the prior written consent of the other party, adjourn or postpone the meeting of its stockholders (i) to solicit additional proxies necessary to obtain the required vote of its stockholders in connection with the transaction at such meeting, (ii) if, at the time for which the meeting was originally scheduled, there are insufficient shares represented to constitute a quorum or (iii) to the extent necessary to ensure that any necessary supplement or amendment to this joint proxy statement/prospectus is provided to the stockholders in advance of a vote to approve and adopt the merger agreement and the other transactions contemplated.
Obligations to Recommend the Approval of the Merger Agreement and the Approval of the Swift Charter Amendment and the Swift Share Issuance
As discussed under “The Knight Special Meeting,” Knight’s board of directors recommends that Knight stockholders vote “FOR” the Knight Merger Proposal. Knight’s board of directors, however, may (i) withdraw or qualify, amend or modify in a manner adverse to Swift its recommendation that Knight stockholders adopt the Knight Merger Proposal or (ii) recommend, adopt or approve an alternative Acquisition Proposal for Knight, in each case under specified circumstances as discussed under “— No Solicitation.”
Similarly, as discussed under “The Swift Special Meeting,” Swift’s board of directors recommends that Swift stockholders vote “FOR” the Share Issuance Proposal and the Charter Amendment Proposals. Swift’s board of directors, however, may (i) withdraw or qualify, amend or modify in a manner adverse to Knight its recommendation that Swift stockholders approve the Charter Amendment Proposal or the Share Issuance Proposal or (ii) recommend, adopt or approve an alternative Acquisition Proposal for Swift, in each case under specified circumstances as discussed under “— No Solicitation.”
No Solicitation
Except as set forth below, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, neither Knight nor Swift, nor any of their respective subsidiaries shall, and shall not authorize or permit any of their respective directors, officers, employees, investment bankers, accountants, attorneys or other advisors, agents or representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, induce or facilitate any Acquisition Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding itself or any of its subsidiaries or afford access to its business, properties, assets, books or records to, or otherwise cooperate in any way with, any person that is reasonably expected to make, or is otherwise seeking to make, or has made, an Acquisition Proposal, or (iii) participate in any discussions (provided, however, Knight and Swift may refer persons to the Knight SEC documents and Swift SEC documents to which the merger agreement is filed as an exhibit) or negotiations with any person regarding an Acquisition Proposal.
Notwithstanding anything in the merger agreement to the contrary, at any time prior to obtaining Knight stockholder approval or Swift stockholder approval, as applicable, in response to a written Acquisition Proposal from any person or persons that (w) the board of directors of Knight or Swift, as applicable, determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal and the failure to take the following actions would be inconsistent with the Knight or Swift directors’ fiduciary duties under applicable law, as applicable, (x) was made after the date of the merger agreement and (y) did not result from a breach of the merger agreement, Knight or Swift, as applicable, may (and may authorize and permit its subsidiaries and its and their representatives to), subject to compliance with the merger agreement, (A) furnish nonpublic information with respect to itself and its subsidiaries to the person or persons making such Acquisition Proposal (and its or their respective representatives and financing sources)

(provided that all such nonpublic information that is furnished in writing has previously been provided to the other party or is provided to the other party substantially concurrently with the time it is provided to such person or persons) pursuant to a customary confidentiality agreement not materially less restrictive of such person or persons than the Confidentiality Agreement, and (B) participate in discussions and negotiations with the person or persons making such Acquisition Proposal (and its or their respective representatives and financing sources). Without limiting the foregoing, it is agreed that, if any representative of Knight or Swift or any of their respective subsidiaries takes any action that would constitute a breach of the merger agreement if it were authorized or permitted by Knight or Swift, as applicable, such action shall constitute a breach of the merger agreement by Knight or Swift, as applicable, whether or not such action shall have been authorized or permitted by Knight or Swift or any of their respective subsidiaries, unless such representative has agreed (in any capacity) in a writing enforceable by such party not to take any such action.
Except as set forth below, neither the board of directors of Knight or Swift nor any committee thereof shall (i) make an Adverse Recommendation Change or (ii) adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, or allow Knight or Swift, as applicable, or any of their respective subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, or other similar agreement or arrangement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement permitted by the merger agreement).
Notwithstanding anything in the merger agreement to the contrary, at any time prior to obtaining Knight stockholder approval or Swift stockholder approval, as applicable, the board of directors of Knight or Swift may (A) make an Adverse Recommendation Change or authorize Knight or Swift, as applicable, to terminate the merger agreement pursuant to the merger agreement, as applicable, if such party has received a Superior Proposal after the date of the merger agreement that did not result from a breach of the merger agreement, or (B) make an Adverse Recommendation Change of the type described in clause (A) of the definition thereof in response to an Intervening Event, and in either case the board of directors of such party determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to its stockholders under applicable law.
Notwithstanding anything in the merger agreement to the contrary, the board of directors of Knight or Swift, as applicable, shall not be entitled to exercise its right to make an Adverse Recommendation Change or authorize the termination of the merger agreement in accordance with the merger agreement until after the third business day following the other party’s receipt of written notice advising of an intention to take such action and specifying the reasons therefor, including in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal that are the basis of the proposed action by the board of directors (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new written notice and a new three (3) business day period); and provided, further, that during such three (3) business day period the party seeking to take such action shall and shall instruct its representatives to negotiate in good faith with the other party (to the extent such party desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal or, in the case of an Intervening Event, an Adverse Recommendation Change will no longer be necessary.
In addition, each of Knight and Swift shall promptly (but in any event within one (1) business day) advise the other of any Acquisition Proposal received by such party, the material terms and conditions of any such Acquisition Proposal (including any material changes thereto) and the identity of the person making any such Acquisition Proposal. Knight or Swift, as applicable, shall keep the other party reasonably informed of the status of any discussions and negotiations concerning the material terms and conditions of any Acquisition Proposal.

Knight and Swift shall not be prohibited from (i) issuing a “stop-look-and-listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to its stockholders positions contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (ii) making any “stop-look-and-listen” communication to its stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to its stockholders if, in the good faith judgment of its board of directors (after consultation with outside counsel), failure to so disclose would be reasonably likely to be inconsistent with its fiduciary duties to its stockholders under applicable law or is otherwise required by applicable law; provided that the foregoing shall not permit the board of directors of Knight or Swift, as applicable, to make an Adverse Recommendation Change, except as permitted by the merger agreement.
For purposes of the merger agreement:
“Acquisition Proposal” means any proposal or offer (whether or not in writing), with respect to any (A) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in either Knight or Swift or their respective subsidiaries), of any business or assets of Knight or Swift or any of their respective subsidiaries representing twenty percent (20%) or more of the consolidated revenues or assets of Knight or Swift and their respective subsidiaries, taken as a whole, (B) issuance, sale or other disposition, directly or indirectly, to any person or group (including by way of merger, consolidation, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in Knight or Swift or their respective subsidiaries) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power or economic interests in Knight or Swift, as applicable or (C) transaction (including a merger, consolidation, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary of Knight or Swift or otherwise) in which any person or group shall acquire, directly or indirectly, beneficial ownership (as defined under Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power or economic interests in Knight or Swift, as applicable; provided that an Acquisition Proposal does not include any proposal or offer by another party to the merger agreement or any of its subsidiaries.
“Adverse Recommendation Change” means, with respect to the board of directors of Knight or Swift, (i) the withdrawal (or modification, withholding or qualification in any manner adverse to the other party), or proposal publicly to withdraw (or modify, withhold or qualify in any manner adverse to the other party), the Knight recommendation or the Swift recommendation, as applicable, or (ii) the adoption, approval, recommendation or declaration that it is advisable, or proposal publicly to adopt, approve, recommend or declare advisable, any Acquisition Proposal.
“Intervening Event” means, with respect to Knight or Swift, any material event, development, circumstance, occurrence or change in circumstances or facts (including any material change in probability or magnitude of circumstances) that (i) relates to such party and not any other party to the merger agreement, (ii) was not known to such party’s board of directors on the date of the merger agreement (or if known, the consequences of which were not known as of the date of the merger agreement) and (iii) does not relate to an Acquisition Proposal.
“Superior Proposal” means a bona fide written Acquisition Proposal (with all percentages in the definition of Acquisition Proposal increased to fifty percent (50%)) that the board of directors of Knight or Swift, as applicable, determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation, after taking into consideration the identity of the person making such Acquisition Proposal, all terms of such Acquisition Proposal and the reasonable likelihood and timing of consummation of such Acquisition Proposal in addition to such other factors as the board of directors of Knight or Swift, as applicable, considers to be appropriate) is (i) more favorable to its stockholders than the transactions contemplated by the merger agreement and (ii) reasonably likely to be consummated on the terms of such Acquisition Proposal.

Reasonable Best Efforts Covenant
Upon the terms and subject to the conditions set forth in the merger agreement, until the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are reasonably necessary, proper or advisable to consummate and make effective the merger, the Swift share issuance, the Swift charter amendment and the other transactions contemplated by the merger agreement, including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from non-governmental entity third parties necessary, proper or advisable to consummate and make effective the merger, the Swift share issuance and the Swift charter amendment and the other transactions contemplated by the merger agreement, (ii) obtain all necessary actions or non-actions, waivers, consents, clearances, approvals, orders and authorizations from governmental entities, make all necessary registrations, declarations and filings with, and take all steps as may be necessary to avoid any action by, any governmental entity, including filings under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and under any applicable foreign antitrust laws with any applicable foreign governmental entity and (iii) execute and deliver any additional instruments, in each case as necessary, proper or advisable to consummate the transactions contemplated hereby and fully to carry out the purposes of the merger agreement.
Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as the other party may reasonably request in connection with the foregoing and will cooperate in responding to any inquiry from a governmental entity, including promptly (and in no event later than two (2) business days) informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a governmental entity, and supplying each other with copies of all material correspondence, filings or communications with any governmental entity with respect to the merger agreement.
Swift and Knight shall (i) file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any notifications required to be filed pursuant to and in compliance with the HSR Act as promptly as practicable after the date of the merger agreement (but in no event later than ten (10) business days after the date of the merger agreement); (ii) if required, file with the Mexican Federal Economic Competition Commission (Comisión Federal de Competencia Económica) any notification required to be filed pursuant to and in compliance with the Federal Economic Competition Law of Mexico (Ley Federal de Competencia Económica), as promptly as practicable after the date of the merger agreement; and (iii) use reasonable best efforts to obtain early termination of any waiting period under the HSR Act and clearance under Mexican competition law, if required.
Proxy Statement and Registration Statement Covenant
As promptly as practicable after the date of the merger agreement, Knight and Swift shall jointly prepare and Swift shall cause to be filed with the SEC the Form S-4, which will include the joint proxy statement/prospectus to be sent to the stockholders of Knight relating to the Knight stockholders meeting and to the stockholders of Swift relating to the Swift stockholders meeting that will also constitute a prospectus with respect to the Swift shares issuable to the stockholders of Knight in the merger.
Each of Swift and Knight will use its reasonable best efforts to have the Form S-4 declared effective and the joint proxy statement/prospectus cleared by the SEC as promptly as practicable after the filing thereof with the SEC and keep the Form S-4 effective for so long as necessary to consummate the merger and the other transactions contemplated hereby, and each of Knight and Swift shall use its reasonable best efforts to cause the joint proxy statement/prospectus to be mailed to the holders of the Knight shares and to the holders of the class A shares of Swift and the class B shares of Swift, as applicable, as promptly as practicable after the Form S-4 shall have become effective and the joint proxy statement/prospectus shall have been cleared by the SEC.
If at any time prior to the effective time of the merger, any information should be discovered by Knight or Swift that should be set forth in an amendment or supplement to the Form S-4 or the joint proxy statement/prospectus, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and each of the parties shall use its reasonable best efforts to cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required under applicable law, disseminated to stockholders of Knight and/or Swift, as applicable.
Knight and Swift shall promptly notify each other upon the receipt of any comments, whether oral or written, from the SEC or the staff of the SEC on, or any request from the SEC or the staff of the SEC for amendments or supplements to, the joint proxy statement/prospectus or the Form S-4, and shall provide each other with copies of all correspondence (and a summary of all substantive oral communications) with the SEC or the staff of the SEC with respect to the Form S-4 or the joint proxy statement/prospectus. Each of Knight and Swift shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the joint proxy statement/prospectus or the Form S-4. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any substantive correspondence (including responses to SEC comments) or amendments or supplements to the joint proxy statement/prospectus or the Form S-4 prior to filing with the SEC, and shall provide to the other a copy of all such filings made with the SEC.
Indemnification, Exculpation and Insurance
Swift, Knight and Merger Sub each agrees that all rights to indemnification and exculpation now existing in favor of the current or former directors or officers of Knight and Swift or their respective subsidiaries as provided in the Knight and Swift charters, the Knight and Swift bylaws, organizational documents of each subsidiary of Knight and Swift or in any contract to which Knight, Swift or any of their subsidiaries are a party as in effect on the date of the merger agreement for acts or omissions occurring prior to the effective time of the merger, whether claimed prior to, at or after the effective time of the merger (including matters arising in connection with the transactions contemplated hereby), shall be assumed by the surviving corporation and shall continue in full force and effect following the effective time of the merger. From and after the effective time of the merger, Swift shall, and shall cause the surviving corporation to indemnify, defend and hold harmless, and advance expenses to Knight and Swift D&O indemnified parties with respect to all acts or omissions by them in their capacities as such at any time prior to the effective time of the merger (including any matters arising in connection with the merger agreement or the transactions contemplated hereby), to the fullest extent that Knight and Swift would be permitted by applicable law and to the fullest extent required by the Knight and Swift charter, the Knight and Swift bylaws, the organizational documents of Knight’s and Swift’s subsidiaries or in any contract to which Knight, Swift or any of their subsidiaries is a party as in effect on the date of the merger agreement.
The merger agreement also provides that the organizational documents of the surviving corporation in the merger, for a period of six years after the effective time of the merger, must contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than were set forth in the organizational documents of Knight as of the date of the merger agreement. Such provisions may not be amended, repealed or otherwise modified for a period of six years after the effective time of the merger in any manner that would adversely affect the rights thereunder of the Knight indemnified parties.
The merger agreement also provides that the organizational documents of Swift, for a period of six years after the effective time of the merger, must contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than were set forth in the organizational documents of Swift as of the date of the merger agreement. Such provisions may not be amended, repealed or otherwise modified for a period of six years after the effective time of the merger in any manner that would adversely affect the rights thereunder of the Swift indemnified parties.
Unless the parties shall have purchased a “tail” policy prior to the effective time of the merger as provided below, for a period of six (6) years after the effective time of the merger, the parties shall cause to be maintained in effect for the benefit of their indemnified parties an insurance and indemnification policy with an insurer with the same or better credit rating as the current carrier for each party that provides coverage for acts or omissions occurring prior to the effective time of the merger covering each such person currently covered by the officers’ and directors’ liability insurance policy of each party on terms with respect to coverage and in amounts no less favorable than those of each party’s directors’ and officers’

insurance policy in effect on the date of the merger agreement. However, the premium for such tail policy may not exceed 300% of the annual premium paid by each party for its directors’ and officers’ insurance coverage existing as of the date of the merger agreement. If the premium for such tail policy would exceed such maximum premium, each party will only be required to obtain as much directors’ and officers’ insurance coverage as can be obtained by paying such maximum premium.
Employee Matters
After the effective time of the merger, Swift will honor or shall cause one of its subsidiaries (including the surviving corporation) to honor, all contractual obligations under the Swift plans and Knight plans, including, without limitation, all such contractual obligations as set forth on the Swift disclosure letter. For all purposes under the employee benefit plans of Swift and its subsidiaries (including the surviving corporation) providing benefits to any continuing employee after the effective time of the merger, and subject to applicable law, each continuing employee shall be credited with his or her years of service with Knight, Swift or any of their respective subsidiaries, as the case may be, before the effective time of the merger for purposes of eligibility and vesting, to the same extent as such continuing employee was entitled, before the effective time of the merger, to credit for such service under any similar Knight plans or Swift plans, as applicable, except to the extent such credit would result in a duplication of benefits and except for benefit accruals under any defined benefit pension plan or post-retirement health, welfare or life insurance plan.
In addition, and without limiting the generality of the foregoing, and subject to any applicable law: (i) each continuing employee shall be immediately eligible to participate, without any waiting time, in any and all new plans which are welfare benefit plans to the extent coverage under such new plan replaces coverage under a comparable Knight plan or Swift plan, as applicable, in which such continuing employee participated immediately before the effective time of the merger; and (ii) for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any continuing employee, Swift or the surviving corporation, as applicable, shall use reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such continuing employee and his or her covered dependents, and Swift or the surviving corporation, as applicable, shall cause any eligible expenses incurred by such continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date such continuing employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.
Tax Matters
The merger agreement requires each of Swift and Knight to, and to cause each of its subsidiaries to, use its reasonable best efforts (i) to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) to obtain opinions from Kirkland and Fried Frank, respectively, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
In addition, the merger agreement requires each of Swift and Knight to not, and to cause each of its subsidiaries not to, take any action that is reasonably likely to, or fail to take any action which failure is reasonably likely to, prevent or impede the qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code or the issuance of the tax opinions described immediately above.

Other Agreements
The merger agreement contains certain other covenants and agreements, including covenants and agreements requiring, among other things, and subject to certain exceptions and qualifications described in the merger agreement:
•
each of Knight and Swift to provide the other party and its representatives with reasonable access to such party’s properties, books, contracts, records and information concerning its businesses, properties and personnel, provided that all such information shall be held confidential in accordance with the terms of the confidentiality agreement executed by the parties;

•
each of Knight and Swift to notify the other upon obtaining knowledge of any litigation against it or any of its directors or officers relating to the merger agreement or the merger and keep the other party reasonably and promptly informed of any developments in connection with such litigation, to utilize counsel reasonably agreeable to both parties, and refrain from compromising, settling, consenting to any order or entering into any agreement in respect of any litigation without the other party’s prior consent (which consent may not be unreasonably withheld or delayed);

•
each of Knight and Swift to consult with each other before issuing any press release, making any public statement or making certain other public communications, in each case with respect to the merger agreement or the merger (other than in connection with an Adverse Recommendation Change);

•
each of Knight and Swift to cooperate with the other in taking all actions necessary to delist Knight shares from the NYSE and terminate its registration under the Exchange Act, in each case effective upon the effective time of the merger;

•
each of Knight and Swift to notify the other of certain events;

•
each of Knight and Swift to use its reasonable best efforts to take all action necessary so that no takeover law is or becomes applicable to the merger agreement and in the event that it does, each to use its reasonable best efforts to consummate the transaction as promptly as practicable on the terms contemplated by the merger agreement;

•
each of Swift and Knight to take all steps as may be reasonably necessary or appropriate to cause each individual who will become subject to reporting requirements under Section 16(a) of the Exchange Act as a result of the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 of the Exchange Act;

•
Swift to use its reasonable best efforts to cause the shares of Swift issuable to Knight pursuant to the merger to be approved for listing on the NYSE;

•
each party to not, without the prior written consent of the other party, modify, amend, terminate, or cancel, waive, release or otherwise forego any right under either the Knight stockholders agreement or Swift stockholders agreement, as applicable; and

•
each of Knight and Swift to provide and use reasonable best efforts to cause its subsidiaries and representatives to provide to the other party all cooperation reasonably requested by the other party that is necessary, advisable or customary in connection with any amendment, supplement or replacement of any, or any new indebtedness, if such indebtedness is expected to be outstanding after closing.

Termination of the Merger Agreement
The merger agreement may be terminated at any time before the effective time of the merger in any of the following ways:
•
by mutual written consent of Swift and Knight; or

•
by either Swift or Knight, if:

◦
the closing has not been completed on or before the end date of January 18, 2018, provided that the right to terminate the merger agreement will not be available to Swift or Knight if that party’s breach of any provision of the merger agreement resulted in the failure of the merger to be completed by the end date;

◦
there is in effect any applicable law or order in the U.S. or any of its territories that enjoins, prevents or prohibits completion of the merger and, in the case of any order, that order has become final and non-appealable. However, the right to terminate the merger agreement in respect of any such applicable law will not be available to any party whose failure to fulfill any of such party’s obligations under the merger agreement was the principal cause of such law or order being in effect;

◦
Knight stockholder approval shall not have been obtained upon a vote on the approval and adoption of the merger agreement and the other transactions contemplated at the Knight special meeting;

◦
Swift stockholders fail to approve the Swift charter amendment and the Swift share issuance upon a vote taken on a proposal to approve the Swift charter amendment and the Swift share issuance at the Swift special meeting;

◦
there has been a material breach or failure to perform the covenants or agreements set forth in the merger agreement, or if any representation or warranty shall have been untrue at the signing of the merger agreement or thereafter, which breach or failure to perform or to be or remain true, either individually or in the aggregate, if occurring or continuing would cause the other party to fail to satisfy the applicable condition to completion of the merger related to accuracy of representations and warranties or performance of covenants and agreements, and such breach or failure to perform either (i) is incapable of being cured by the end date or (ii) has not been cured within 30 days following notice from the non-breaching party of such breach or failure to perform. However, the right to terminate the merger agreement in respect of the inaccuracy of any representation or warranty or the failure to perform any covenant or agreement will not be available to the other party if such party is then in breach of its representations, warranties, covenants or agreements as would cause the applicable condition to completion of the merger related to accuracy of its representations and warranties or performance of its covenants and agreements not to be satisfied; or

•
by Swift, if:

◦
Knight’s board of directors makes an Adverse Recommendation Change;

◦
to enter into a definitive acquisition agreement providing for a Superior Proposal, but only prior to receiving the Swift stockholders’ approval of the Swift charter amendment and the Swift share issuance; or

•
by Knight, if:

◦
Swift’s board of directors makes an Adverse Recommendation Change;

◦
to enter into a definitive acquisition agreement providing for a Superior Proposal, but only prior to receiving the Knight stockholders’ adoption of the merger agreement.

If the merger agreement is validly terminated, the merger agreement will become void and of no effect without liability of any party (or any stockholder or representative of any party) to any other party, except that certain designated provisions, including the provisions regarding termination fees, will survive termination.

Termination Fees and Expenses
Termination Fee Payable by Knight
Knight has agreed to pay Swift a termination fee of  $75.3 million if:
•
Swift terminates the merger agreement because Knight’s board of directors makes an Adverse Recommendation Change;

•
Knight terminates the merger agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, but only prior to receiving the Knight stockholders adoption of the merger agreement;

•
Knight or Swift terminates the merger agreement due to Knight stockholders’ failure to adopt the merger agreement upon a vote taken on a proposal to adopt the merger agreement at the Knight special meeting, and at or prior to the Knight special meeting an Acquisition Proposal for Knight (substituting references to 20% with references to 50% in the definition of Acquisition Proposal) is publicly disclosed or announced, and on or prior to the first anniversary of such termination Knight enters into a definitive agreement, or completes a transaction, relating to an Acquisition Proposal for Knight; or

•
Swift terminates the merger agreement because there has been a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Knight that would cause Knight to fail to satisfy the applicable condition to completion of the merger related to accuracy of representations and warranties or performance of covenants and agreements, and such breach or failure to perform either (i) is incapable of being cured by the end date or (ii) has not been cured within 30 days following notice from Swift of such breach or failure to perform, and on or prior to the first anniversary of such termination Knight enters into a definitive agreement, or completes a transaction, relating to an Acquisition Proposal for Knight.

Termination Fee Payable by Swift
Swift has agreed to pay Knight a termination fee of  $89.1 million if:
•
Knight terminates the merger agreement because Swift’s board of directors makes an Adverse Recommendation Change;

•
Swift terminates the merger agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, but only prior to receiving the Swift stockholders’ approval of the Swift charter amendment and the Swift share issuance;

•
Knight or Swift terminates the merger agreement due to Swift stockholders’ failure to approve the Swift charter amendment and the Swift share issuance upon a vote taken on a proposal to approve the Swift charter amendment and the Swift share issuance at the Swift special meeting, and at or prior to the Swift special meeting an Acquisition Proposal for Swift (substituting references to 20% with references to 50% in the definition of Acquisition Proposal) is publicly disclosed or announced, and on or prior to the first anniversary of such termination Swift enters into a definitive agreement, or completes a transaction, relating to an Acquisition Proposal for Swift; or

•
Knight terminates the merger agreement because there has been a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Swift that would cause Swift to fail to satisfy the applicable condition to completion of the merger related to accuracy of representations and warranties or performance of covenants and agreements, and such breach or failure to perform either (i) is incapable of being cured by the end date or (ii) has not been cured within 30 days following notice from Knight of such breach or failure to perform, and on or prior to the first anniversary of such termination Swift enters into a definitive agreement, or completes a transaction, relating to an Acquisition Proposal for Swift.

Expense Reimbursement Payable by Knight
Knight has agreed to pay Swift an expense reimbursement fee equal to the reasonable and documented out-of-pocket expenses incurred by Swift in connection with the merger agreement and the other transactions contemplated, in an amount not to exceed $10 million if Knight fails to attain stockholder approval at a special meeting duly convened at which a vote on the approval and adoption of the merger and transactions contemplated was taken.
Expense Reimbursement Payable by Swift
Swift has agreed to pay Knight an expense reimbursement fee equal to the reasonable and documented out-of-pocket expenses incurred by Knight in connection with the merger agreement and the other transactions contemplated, in an amount not to exceed $10 million if Swift fails to attain stockholder approval at a special meeting duly convened at which a vote on the approval of the Swift charter amendment and the Swift share issuance was taken.
Exclusive Remedy
If either party receives a termination fee in accordance with the provisions of the merger agreement, the receipt of the termination fee will be the receiving party’s sole and exclusive monetary remedy against the paying party and its subsidiaries and their respective affiliates and representatives in the circumstances in which any such payment is payable.
To the extent that a termination fee is not promptly paid by any party when due, the party failing to pay the termination fee is also required to pay any costs and expenses (including reasonable legal fees and expenses) incurred by the other party in connection with legal action taken to enforce the merger agreement that results in a judgment for such amount against the party failing to promptly pay such amount, together with interest on the unpaid fee.
Other Expenses
Except as described above, the merger agreement provides that each of Swift and Knight will pay its own costs and expenses in connection with the transactions contemplated by the merger agreement.
Specific Performance
The parties to the merger agreement are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement.
Third-Party Beneficiaries
The merger agreement is not intended to and does not confer upon any person other than the parties to the merger agreement any legal or equitable rights or remedies, except the right of the indemnified persons to enforce the obligations described under “— Indemnification, Exculpation and Insurance.”
Amendments; Waivers
Any provision of the merger agreement may be amended if the amendment is in writing and signed by each party to the merger agreement. Any provision of the merger agreement may be waived if the waiver is in writing and signed by each party against whom the waiver is to be effective.

Description of the Swift Support Agreement
This section of the joint proxy statement/prospectus describes certain material terms of the Swift Support Agreement entered into by certain stockholders of Swift. The following summary is qualified in its entirety by reference to the complete text of the Swift Support Agreement, which is incorporated by reference and filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We urge you to read the support agreement in its entirety.
On April 9, 2017, in connection with the execution of the merger agreement, the Swift Supporting Stockholders and Knight entered into the Swift Support Agreement. As of the date of the Swift Support Agreement, the Swift Supporting Stockholders held (in the aggregate) approximately 55% of the voting power of the outstanding capital stock of Swift.
Pursuant to the terms of the Swift Support Agreement, prior to the earlier of the effective time of the merger or the termination of the merger agreement, the Swift Supporting Stockholders agreed to vote the shares of Swift voting capital stock beneficially owned by them (i) in favor of the Swift Required Proposals and (ii) against (a) any merger or similar agreement or merger (other than the merger agreement, the merger or any business combination or transaction with Knight or any of its affiliates), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Swift or any of its subsidiaries or any other business combination involving Swift or any of its subsidiaries, (b) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Swift contained in the merger agreement or of a Swift Supporting Stockholder contained in the Swift Support Agreement, (c) any action, proposal, transaction or agreement involving Swift or any of its subsidiaries that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the merger and the other transactions contemplated by the merger agreement, in contravention of the terms and conditions set forth in the merger agreement or (d) any Swift Acquisition Proposal made prior to the termination of the merger agreement.
Additionally, the Swift Supporting Stockholders agreed not to, prior to the earlier of the effective time of the merger or the termination of the merger agreement, (A) transfer any Swift voting capital stock held by them, other than (i) with the prior written consent of Knight, (ii) upon the death of a Swift Supporting Stockholder pursuant to the terms of any trust or will of such Swift Supporting Stockholder or by the laws of intestate succession, but only if the transferee agrees to be bound by the Swift Support Agreement, (iii) to a permitted transferee (which includes certain affiliated or charitable entities that agree to be bound by the Swift Support Agreement), (iv) in connection with the cashless exercise or cashless settlement of any Swift equity award or (v) a transfer by a secured party exercising its remedies upon default under any specified pledging transaction or (B) acquire, offer or propose to acquire or agree to acquire, directly or indirectly, whether by purchase, take-over bid, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any additional securities (or options, rights or warrants to purchase, securities convertible into or exchangeable for, or securities the value of which is determined substantial part based on the value of, such securities) of Knight or Swift (other than the acquisition of Swift equity awards granted to such Swift Supporting Stockholder or the acquisition of Swift shares upon the exercise or settlement of a Swift equity award).
The Swift Supporting Stockholders also agreed not to, and agreed not to authorize or permit any of its, his or her or their respective representatives to, directly or indirectly, prior to the earlier of the effective time of the merger or the termination of the merger agreement: (i) solicit, initiate or knowingly encourage, induce or facilitate any Swift Acquisition Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to a Swift Acquisition Proposal, (ii) furnish any nonpublic information regarding Swift or any of its subsidiaries or afford access to the business, properties, assets, books or records of Swift or any of its subsidiaries to, or otherwise cooperate in any way with, any person that is reasonably expected to make, or is otherwise seeking to make, or has made, a Swift Acquisition Proposal or (iii) participate in any discussions (provided, however, a Swift Supporting Stockholder may refer persons to the filings with the SEC to which the Swift Support Agreement is filed as an exhibit) or negotiations with any person regarding a Swift Acquisition Proposal. However, the Swift Supporting Stockholders are permitted to engage in such activities to the extent Swift is permitted to do so by the merger agreement.

Furthermore, Jerry Moyes agreed to pay $25 million to Knight in the event that the merger agreement is terminated under circumstances that require Swift to pay the $89.1 million termination fee to Knight and any Swift Supporting Stockholder or any of their affiliated entities that hold Swift shares voted or executed any consent, or agreed (whether or not in writing) to vote or execute any consent, in favor of any Acquisition Proposal in his, her or its capacity as a stockholder. The Swift Support Agreement, and the obligations of the Swift Supporting Stockholders thereunder, terminate if Knight does not obtain Jerry Moyes’ written consent prior to any amendment to the merger agreement or certain other transaction documents that would result in a change in the share consolidation ratio, the merger consideration, the post-closing governance rights of Jerry Moyes, or that would otherwise reasonably be expected to have a material adverse effect on Jerry Moyes.
Description of the Knight Support Agreements
This section of the joint proxy statement/prospectus describes certain material terms of the support agreements entered into by certain stockholders of Knight. The following summary is qualified in its entirety by reference to the complete text of the Knight Support Agreements, which are incorporated by reference and filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We urge you to read the support agreements in their entirety.
On April 9, 2017, in connection with the execution of the merger agreement, the Knight Supporting Stockholders entered into the Knight Support Agreements with Swift. As of the date of the Knight Support Agreements, the Knight Supporting Stockholders held (in the aggregate) approximately 9.4% of the outstanding Knight shares.
Pursuant to the terms of the Knight Support Agreements, prior to the earlier of the effective time of the merger or the termination of the merger agreement, the Knight Supporting Stockholders agreed to vote the Knight shares owned by them (i) in favor of the Knight Required Proposals and (ii) against (a) any merger or similar agreement or merger (other than the merger agreement, the merger or any business combination or transaction with Swift or any of its affiliates), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Knight or any of its subsidiaries or any other business combination involving Knight or any of its subsidiaries, (b) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Knight contained in the merger agreement or of a Knight Supporting Stockholder contained in the Knight Support Agreements, (c) any action, proposal, transaction or agreement involving Knight or any of its subsidiaries that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the merger and the other transactions contemplated by the merger agreement, in contravention of the terms and conditions set forth in the merger agreement, or (d) any Knight Acquisition Proposal made prior to the termination of the merger agreement.
Additionally, the Knight Supporting Stockholders agreed not to, prior to the earlier of the effective time of the merger or the termination of the merger agreement, (A) transfer any Knight voting common stock held by them prior to the earlier of the effective time of the merger or the termination of the merger agreement, other than (i) with the prior written consent of Swift, (ii) to a permitted transferee, (iii) in connection with the cashless exercise or cashless settlement of any Knight equity award or (iv) a transfer by a secured party exercising its remedies upon default under any specified pledging transaction or (B) acquire, offer or propose to acquire or agree to acquire, directly or indirectly, whether by purchase, take-over bid, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any additional securities (or options, rights or warrants to purchase, securities convertible into or exchangeable for, or securities the value of which is determined substantial part based on the value of, such securities) of Knight or Swift (other than the acquisition of Knight equity awards granted to such Knight Supporting Stockholder or the acquisition of combined company shares upon the exercise or settlement of a Knight equity award).

Except as permitted under the merger agreement, the Knight Supporting Stockholders also agreed not to, and agreed not to authorize or permit any of its, his or her or their respective representatives to, directly or indirectly prior to the earlier of the effective time of the merger or the termination of the merger agreement: (i) solicit, initiate or knowingly encourage, induce or facilitate any Knight Acquisition Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to a Knight Acquisition Proposal, (ii) furnish any nonpublic information regarding Knight or any of its subsidiaries or afford access to the business, properties, assets, books or records of Knight or any of its subsidiaries to, or otherwise cooperate in any way with, any person that is reasonably expected to make, or is otherwise seeking to make, or has made, a Knight Acquisition Proposal, or (iii) participate in any discussions (provided, however, a Knight Supporting Stockholder may refer persons to the filings with the SEC to which the Knight Support Agreements are filed as an exhibit) or negotiations with any person regarding a Knight Acquisition Proposal.
Description of the Swift Stockholders Agreement
This section of the joint proxy statement/prospectus describes certain material terms of the Swift Stockholders Agreement entered into by certain stockholders of Swift. The following summary is qualified in its entirety by reference to the complete text of the Swift Stockholders Agreement, which is incorporated by reference and filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We urge you to read the stockholders agreement in its entirety. This agreement was entered into by Swift, which will be the combined company after the closing of the merger. The references to “Swift” in this summary should be read to mean the combined company.
On April 9, 2017, in connection with the execution of the merger agreement, the Swift Supporting Stockholders and Swift entered into the Swift Stockholders Agreement.
Pursuant to the terms of the Swift Stockholders Agreement, except as otherwise provided therein, in connection with each annual meeting of stockholders or other meeting of stockholders of Swift at which directors are elected occurring during the period of time between the effective time of the merger and the time that the Swift Supporting Stockholders collective beneficial ownership percentage of the combined company (referred to as the “Moyes Percentage Interest”) first drops below 5% (referred to as the “Designation Period”) (i) Jerry Moyes (or his successor) shall have the right to designate for nomination by the board of directors for election as director(s) up to two individuals selected by Jerry Moyes (or his successor) and approved by the board of directors for election or appointment as a director (each, a “Qualified Designee”), such approval not to be unreasonably withheld or conditioned, (ii) the board of directors shall include any Qualified Designee(s) designated in accordance with clause (i) above in the slate of nominees nominated by the board of directors for election at such meeting and recommend that Swift’s stockholders vote in favor of the election of such Qualified Designee(s) at such meeting and (iii) Swift shall solicit from its stockholders eligible to vote for the election of directors proxies in favor of the election of such Qualified Designee(s) as directors. In accordance with the Swift Stockholders Agreement, one of the Qualified Designees must be independent (as defined in the Swift Stockholders Agreement) and the initial Qualified Designees will be Glenn Brown and Jerry Moyes. Under the Swift Stockholders Agreement, to be independent for this purpose, a designee must qualify as an “independent director” under both (a) the rules of the NYSE (which requires, for a director to be considered independent, that, among other things, the company's board of directors must affirmatively determine the director has no material relationship with the company), and (b) Rule 10A-3 under the Exchange Act (which requires for a director to be independent that he or she not accept any consulting, advisory or other compensatory fee from, and not be an affiliated person of, the company). The number of Qualified Designees that Jerry Moyes has the right to designate is reduced to one if the Moyes Percentage Interest drops below 12.5%. In any event, the number of Qualified Designees that Jerry Moyes has the right to designate is reduced by the number of Qualified Designees already serving on the board with a term in office that extends beyond the applicable meeting.
In addition, without the prior written consent of the majority of the directors of Swift (excluding those directors designated by Jerry Moyes), during any period after the closing of the transaction in which the Moyes Percentage Interest is equal to or in excess of 5% (referred to as the “Moyes Restricted Period”), each Swift Supporting Stockholder shall not, and shall cause certain entities in which it holds the sole voting power (referred to as the “Specified Entities”) and its controlled affiliates and his, her or its or his, her or its controlled affiliates’ or the Specified Entities’ respective advisors, agents and representatives (in each case, acting on such Swift Supporting Stockholder’s or any such affiliate’s or Specified Entity’s behalf) not to, directly or indirectly (including by means of any derivative instrument, through one or more intermediaries or otherwise), acquire, agree to acquire, or make a proposal to acquire beneficial ownership of any outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift if, after giving effect to such acquisition, the Moyes Percentage Interest would exceed by more than two percentage points the Moyes Percentage Interest as of immediately after the effective time of the merger; provided that the foregoing does not prohibit the receipt by any Swift Supporting Stockholder of a grant of equity securities issued to him or her by Swift in his or her capacity as an officer, director or employee of Swift.
Further, the Swift Supporting Stockholders agree that, during the Restricted Period, without the prior written consent of the majority of the directors of Swift (excluding those directors designated by Jerry Moyes), each Swift Supporting Stockholder shall not, and shall cause his, her or its controlled affiliates and the Specified Entities and his, her or its or his, her or its controlled affiliates’ and the Specified Entities’ respective advisors, agents and representatives (in each case, acting on such Swift Supporting Stockholder’s or any such affiliate’s or Specified Entity’s behalf):
•
seek, make or take any action to solicit, initiate or knowingly encourage, any offer or proposal for, or any indication of interest in, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities or other business combination or any dissolution, liquidation, restructuring, recapitalization or similar transaction in each case involving Swift or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of Swift or any of its subsidiaries (other than an acquisition of beneficial ownership permitted by the Swift Stockholders Agreement);

•
form or join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act with respect to any outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift (other than a group composed solely of Swift Supporting Stockholders or any Specified Entities);

•
make, or direct any person to make or in any way participate in (including announcing its intention to vote with any person), or direct anyone to participate in, directly or indirectly, any “solicitation” of  “proxies” to vote (as such terms are used in the rules of the SEC) any outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift or to take stockholder action by written consent;

•
call or request the calling of a meeting of the Swift’s stockholders, submit any proposal for action by the stockholders of Swift, request the removal of any member of the board of directors or nominate candidates for election to the board of directors;

•
make a claim or otherwise commence litigation against Swift or any of its subsidiaries or any of their respective directors, officers or employees (provided that the foregoing shall not prohibit a Swift Supporting Stockholder or any of its, his or her affiliates from making a claim or otherwise commencing litigation against Swift or any of its subsidiaries to enforce rights (i) under legally binding contracts it, he or she has entered with Swift or any of its subsidiaries or (ii) relating to indemnification by Swift or any of its subsidiaries pursuant to their articles of incorporation, certificate of incorporation, bylaws or similar governing document);

•
make any public statement that disparages Swift or any of its subsidiaries or any of their respective directors, officers, employees or businesses;

•
publicly disclose any intention, plan or arrangement inconsistent with the foregoing or make any public statement or disclosure regarding any of the matters set forth in Article III of the Swift Stockholders Agreement; or

•
publicly request, propose or otherwise seek an amendment or waiver of the provisions of Article III of the Swift Stockholders Agreement.

Also, the Swift Supporting Stockholders agree that, during the Moyes Restricted Period, any transfer by any Swift Supporting Stockholder or Specified Entity of outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift shall be subject to the following limitations:
•
no such shares may be transferred to any person or “group” as defined in Section 13(d)(3) of the Exchange Act, if, after giving effect to such transfer such person or “group” as defined in Section 13(d)(3) of the Exchange Act would, to the knowledge of any Swift Supporting Stockholder, beneficially own, or have the right to acquire, 7% or more of the voting power of Swift, unless such transfer is to any member of the family of a Swift Supporting Stockholder, but only if such family member agrees to be bound by the terms of the applicable Swift Stockholders Agreement as a stockholder and execute a joinder reasonably satisfactory to Swift at the time of such transfer;

•
no such shares may be transferred to any competitor of Swift or any of its subsidiaries (as reasonably determined by Swift); and

•
if such transfer is an open market sale, such transfer shall be made in accordance with the volume and manner of sale restrictions under Paragraphs (e)(1) and (f) of Rule 144 under the Securities Act (regardless of whether the volume and manner of sale restrictions therein are otherwise applicable).

The foregoing restrictions on transfer do not apply to (i) sales under the registration rights agreement between Jerry Moyes, Swift, and the other parties thereto dated December 21, 2010, (ii) transfers pursuant to any offer or transaction approved or recommended by a majority of the directors of Swift (excluding those directors designated by Jerry Moyes) or (iii) certain continuations, renewals or replacements of specified hedging and pledging transactions.
In particular, so long as Jerry Moyes is a director of the holding company or is otherwise subject to any trading or pledging policy, he will be permitted to (i) maintain existing hedging and pledging arrangements and (ii) to the extent necessary to continue, renew or replace any such agreement, hedge or pledge additional shares in accordance with the terms of such continuation, renewal or replacement agreements so long as the aggregate shares covered by such continuation, renewal or replacement agreement do not exceed the number of shares necessary to continue, renew or replace the existing agreements. Accordingly, as part of these additional transactions, Jerry Moyes may re-allocate pledged or hedged shares among different types or arrangements, such as loans or variable prepaid forward contracts, may enter into alternative hedging and pledging arrangements and may increase the aggregate number of shares subject to these arrangements.
In addition, pursuant to the terms of the Swift Stockholders Agreement, at any meeting of the stockholders of Swift and in connection with any proposed action by the stockholders of Swift, in each case where the record date therefor occurs during the Restricted Period (other than with respect to any stockholder vote taken to approve a sale of the combined company), (i) each Swift Supporting Stockholder shall, and shall cause the Specified Entities to, with respect to each such meeting of stockholders of Swift, attend in person or by proxy with respect to all outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift over which such Swift Supporting Stockholder, or any Specified Entity, has voting power for purposes of establishing a quorum, (ii) each Swift Supporting Stockholder shall, and shall cause the Specified Entities to, vote or cause to be voted, or otherwise act or cause an action to be taken with respect to, all such Swift Supporting Stockholder’s Excess Shares (as defined below), if any, in the manner determined by the voting committee (initially consisting of Jerry Moyes, Kevin Knight and Gary Knight, with each committee member entitled to appoint his respective successor, subject to the approval of certain directors of the combined company), so long as the voting committee’s determination is communicated to such Swift Supporting Stockholder at least three (3) business days prior to the applicable meeting or the last day for the taking of the proposed action and (iii) each Swift Supporting Stockholder may vote or otherwise act or cause to be voted or for action to be taken with respect to, all of such Swift Supporting Stockholder’s voting power (other than the voting power represented by the Excess Shares) in such Swift Supporting Stockholder’s discretion. If as of the record date with respect to any meeting of stockholders or other proposed action by stockholders, the Moyes Percentage Interest exceeds 12.5%, the “Excess Shares” of each Swift Supporting Stockholder and Specified

Entity shall be, with respect to such meeting or other proposed action, a number of outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift equal to the product of  (i) the number of outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift then beneficially owned by such Swift Supporting Stockholder or Specified Entity, as applicable, and (ii) a fraction the numerator of which shall be the amount by which the Moyes Percentage Interest exceeds 12.5% and the denominator of which shall be the Moyes Percentage Interest; if as of the record date with respect to any meeting of stockholders or other proposed action by stockholders, the Moyes Percentage Interest is equal to or less than 12.5%, the “Excess Shares” shall be zero for all Swift Supporting Stockholders and Specified Entities.
Under the Swift Stockholders Agreement, after the closing of the transaction, Swift is required to promptly take any action reasonably requested by any Swift Supporting Stockholder to waive any “corporate opportunity” or similar right or interest of Swift with respect to, and to waive any conflict of interest arising from, such Swift Supporting Stockholder’s relationship with Central Freight Lines, Inc. In addition, Swift agreed to use its reasonable best efforts to submit to its stockholders at the first annual meeting after the closing of the transaction certain amendments to its certificate of incorporation and bylaws to eliminate certain provisions that require the majority vote of stockholders, not constituting members of the Moyes family or their affiliates, in order to approve certain corporate acts and solicit proxies in favor of, the approval of such amendments by its stockholders. The provisions to be eliminated were designed to protect minority stockholders of Swift while Jerry Moyes held a majority of Swift’s voting power. After the transaction, Jerry Moyes will not hold a majority of the voting power of the combined company.
Description of the Knight Stockholders Agreements
This section of the joint proxy statement/prospectus describes certain material terms of the Knight Stockholders Agreements entered into by certain stockholders of Knight. The following summary is qualified in its entirety by reference to the complete text of the Knight Stockholders Agreements, which are incorporated by reference and filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We urge you to read the stockholders agreements in their entirety. These agreements were entered into by Swift, which will be the combined company after the closing of the merger. The references to “Swift” in this summary should be read to mean the combined company.
On April 9, 2017, in connection with the execution of the merger agreement, the Kevin Knight Supporting Stockholders, the Gary Knight Supporting Stockholders and Swift entered into the Knight Stockholders Agreements.
Pursuant to the terms of the Knight Stockholders Agreements, each of the Gary Knight Supporting Stockholders and the Kevin Knight Supporting Stockholders agrees that, during any period after the completion of the merger in which either the Gary Knight Supporting Stockholders or the Kevin Knight Supporting Stockholders own a percentage interest of the outstanding combined company shares equal to or in excess of 5% (referred to as the “Restricted Period”), the Gary Knight Supporting Stockholders or the Kevin Knight Supporting Stockholders, as applicable, shall not, and shall cause their controlled affiliates and their controlled affiliates’ respective advisors, agents and representatives (in each case, acting on such stockholder’s or any such affiliate’s behalf) not to, directly or indirectly (including by means of any derivative instrument, through one or more intermediaries or otherwise), acquire, agree to acquire, or make a proposal to acquire beneficial ownership of any outstanding shares of capital stock of the combined company having the right to vote generally in the election of directors of Swift if, after giving effect to such acquisition, the Gary Knight Supporting Stockholders or the Kevin Knight Supporting Stockholders, as applicable, would hold a Percentage Interest that would exceed fifteen percent (15%); provided that the foregoing shall not prohibit the receipt by any Knight Supporting Stockholder of a grant of equity securities issued to him or her by the combined company in his or her capacity as an officer, director or employee of the combined company or any of its subsidiaries.
In addition, the Knight Supporting Stockholders agree that, during the Restricted Period, without the prior approval of the board of directors of Swift, each Knight Stockholder shall not, and shall cause his, her or its controlled affiliates and his, her or its or his, her or its controlled affiliates’ respective advisors, agents and representatives (in each case, acting on such Knight Stockholder’s or any such affiliate’s behalf):

•
seek, make or take any action to solicit, initiate or knowingly encourage, any offer or proposal for, or any indication of interest in, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities or other business combination or any dissolution, liquidation, restructuring, recapitalization or similar transaction in each case involving Swift or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of Swift or any of its subsidiaries (other than an acquisition of beneficial ownership permitted by the Knight Stockholders Agreements);

•
form or join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act with respect to any outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift;

•
make, or direct any person to make or in any way participate in (including announcing its intention to vote with any person), or direct anyone to participate in, directly or indirectly, any “solicitation” of  “proxies” to vote (as such terms are used in the rules of the SEC) any outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift or to take stockholder action by written consent;

•
call or request the calling of a meeting of Swift’s stockholders, submit any proposal for action by the stockholders of Swift, request the removal of any member of the board of directors or nominate candidates for election to the board of directors;

•
make a claim or otherwise commence litigation against Swift or any of its subsidiaries or any of their respective directors, officers or employees (provided that the foregoing shall not prohibit a Knight Stockholder or any of its, his or her affiliates from making a claim or otherwise commencing litigation against Swift or any of its subsidiaries to enforce rights (i) under legally binding contracts it, he or she has entered with Swift or any of its subsidiaries or (ii) relating to indemnification by Swift or any of its subsidiaries pursuant to their articles of incorporation, certificate of incorporation, bylaws or similar governing document);

•
make any public statement that disparages Swift or any of its subsidiaries or any of their respective directors, officers, employees or businesses;

•
publicly disclose any intention, plan or arrangement inconsistent with the foregoing or make any public statement or disclosure regarding any of the matters set forth in Article II of the Knight Stockholders Agreements; or

•
publicly request, propose or otherwise seek an amendment or waiver of the provisions of Article II of the Knight Stockholders Agreements.

Also, the Knight Stockholders agree that, during the Restricted Period, any transfer by any Knight Stockholder of outstanding shares of capital stock of Swift having the right to vote generally in the election of directors of Swift shall be subject to the following limitations:
•
no such shares may be transferred, to any person or “group” as defined in Section 13(d)(3) of the Exchange Act, if, after giving effect to such transfer such person or “group” as defined in Section 13(d)(3) of the Exchange Act would, to the knowledge of any Knight Stockholder, beneficially own, or have the right to acquire, 7% or more of the voting power of Swift, unless such transfer is to any member of the family of a Knight Stockholder, but only if such family member agrees to be bound by the terms of the applicable Knight Stockholders Agreement as a stockholder and execute a joinder reasonably satisfactory to Swift at the time of such transfer;

•
no such shares may be transferred to any competitor of Swift or any of its subsidiaries (as reasonably determined by Swift); and

•
if such transfer is an open market sale, such transfer shall be made in accordance with the volume and manner of sale restrictions under Paragraphs (e)(1) and (f) of Rule 144 under the Securities Act (regardless of whether the volume and manner of sale restrictions therein are otherwise applicable).

Description of the Amended and Restated Moyes Letter Agreement
This section of the joint proxy statement/prospectus describes certain material terms of the letter agreement entered into by Swift and Jerry Moyes. The following summary is qualified in its entirety by reference to the complete text of the letter agreement, which is incorporated by reference and filed as an exhibit to the registration statement to which this joint proxy statement/prospectus relates. We urge you to read the letter agreement in its entirety.
On April 9, 2017, in connection with the execution of the merger agreement, Jerry Moyes and Swift entered into the Moyes letter agreement, which will become effective as of the effective date of the merger and at that time will amend and restate the Prior Agreement.
Commencing upon the effective date of the merger through December 31, 2019 (referred to as the “Term”), which may be extended for one-year periods thereafter upon mutual agreement of the parties, Mr. Moyes will serve in the non-executive consulting role of Senior Advisor to the Executive Chairman and the Vice Chairman of the combined company. In such capacity, Mr. Moyes will provide such advice to the Executive Chairman and the Vice Chairman of the combined company on the transition of Swift and Knight and the operation of the businesses of Swift and its affiliates as may be requested by the Executive Chairman or the Vice Chairman, and will undertake such projects as may be mutually agreed upon by Mr. Moyes and the Executive Chairman, Vice Chairman or the board of directors of the combined company.
During the Term, Mr. Moyes will continue to receive such information prepared by management for the Executive Chairman and Vice Chairman. During the Term, Mr. Moyes will also receive reports and other information consistent with that provided to directors, and will have the opportunity to meet, upon reasonable request, with the CEO, CFO or other members of management to discuss the combined company’s progress. All such information shall be kept confidential in accordance with Mr. Moyes’ fiduciary obligations as a director and the terms of the Swift Stockholders Agreement.
In accordance with the Prior Agreement, Mr. Moyes will continue to receive compensation of  $200,000 per month during the Term, will continue to vest in 94,418 outstanding stock options (with exercise prices of  $23.30 and $24.84) and will continue to vest in outstanding performance equity awards, as if his employment continued on the date of the Prior Agreement. The letter agreement also contains customary non-disparagement, release and restrictive covenant provisions.
During the Term and for a period of two (2) years thereafter, Mr. Moyes will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in material competition with the combined company or any of its subsidiaries or affiliates in any locale of any country in which the combined company conducts business.
In addition, during the Term and for a period of two (2) years thereafter, Mr. Moyes will not, directly or indirectly, individually or on behalf of any other person or entity, (a) solicit, aid or induce any customer of the combined company or any of its affiliates to purchase goods or services then sold by the combined company or any of its affiliates from another person or entity or assist or aid any other person or entity in identifying or soliciting any such customer in a manner that would violate the terms of the non-competition restrictions described above, (b) solicit, aid or induce any employee of the combined company or any of its affiliates to leave such employment or to accept employment with any other person or entity unaffiliated with the combined company or hire or retain any such employee or take any action to materially assist or aid any other person or entity in identifying, hiring or soliciting any such employee or (c) interfere, or aid or induce any other person or entity in interfering, with the relationship between the combined company or any of its affiliates and any of their respective vendors, joint venturers or licensors.

KNIGHT AND SWIFT UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma condensed combined statements of income for the year ended December 31, 2016 and the six months ended June 30, 2017 combine the historical consolidated statements of income of Knight and Swift, giving effect to the merger as if it had occurred on January 1, 2016, the first day of the fiscal year ended December 31, 2016. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 combines the balance sheets of Knight and Swift, giving effect to the merger as if it had occurred on June 30, 2017. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes, which are incorporated by reference into this joint proxy statement/prospectus:
•
Separate historical consolidated financial statements of Knight as of, and for the year ended and six months ended, December 31, 2016 and June 30, 2017, respectively, and the related notes included in Knight’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017 and Knight’s Annual Report on Form 10-K for the year ended December 31, 2016; and

•
Separate historical consolidated financial statements of Swift as of, and for the year ended and six months ended, December 31, 2016 and June 30, 2017, respectively, and the related notes included in Swift’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017 and Swift’s Annual Report on Form 10-K for the year ended December 31, 2016.

The unaudited pro forma condensed combined financial information has been prepared by Knight using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles, which are referred to in this joint proxy statement/prospectus as GAAP. Knight has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Before completion of the merger, there are significant limitations under applicable law regarding what Knight can learn about Swift. The assets and liabilities of Swift have been measured based on various preliminary estimates using assumptions that Knight believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.
Knight expects the combined company to commence the necessary valuation and other studies required to complete the acquisition accounting promptly upon completion of the merger and finalize the acquisition accounting as soon as practicable within the required measurement period prescribed by ASC 805, “Business Combinations,” but in no event later than one year following completion of the merger.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Knight and Swift would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the merger. The unaudited pro forma condensed combined financial information does not reflect any cost savings that may be realized as a result of the merger and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. At this time, no material intercompany transactions between Knight and Swift during the periods presented in the unaudited pro forma condensed combined financial statements have been identified.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2017
(In thousands)	Knight Transportation, Inc.	Swift Transportation Company	Acquisition Adjustments	Note Reference	Pro Forma Condensed Combined
Assets:
Current assets:
Cash and cash equivalents	$88,706	$42,884	$(31,431)	4a	$100,159
Cash and cash equivalents – restricted	—	58,994	—		58,994
Restricted investments, held to maturity, amortized cost	—	22,025	—		22,025
Trade receivables, net	126,988	401,261	—		528,249
Equipment sales receivable	264	444	—		708
Notes receivable, net	646	5,805	—		6,451
Prepaid expenses	11,703	45,796	—		57,499
Assets held for sale	13,845	1,652	—		15,497
Other current assets	8,208	16,699	—		24,907
Income tax receivable	11,280	2,766	15,802	4b	29,848
Total current assets	261,640	598,326	(15,629)		844,337
Property and equipment, net	759,896	1,458,572	81,385	4c	2,299,853
Notes receivable, long-term	2,618	10,336	—		12,954
Goodwill	47,021	253,256	2,172,768	4d	2,473,045
Intangible assets, net	2,325	257,898	762,102	4e	1,022,325
Other long-term assets and restricted cash and investments	25,908	12,300	—		38,208
Total assets	$1,099,408	$2,590,688	$3,000,626		$6,690,722
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$12,775	$113,205	$—		$125,980
Accrued payroll and purchased transportation	27,008	74,922	—		101,930
Accrued liabilities	21,429	88,009	—		109,438
Claims accrual – current portion	19,905	87,275	—		107,180
Current portion of long-term debt	—	3,419	—		3,419
Current portion of capital lease obligations	—	45,194	—		45,194
Dividend payable – current portion	287	—	—		287
Total current liabilities	81,404	412,024	—		493,428
Revolving line of credit	—	—	—		—
Long-term debt	—	449,268	—		449,268
Capital lease obligations, less current portion	—	143,648	—		143,648
Accounts receivable securitization	—	294,464	—		294,464
Claims accrual – long-term portion	14,167	173,269	—		187,436
Long-term dividend payable and other liabilities	1,781	—	—		1,781
Deferred tax liabilities	183,518	398,083	317,960	4f	899,561
Other liabilities	—	4,792	—		4,792
Total liabilities	280,870	1,875,548	317,960		2,474,378
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	806	1,339	(369)	4g	1,776
Additional paid-in capital	231,551	695,276	2,730,931	4g	3,657,758
Accumulated other comprehensive income	—	—	—		—
Retained earnings	583,988	18,423	(47,896)	4h	554,515
Total company stockholders’ equity	816,345	715,038	2,682,666		4,214,049
Noncontrolling interest	2,193	102	—		2,295
Total stockholders’ equity	818,538	715,140	2,682,666		4,216,344
Total liabilities and stockholders’ equity	$1,099,408	$2,590,688	$3,000,626		$6,690,722

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2017
(In thousands, except per share data)	Knight Transportation, Inc.	Swift Transportation Company	Acquisition Adjustments	Note Reference	Pro Forma Condensed Combined
Revenue, before fuel surcharge	$492,002	$1,770,035	$—		$2,262,037
Fuel surcharge	52,423	186,854	—		239,277
Total revenue	544,425	1,956,889	—		2,501,314
Operating expenses:
Salaries, wages and benefits	162,454	565,661	—		728,115
Fuel	68,952	189,446	—		258,398
Operations and maintenance	41,249	147,406	—		188,655
Insurance and claims	16,865	102,246	—		119,111
Operating taxes and licenses	9,046	35,904	—		44,950
Communications	2,204	9,846	—		12,050
Depreciation expense	58,803	130,122	552	5a	189,477
Amortization of intangibles	250	8,407	15,593	5b	24,250
Rental expense	2,551	113,079	—		115,630
Purchased transportation	116,924	540,118	—		657,042
Impairment	—	187	—		187
Miscellaneous operating expenses	9,901	43,834	—		53,735
Merger-related costs	4,178	10,201	(14,379)	5c	—
Total operating expenses	493,377	1,896,457	1,766		2,391,600
Income from operations	51,048	60,432	(1,766)		109,714
Interest income	189	1,069	—		1,258
Interest expense	(136)	(14,383)	—		(14,519)
Other income	1,322	2,378	—		3,700
Other income (expense)	1,375	(10,936)	—		(9,561)
Income before income tax	52,423	49,496	(1,766)		100,153
Income taxes	19,058	17,992	(2,186)	5d	34,864
Net income	33,365	31,504	420		65,289
Net income attributable to noncontrolling interest	(518)	—	—		(518)
Net income attributable to the applicable company	$32,847	$31,504	$420		$64,771
Net income per share:
Basic	$0.41	$0.24			$0.37
Diluted	$0.40	$0.23			$0.36
Weighted average shares outstanding:
Basic	80,416	133,347	(36,355)	5e	177,408
Diluted	81,276	134,365	(37,563)	5e	178,078
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2016
(In thousands, except per share data)	Knight Transportation, Inc.	Swift Transportation Company	Acquisition Adjustments	Note Reference	Pro Forma Condensed Combined
Revenue, before fuel surcharge	$1,028,148	$3,722,863	$—		$4,751,011
Fuel surcharge	89,886	308,654	—		398,540
Total revenue	1,118,034	4,031,517	—		5,149,551
Operating expenses:
Salaries, wages and benefits	333,929	1,148,610	—		1,482,539
Fuel	129,696	345,281	—		474,977
Operations and maintenance	76,246	298,604	—		374,850
Insurance and claims	34,441	192,733	—		227,174
Operating taxes and licenses	18,728	74,753	—		93,481
Communications	4,182	16,804	—		20,986
Depreciation expense	115,660	267,134	1,104	6a	383,898
Amortization of intangibles	500	16,814	31,186	6b	48,500
Rental expense	5,035	226,258	—		231,293
Purchased transportation	233,863	1,116,709	—		1,350,572
Impairment	—	807	—		807
Miscellaneous operating expenses	17,275	84,998	(160)	6c	102,113
Total operating expenses	969,555	3,789,505	32,130		4,791,190
Income from operations	148,479	242,012	(32,130)		358,361
Interest income	309	2,634	—		2,943
Interest expense	(897)	(30,598)	—		(31,495)
Other income	4,939	921	—		5,860
Other income (expense)	4,351	(27,043)	—		(22,692)
Income before income tax	152,830	214,969	(32,130)		335,669
Income taxes	57,592	65,702	(12,209)	6d	111,085
Net income	95,238	149,267	(19,921)		224,584
Net income attributable to noncontrolling interest	(1,375)	—	—		(1,375)
Net income attributable to the applicable company	$93,863	$149,267	$(19,921)		$223,209
Net income per share:
Basic	$1.17	$1.11			$1.26
Diluted	$1.16	$1.10			$1.25
Weighted average shares outstanding:
Basic	80,362	134,139	(37,147)	6e	177,354
Diluted	81,228	135,494	(38,692)	6e	178,030
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.
Description of Transaction

On April 9, 2017, Knight and Swift entered into the merger agreement, pursuant to which they agreed to a combination transaction after which their respective businesses would be operated separately under a single combined company.
The transaction will be implemented through several steps that will occur in immediate succession.
First, Swift’s certificate of incorporation will be amended. As a result of this amendment, all of the outstanding class B shares of Swift will convert into an equal number of class A shares of Swift, and immediately afterwards each outstanding class A share of Swift (including those class A shares into which the class B shares were converted) will be combined by means of a reverse stock split into 0.720 of a class A share of Swift. As part of the amendment to its certificate of incorporation, Swift will change its name to “Knight-Swift Transportation Holdings Inc.”, which will be the name of the combined company.
Immediately after the amendment to Swift’s certificate of incorporation, a direct wholly owned subsidiary of Swift will merge with and into Knight, with Knight becoming a wholly owned subsidiary of the combined company. In the merger, each Knight share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one combined company share.
Based on the closing price of the Knight shares on the NYSE on August 3, 2017, the 0.720 of a combined company share that the Swift stockholders will receive in respect of each class A share of Swift would have a value of approximately $3.4 billion.
2.
Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for the merger and are based on the historical consolidated financial statements of Knight and Swift. The acquisition method of accounting in accordance with ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting, in accordance with ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (ASC 820).
ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Knight may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Knight’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The unaudited pro forma financial statements combine the statements of income for the year ended December 31, 2016 and the six months ended June 30, 2017 and the balance sheets as of June 30, 2017 of Knight and Swift. The presentation of the unaudited pro forma financial statements is consistent with how it is currently expected that the combined company will present its financial statements going forward. The unaudited pro forma financial statements are consistent with Knight’s accounting policy disclosed in their quarterly and annual reports. The process of conforming the accounting policies of Swift to those of Knight is still under review and may result in further adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2.
Basis of Presentation − (continued)

For the purpose of preparing the unaudited pro forma financial statements, reclassifications were made to Knight’s and Swift’s historical financial statement line item presentations in order to be consistent with that expected of the combined company.
(In thousands)	Amount	Note
Knight Reclassifications
Income Statement for the six months ended June 30, 2017
Reclass depreciation expense to amortization of intangibles	$250
Reclass miscellaneous operating expenses to rent expense	2,551
Income Statement for the year ended December 31, 2016
Reclass depreciation expense to amortization of intangibles	500
Reclass miscellaneous operating expenses to rent expense	5,035
Balance Sheet as of June 30, 2017
Reclass trade receivables, net to equipment sales receivables	264
Swift Reclassifications
Income Statement for the six months ended June 30, 2017
Reclass general and administrative expense to miscellaneous operating expenses	44,665	(1)
Reclass utilities expense to miscellaneous operating expenses	6,802	(1)
Reclass (gain) on disposal of PP&E to miscellaneous operating expenses	(7,633)
Reclass M&A transaction costs from salaries, wages and employee benefits, purchase transportation, and other income to merger-related costs	10,201
Income Statement for the year ended December 31, 2016
Reclass general and administrative expense to miscellaneous operating expenses	91,364	(1)
Reclass utilities expense to miscellaneous operating expenses	11,919	(1)
Reclass (gain) on disposal of PP&E to miscellaneous operating expenses	(18,285)
Reclass settlements to other income	(3,000)
Balance Sheet as of June 30, 2017
Reclass other assets to notes receivable, long-term	10,336
Reclass accounts payable to accrued payroll and purchased transportation	20,526
Reclass accrued liabilities to accrued payroll and purchased transportation	54,396

(1)
Certain general and administrative expenses and utilities expenses were previously classified by Swift as operating supplies and expenses and communication and utilities, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3.
Estimation of Consideration Transferred and Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the consideration expected to be deemed to be transferred, assets to be deemed to be acquired, and liabilities to be deemed assumed in the merger, reconciled to the estimate of total consideration expected to be transferred. These preliminary amounts are based on Swift’s balance sheet as of June 30, 2017 adjusted to reflect the estimated fair value of the assets and liabilities as of the acquisition date.
(USD in thousands)		Note
Consideration transferred:
Swift Converted Stock (0.720 Conversion Ratio)	$3,426,784	(1)
Total consideration transferred	3,426,784
Rollover equity from NCI	102	(2)
Total value to allocate	$3,426,886
Preliminary purchase price allocation:
Current assets:
Cash and cash equivalents	$42,884
Cash and cash equivalents – restricted	58,994
Restricted investments, held to maturity, amortized cost	22,025
Trade receivables, net	401,261
Equipment sales receivable	444
Notes receivable, net	5,805
Prepaid expenses	45,796
Assets held for sale	1,652
Other current assets	16,699
Income tax receivable	13,525
Total current assets	609,085
Property and equipment, net	1,539,957	(3)
Notes receivable, long-term	10,336
Goodwill	2,426,024	(4)
Intangible assets, net	1,020,000	(5)
Other long-term assets and restricted cash and investments	12,300
Total assets	$5,617,702
Liabilities:
Current liabilities:
Accounts payable	$113,205
Accrued payroll and purchased transportation	74,922
Accrued liabilities	88,009
Claims accrual – current portion	87,275
Current portion of long-term debt	3,419
Current portion of capital lease obligations	45,194
Dividend payable – current portion	—
Total current liabilities	412,024
Revolving line of credit	—
Long-term debt	449,268
Capital lease obligations, less current portion	143,648
Accounts receivable securitization	294,464
Claims accrual – long-term portion	173,269
Long-term dividend payable and other liabilities	—
Deferred tax liabilities	713,350
Other liabilities	4,792
Total liabilities	2,190,815
Total net assets	$3,426,887
Stockholders’ equity:
Preferred stock	$—
Common stock	968
Additional paid-in capital	3,425,816
Accumulated other comprehensive income	—
Retained earnings	—
Noncontrolling interest	102
Total stockholders’ equity	3,426,886
Total liabilities and stockholders’ equity	$5,617,702

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3.
Estimation of Consideration Transferred and Assets to be Acquired and Liabilities to be Assumed − (continued)

(1)
The fair value of the combined company common stock is based on the deemed conversion of Swift shares (including those that vest upon a change in control) into combined company shares at the share consolidation ratio. The shares are deemed to have been converted at the fair value of  $35.40 (the closing share price of Knight shares on August 3, 2017). It is expected that the closing price will be within ten percent of the price used in the unaudited pro forma balance sheet, resulting in the range of $2.09 billion to $2.77 billion for the value assigned to goodwill.

(2)
Represents the fair value of Swift’s noncontrolling interests that are assumed in the merger.

(3)
Property, plant and equipment is reflected at estimated fair value in accordance with ASC 805.

(4)
Goodwill has been calculated as the difference between the estimated acquisition date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(5)
Identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value.
As of the date of filing, for purposes of these unaudited pro forma condensed combined financial statements, the fair value of Swift’s identifiable intangible assets, and their weighted-average useful lives have been preliminarily estimated as follows:
(In thousands)	Estimated Life (years)	Estimated Fair Value
Customer relationships	15	$720,000
Tradename	indefinite	300,000
Total identifiable intangible assets		$1,020,000

These estimates are preliminary and subject to change and such change could be material.
4.
Pro Forma Adjustments to the Balance Sheet as of June 30, 2017

(a)
To record an adjustment to cash for any estimated transaction costs that are expected to be incurred in the future.

(b)
To record an adjustment to income tax receivable based on the preliminary purchase price allocation and the accelerated vesting of Knight performance units at the closing of the transaction.

(c)
To record an adjustment to property and equipment to fair value based on the preliminary purchase price allocation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4.
Pro Forma Adjustments to the Balance Sheet as of June 30, 2017 − (continued)

(d)
To record an adjustment to goodwill based on the preliminary purchase price allocation:

(In thousands)	June 30, 2017
Eliminate historical Swift goodwill	$(253,256)
Goodwill from preliminary purchase allocation	2,426,024
Total goodwill adjustment	$2,172,768

(e)
To record an adjustment to intangible assets to fair value based on the preliminary purchase price allocation:

(In thousands)	June 30, 2017
Eliminate historical Swift intangible assets	$(257,898)
Intangible assets from preliminary purchase allocation	1,020,000
Total intangible assets adjustment	$762,102

(f)
To record an adjustment to deferred tax liabilities based on the preliminary purchase price allocation and the accelerated vesting of Knight performance units at the closing of the transaction.

(g)
To record the conversion of the historical Swift shares into combined company shares in the Reverse Stock Split based on the share consolidation ratio. This includes the conversion of outstanding stock options, RSU’s and restricted stock, and performance units that are to vest immediately upon a change in control.

(In thousands)	June 30, 2017
Eliminate historical Swift common stock, par $0.01	$(1,339)
Issuance of new combined company shares	968
Vesting of Knight PSU’s due to change in control	2
Total common stock adjustment	$(369)
Eliminate historical Swift additional paid-in capital	$(695,276)
Issuance of new combined company shares	3,425,816
Vesting of Knight PSU’s due to change in control	391
Total additional paid-in capital adjustment	$2,730,931

(h)
To eliminate Swift’s historical retained earnings and adjust for estimated transaction costs that are expected to be incurred in the future, Knight stock units which will vest upon a change in control and deferred tax liabilities based on the preliminary purchase price allocation.

(In thousands)	June 30, 2017
Eliminate historical Swift retained earnings	$(18,423)
Adjustment for transaction costs	(31,431)
Adjustment for Knight PSU’s vested due to change in control	(393)
Adjustment for deferred tax liabilities	2,350
Total retained earnings adjustment	$(47,896)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

5.
Pro Forma Adjustments to the Statement of Income for the Six Months Ended June 30, 2017

(a)
To record the change in depreciation expense based on the estimated change in fair value of property and equipment as assigned in the preliminary purchase price allocation.

(b)
To record the change in intangible asset amortization expense based on the estimated $720 million fair value assigned to customer relationships in the preliminary purchase price allocation, amortized straight-line over 15 years.

(In thousands)	Six Months Ended June 30, 2017
Eliminated historical intangible amortization expense	$(8,407)
Pro forma amortization expense	24,000
Amortization expense adjustment	$15,593

(c)
To eliminate estimated non-recurring transaction costs included in Knight’s and Swift’s historical results, which are directly attributable to the transaction.

(d)
To record the income tax expense impact of the pro forma adjustments at the statutory rate of 38%. Knight and Swift operate in multiple jurisdictions, and therefore the statutory rate may not be reflective of the actual impact of the tax effects of the adjustments.

(e)
To record an adjustment to earnings per share for: 1) the conversion of Swift shares, including Swift’s accelerated equity awards, to combined company shares at a 0.720-to-one conversion ratio in the Reverse Stock Split; and 2) estimated vesting of Knight performance units with change in control provisions.

6.
Pro Forma Adjustments to the Statement of Income for the Year Ended December 31, 2016

(a)
To record the change in depreciation expense based on the estimated change in fair value of property and equipment as assigned in the preliminary purchase price allocation.

(b)
To record the change in intangible asset amortization expense based on the estimated $720 million fair value assigned to customer relationships in the preliminary purchase price allocation, amortized straight-line over 15 years.

(In thousands)	Year Ended December 31, 2016
Eliminated historical intangible amortization expense	$(16,814)
Pro forma amortization expense	48,000
Amortization expense adjustment	$31,186

(c)
To eliminate estimated non-recurring transaction costs included in Knight and Swift’s historical results, which are directly attributable to the proposed transaction.

(d)
To record the income tax expense impact of the pro forma adjustments at the statutory rate of 38%. Knight and Swift operate in multiple jurisdictions, and therefore the statutory rate may not be reflective of the actual impact of the tax effects of the adjustments.

(e)
To record an adjustment to earnings per share for: 1) the conversion of Swift shares, including Swift’s accelerated equity awards, to combined company shares at a 0.720-to-one conversion ratio in the Reverse Stock Split; and 2) estimated vesting of Knight performance units with change in control provisions.

DESCRIPTION OF COMBINED COMPANY SHARES
As a result of the merger and the other transactions described in this joint proxy statement/prospectus, Knight and Swift stockholders will become stockholders of the combined company. The rights of former Knight stockholders and the rights of Swift stockholders as stockholders of the combined company following the consummation of the transaction will be governed by the certificate of incorporation and bylaws of Swift as they will be amended in connection with the transaction. For more information about the proposed amendments to Swift’s certificate of incorporation, see “Swift Proposals.” The following description of combined company shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the forms of the Amended and Restated Certificate of Incorporation and Bylaws of the combined company that will become effective upon completion of the transaction, which are filed as exhibits to the registration statement to which this joint proxy statement/prospectus relates, respectively, and which are incorporated by reference into this joint proxy statement/prospectus and to the applicable provisions of the DGCL. See also “Comparison of Stockholder Rights.”
Authorized Shares of Capital Stock of the Combined Company
The certificate of incorporation of the combined company will authorize the combined company to issue 500 million shares of class A common stock, par value $0.01 per share, which are referred to as the “combined company shares” and 10 million shares of preferred stock, par value $0.01 per share. The Certificate of Incorporation of the combined company will also continue to authorize the combined company to issue the 250 million shares of class B common stock, par value $0.01 per share, currently authorized by the Certificate of Incorporation of Swift, referred to as class B shares of the combined company. None of these class B shares of the combined company will be issued or outstanding at any time after the merger. It is contemplated that the combined company will submit to its stockholders at the first annual meeting after the closing of the transaction amendments to its certificate of incorporation and bylaws to eliminate the class B shares of the combined company.
As of the close of business on the Swift record date, there were 84,170,417 class A shares of Swift outstanding (the holders of which are entitled to one vote per share on matters voted on by Swift stockholders); 49,741,938 class B shares of Swift outstanding (which are held by Jerry Moyes and members of his family and entitle its holders to two votes per share on matters voted on by Swift stockholders); and no shares of Swift preferred stock outstanding. Prior to the effective time of the merger (i) all of the outstanding class B shares of Swift will convert on a one for one basis to class A shares of Swift and (ii) immediately thereafter, each outstanding class A share of Swift will be combined by means of a reverse stock split into 0.720 of a class A share of Swift, which will be combined company shares after the merger.
Upon the effective time of the merger, each Knight share issued and outstanding immediately prior to the effective time will be converted into the right to receive one combined company share.
We expect a total of approximately 80,853,403 combined company shares to be issued to Knight stockholders in connection with the transaction. We expect that, immediately following the closing of the transaction, there will be a total of 177,583,033 combined company shares outstanding.
Common Stock
The holders of combined company shares will have and possess all rights pertaining to the capital stock of the combined company, subject to the preferences, qualifications, limitations, voting rights and restrictions with respect to any series of preferred stock of the combined company that may be issued with any preference or priority over the common stock.
Voting
Except as may be provided for under the terms of any series of preferred stock that may in the future be issued, the holders of the combined company shares will have the sole power to vote for the election of directors and for all other purposes.
No holder of combined company shares will have the right to cumulate votes in the election of directors of the combined company or for any other purpose.

Dividends
Except as otherwise provided by law or under the terms of any series of preferred stock that may in the future be issued by the combined company, the holders of combined company shares will be entitled to receive such dividends as from time to time may be declared by the board of directors of the combined company.
Liquidation
In the event of any liquidation, dissolution or winding up of the combined company, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of combined company shares will be entitled to share ratably according to the number of shares held by them in all assets of the combined company available for distribution to its stockholders.
Preemptive or Similar Rights
No holder of combined company shares will have any preferential or preemptive rights.
Takeover Defense
Certain provisions of the certificate of incorporation and bylaws of the combined company and of the DGCL will have anti-takeover effects and could delay, discourage, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.
Authorized Shares
The authorized but unissued combined company shares and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued combined company shares and preferred stock could render more difficult or discourage an attempt to obtain control of the combined company by means of a proxy contest, tender offer, merger or otherwise. No class B shares of the combined company will be issued by the combined company after the merger.
The board of directors of the combined company will have the sole authority to determine the terms of any one or more series of preferred stock, including voting rights, dividend rates, conversion and redemption rights and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors will have the power to the extent consistent with its legal duties to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third-party seeks control of the combined company, and thereby assist members of management to retain their positions.
Classified Board of Directors
Like the current board of directors of Knight, the combined company’s board of directors will be divided into three classes, with directors serving staggered three-year terms. The classification of the combined company’s board of directors will have the effect of making it more difficult for stockholders to change the composition of the combined company’s board of directors. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the combined company’s board of directors.
This may have the effect of discouraging a third-party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the combined company. In addition, because the classification of the combined company’s board of directors may discourage accumulations of large blocks of combined company shares by purchasers whose objective is to take control of the combined company and remove a majority of the combined company’s board of directors, the classification of the combined company’s board of directors could tend to reduce the likelihood of fluctuations in the market price of the combined company shares that might result from accumulations of large blocks of combined company shares for such a purpose. Accordingly, the combined company stockholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.
Director Removal
By virtue of the combined company’s classified board structure, under the DGCL, directors of the combined company can only be removed by stockholders for cause and then only by the affirmative vote of a majority of the outstanding combined company shares.
Requirements for Advance Notification of Stockholder Nominations
The certificate of incorporation and bylaws of the combined company will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Stockholder Meetings
The certificate of incorporation and bylaws of the combined company will provide that special meetings of the stockholders may be called for any purpose or purposes at any time by a majority of the board of directors of the combined company or by the Chairman of the board of directors of the combined company, the Chief Executive Officer of the combined company or the lead independent director of the combined company, if any. In addition, the certificate of incorporation of the combined company will provide that a holder, or a group of holders, holding at least 20% of the outstanding combined company shares may cause the combined company to call a special meeting of the stockholders for any purpose or purposes at any time subject to certain restrictions.
Action by Stockholders Without a Meeting
As is currently the case at Knight, the combined company’s certificate of incorporation will provide that any action required or permitted to be taken at a meeting of the stockholders of the combined company may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the stockholders of the combined company entitled to vote with respect to the subject matter thereof.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The certificate of incorporation and bylaws of the combined company will not provide for cumulative voting in the election of directors.
Exclusive Jurisdiction
The certificate of incorporation of the combined company will provide that the Delaware Court of Chancery will be the exclusive forum for any derivative action or proceeding brought on behalf of the combined company, any action asserting a claim of breach of fiduciary duty and any action asserting a claim pursuant to the DGCL, the combined company’s certificate of incorporation, bylaws or under the internal affairs doctrine.
Section 203
The combined company will be subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•
before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. The combined company intends not to elect to “opt out” of Section 203.
Other Matters
Number of Directors.   The certificate of incorporation and the bylaws of the combined company will provide that the size of the combined company’s board of directors may be determined from time to time by resolution of the board of directors of the combined company. Prior to the merger, the board of directors of Swift is required to take all action necessary so that, as of the effective time of the merger, the board of directors of the combined company will consist of  (1) all of the members of the board of directors of Knight, (2) two individuals designated by Jerry Moyes that are reasonably acceptable to the board of directors of the combined company, one of whom must be independent (as defined in the Swift Stockholders Agreement) (with the current designees being current Swift directors Glenn Brown and Jerry Moyes) and (3) current Swift directors Richard Dozer and David Vander Ploeg.
Limitation on Director’s Liability.   The certificate of incorporation of the combined company will provide that, to the fullest extent permitted by Delaware law, the combined company will indemnify and advance expenses of any director or officer who is made or threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the combined company. In addition, no director or officer of the combined company will be liable to the combined company or its stockholders for monetary damages with respect to any transaction, occurrence or course of conduct, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

COMPARISON OF STOCKHOLDER RIGHTS
The rights of Knight stockholders are governed by Knight’s current articles of incorporation and bylaws, as well as the ABCA. The rights of Swift stockholders are governed by Swift’s current certificate of incorporation and bylaws, as well as the DGCL. Upon completion of the transaction, the rights of the stockholders of the combined company will be governed by the certificate of incorporation and the bylaws of the combined company, forms of which are filed as exhibits to the registration statement to which this joint proxy statement/prospectus relates and are incorporated by reference into this joint proxy statement/prospectus, as well as the DGCL.
The following is a summary discussion of the material differences, as of the date of this joint proxy statement/prospectus, between the current rights of Knight stockholders, the current rights of Swift stockholders and the rights of the stockholders of the combined company. The rights described with respect to Swift stockholders and combined company stockholders are the same unless otherwise indicated. Please consult the DGCL and the respective certificates of incorporation and bylaws of Swift and the combined company for a more complete understanding of these differences.
The following description does not purport to be a complete statement of all the differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the DGCL, the certificate of incorporation and bylaws of Swift (including the proposed amendment and restatement of the certificate of incorporation and bylaws of Swift), the ABCA, the articles of incorporation and bylaws of Knight and the certificate of incorporation and bylaws of the combined company. Knight and Swift have filed with the SEC their respective governing documents referenced in this summary of stockholder rights and will send copies to you without charge, upon your request. See “Where You Can Find More Information.”
Capitalization
Knight
The current authorized shares of capital stock of Knight consists of:
•
300 million shares of common stock par value $0.01 per share; and

•
50 million shares of preferred stock, par value $0.01 per share.

As of the close of business as of the Knight record date, there were 80,649,971 shares of common stock issued and outstanding and no preferred shares issued and outstanding.
Swift
The currently authorized shares of capital stock of Swift consists of:
•
500 million shares of class A common stock, par value $0.01 per share;

•
250 million shares of class B common stock, par value $0.01 per share; and

•
10 million shares of preferred stock, par value $0.01 per share.

As of the close of business as of the Swift record date, there were 84,170,417 class A shares of Swift outstanding, 49,741,938 class B shares of Swift outstanding and no shares of Swift preferred stock outstanding.
Combined Company
The authorized shares of capital stock of the combined company will consist of:
•
500 million shares of class A common stock, par value $0.01 per share, which are referred to in this joint proxy statement/prospectus as the combined company shares;

•
250 million shares of class B common stock, par value $0.01 per share; and

•
10 million shares of preferred stock, par value $0.01 per share.

We expect that, immediately following the effective time of the merger, there will be a total of 177,583,033 combined company shares outstanding and no shares of preferred stock outstanding. In addition, none of the class B shares of the combined company will be issued or outstanding after the closing of the transaction.
Dividends and Other Distributions
Knight
Dividends to Knight stockholders payable in cash, property or shares of capital stock may be declared by Knight’s board of directors, subject to any preferential dividend or other rights of any then-outstanding Knight preferred shares and further subject to the applicable provisions of the ABCA. In the event of liquidation, dissolution or winding up of the company, Knight stockholders are entitled to share ratably in all assets remaining after payments of liabilities and liquidation preferences to the holders of any preferred stock then outstanding.
Swift
Dividends to holders of class A shares and class B shares of Swift payable in cash, property or shares of capital stock may be declared by Swift’s board of directors, subject to any preferential dividend or other rights of any then-outstanding Swift preferred stock and further subject to the applicable provisions of the DGCL. In the event of liquidation, dissolution or winding up of the company, holders of class A shares and class B shares of Swift are entitled to share ratably in all assets remaining after payments of liabilities and liquidation preferences to the holders of any preferred stock then outstanding.
The class A shares and the class B shares of Swift rank equally and are treated identically with respect to the right to receive dividends and the right to share in the assets of Swift in the event of a liquidation, dissolution or winding up of Swift (except that a dividend paid in the form of shares of common stock or rights to purchase common stock are required to be paid in class A shares to holders of class A shares and class B shares to holders of class B shares).
Combined Company
Dividends to combined company stockholders payable in cash, property or shares of capital stock may be declared by the combined company’s board of directors, subject to any preferential dividend or other rights of any then-outstanding preferred stock of the combined company and further subject to the applicable provisions of the DGCL. In the event of liquidation, dissolution or winding up of the company, combined company stockholders will be entitled to share ratably in all assets remaining after payments of liabilities and liquidation preferences to the holders of any preferred stock then outstanding.
Preemptive Rights
Knight
No holder of Knight shares has any preemptive rights.
Swift
No holder of class A or class B shares of Swift has any preemptive rights.
Combined Company
No holder of combined company shares will have any preemptive rights.
Number and Election of Directors
Knight
The current articles of incorporation and bylaws of Knight provide for a board of directors consisting of a number of directors determined by the board of directors, but in no event may the number of directors be fewer than three nor more than 11. Knight currently has nine directors. Under the ABCA, cumulative voting applies to the election of directors. In addition, in accordance with the ABCA, Knight directors are elected by a plurality of the votes cast. However, under the current bylaws of Knight, if a director nominee receives fewer “for” votes than “withheld” votes in an uncontested election he or she must submit his or her resignation for consideration by the Knight nominating committee.
Swift
The current certificate of incorporation and bylaws of Swift provide for a board of directors consisting of a number of directors determined by the board of directors, but in no event may the number of directors be more than 15. The bylaws of Swift mandate that (i) two-thirds of the directors may not be employees of Swift or any of its subsidiaries, (ii) no more than two directors may be employees of Swift and (iii) the chairman of Swift may not be the Chief Executive Officer or any other employee of Swift. No holder of Swift shares has the right to cumulate votes in the election of directors of Swift or for any other purpose. Swift’s bylaws provide that a director is elected in an uncontested election if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Moreover, under Swift’s Corporate Governance Guidelines, if an incumbent director receives fewer “for” votes than “against” votes in an uncontested election, he or she must submit his or her resignation for consideration by the Swift nominating committee. Under Swift’s bylaws, in a contested election, directors are elected by a plurality of the votes cast.
Combined Company
The certificate of incorporation of the combined company will provide that the board of directors will be fixed by resolution of the board of directors and the bylaws of the combined company will require that the board of directors must consist of not fewer than three members. The bylaws of the combined company will mandate that (i) two-thirds of the directors may not be employees of the combined company or any of its subsidiaries, (ii) no more than two directors may be employees of the combined company and (iii) the chairman of the combined company may not be an employee of the combined company. The combined company’s board of directors will be divided into three classes, with directors serving staggered three-year terms. No holder of combined company shares will have the right to cumulate votes in the election of directors of the combined company or for any other purpose. The combined company’s bylaws will provide that a director is elected in an uncontested election if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Moreover, under the combined company’s Corporate Governance Guidelines, if an incumbent director receives fewer “for” votes than “against” votes in an uncontested election, he or she will be required to submit his or her resignation for consideration by the combined company’s nominating committee. Under the combined company’s bylaws, in a contested election, directors will be elected by a plurality of the votes cast.
Term of Directors
Knight
In accordance with the current articles of incorporation of Knight, its board of directors is divided into three classes of directors with a different class of directors elected each year at the annual meeting of stockholders for a three year term.
Swift
All of the directors of Swift are elected each year at the annual meeting of stockholders for a one year term.
Combined Company
In accordance with the certificate of incorporation of the combined company, its board of directors will be divided into three classes of directors with a different class of directors elected each year at the annual meeting of stockholders for a three year term.

Removal of Directors
Knight
Under the ABCA, directors of Knight may be removed with or without cause at any time by a majority vote of the Knight shares.
Swift
Under the current bylaws of Swift, Swift directors may be removed with or without cause at any time by the affirmative vote of holders of a majority in voting power of the Swift shares.
Combined company
By virtue of the combined company’s classified board structure, under the DGCL, directors of the combined company can only be removed by stockholders for cause and then only by the affirmative vote of a majority of the outstanding combined company shares.
Vacancies on the Board of Directors
Knight
The current bylaws of Knight provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum and that any director so chosen will hold office until the next annual meeting of stockholders.
Swift
The current bylaws of Swift provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. The board of directors of Swift is not classified, and the current bylaws of Swift provide that any director so chosen will hold office until the next annual election.
Combined Company
The bylaws of the combined company will provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. The bylaws of the combined company provide that any director so chosen will hold office until the next election of the class for which such director shall have been chosen.
Advance Notice for Stockholder Meetings
Knight
Knight does not currently have an advance notice provision. Knight stockholders may nominate directors and present business at a stockholder meeting in accordance with the ABCA.
Swift
The current bylaws of Swift require a stockholder who desires to nominate a candidate for election to the board at an annual meeting or a special meeting or present business at an annual meeting must provide notice to the secretary of Swift in advance of the meeting. In the case of an annual meeting, notice must be received by Swift at its principal executive offices not earlier than the 120th and not later than the 90th day prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 25 days before or after such anniversary date, notice must be delivered not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made or notice of the date of the annual meeting was mailed, whichever first occurs. In the case of a special meeting called for the purpose of electing directors, notice must be received by Swift not later than the close of business on the 10th day following the day on which public disclosure of the date of the special meeting was made or notice of the date of the special meeting was mailed, whichever first occurs.

Combined Company
The bylaws of the combined company will require a stockholder who desires to nominate a candidate for election to the board at an annual meeting or present business at an annual meeting must provide notice to the secretary of the combined company in advance of the meeting. Notice must be received by the combined company or Swift, as applicable, at its principal executive offices not earlier than the 120th and not later than the 90th day prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or after such anniversary date, notice must be delivered not later than the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made or notice of the date of the meeting was mailed, whichever first occurs.
Proxy Access
Knight
The current bylaws of Knight contain a proxy access provision, which requires Knight to include in proxy materials prepared for a stockholder meeting at which directors are to be elected, the name and some information of any person nominated for election to the board by a stockholder or a group of stockholders that meets certain criteria.
Swift
Swift does not currently authorize stockholders to include nominees in Swift proxy materials.
Combined Company
The combined company bylaws will contain the proxy access provision, which will require the combined company to include in proxy materials prepared for a stockholder meeting at which directors are to be elected the name and some information of any person nominated for election to the board by a stockholder or a group of stockholders that meets certain criteria.
Voting
Knight
Each outstanding Knight share is entitled to one vote on all matters submitted to a vote of Knight stockholders.
Swift
The holders of class A shares of Swift are entitled to one vote per share and the holders of class B shares of Swift are entitled to two votes per share on any matter to be voted upon by the stockholders. Generally, holders of class A shares and class B shares vote together as a single class on all matters submitted to a vote of stockholders (including the election of directors).
Combined Company
The holders of class A shares of the combined company are entitled to one vote per share. The class B shares of the combined company are entitled to two votes per share, but none of the class B shares of the combined company will be issued or outstanding at any time after the merger.
Special Stockholder Meetings
Knight
In accordance with the ABCA, holders of 10% of the Knight shares may cause Knight to call a special meeting of the stockholders (except that if a special meeting is being called to facilitate a merger with a 10% stockholder, the special meeting must be called only upon the request of holders of 25% of the Knight shares).

Swift
The current certificate of incorporation of Swift provides that a holder, or a group of holders, of Swift shares holding at least 20% of the total voting power of the outstanding class A shares or at least 20% of the voting power of all outstanding Swift shares may cause Swift to call a special meeting of the stockholders for any purpose or purposes at any time subject to certain restrictions.
Combined Company
The certificate of incorporation of the combined company will provide that a holder, or a group of holders, of combined company shares holding at least 20% of the total voting power of the outstanding combined company shares may cause the combined company to call a special meeting of the stockholders for any purpose or purposes at any time subject to certain restrictions.
Stockholder Action by Written Consent
Knight
The current bylaws of Knight provide that the Knight stockholders may act by unanimous written consent.
Swift
The current bylaws of Swift provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, upon written consent of stockholders holding at least a majority of the voting power (except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required).
Combined Company
The certificate of incorporation of the combined company will provide that unanimous approval would be required for the combined company stockholders to act by written consent.
Stockholder Rights Plan
Knight
Knight is not a party to a stockholder rights plan.
Swift
Swift is not a party to a stockholder rights plan.
Combined Company
The combined company will not be a party to a stockholder rights plan. However, the combined company may in the future adopt a stockholder rights plan if the board of directors of the combined company so determines.
Charter Amendments
Knight
Any amendment to the current articles of incorporation of Knight requires the approval of the board of directors of Knight and the approval of the Knight stockholders.

Swift
Under Delaware law, an amendment to the current certificate of incorporation of Swift generally requires the approval of a majority of the applicable company’s board of directors and a majority of the holders of outstanding stock entitled to vote. Pursuant to the current certificate of incorporation of Swift, each of the class A shares and the class B shares are entitled to vote separately as a class with respect to any amendment of the certificate of incorporation of Swift that would affect the relative rights or preferences of the class A shares and the class B shares.
Combined Company
Under Delaware law, an amendment to the combined company’s certificate of incorporation will require the approval of a majority of the combined company’s board of directors and a majority of the holders of outstanding combined company shares.
Amendment of Bylaws; New Bylaws
Knight
The current bylaws of Knight may be amended or repealed and new bylaws may be adopted by the Knight board of directors; provided that amendments to the bylaws’ indemnification provisions require the consent of 67% of the Knight board of directors.
Swift
The current bylaws of Swift may be amended or repealed and new bylaws may be adopted by a majority of the entire board of directors. The stockholders of Swift may amend or repeal or adopt new bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote in connection with the election of directors. Certain provisions in the certificate of incorporation and the bylaws designed to protect the minority stockholders can only be amended or repealed with the affirmative vote of the holders of a majority of the class A shares of Swift, excluding the Swift Supporting Stockholders.
Combined Company
The combined company’s bylaws will be able to be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors at any meeting of the board of directors of the combined company where a quorum is present. The stockholders of the combined company will be able to amend or repeal or adopt new bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote in connection with the election of directors. Certain provisions in the certificate of incorporation and the bylaws designed to protect the minority stockholders can only be amended or repealed with the affirmative vote of the holders of a majority of the combined company shares, excluding the Swift Supporting Stockholders.

LEGAL MATTERS
The validity of the shares of class A common stock of the combined company to be issued pursuant to the merger will be passed upon for Swift by Kirkland & Ellis LLP, counsel to Swift, 601 Lexington Avenue, New York, NY 10022. Kirkland & Ellis LLP, counsel to Swift, 601 Lexington Avenue, New York, NY 10022, will deliver an opinion as to certain tax matters. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Knight, 801 17th Street NW Suite 600, Washington, DC 20006, will deliver an opinion as to certain tax matters.

EXPERTS
The audited consolidated financial statements, schedule and management’s assessment on the effectiveness of internal control over financial reporting of Knight Transportation, Inc. and its subsidiaries as of December 31, 2016 and 2015, and for the years ended December 31, 2016, 2015, and 2014, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Swift Transportation Company and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report(s) of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KNIGHT ANNUAL MEETING STOCKHOLDER PROPOSALS
Knight held its 2017 Annual Meeting of Stockholders on May 11, 2017. Knight intends to hold an Annual Meeting of Stockholders in 2018 only if the merger has not already been consummated by, or shortly after, the time at which Knight’s 2018 Annual Meeting would normally take place.
To be eligible for inclusion in Knight’s proxy materials relating to Knight’s 2018 Annual Meeting of Shareholders, stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be received in writing by Knight on or before December 1, 2017. However, if the date of the 2018 Annual Meeting of Shareholders is more than thirty days before or after May 11, 2018, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2018 Annual Meeting of Shareholders shall be a reasonable time before Knight begins to print or mail such proxy materials.
Knight must receive written notice of any stockholder proposals intended to be considered at Knight’s 2018 Annual Meeting of Shareholders, but not included in Knight’s proxy materials relating to that meeting, by February 14, 2018. Any such proposal received after February 14, 2018 is untimely. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our Proxy Statement for our next annual meeting will have discretionary authority to vote on any such untimely stockholder proposal that is considered at the Annual Meeting.
Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and Knight’s bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and Knight reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
Under the proxy access provisions of Knight’s amended and restated bylaws, stockholders who meet the stated requirements may submit director nominations for inclusion in Knight’s proxy materials. Proxy access nominations for the 2018 Annual Meeting of Shareholders must be received by Knight no earlier than November 1, 2017, and no later than December 1, 2017 and must meet all other stated requirements.
All stockholder proposals (including proxy access nominations) should be sent via certified mail, return receipt requested, addressed to the attention of Adam W. Miller, Secretary, and mailed to Knight Transportation, Inc.; c/o Adam W. Miller, Secretary, 20002 North 19th Avenue, Phoenix, Arizona 85027.

SWIFT ANNUAL MEETING STOCKHOLDER PROPOSALS
Swift held its 2017 Annual Meeting of Stockholders on May 24, 2017. The deadline for submitting a stockholder proposal for inclusion in Swift’s 2017 proxy statement was December 23, 2016. In addition, Swift’s bylaws provide that stockholders must give advance notice to the corporate secretary of Swift of nominations for director or other business to be presented at Swift’s 2017 Annual Meeting of Stockholders, and this notice must have been delivered to and received at 2200 S. 75th Avenue, Phoenix, Arizona 85043 not earlier than January 24, 2017, and not later than February 23, 2017.
Swift intends to hold an Annual Meeting of Stockholders in 2018 only if the merger has not already been consummated by, or shortly after, the time at which Swift’s 2018 Annual Meeting would normally take place.
To be eligible for inclusion in Swift’s proxy materials relating to Swift’s 2018 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be received by Swift no later than the close of business on December 15, 2017. Proposals must comply with Rule 14a-8 of the Exchange Act and Swift reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
If any Swift stockholder intends to present a proposal at the 2018 Annual Meeting of Swift Stockholders without inclusion of such proposal in Swift’s proxy materials, including director nominations, Swift must receive notice of such proposal no earlier than January 24, 2018 and no later than February 23, 2018. Any notice received prior to January 24, 2018 or after February 23, 2018 is untimely.
Proposals should be addressed to Swift Transportation Company, Attention: Corporate Secretary, 2200 S. 75th Ave., Phoenix, Arizona 85043.

COMBINED COMPANY ANNUAL MEETING STOCKHOLDER PROPOSALS
If the transaction is consummated when it is anticipated to close, the combined company intends to have its initial Annual Meeting of Stockholders at the time at which Swift’s 2018 Annual Meeting of Stockholders would normally take place.
To be eligible for inclusion in the combined company’s proxy materials relating to the combined company’s 2018 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be received by the combined company no later than the close of business on December 15, 2017. Proposals must comply with Rule 14a-8 of the Exchange Act and the combined company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
Under the proxy access provisions of the combined company’s amended and restated bylaws, stockholders who meet the stated requirements may submit director nominations for inclusion in the combined company’s proxy materials. Proxy access nominations for the 2018 Annual Meeting of Stockholders must be received by the combined company no earlier than November 15, 2017, and no later than December 15, 2017 and must meet all other stated requirements.
If any combined company stockholder intends to present a proposal at the 2018 Annual Meeting of Stockholders without inclusion of such proposal in the combined company’s proxy materials, including director nominations, the combined company must receive notice of such proposal no earlier than January 24, 2018 and no later than February 23, 2018. Any notice received prior to January 24, 2018 or after February 23, 2018 is untimely.
All stockholder proposals (including proxy access nominations) should be sent via certified mail, return receipt requested, addressed to the attention of Adam W. Miller, Secretary, and mailed to Knight-Swift Transportation Holdings Inc.; c/o Adam W. Miller, Secretary, 20002 North 19th Avenue, Phoenix, Arizona 85027.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows Knight and Swift to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except as set forth below. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.
This document incorporates by reference the following documents that have previously been filed with the SEC by Knight (File No. 001-32396) and Swift (File No. 001-35007):
Knight SEC Filings (File No. 001-32396)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2016
Proxy Statement on Schedule 14A	Filed on March 31, 2017
Quarterly Reports on Form 10-Q	Fiscal quarter ended June 30, 2017 and March 31, 2017
Current Reports on Form 8-K	Filed on August 7, 2017, June 6, 2017, May 16, 2017, May 12, 2017, April 13, 2017, April 10, 2017 (second filing), and February 2, 2017
Any description of Knight shares contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description
Swift SEC Filings (File No. 001-35007)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2016
Proxy Statement on Schedule 14A	Filed on April 14, 2017
Quarterly Reports on Form 10-Q	Fiscal quarters ended June 30, 2017 and March 31, 2017
Current Report on Form 8-K	Filed on May 31, 2017, May 24, 2017, April 13, 2017, April 10, 2017, March 10, 2017 and March 8, 2017
Any description of Swift shares contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description
In addition, Knight and Swift are each incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the special meetings of each of the Knight stockholders and the Swift stockholders, provided, however, that Knight and Swift are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purposes of this joint proxy statement/prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.
Knight and Swift file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain the information incorporated by reference and any other materials Knight or Swift files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Neither Knight nor Swift has authorized anyone to give any information or make any representation about the transaction that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this document speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION
Knight and Swift file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Knight’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Shareholders” on Knight’s corporate website at http://www.knighttrans.com. Swift’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. By referring to Knight’s website and the SEC’s website, Knight and Swift do not incorporate any such website or its contents into this joint proxy statement/prospectus. The Knight shares are listed on the NYSE under the trading symbol of  “KNX” and the class A shares of Swift are listed on the NYSE under the trading symbol “SWFT.” Class B shares of Swift are not publicly listed.
Knight has engaged Okapi Partners LLC as its proxy solicitor for the Knight special meeting. Any questions about the transaction, requests for additional copies of documents or assistance voting your Knight shares may be directed to Okapi Partners LLC at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036 or by telephone at (888) 785-6617 or by email at KnightTrans@okapipartners.com.
Swift has engaged Innisfree M&A Incorporated as its proxy solicitor for the Swift special meeting. Any questions about the transaction, requests for additional copies of documents or assistance voting your Swift shares may be directed to Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, New York 10022. Swift stockholders may call Innisfree M&A Incorporated collect at (212) 750-5833 or toll-free at (888) 750-5834.

ANNEX A
Execution Copy
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
SWIFT TRANSPORTATION COMPANY,
BISHOP MERGER SUB, INC.,
AND
KNIGHT TRANSPORTATION, INC.
DATED AS OF APRIL 9, 2017

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS
Definition	Location
ABCA	1.8(a)
Acquisition Agreement	5.2(c)
Acquisition Proposal	5.2(h)(i)
Action	3.10
Adverse Recommendation Change	5.2(c)
AERA	1.2
Affiliate	8.3(a)
Agreement	Preamble
Amended Bishop Charter	1.1(a)
Antitrust Laws	3.5(b)
Bishop	Preamble
Bishop Bylaws	4.1(b)
Bishop Charter	4.1(b)
Bishop Class B Common Stock	Recitals
Bishop Common Stock	Recitals
Bishop D&O Indemnified Parties	5.11(b)
Bishop D&O Insurance	5.11(d)
Bishop Disclosure Letter	Article IV
Bishop Equity Awards	2.4(f)
Bishop ESPP	2.4(e)
Bishop ESPP Shares	2.4(e)
Bishop Expense Reimbursement	8.3(b)
Bishop Financial Advisor	4.24
Bishop Material Adverse Effect	8.3(c)
Bishop Material Contract	4.17(a)
Bishop Measurement Date	4.2(a)
Bishop Participant	4.12(h)
Bishop Permits	4.11(b)
Bishop Permitted Liens	4.19(a)
Bishop Plans	4.12(a)
Bishop Preferred Stock	4.2(a)
Bishop PSU Award	2.4(d)
Bishop Recommendation	5.4(c)
Bishop Restricted Stock Award	2.4(b)
Bishop RSU Award	2.4(c)
Bishop SEC Documents	4.6(a)
Bishop Share Consolidation Ratio	Recitals
Bishop Stock Option	2.4(a)
Bishop Stockholder Approval	8.3(d)
Bishop Stockholders Agreement	Recitals
Bishop Stockholders Meeting	8.3(e)
A-iv

Definition	Location
Bishop Support Agreement	Recitals
Bishop Supporting Stockholders	Recitals
Bishop Termination Fee	8.3(f)
Book-Entry Shares	2.2(b)
Business Day	8.3(g)
Cancelled Share	2.1(a)(iii)
CBA	3.13(a)
Certificates	2.2(b)
Charter Amendment	Recitals
Charter Amendment Effective Time	1.5
Class B Conversion	Recitals
Closing	1.4
Closing Date	1.4
Code	Recitals
Confidentiality Agreement	5.5(a)
Continuing Employee	8.3(h)
Contract	3.5(a)
control	8.3(i)
controlled	8.3(i)
controlled by	8.3(i)
Controlled Group	3.12(c)
Covered Countries	3.23(c)(i)
Determination Notice	5.2(e)
DGCL	1.1(a)
Effective Time	1.6
Environmental Claims	3.14(c)(i)
Environmental Law	3.14(c)(ii)
Environmental Permits	3.14(c)(iii)
ERISA	3.12(a)
ERISA Affiliate	8.3(j)
Exchange Act	3.5(b)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Form S-4	8.3(k)
Fried Frank	5.14(a)
GAAP	3.6(b)
Governmental Entity	3.5(b)
Hazardous Materials	3.14(c)(iv)
HSR Act	3.5(b)
Indebtedness	8.3(l)
Intellectual Property Rights	8.3(m)
International Trade Laws and Regulations	3.23(c)(ii)
Intervening Event	5.2(d)
A-v

Definition	Location
IRS	3.12(a)
Joint Proxy Statement/Prospectus	8.3(n)
Kirkland	5.14(a)
knowing and material breach	8.3(o)
knowledge	8.3(p)
Law	3.5(a)
Liens	3.3
Merger	Recitals
Merger Consideration	2.1(a)(ii)
Merger Sub	Preamble
Merger Sub Stockholder Approval	8.3(q)
Mexican Competition Law	5.6(b)
Multiemployer Plan	3.12(a)
Multiemployer Plans	3.12(a)
New Bishop PSU Award	2.3(d)
New Bishop Restricted Stock Award	2.3(b)
New Bishop RSU Award	2.3(c)
New Bishop Stock Option	2.3(a)
New Plans	5.10(a)
NYSE	8.3(r)
OFAC	3.23(c)(ii)
Ordinary Course	8.3(s)
Outside Date	7.1(b)(i)
PBGC	3.12(b)(iii)
Person	8.3(t)
Release	3.14(c)(v)
Representatives	5.2(a)
Reverse Split	Recitals
Reverse Split Time	1.1(b)
Rook	Preamble
Rook Bylaws	3.1(b)
Rook Charter	3.1(b)
Rook Common Stock	Recitals
Rook D&O Indemnified Parties	5.11(a)
Rook D&O Insurance	5.11(c)
Rook Disclosure Letter	Article III
Rook Equity Awards	2.3(e)
Rook Expense Reimbursement	8.3(u)
Rook Financial Advisor	3.24
Rook Material Adverse Effect	8.3(v)
Rook Material Contract	3.17(a)
Rook Measurement Date	3.2(a)
Rook Participant	3.12(h)
A-vi

Definition	Location
Rook Permits	3.11(b)
Rook Permitted Liens	3.19(a)
Rook Plans	3.12(a)
Rook Preferred Stock	3.2(a)
Rook PSU Award	2.3(d)
Rook Recommendation	5.4(b)
Rook Restricted Stock Award	2.3(b)
Rook RSU Award	2.3(c)
Rook SEC Documents	3.6(a)
Rook Stock Option	2.3(a)
Rook Stockholder Approval	8.3(w)
Rook Stockholders Agreement	Recitals
Rook Stockholders Meeting	8.3(x)
Rook Support Agreement	Recitals
Rook Supporting Stockholders	Recitals
Rook Termination Fee	8.3(y)
Sanctioned Person	3.23(c)(iii)
SEC	8.3(z)
Securities Act	3.5(b)
Share Issuance	8.3(aa)
Statement of Merger	1.6
Subsidiary	8.3(bb)
Superior Proposal	5.2(h)(ii)
Surviving Corporation	1.2
Surviving Corporation Articles of Incorporation	1.8(a)
Surviving Corporation Bylaws	1.8(b)
Takeover Laws	3.21
Tax	8.3(cc)
Tax Return	8.3(dd)
Taxes	8.3(cc)
under common control with	8.3(i)
WARN Act	3.13(b)
A-vii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (as hereinafter amended, modified or changed from time to time in accordance with the terms hereof, this “Agreement”), dated as of April 9, 2017, is by and among Swift Transportation Company, a Delaware corporation (“Bishop”), Bishop Merger Sub, Inc., an Arizona corporation and a direct wholly owned Subsidiary of Bishop (“Merger Sub”), and Knight Transportation, Inc., an Arizona corporation (“Rook”).
RECITALS
WHEREAS, the parties hereto wish to effect a business combination by means of  (i) an amendment and restatement of the certificate of incorporation of Bishop (the “Charter Amendment”) pursuant to which (x) among other things, Bishop’s corporate name will change to “Knight-Swift Transportation Holdings Inc.” and each issued and outstanding share of Class B common stock, par value $0.01 per share, of Bishop (“Bishop Class B Common Stock”) will be converted (the “Class B Conversion”) into one (1) share of share of Class A common stock, par value $0.01 per share, of Bishop (“Bishop Common Stock”) and (y) immediately thereafter, each issued and outstanding share of Bishop Common Stock (including each share of Bishop Common Stock into which the shares of Bishop Class B Common Stock was converted pursuant to the Class B Conversion) will, by means of a reverse stock split (the “Reverse Split”), be consolidated into 0.720 (the “Bishop Share Consolidation Ratio”) of a share of Bishop Common Stock; and (ii) a subsequent merger of Merger Sub with and into Rook (the “Merger”) pursuant to which Rook will survive as a wholly owned subsidiary of Bishop and, except as set forth herein and therein, each issued and outstanding share of common stock, par value $0.01 per share, of Rook (the “Rook Common Stock”) will be converted into the right to receive one (1) share of Bishop Common Stock, all on the terms and subject to the conditions set forth herein and therein;
WHEREAS, for U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute, and is hereby adopted by Bishop, Merger Sub and Rook as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 368, 354 and 361 of the Code;
WHEREAS, the respective boards of directors of each of Bishop, Merger Sub and Rook have approved this Agreement and the transactions contemplated hereby, including the Charter Amendment, and determined that the Agreement, the Charter Amendment, and the other transactions contemplated hereby are advisable;
WHEREAS, Bishop, Merger Sub and Rook desire to make certain representations, warranties, covenants and agreements in connection with the Charter Amendment, the Merger and the other transactions contemplated hereby and also to prescribe certain conditions precedent to the Charter Amendment and the Merger as specified herein;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Rook to enter into this Agreement, certain holders of shares of Bishop Class B Common Stock (the “Bishop Supporting Stockholders”) are entering into a voting and support agreement with Rook (the “Bishop Support Agreement”) pursuant to which, among other things, each of the Bishop Supporting Stockholders is agreeing, subject to the terms of the Bishop Support Agreement, to vote all shares of Bishop Common Stock and Bishop Class B Common Stock owned by such Bishop Supporting Stockholder in favor of the Charter Amendment (as the components thereof may be combined or separately required to be proposed or presented) and the Share Issuance;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Bishop to enter into this Agreement, certain holders of shares of Rook Common Stock (the “Rook Supporting Stockholders”) are entering into one or more voting and support agreements with Bishop (each a “Rook Support Agreement”) pursuant to which, among other things, each of the Rook Supporting Stockholders is agreeing, subject to the terms of the applicable Rook Support Agreement, to vote all shares of Rook Common Stock owned by such Rook Supporting Stockholder in favor of the approval and adoption of this Agreement and the other transactions contemplated hereby (as the components thereof may be combined or separately required to be proposed or presented);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Rook to enter into this Agreement, each of Bishop and certain of the Bishop Supporting Stockholders are executing a stockholders agreement (the “Bishop Stockholders Agreement”), to be effective as of the Closing, setting forth certain rights and obligations of Bishop and such Bishop Supporting Stockholders after the Closing; and
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Bishop to enter into this Agreement, each of Bishop and the Rook Supporting Stockholders are executing a stockholders agreement (each a “Rook Stockholders Agreement”), to be effective as of the Closing, setting forth certain rights and obligations of Bishop and such Rook Supporting Stockholders after the Closing.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Bishop, Merger Sub and Rook hereby agree as follows:
ARTICLE I
CLOSING TRANSACTIONS
Section 1.1 Charter Amendment.
(a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), at the Charter Amendment Effective Time, the certificate of incorporation of Bishop shall be amended and restated to read in its entirety as set forth on Exhibit A (the “Amended Bishop Charter”). The certificate of incorporation of Bishop, as so amended and restated, shall be the certificate of incorporation of Bishop from and after the Charter Amendment Effective Time until thereafter amended in accordance with its terms and the DGCL, subject to Section 5.11.
(b) At the Charter Amendment Effective Time, by virtue of the Charter Amendment and without any action on the part of Rook, Bishop, Merger Sub or the holders of any shares of capital stock of Rook or Bishop, the Class B Conversion shall be effected pursuant to the Amended Bishop Charter whereby each share of Bishop Class B Common Stock then issued and outstanding shall be converted into one (1) share of Bishop Common Stock. Immediately after the Charter Amendment Effective Time (such time immediately after the Charter Amendment Effective Time, the “Reverse Split Time”), by virtue of the Charter Amendment and without any action on the part of Rook, Bishop, Merger Sub or the holders of any shares of capital stock of Rook or Bishop, the Reverse Split shall be effected pursuant to the Amended Bishop Charter whereby each share of Bishop Common Stock then issued and outstanding (including each share of Bishop Common Stock into which the shares of Bishop Class B Common Stock was converted pursuant to the Class B Conversion) shall be consolidated into a fraction of a share of Bishop Common Stock equal to the Bishop Share Consolidation Ratio. Pursuant to the Amended Bishop Charter, in the event that, as a result of the Reverse Split, a stockholder of Bishop would hold a fractional share of Bishop Common Stock (after aggregating all fractional shares that would be held by such stockholder after giving effect to the Reverse Split), such stockholder shall be entitled to receive cash (without interest) in lieu of such fractional share of Bishop Common Stock in an amount in cash equal to the product obtained by multiplying (i) such fractional share interest, by (ii) the closing price of a share of Bishop Common Stock on the NYSE on the date on which the Charter Amendment Effective Time occurs (or such other amount in cash as the board of directors of Bishop shall determine in good faith to be equitable). No dividends or other distributions with respect to Bishop Common Stock shall be payable on or with respect to any such fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Bishop. The payment of cash in lieu of fractional shares of Bishop Common Stock is not a separately bargained-for consideration and solely represents a mechanical rounding-off of the fractions as a result of the Reverse Split.

Section 1.2 The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Arizona Entity Restructuring Act, as amended (the “AERA”), at the Effective Time, Merger Sub shall be merged with and into Rook. Following the Merger, the separate corporate existence of Merger Sub shall cease, and Rook shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and as a direct wholly owned Subsidiary of Bishop.
Section 1.3 Post-Closing Governance.
(a) Prior to the Closing, the board of directors of Bishop shall take all action necessary (including obtaining all necessary director resignations) so that, as of the Effective Time, the board of directors of Bishop will consist solely of  (x) the members of the board of directors of Rook immediately prior to the Effective Time, each to be a member of the class of the board of directors of Bishop the term of which ends in the same year as the term of the class of the board of directors of Rook of which such director is a member immediately prior to the Effective Time; and (y) the four (4) individuals set forth on Exhibit B hereto (provided if either of the two (2) individuals appointed by the Jack Designator (as defined in the Bishop Stockholders Agreement) set forth on Exhibit B is unwilling or unable to serve as a director of Bishop, such individual shall be replaced by the Jack Designator (as defined in the Bishop Stockholders Agreement) in accordance with the definition of  “Stockholder Director” in the Bishop Stockholders Agreement, and if either of other the two (2) individuals appointed by the board of directors of Bishop set forth on Exhibit B is unwilling or unable to serve as a director of Bishop, such individual shall be replaced by the board of directors of Bishop, provided, in each case, that such replacement individual is reasonably acceptable to Rook), each to be a member of the class of the board of directors of Bishop set forth opposite his or her name (or, in the case of a replacement, the name of the individual replaced) on Exhibit B. Each of the individuals who is or becomes a director of Bishop as of the Effective Time in accordance with the foregoing shall continue as a director of Bishop from and after the Effective Time until the earlier of his or her death, resignation or removal or the time at which his or her successor is duly elected and qualified.
(b) Prior to the Closing, the board of directors of Bishop shall take all action necessary so that, as of the Effective Time, the Executive Chairman of Rook and the President and Chief Executive Officer of Rook as of the date hereof shall become the Executive Chairman of Bishop and the President and Chief Executive Officer of Bishop, respectively (or if any such individual is unwilling or unable to so serve as an officer of Bishop, a replacement designated by Rook, provided that such replacement individual is reasonably acceptable to Bishop). Each of the individuals who is or becomes an officer of Bishop as of the Effective Time in accordance with the foregoing shall continue as an officer of Bishop from and after the Effective Time until the earlier of his or her death, resignation or removal or the time at which his or her successor is duly elected or appointed and qualified.
(c) Prior to the Closing, the board of directors of Bishop shall take all action necessary so that, as of the Effective Time, the bylaws of Bishop shall have been amended and restated to read in their entirety as set forth on Exhibit C hereto. The bylaws of Bishop, as so amended and restated, shall be the bylaws of Bishop from and after the Effective Time until thereafter amended in accordance with its terms, the certificate of incorporation of Bishop and the DGCL, subject to Section 5.11.
(d) The parties agree that, from and after the Effective Time, the NYSE ticker symbol for the shares of Bishop Common Stock will be Rook’s ticker symbol as of the date hereof.
Section 1.4 Closing.   Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Charter Amendment and the Merger (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, LLP, One New York Plaza, New York, New York 10004, at 10:00 a.m., New York City time, on the third (3rd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver by the applicable party of the conditions set forth in Article VI (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the applicable party of those conditions), or at such other place, time and date as shall be agreed to in writing by Bishop and Rook. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 1.5 Charter Amendment Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Bishop shall cause the Amended Bishop Charter to be duly executed and filed with the Secretary of State of the State of Delaware in accordance with Sections 242 and 245 and the other applicable provisions of the DGCL. The Charter Amendment shall become effective prior to, and subject to the occurrence of, the Effective Time or at such other time as Bishop and Rook shall agree in writing (the effective time of the Charter Amendment is referred to as the “Charter Amendment Effective Time”).
Section 1.6 Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the parties shall cause a statement of merger with respect to the Merger (the “Statement of Merger”) to be duly executed and filed with the Arizona Corporation Commission in accordance with Sections 29-2202 and 29-2205 and the other applicable provisions of the AERA so that the Merger becomes effective upon the filing of the Statement of Merger or at such other time as Bishop and Rook shall agree in writing but in any event after the Reverse Split Time (the effective time of the Merger is referred to as the “Effective Time”).
Section 1.7 Effects of the Merger.   The Merger shall have the effects set forth in this Agreement which the parties acknowledge and agree constitutes the “plan of merger” required by Section 29-2202 of the AERA, and in the applicable provisions of the AERA, including Section 29-2206 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of Rook and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Rook and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
Section 1.8 Surviving Corporation Governing Documents.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of Rook, Bishop, Merger Sub or the holders of any shares of capital stock of Rook, Bishop or Merger Sub, the articles of incorporation of Rook shall be amended to read in their entirety as set forth in Exhibit D hereto (the “Surviving Corporation Articles of Incorporation”). Such articles of incorporation, as so amended, shall be the articles of incorporation of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with the terms of the Arizona Business Corporation Act (the “ABCA”), subject to Section 5.11.
(b) Prior to the Closing, the board of directors of Rook shall take all action necessary so that, as of the Effective Time, the bylaws of Rook shall have been amended and restated to read in their entirety substantially as set forth on Exhibit E hereto (the “Surviving Corporation Bylaws”). Such bylaws, as so amended and restated, shall be the bylaws of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with its terms, the articles of incorporation of the Surviving Corporation and the ABCA, subject to Section 5.11.
Section 1.9 Surviving Corporation Directors and Officers.   Prior to the Closing, the board of directors of Rook shall take all action necessary so that, as of the Effective Time, the directors and officers of the Surviving Corporation shall consist solely of the individuals designated for such roles by Rook prior to the Closing. Each of the individuals who is or becomes a director and/or officer of the Surviving Corporation as of the Effective Time in accordance with the foregoing shall continue as a director and/or officer, as applicable, of the Surviving Corporation from and after the Effective Time until the earlier of his or her death, resignation or removal or the time at which his or her successor is duly elected or appointed and qualified.

ARTICLE II
CONVERSION AND EXCHANGE OF SHARES IN THE MERGER
Section 2.1 Conversion of Securities.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of Rook, Bishop, Merger Sub or the holders of any shares of capital stock of Rook or Bishop:
(i) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereupon be converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
(ii) Each share of Rook Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) shall thereupon be converted into the right to receive one (1) validly issued, fully paid and non-assessable share of Bishop Common Stock (the “Merger Consideration”). The parties hereto agree that the one-for-one exchange ratio and the Merger Consideration were determined assuming that the Reverse Split shall have occurred prior to the Merger.
(iii) Each share of Rook Common Stock held in the treasury of Rook or owned or held, directly or indirectly, by Bishop or any wholly owned Subsidiary of Bishop or Rook immediately prior to the Effective Time (other than any such share of Rook Common Stock held in a fiduciary capacity on behalf of a third-party) (each such share, a “Cancelled Share”) shall automatically be cancelled and shall cease to exist without any conversion thereof, and no consideration shall be delivered in exchange therefor.
(iv) All shares of Rook Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the applicable Merger Consideration payable pursuant to Section 2.1(a)(ii), and any dividends or other distributions payable pursuant to Section 2.2(e), in each case to be issued or paid in accordance with Section 2.2, without interest, but subject to Section 2.2(c).
Section 2.2 Exchange and Payment.
(a) Prior to the Closing, Bishop and Rook shall jointly appoint a bank or trust company to act as exchange agent for the payment of the Merger Consideration (the “Exchange Agent”). Prior to the Effective Time, and prior to filing the Statement of Merger with the Arizona Corporation Commission, Bishop shall deposit (or cause to be deposited) book-entry shares of Bishop Common Stock representing the aggregate Merger Consideration with the Exchange Agent, in trust for the benefit of holders of record of shares of Rook Common Stock to be converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii). In addition, Bishop shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or distributions payable pursuant to Section 2.2(e). In the event such deposit shall be insufficient to make payments, Bishop shall promptly deposit, or cause to be deposited, additional book-entry shares of Bishop Common Stock or funds, as applicable, with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. All book-entry shares of Bishop Common Stock, dividends and distributions deposited with the Exchange Agent are referred to in this Agreement as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.1 and Section 2.2, except as expressly provided for in this Agreement.
(b) As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day thereafter, Bishop shall cause the Exchange Agent to mail to each holder of record of a certificate (“Certificates”), and may cause the Exchange Agent to mail to each holder of a book-entry share (“Book-Entry Shares”), in each case that immediately prior to the Effective Time represented outstanding shares of Rook Common Stock (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent, or in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and which letter shall be in customary form and contain such other provisions as Bishop, Rook and the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration pursuant to Section 2.1(a)(ii) and any dividends or other distributions payable pursuant to Section 2.2(e) (which instructions shall be in customary form and contain such other provisions as Bishop, Rook and the Exchange Agent may reasonably specify). With respect to holders of Rook Book-Entry Shares, the parties shall cooperate to establish procedures with the Exchange Agent to allow the Exchange Agent to transmit, following the Effective Time, to such holders or their nominees, upon surrender of Rook Common Stock, the Merger Consideration and any dividends or distributions, in each case, to which such holders are entitled pursuant to the terms of this Agreement.
(c) Each holder of shares of Rook Common Stock that have been converted into a right to receive the Merger Consideration, upon proper surrender of a Certificate or Book-Entry Shares to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, shall be entitled to receive in exchange therefor (i) the number of shares of Bishop Common Stock to which such holder of Rook Common Stock shall have become entitled pursuant to the provisions of Section 2.1(a)(ii) (which shall be in uncertificated book-entry form), and (ii) an amount (if any) in immediately available funds, after giving effect to any required Tax withholdings as provided in Section 2.5) of any dividends or other distributions payable pursuant to Section 2.2(e), and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration, or any unpaid dividends and distributions, if any, payable to holders of Certificates or Book-Entry Shares. Bishop shall cause the Exchange Agent to make all payments required pursuant to the preceding sentence as soon as practicable following the valid surrender of Certificates or Book-Entry Shares. Until surrendered as contemplated by this Section 2.2, each Certificate or Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration payable pursuant to Section 2.1(a)(ii) in respect thereof and any dividends or other distributions payable pursuant to Section 2.2(e), but shall not entitle its holder or any other Person to any rights as a stockholder of Rook or Bishop.
(d) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share or shall have established to the satisfaction of Bishop and the Exchange Agent that such Tax is not applicable.
(e) No dividends or other distributions with respect to Bishop Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Bishop Common Stock that the holder thereof has the right to receive upon the surrender thereof, until the holder thereof shall surrender such Certificate or Book-Entry Share in accordance with this Article II. Following the proper surrender of a Certificate or Book-Entry Share in accordance with this Article II, there shall be paid to the record holder thereof, without interest, in addition to the Merger Consideration, (i) promptly following such surrender, the amount of any dividends or other distributions with a record date after the Effective Time and payment date on or prior to the date of such surrender in respect of the whole shares of Bishop Common Stock issued as Merger Consideration in exchange for such surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but with a payment date subsequent to such surrender in respect of the shares of Bishop Common Stock issued as Merger Consideration in exchange for such surrender. For purposes of dividends and other distributions in respect of the Bishop Common Stock, the Bishop Common Stock to be issued as Merger Consideration shall be entitled to dividends and other distributions pursuant to this Section 2.2(e) as if issued and outstanding as of the Effective Time.
(f) The Merger Consideration and any dividends or other distributions payable pursuant to Section 2.2(e) issued and paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Rook Common Stock formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of Rook shall be closed and there shall be no further registration of transfers of the shares of Rook Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer, or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.
(g) Any portion of the Exchange Fund (including any interest or other income earned on the Exchange Fund) that remains undistributed to the holders of Certificates or Book-Entry Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any remaining holders of Certificates or Book-Entry Shares shall thereafter look only to the Surviving Corporation, as general creditors thereof, for payment of the Merger Consideration and any unpaid dividends or other distributions payable pursuant to Section 2.2(e). None of Bishop, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any Person in respect of shares of Bishop Common Stock, dividends or other distributions with respect thereto properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(h) The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Bishop; provided that (i) no such investment shall relieve Bishop or the Exchange Agent from making the payments required by this Article II, and following any losses Bishop shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Rook Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days or guaranteed by the United States and backed by the full faith and credit of the United States. Any interest and other income resulting from such investments shall be paid as agreed between Bishop and the Exchange Agent.
(i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Bishop and the Exchange Agent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Bishop or the Exchange Agent, the posting by such Person of a bond in such amount as Bishop or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof and any dividends or other distributions payable pursuant to Section 2.2(e).
Section 2.3 Treatment of Rook Equity Awards.
(a) Rook Stock Options.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each vested and unvested stock option granted under a Rook Plan (each, a “Rook Stock Option”) that is outstanding and unexercised as of immediately prior to the Effective Time shall be assumed by Bishop and shall be automatically converted into an option (a “New Bishop Stock Option”) to acquire the number of shares of Bishop Common Stock equal to the number of shares of Rook Common Stock subject to such Rook Stock Option as of immediately prior to the Effective Time, in exchange for the exercise price per share of Bishop Common Stock equal to the exercise price per share of Rook Common Stock of such Rook Stock Option; provided, however, that each such Rook Stock Option that is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the foregoing in a manner consistent with the requirements of Section 424 of the Code. The parties hereto intend that the adjustments in this Section 2.3(a) are in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and will not subject any Rook Stock Option that is converted into a New Bishop Stock Option to Section 409A of the Code. Except as provided in this Section 2.3(a), each such Rook Stock Option assumed and converted into a New Bishop Stock Option pursuant to this Section 2.3(a) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Rook Stock Option as of immediately prior to the Effective Time.

(b) Rook Restricted Stock Awards.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each award of Rook Common Stock subject to vesting, repurchase or other lapse restriction granted under a Rook Plan (each, a “Rook Restricted Stock Award”) that is outstanding as of immediately prior to the Effective Time, shall be assumed by Bishop and shall be automatically converted into a restricted stock award of Bishop Common Stock equal to the number of shares of Rook Common Stock subject to such Rook Restricted Stock Award as of immediately prior to the Effective Time (each, a “New Bishop Restricted Stock Award”). Except as otherwise provided in this Section 2.3(b), each Rook Restricted Stock Award assumed and converted into a New Bishop Restricted Stock Award pursuant to this Section 2.3(b) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Rook Restricted Stock Award as of immediately prior to the Effective Time.
(c) Rook RSU Awards.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each vested and unvested restricted stock unit award that corresponds to a number of shares of Rook Common Stock granted under a Rook Plan (each, a “Rook RSU Award”) that is outstanding as of immediately prior to the Effective Time, shall be assumed by Bishop and shall be automatically converted into a restricted share unit award of Bishop Common Stock equal to the number of shares of Rook Common Stock subject to such Rook RSU Award as of immediately prior to the Effective Time (each, a “New Bishop RSU Award”). Except as otherwise provided in this Section 2.3(c), each Rook RSU Award assumed and converted into a New Bishop RSU Award pursuant to this Section 2.3(c) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Rook RSU Award as of immediately prior to the Effective Time.
(d) Rook PSU Awards.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each vested and unvested performance share unit award that corresponds to a number of shares of Rook Common Stock granted under a Rook Plan (each, a “Rook PSU Award”) that is outstanding as of immediately prior to the Effective Time, shall be assumed by Bishop and shall be automatically converted into a performance share unit award of Bishop Common Stock equal the number of shares of Rook Common Stock subject to such Rook PSU Award as of immediately prior to the Effective Time (subject to such adjustment as may be determined by the board of directors of Rook or any applicable committee thereof in its reasonable discretion) (each, a “New Bishop PSU Award”). Except as adjusted in accordance with this Section 2.3(d), each Rook PSU Award that is assumed and converted into a New Bishop PSU Award pursuant to this Section 2.3(d) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Rook PSU Award as of immediately prior to the Effective Time.
(e) Rook Actions.   Prior to the Effective Time, Rook, the board of directors of Rook and any applicable committee thereof shall pass resolutions, provide any notices, obtain any consents, make any amendments to Rook Plans or Rook Equity Awards and take such other actions as are necessary to provide for the treatment of Rook Stock Options, Rook Restricted Stock Awards, Rook RSU Awards and Rook PSU Awards (collectively, the “Rook Equity Awards”) contemplated by this Section 2.3.
(f) Plans and Awards Assumed by Bishop.   At the Effective Time, Bishop shall assume all rights and obligations in respect of each equity-based Rook Plan (including, for the avoidance of doubt, the Rook Employee Stock Purchase Plan), including each outstanding Rook Equity Award, and will be able to grant stock awards, to the extent permissible by applicable Law under the terms of Rook Plans if Bishop elects to assume the share reserves of such Rook Plans as of the Effective Time, except that: (i) stock covered by such awards shall be shares of Bishop Common Stock; (ii) all references in such Rook Plan to a number of shares of Rook Common Stock shall be amended or deemed amended to refer instead to a number of shares of Bishop Common Stock equal to the number of referenced shares of Rook Common Stock; and (iii) the board of directors of Bishop or a committee thereof shall succeed to the authority and responsibility of the board of directors of Rook or any committee thereof with respect to the administration of such Rook Plan.
(g) Bishop Actions.   Prior to the Effective Time, Bishop, the board of directors of Bishop and any applicable committee thereof shall take all corporate action necessary to reserve for issuance a number of authorized but unissued shares of Bishop Common Stock sufficient to cover the exercise or settlement of the New Bishop Stock Options, stock appreciation rights granted under a Bishop Plan, New Bishop Restricted Stock Awards, New Bishop RSU Awards and New Bishop PSU Awards that are converted in accordance with this Section 2.3. Rook and Bishop shall cooperate in connection with the preparation of registration statements on Form S-8 (or any successor or other appropriate form, including a Form S-1 or Form S-3 in the case of awards held by former employees and service providers of Rook) with respect to the shares of Bishop Common Stock subject to such awards, in order to file such forms effective as of the Effective Time or, in the event the necessary financial information required for such filings is not filed or able to be filed with the SEC as of the Effective Time, as soon as reasonably practicable following the Effective Time. In addition, Bishop shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding.
Section 2.4 Treatment of Bishop Equity Awards.
(a) Bishop Stock Options.   As of the Reverse Split Time, by virtue of the Reverse Split and without any action on the part of the holders thereof, each stock option granted under a Bishop Plan (a “Bishop Stock Option”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Reverse Split shall be adjusted to be a Bishop Stock Option to acquire (i) that number of whole shares of Bishop Common Stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the number of shares of Bishop Common Stock subject to such Bishop Stock Option as of immediately prior to the Reverse Split Time by (B) the Bishop Share Consolidation Ratio, (ii) at an exercise price per share of Bishop Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Bishop Common Stock of such Bishop Stock Option by (B) the Bishop Share Consolidation Ratio; provided, however, that each such Bishop Stock Option that is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the foregoing in a manner consistent with the requirements of Section 424 of the Code. The parties intend that the adjustments in this Section 2.4(a) are in accordance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and will not subject any Bishop Stock Option to Section 409A of the Code. Except as otherwise provided in this Section 2.4(a), each such Bishop Stock Option adjusted pursuant to this Section 2.4(a) shall continue to have, and shall be subject to, the same terms and conditions as applied to the Bishop Stock Option as of immediately prior to the Reverse Split Time.
(b) Bishop Restricted Stock Awards.   As of the Reverse Split Time, by virtue of the Reverse Split and without any action on the part of the holders thereof, each award of Bishop Common Stock subject to vesting, repurchase or other lapse restriction granted under a Bishop Plan (each, a “Bishop Restricted Stock Award”) that is outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the Effective Time shall be adjusted to correspond to a number of shares of Bishop Common Stock (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of restricted shares of Bishop Common Stock subject to such Bishop Restricted Stock Award as of immediately prior to the Reverse Split Time by (ii) the Bishop Share Consolidation Ratio. Except as otherwise provided in this Section 2.4(b), each Bishop Restricted Stock Award adjusted pursuant to this Section 2.4(b) shall continue to have, and shall be subject to, the same terms and conditions as applied to the Bishop Restricted Award as of immediately prior to the Reverse Split Time. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Bishop Restricted Stock Award that is outstanding as of immediately prior to the Effective Time and that vests by its terms as of the Effective Time or that is otherwise vested (taking into account any accelerated vesting thereof as a result of the transactions contemplated by this Agreement) shall entitle the holder thereof to a number of shares of Bishop Common Stock (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of shares of Bishop Common Stock that such holder holds upon vesting under the terms of such Bishop Restricted Stock Award as of immediately prior to the Reverse Split (without giving effect to the Reverse Split) by (y) the Bishop Share Consolidation Ratio (it being understood that any Bishop Restricted Stock Award subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).

(c) Bishop RSU Awards.   As of the Reverse Split Time, by virtue of the Reverse Split and without any action on the part of the holders thereof, each unvested restricted stock unit award that corresponds to a number of shares of Bishop Common Stock granted under a Bishop Plan (each, a “Bishop RSU Award”) that is outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the Effective Time, shall be adjusted to correspond to a number of shares of Bishop Common Stock (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares of Bishop Common Stock subject to such Bishop RSU Award as of immediately prior to the Reverse Split Time by (ii) the Bishop Share Consolidation Ratio. Except as otherwise provided in this Section 2.4(c), each Bishop RSU Award adjusted pursuant to this Section 2.4(c) shall continue to have, and shall be subject to, the same terms and conditions as applied to the Bishop RSU Award as of immediately prior to the Reverse Split Time. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Bishop RSU Award that is outstanding as of immediately prior to the Effective Time (taking into account any accelerated vesting thereof as a result of the transactions contemplated by this Agreement) and that vests by its terms as of the Effective Time or that is otherwise vested shall entitle the holder thereof to a number of shares of Bishop Common Stock (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of shares of Bishop Common Stock that such holder is entitled to receive upon vesting under the terms of such Bishop RSU Award as of immediately prior to the Reverse Split Time (without giving effect to the Reverse Split) by (y) the Bishop Share Consolidation Ratio (it being understood that any Bishop RSU Award subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).
(d) Bishop PSU Awards.   As of the Reverse Split Time, by virtue of the Reverse Split and without any action on the part of the holders thereof, each unvested performance share unit award that corresponds to a number of shares of Bishop Common Stock granted under a Bishop Plan (each, a “Bishop PSU Award”) that is outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the Effective Time, shall be adjusted to correspond to a number of shares of Bishop Common Stock (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares of Bishop Common Stock subject to such Bishop PSU Award as of immediately prior to the Reverse Split Time by by (ii) the Bishop Share Consolidation Ratio (subject to such adjustment as may be agreed by Bishop and Rook). Except as adjusted in accordance with this Section 2.4(d), each Bishop PSU Award adjusted pursuant to this Section 2.4(d) shall continue to have, and shall be subject to, the same terms and conditions as applied to the Bishop PSU Award as of immediately prior to the Reverse Split Time. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Bishop PSU Award that is outstanding as of immediately prior to the Effective Time (taking into account any accelerated vesting thereof as a result of the transactions contemplated by this Agreement) and that vests by its terms as of the Effective Time or that is otherwise vested shall entitle the holder thereof to a number of shares of Bishop Common Stock (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of shares of Bishop Common Stock that such holder is entitled to receive upon vesting under the terms of such Bishop PSU Award as of immediately prior to the Charter Amendment Effective Time (without giving effect to the Reverse Split) by (y) the Bishop Share Consolidation Ratio (it being understood that any Bishop PSU Award subject to the adjustment contemplated by this sentence shall not be subject to the adjustment contemplated by the prior sentence).
(e) Bishop ESPP.   Bishop shall take such action as may be necessary with respect to the Bishop 2012 Employee Stock Purchase Plan (the “Bishop ESPP”) to cause the “Offering Period” (if any) within the meaning of the Bishop ESPP that otherwise would be in effect immediately before consummation of the Merger to be shortened by setting a new “Purchase Date” (within the meaning of the Bishop ESPP) in respect of such Offering Period that is the day that is at least ten (10) business days before the Reverse Split Time, and any outstanding right to purchase shares of Bishop Common Stock under the Bishop ESPP (“Bishop ESPP Shares”) on such Purchase Date shall be exercised automatically in accordance with the otherwise applicable terms of the Bishop ESPP as in effect on the date hereof and to terminate all purchase rights under any ongoing offering or purchase periods immediately after such exercise. Any amounts withheld by Bishop on behalf of participants in the Bishop ESPP that have not been used to purchase Bishop ESPP Shares will be returned to the participants without interest pursuant to the terms of the Bishop ESPP upon the termination of the Bishop ESPP.
(f) Bishop Actions.   Prior to the Reverse Split Time, Bishop shall pass resolutions, provide any notices, obtain any consents, make any amendments to the Bishop Plans or Bishop Equity Awards and take such other actions as are necessary and approved by Rook (such approval not to be unreasonably withheld, delayed or conditioned) to provide for the equitable adjustment of the Bishop Stock Options, Bishop RSU Awards and Bishop PSU Awards (collectively, “Bishop Equity Awards”) as contemplated by this Section 2.4.
Section 2.5 Withholding Rights.   Each of Bishop, Rook, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code, applicable Treasury Regulations or any provision of state, local or foreign Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 2.6 Adjustments.   If between the date of this Agreement and the Effective Time the outstanding shares of Bishop Common Stock or Rook Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend or any subdivision split (including a reverse stock split), combination or consolidation of shares, or any similar event shall have occurred (in each case, other than the Reverse Split and the Class B Conversion), then any number or amount contained herein (including any exchange ratio) which is based upon the number of shares of Bishop Common Stock or Rook Common Stock, as the case may be, will be equitably adjusted to provide to Bishop, the holders of Bishop Common Stock, the holders of Bishop Equity Awards, the holders of Rook Common Stock and the holders of Rook Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 2.6 shall be construed to permit Bishop or Rook to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.7 No Dissenters’ Rights.   Pursuant to Section 1302(D) of the ABCA, holders of Rook Common Stock will not have dissenters’ rights with respect to the Merger. Holders of Bishop Common Stock and Bishop Class B Common Stock will not have dissenters’ rights with respect to the Charter Amendment.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ROOK
Rook represents and warrants to Bishop and Merger Sub as follows (it being understood that each representation and warranty contained in this Article III is subject to: (a) the exceptions and disclosures set forth in the corresponding section or subsection of the disclosure letter delivered by Rook to Bishop contemporaneously with the execution of this Agreement (the “Rook Disclosure Letter”), (b) any exception or disclosure set forth in any other section or subsection of the Rook Disclosure Letter to the extent it is reasonably apparent from the face of such exception or disclosure that such exception or disclosure would qualify such representation and warranty, and (c) any information (other than information set forth therein under the heading “Risk Factors” or “Forward-Looking Statements” and any other information set forth therein that is predictive or forward-looking in nature) set forth in the Rook SEC Documents (excluding exhibits and schedules thereto) filed on the SEC’s EDGAR database on or after January 1, 2015 and publicly available at least two (2) Business Days prior to the date of this Agreement to the extent it is reasonably apparent from the face of such information that such information would qualify such representation and warranty; provided, however, that, notwithstanding the foregoing, Sections 3.1 (Organization, Standing and Power),3.2 (Capital Stock), 3.3 (Subsidiaries), 3.4 (Authority), 3.5 (No Conflict; Consents and Approvals),3.21 (State Takeover Statutes), 3.24 (Brokers) and 3.25 (Opinion of Rook Financial Advisor) shall be deemed qualified only by Sections Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.21, 3.24 and 3.25, respectively, of Rook Disclosure Letter and not by any other section of the Rook Disclosure Letter or any Rook SEC Document:

Section 3.1 Organization, Standing and Power.
(a) Each of Rook and its Subsidiaries (i) is an entity duly organized, validly existing and (to the extent applicable) in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so existing or qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Rook Material Adverse Effect.
(b) Rook’s articles of incorporation (the “Rook Charter”) and bylaws (the “Rook Bylaws”), as currently in effect, are included in the Rook SEC Documents. Rook is not in violation of any provision of the Rook Charter or Rook Bylaws.
Section 3.2 Capital Stock.
(a) The authorized capital stock of Rook consists of 300,000,000 shares of Rook Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Rook Preferred Stock”). As of the close of business on April 6, 2017 (the “Rook Measurement Date”), (i) 80,409,976 shares of Rook Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Rook Common Stock were held by Rook in its treasury, (iii) no shares of Rook Preferred Stock were issued and outstanding and no shares of Rook Preferred Stock were held by Rook in its treasury, (iv) 1,552,962 shares of Rook Common Stock were reserved for issuance pursuant to all outstanding Rook Stock Options (with such Rook Stock Options having a weighted average exercise price as set forth on Section 3.2(c) of the Rook Disclosure Letter), (v) 557,515 shares of Rook Common Stock were reserved for issuance pursuant to outstanding Rook RSU Awards, (vi) 508,478 shares of Rook Common Stock were reserved for issuance pursuant to outstanding Rook PSU Awards (assuming target performance) and (vii) 1,000,000 shares of Rook Common Stock were reserved for issuance pursuant to the Rook Employee Stock Purchase Plan. All outstanding shares of capital stock of Rook are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any other similar right under any provision of the Rook Charter, the Rook Bylaws or any Contract to which Rook is a party. No shares of capital stock of Rook are owned by any Subsidiary of Rook. Neither Rook nor any of its Subsidiaries has outstanding any bonds, debentures or notes having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Rook on any matter. Except as set forth above in this Section 3.2(a) and except for changes since the close of business on the Rook Measurement Date resulting from the exercise, settlement or forfeiture of Rook Stock Options, Rook Restricted Stock Awards, Rook RSU Awards or Rook PSU Awards, in each case as described in Section 3.2(c), which would reduce the number of Rook Stock Options, Rook Restricted Stock Awards, Rook RSU Awards and Rook PSU Awards outstanding on Rook Measurement Date by a corresponding amount, as of the date hereof, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Rook, (B) securities of Rook or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Rook or other voting securities or equity interests of Rook, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Rook or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Rook or any of its Subsidiaries, or obligations of Rook or any of its Subsidiaries to issue, any shares of capital stock of Rook, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Rook or rights or interests described in the preceding clause (C), or (E) obligations of Rook or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.
(b) There are no stockholder agreements, voting trusts or other agreements or understandings to which Rook or any of its Subsidiaries is a party with respect to the holding, voting, registration,

redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of Rook.
(c) Section 3.2(c) of the Rook Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on March 31, 2017, of all outstanding Rook Stock Options, Rook Restricted Stock Awards, Rook RSU Awards, Rook PSU Awards and other similar rights to purchase or receive shares of Rook Common Stock or similar rights granted under any stock option, stock purchase or equity compensation plan, arrangement or agreement of Rook or otherwise, indicating as applicable, with respect to each Rook Equity Award then outstanding, the type of award granted, the number of shares of Rook Common Stock subject to such Rook Equity Award, the name of the plan under which such Rook Equity Award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof. Each Rook Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies and the exercise price of each other Rook Stock Option is no less than the fair market value of a share of Rook Common Stock as determined on the date of grant of such Rook Stock Option.
Section 3.3 Subsidiaries.   All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of Rook have been duly authorized and validly issued. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned by Rook or a wholly owned Subsidiary of Rook, free and clear of all liens, claims, mortgages, options, rights of first refusal, encumbrances, pledges and security interests or charges of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”), other than restrictions imposed by applicable securities laws and Liens securing Indebtedness reflected on the most recent consolidated balance sheet of Rook included in the Rook SEC Documents filed with the SEC prior to the date of this Agreement or incurred by Rook or any of its Subsidiaries in the Ordinary Course of business since the date of such consolidated balance sheet. Neither Rook nor any of its Subsidiaries has outstanding any bonds, debentures or notes having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter with the holders of shares capital stock or other equity interests of any such Subsidiary. There are no outstanding (A) shares of capital stock or other voting securities or equity interests of any Subsidiary of Rook (other than shares of capital stock or other voting securities or equity interests owned by Rook or a wholly owned Subsidiary of Rook), (B) securities of Rook or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of any Subsidiary of Rook or other voting securities or equity interests of any Subsidiary of Rook, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Rook or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Rook or any of its Subsidiaries, or obligations of Rook or any of its Subsidiaries to issue, any shares of capital stock of any Subsidiary of Rook, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of any Subsidiary of Rook or rights or interests described in the preceding clause (C), or (E) obligations of Rook or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Rook or any of its Subsidiaries is a party or of which Rook has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of any Subsidiary of Rook. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Rook does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, which interest is material to Rook and its Subsidiaries, taken as a whole.

Section 3.4 Authority.
(a) Rook has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Bishop Support Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger. The execution, delivery and performance of this Agreement and the Bishop Support Agreement by Rook and the consummation by Rook of the transactions contemplated hereby and thereby, including the Merger, have been duly authorized by all necessary corporate action on the part of Rook and no other corporate proceedings on the part of Rook are necessary to approve this Agreement or the Bishop Support Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby, other than, in the case of the consummation of the Merger, Rook Stockholder Approval. Each of this Agreement and the Bishop Support Agreement has been duly executed and delivered by Rook and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Rook, enforceable against Rook in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b) The board of directors of Rook, at a meeting duly called and held, adopted resolutions (i) determining that the terms of this Agreement, the Bishop Support Agreement, the Rook Support Agreement, the Bishop Stockholders Agreement and the Rook Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of Rook’s stockholders, (ii) approving and declaring advisable this Agreement, the Bishop Support Agreement, the Rook Support Agreement, the Bishop Stockholders Agreement, the Rook Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby, (iii) directing that this Agreement be submitted to the stockholders of Rook for their consideration and (iv) resolving to recommend that Rook’s stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. For the avoidance of doubt, any change in or modification or rescission of the board of directors of Rook’s recommendation in accordance with Section 5.2 shall not be a breach of the immediately preceding sentence.
(c) Rook Stockholder Approval is the only vote of the holders of any class or series of Rook’s capital stock or other securities required in connection with the consummation of any of the transactions contemplated by this Agreement, including the Merger.
Section 3.5 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement and the Bishop Support Agreement by Rook, and the execution, delivery and performance of the Rook Support Agreement, the Bishop Stockholders Agreement and the Rook Stockholders Agreement, does not and will not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance by Rook with the provisions hereof and thereof will not, (i) conflict with or violate the Rook Charter or Rook Bylaws, (ii) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the material properties, assets or rights of Rook or any of its Subsidiaries under any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order, commitment, agreement, instrument, obligation, undertaking, permit or franchise (each, including all amendments thereto, a “Contract”) to which Rook or any of its Subsidiaries is a party or by which Rook or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental and regulatory filings and other matters referred to in Section 3.5(b), conflict with or violate any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other similar legally enforceable requirement (“Law”) applicable to Rook or any of its Subsidiaries or by which Rook or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the cases of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences, individually or in the aggregate, that would not reasonably be expected to have a Rook Material Adverse Effect.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to Rook or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Bishop Support Agreement by Rook, the execution, delivery and performance of the Rook Support Agreement, the Bishop Stockholders Agreement and Rook Stockholders Agreement or the consummation by Rook of the Merger and the other transactions contemplated hereby or thereby or compliance with the provisions hereof or thereof, except for (i) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) such consents, approvals, orders, authorizations, registrations, declarations, filing and notices required to be made or obtained under foreign antitrust, competition, trade regulation or similar Laws (collectively, “Antitrust Laws”), (iii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable state or federal corporation or securities Laws and “blue sky” Laws, (iv) the filing of the Statement of Merger with the Arizona Corporation Commission as required by the AERA or any other filings and approvals required by the AERA or ABCA, (v) any filings and approvals required under the rules and regulations of the NYSE, (vi) such filings as may be required in connection with any Taxes, (vii) such other items required solely by reason of the participation of Bishop or Merger Sub in the transactions contemplated hereby, and (viii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Rook Material Adverse Effect.
Section 3.6 SEC Reports; Financial Statements.
(a) Rook has filed with or furnished to the SEC on a timely basis all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Rook under the Securities Act or the Exchange Act since January 1, 2014 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, and any amendments or supplements thereto, the “Rook SEC Documents”). As of their respective filing or furnished dates (or, if amended or superseded by a filing or a document furnished prior to the date of this Agreement, then on such filing or furnished date), the Rook SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Rook SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The consolidated financial statements (including the related notes thereto) included (or incorporated by reference) in Rook SEC Documents (i) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Exchange Act), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iii) fairly present in all material respects the consolidated financial position of Rook and its Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows and changes in stockholders equity for the periods reflected therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including any notes thereto, in each case, that were not, or are not expected to be, individually or in the aggregate, material in amount). Since January 1, 2014, Rook has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.

(c) Rook has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to reasonably ensure that information relating to Rook, including its consolidated Subsidiaries, required to be disclosed in Rook’s periodic and current reports under the Exchange Act, is made known to Rook’s management, including its principal executive and principal financial officers, or others performing similar functions, as appropriate, to allow timely decisions regarding required disclosures as required under the Exchange Act. Rook’s management has evaluated, with the participation of Rook’s principal executive and principal financial officers, or persons performing similar functions, the effectiveness of Rook’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Rook SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, their conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(d) Rook and its Subsidiaries have established and maintain a system of  “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) regarding the reliability of Rook’s financial reporting and the preparation of Rook’s financial statements for external purposes in accordance with GAAP which is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the properties or assets of Rook and its Subsidiaries. Rook has disclosed, based on its most recent evaluation of Rook’s internal control over financial reporting prior to the date hereof, to Rook’s auditors and audit committee, which disclosure is set forth in Section 3.6(d) of the Rook Disclosure Letter (A) any significant deficiencies and material weaknesses in the design or operation of Rook’s internal control over financial reporting which are reasonably likely to adversely affect Rook’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Rook’s internal control over financial reporting. Since January 1, 2014, any material change in internal control over financial reporting required to be disclosed in any Rook SEC Document has been so disclosed.
(e) Since January 1, 2014, (i) neither Rook nor any of its Subsidiaries, nor, to the knowledge of Rook, any director, officer, employee, auditor, accountant or representative of Rook or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Rook or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Rook or any of its Subsidiaries has engaged in improper accounting or auditing practices and (ii) no attorney representing Rook or any of its Subsidiaries, whether or not employed by Rook or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Rook or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of Rook or any committee thereof or to any director or officer of Rook or any of its Subsidiaries.
(f) There are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Rook SEC Documents. To the knowledge of Rook, none of Rook SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
(g) Neither Rook nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Rook and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate of Rook, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Rook or any of its Subsidiaries in Rook’s or such Subsidiary’s published financial statements or other Rook SEC Documents.

Section 3.7 No Undisclosed Liabilities.   Neither Rook nor any of its Subsidiaries has, or is subject to, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a consolidated balance sheet under GAAP, except (a) to the extent accrued, reflected, disclosed or reserved against on the most recent consolidated balance sheet (as amended or restated prior to the date hereof, if applicable) of Rook included in the Rook SEC Documents filed prior to the date hereof, (b) for liabilities incurred in the Ordinary Course of business since the date of such balance sheet, (c) for liabilities or obligations arising out of this Agreement or the transactions contemplated hereby, and (d) for liabilities and obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Rook Material Adverse Effect.
Section 3.8 Certain Information.   None of the information supplied or to be supplied by or on behalf of Rook specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto and at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of Rook specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time it is mailed to Rook’s stockholders and Bishop’s stockholders or at the time of the Bishop Stockholders Meeting and the Rook Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act (i) at the times the Form S-4 is filed with the SEC and at the time the Form S-4 becomes effective, (ii) at the times the Joint Proxy Statement/Prospectus it is mailed to Rook’s stockholders and Bishop’s stockholders and (iii) at the time of the Rook Stockholders Meeting. The representations and warranties contained in this Section 3.8 do not and will not apply to statements included or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by or on behalf of Bishop specifically for inclusion or incorporation by reference therein.
Section 3.9 Absence of Certain Changes or Events.   (a) Since January 1, 2017 through the date of this Agreement, Rook and its Subsidiaries have conducted their respective businesses in the Ordinary Course and (b) since January 1, 2017, there has not been a Rook Material Adverse Effect.
Section 3.10 Litigation.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect, there is no action, suit, claim, arbitration or other proceeding (each, an “Action”) (or basis therefor) pending or, to the knowledge of Rook, threatened in writing against or affecting Rook or any of its Subsidiaries, any of their respective properties or assets, any present or former officer, director or employee of Rook or any of its Subsidiaries in such individual’s capacity as such, or, to the knowledge of Rook, any other Person whose liability with respect to such Action has been assumed or retained by Rook or one of its Subsidiaries, either contractually or by operation of Law. Neither Rook nor any of its Subsidiaries nor any of their respective material properties or material assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity other than any judgment, order, injunction, rule or decree that, individually or in the aggregate, has not had and would not reasonably be expected to have a Rook Material Adverse Effect. As of the date of this Agreement, there is no Action pending or, to the knowledge of Rook, threatened in writing against Rook or any of its Subsidiaries seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement, the Bishop Support Agreement or the Rook Support Agreement.
Section 3.11 Compliance with Laws; Permits.
(a) Since January 1, 2014, Rook and each of its Subsidiaries are and have been in compliance with all Laws applicable to their businesses, operations, properties or assets except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Rook Material Adverse Effect. None of Rook or any of its Subsidiaries has received, since

January 1, 2014, a notice or other written communication from any Governmental Entity or Person alleging or relating to a possible failure of Rook or any of its Subsidiaries to so be in compliance that, individually or in the aggregate, has had or would reasonably be expected to have a Rook Material Adverse Effect.
(b) Rook and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications, registrations and orders of any Governmental Entity necessary for the conduct of its business as such business is currently being conducted (the “Rook Permits”), except where the failure to have any of the Rook Permits would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect. All of the Rook Permits are valid and in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect. Rook and each of its Subsidiaries is, and each of their respective businesses as being conducted is, in compliance in all respects with the terms and requirements of such Rook Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect.
Section 3.12 Benefit Plans.
(a) Section 3.12(a) of Rook Disclosure Letter sets forth, as of the date hereof, a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (other than a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) (a “Multiemployer Plan” or “Multiemployer Plans”)) and all material stock purchase, stock option, phantom stock or other equity-based plans, severance, employment, collective bargaining, change-in-control, retention, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any current or former employee, director or consultant of Rook or its Subsidiaries (or any of their dependents) has any right to compensation or benefits or Rook or its Subsidiaries has any liability or with respect to which it is otherwise bound. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Rook Plans.” With respect to each Rook Plan (other than plans maintained outside the United States or primarily for the benefit of employees located outside the United States), Rook has made available to Bishop a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter or opinion letter of the Internal Revenue Service (the “IRS”) or equivalent approval or determination letter in respect of any Rook Plan which applies to employees or former employees outside of the United States, if applicable, (iii) any summary plan description and other material written communications by Rook or its Subsidiaries to their employees concerning the extent of the benefits provided under a Rook Plan and (iv) for the most recent plan year (A) the Form 5500, (B) audited financial statements and (C) actuarial valuation reports.
(b) With respect to the Rook Plans, except as would not have a Rook Material Adverse Effect:
(i) neither Rook nor any of its ERISA Affiliates (nor any predecessor to any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has since January 1, 2012, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any Multiemployer Plan;
(ii) each Rook Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of any such letter that would reasonably be expected to cause the loss of such qualified status of such Rook Plan;
(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Rook, threatened against or affecting any Rook Plans (other than routine claims for benefits); and

(iv) each Rook Plan has been maintained in compliance with its terms and all Applicable Law, including ERISA and the Code and to the knowledge of Rook, since January 1, 2013, no events have occurred with respect to any Rook Plan that would reasonably be expected to result in the assessment of any excise taxes or penalties against Rook or any of its Subsidiaries.
(c) Neither Rook nor any of its Subsidiaries nor any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), contributes to or is required to contribute to, or within the last six (6) years has contributed to or been required to contribute to, or otherwise has any liability (including withdrawal liability) or could reasonably be expected to incur any liability with respect to, any Multiemployer Plan.
(d) None of the Rook Plans provides for an increase in contributions, payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the approval or execution of this Agreement or the approval or consummation of the Merger or any of the other transactions contemplated hereby.
(e) No amounts paid or payable or benefits provided or to be provided under Rook Plans or otherwise in connection with the Merger or any of the other transactions contemplated hereby or by the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement (either alone or in combination with any other event) will constitute an “excess parachute payment” (as defined in Section 280G of the Code). No Rook Participant is entitled to any gross-up, make whole or other additional payment from Rook or any of its Subsidiaries in respect of any Tax, including any excise taxes imposed under Section 4999.
(f) Each Rook Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code complies in all material respects in both form and operation with Section 409A of the Code. No Rook Participant is entitled to any gross-up, make whole or other additional payment from Rook or any of its Subsidiaries in respect of any additional Tax imposed under Section 409A.
(g) Neither Rook nor any of its Subsidiaries has classified any individual as an “independent contractor” or of similar status who, pursuant to the terms of applicable Law or a Rook Plan, should have been classified as an “employee” or of similar status.
(h) For purposes of this Agreement, “Rook Participant” shall mean current or former director, officer, employee, contractor or consultant of Rook or any of its Subsidiaries.
Section 3.13 Labor Matters.
(a) Rook and its Subsidiaries are not party to, nor bound by, any collective bargaining agreement, works council agreement or any labor-related Contract (a “CBA”), no employee of Rook or any of its Subsidiaries is covered by an effective or pending CBA, and no labor union, works council, labor-related organization, or group of employees has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or threatened to be brought or filed with any labor relations tribunal or authority. There are no strikes, slowdowns, walkouts or other work stoppages, lockouts, material arbitrations, material grievances or other material labor-related disputes against or affecting Rook or any of its Subsidiaries, and, since January 1, 2015, neither Rook nor any of its Subsidiaries has experienced or been affected by any strike, slowdown, walkout or other work stoppage, lockout, material arbitration, material grievance, or other material labor-related dispute. To the knowledge of Rook, since January 1, 2015, there have been no labor organizing activities with respect to any employees of Rook or its Subsidiaries. Neither Rook nor any of its Subsidiaries is a party to or otherwise bound by, any material consent decree with any Governmental Entity relating to employees or employment practices.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect, Rook and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to labor management relations, terms and conditions of employment, wages and hours, collective bargaining, unemployment compensation, workers compensation, equal employment opportunity, age and disability discrimination, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law (the “ WARN Act”), immigration, exempt employee classification, independent contractor classification, information privacy and security, employee leave issues, affirmative action and affirmative action plan requirements, unemployment insurance, payment and withholding of Taxes and continuation coverage with respect to group health plans.
Section 3.14 Environmental Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect, (i) Rook and each of its Subsidiaries (A) are, and since April 1, 2014 have been, in compliance with all applicable Environmental Laws and (B) have obtained or applied for, and are in compliance with the terms of, all Environmental Permits necessary for their operations as currently conducted, and have timely made all appropriate filings for issuance or renewal of such Environmental Permits; (ii) there have been no Releases or disposal of, contamination by, or exposure of any Person to, any Hazardous Materials, including at any real property currently owned, leased or operated by Rook or any of its Subsidiaries or, to the knowledge of Rook, at any real property formerly owned, leased or operated by Rook or any of its Subsidiaries, in each case that would form the basis of any Environmental Claim against Rook or any of its Subsidiaries or impose liability or other obligations on Rook or any of its Subsidiaries under any Environmental Laws, including for any response action (including any investigation, corrective action, remediation or monitoring) with respect to such Releases; (iii) there are no Environmental Claims pending or, to the knowledge of Rook, threatened against Rook or any of its Subsidiaries; (iv) neither Rook nor any of its Subsidiaries is party to any agreement, order, judgment, or decree by or with any Governmental Entity or third party imposing any liability or obligation on Rook or any of its Subsidiaries under any Environmental Law; and (v) to the knowledge of Rook, there are no conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that may (x) interfere with or prevent continued compliance by Rook or its Subsidiaries with Environmental Laws or (y) give rise to any liability or other obligation under any Environmental Laws.
(b) Rook and its Subsidiaries have furnished to Bishop all non-privileged environmental reports, audits, assessments, and any other documents in their possession or reasonable control; in each case, generated in the last seven (7) years and bearing upon material environmental or health or safety (with respect to exposure to Hazardous Materials) liabilities or obligations of Rook or its Subsidiaries.
(c) For purposes of this Agreement:
(i) “Environmental Claims” means, in respect of any Person, any administrative, regulatory or judicial actions, suits, orders, decrees, demands, directives, claims, liens, proceedings or written notices by any Governmental Entity or other third party, alleging (A) liability or other obligation with respect to the potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, (B) indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials or (c) a violation of, or any other liability or obligation arising under, Environmental Laws.
(ii) “Environmental Law” means all applicable Laws (including legally binding international conventions, protocols and treaties) relating to pollution, contamination, Hazardous Materials, natural resources, protection of the environment, or human health or safety relating to exposure to Hazardous Materials.
(iii) “Environmental Permits” means all permits, licenses, identification numbers, registrations and other governmental authorizations required under or issued pursuant to applicable Environmental Laws.
(iv) “Hazardous Materials” means (A) any substance, material or waste that is listed, classified, regulated or a basis for liability under any Environmental Law; or (B) any petroleum product or by-product, asbestos-containing product or material, polychlorinated biphenyls, or radioactive material.

(v) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping, disposing, dispersing, leaching or migrating into, onto, or through the environment.
Section 3.15 Taxes.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect:
(a) Rook and each Subsidiary of Rook has (i) timely filed or caused to be timely filed (taking into account any extensions) all Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete; and (ii) timely paid all Taxes required to have been paid by it (whether or not shown on any Tax Return).
(b) There is no action, suit, audit, examination, investigation or other proceeding now pending or that has been proposed in writing with respect to Rook or any of its Subsidiaries in respect of any Tax.
(c) Rook and each Subsidiary of Rook has complied with all Laws relating to the payment, withholding, collection and remittance of Taxes, including with respect to any payments made to any employee, creditor, stockholder, customer or third party.
(d) No claim has been made by any Governmental Entity in a jurisdiction where Rook or any of its Subsidiaries has not filed Tax Returns indicating that Rook or such Subsidiary is or may be subject to any taxation by such jurisdiction.
(e) Neither Rook nor any of its Subsidiaries (i) is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement; or (ii) has any liability for Taxes of any Person (other than Rook or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or otherwise. Neither Rook nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for Tax purposes (other than a group the common parent of which is Rook).
(f) There are no Liens for Taxes on any asset of Rook or any of its Subsidiaries, other than Rook Permitted Liens.
(g) Neither Rook nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(h) Neither Rook nor any of its Subsidiaries has received any letter ruling from, or entered into any closing agreement with, the Internal Revenue Service or any other Governmental Entity.
(i) Neither Rook nor any of its Subsidiaries has participated in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).
Section 3.16 Intended Tax Treatment.   Neither Rook nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.17 Material Contracts.
(a) Section 3.17(a) of the Rook Disclosure Letter sets forth, as of the date hereof, each of the following types of Contracts to which Rook or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:
(i) any Contract that would be required to be filed by Rook as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Rook under Item 1.01 on a Current Report on Form 8-K; A-21
(ii) any Contract that cannot be terminated by Rook on ninety (90) days or less notice without penalty that (a) materially limits the ability of Rook or any of its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement, would limit (or would purport to limit) the ability of Bishop or any of its Subsidiaries, including the Surviving Corporation) to operate in any line of business or with any Person or in any geographic area, (b) restricts the right of Rook or any of its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement, would limit (or would purport to limit) the ability of Bishop or any of its Subsidiaries, including the Surviving Corporation) to sell to or purchase from any Person or to hire any Person in a manner that materially affects the business of Rook, or (c) grants the other party or any third Person, or would require Rook or any of its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement, or would require (or would purport to require) Bishop or any of its Subsidiaries, including the Surviving Corporation) to grant to the other party or any third Person “most favored nation” status or any type of special discount rights;
(iii) any Contract with respect to the formation, creation, operation, management or control of any joint venture, partnership, alliance agreement or similar agreement in which Rook or any of its wholly-owned Subsidiaries participates in the sharing of profits, losses, costs or liabilities that is material to the operation of Rook and its Subsidiaries, taken as a whole;
(iv) any Contract evidencing Indebtedness (other than those between Rook and any of its wholly-owned Subsidiaries) and having an outstanding principal amount in excess of  $25,000,000 individually;
(v) any Contract providing for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of  $5,000,000 or more and which has not yet been consummated (other than acquisitions or dispositions of inventory in the Ordinary Course of business);
(vi) any Contract pursuant to which Rook or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, in each case that could reasonably be expected to result in payments in excess of  $5,000,000;
(vii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which Rook or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement;
(viii) any CBA;
(ix) each Contract with Rook’s largest fifteen (15) suppliers, based upon the dollar amount paid to such suppliers by Rook and its Subsidiaries for the fiscal year ended December 31, 2016;
(x) each Contract with Rook’s largest twenty-five (25) customers, based upon the dollar amount of sales to such customers by Rook and its Subsidiaries for the fiscal year ended December 31, 2016; or
(xi) each Contract that obligates any of Rook or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than between rook and its wholly-owned Subsidiaries) in an amount in excess of  $450,000.
Each contract of the type described in clauses (i) through (xi) is referred to herein as a “Rook Material Contract.”
(b) Except as would not have a Rook Material Adverse Effect, each Rook Material Contract is valid and binding on Rook and each of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of Rook, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). There is no default under any Rook Material Contract by Rook or any of its Subsidiaries or, to the knowledge of Rook, any other party thereto, and to the knowledge of Rook, no event or condition has occurred that (with or without notice or lapse of time, or both) would constitute a default on the part of Rook or any of its

Subsidiaries or, any other party thereto under any such Rook Material Contract, nor has Rook or any of its Subsidiaries received any notice of any such default, event or condition, in each case, except where such default, event or condition would not, individually or in the aggregate, have a Rook Material Adverse Effect.
Section 3.18 Insurance.   Rook and each of its Subsidiaries are covered by valid and currently effective insurance policies issued in favor of Rook or one or more of its Subsidiaries that are consistent with Ordinary Course coverage. Except as would not have a Rook Material Adverse Effect, each such policy is in full force and effect and all premiums due thereon have been paid and neither Rook nor any of its Subsidiaries is in breach or default of, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy. No written notice of cancellation or termination has been received with respect to any existing material insurance policy, nor, to the knowledge of Rook, will any such cancellation or termination result from the consummation of the transactions contemplated hereby, other than, in each case, as would not, individually or in the aggregate, have a Rook Material Adverse Effect.
Section 3.19 Properties.
(a) Rook, together with its Subsidiaries, have in all material respects good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of the real properties and tangible assets (i) reflected or disclosed in Rook’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2016 or (ii) acquired after December 31, 2016 (other than assets disposed of since December 31, 2016 in the Ordinary Course of business), free and clear of all Liens other than (u) Liens for current Taxes and assessments that are not yet due or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (v) Liens securing Indebtedness reflected on the most recent consolidated balance sheet of Rook included in Rook SEC Documents filed with the SEC prior to the date of this Agreement or incurred by Rook or any of its Subsidiaries in the Ordinary Course of business since the date of such consolidated balance sheet, (w) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, which are not violated by the current use or occupancy of such real property, (x) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course of business of Rook or any of its Subsidiaries for amounts that are not due or payable, (y) Liens and other imperfections of title or record that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Rook or its Subsidiaries as currently conducted and (z) Liens set forth on Section 3.19(a) of the Rook Disclosure Letter (“Rook Permitted Liens”).
(b) Each of Rook and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Rook Material Adverse Effect. Each of Rook and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, has not had and would not reasonably be expected to have a Rook Material Adverse Effect.
Section 3.20 Intellectual Property.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect, (a) since January 1, 2014, the business of Rook and its Subsidiaries as currently conducted has not infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party, (b) to the knowledge of Rook, since January 1, 2014, no third party is or was infringing, misappropriating or otherwise violating any Intellectual Property Rights owned or used by Rook or any of its Subsidiaries, (c) Rook or one of its Subsidiaries owns, or is validly licensed or otherwise has the right to use in the manner currently used, all Intellectual Property Rights that are used in, or necessary for, the operation of their respective businesses as currently conducted, and (d) neither Rook nor any of its Subsidiaries has received, since January 1, 2014, any written complaint, claim, demand or notice alleging that Rook or one of its Subsidiaries has infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties.

Section 3.21 State Takeover Statutes.   Assuming the accuracy of the representations and warranties contained in Article IV, the board of directors of Rook has taken such actions and votes necessary to render the provisions of any “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”) inapplicable to this Agreement, the Bishop Support Agreement, the Rook Support Agreement, the Bishop Stockholders Agreement, the Rook Stockholders Agreement, the Merger and each of the transactions contemplated hereby or thereby.
Section 3.22 Related Party Transactions.   During the period commencing on the date of Rook’s last proxy statement filed with the SEC through the date of this Agreement, Rook has not entered into any transactions that would be required to be reported by Rook pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Section 3.23 Certain Payments; International Trade.
(a) None of Rook nor any of its Subsidiaries (nor, to the knowledge of Rook, any of their respective directors, officers, representatives, agents or employees), has at any time made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any government official or other Person in violation of any applicable Anti-Corruption Laws. Rook and its Subsidiaries have maintained complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and government officials.
(b) During the last five (5) years, none of Rook nor any of its Subsidiaries (nor, to the knowledge of Rook, any of their respective directors, officers, representatives, agents or employees) (i) was a Sanctioned Person, (ii) was organized, resident or located in a Covered Country, (iii) engaged in any dealings or transactions with any Sanctioned Person or in any Covered Country, to the extent such activities violate applicable International Trade Laws and Regulations, or (iv) was otherwise in violation of applicable International Trade Laws and Regulations.
(c) For purposes of this Agreement:
(i) “Covered Countries” means countries or regions subject to comprehensive sanctions under International Trade Laws and Regulations (as of the date hereof, Cuba, Iran, Sudan, Syria, the Democratic People’s Republic of Korea (North Korea) and the Crimea region of Ukraine).
(ii) “International Trade Laws and Regulations” means (A) any U.S. sanctions laws or regulations administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), and (B) any other economic, military or other sanctions or trade controls, including any import or export control laws or regulations, of any Governmental Entity of the United States, the European Union or any member state of the European Union.
(iii) “Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under International Trade Laws and Regulations, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Covered Country.
Section 3.24 Brokers.   No broker, investment banker, financial advisor or other Person, other than Evercore Group L.L.C. (the “Rook Financial Advisor”), the fees and expenses of which will be paid by Rook, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rook or any of its Affiliates.

Section 3.25 Opinion of Rook Financial Advisor.   The board of directors of Rook has received the oral opinion (to be confirmed in writing) of the Rook Financial Advisor to the effect that, as of the date of such opinion, and subject to and based upon the various limitations, matters, qualifications and assumptions set forth in such opinion, the Merger Consideration to be received by the holders of shares of Rook Common Stock (other than Cancelled Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of the signed, written opinion of the Rook Financial Advisor will be made available to Bishop solely for informational purposes. Rook has made available to Bishop copies of the engagement letter and all other Contracts between Rook or any of its Subsidiaries and the Rook Financial Advisor relating to the Merger or any of the other transactions contemplated hereby, which letter and Contracts describes all fees payable to the Rook Financial Advisor in connection with the transactions contemplated by this Agreement, all Contracts under which any such fees or any expenses are payable and all indemnification arrangements with the Rook Financial Advisor.
Section 3.26 No Other Representations and Warranties.   Rook has made its own inquiry and investigation into Bishop and Merger Sub and their respective Affiliates and has made an independent judgment concerning the transactions contemplated by this Agreement. Rook represents, warrants, acknowledges and agrees that except for the representations and warranties of Bishop and Merger Sub contained in this Agreement, none of Bishop, Merger Sub, their Affiliates or any of their respective Representatives, nor any other Person, makes or has made, and none of Rook or any of its Representatives nor any other Person has relied upon, any express or implied representation or warranty with respect to Bishop, Merger Sub or their Affiliates or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, or with respect to any information provided or made available to Rook, its Representatives or any other Person in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof. Without limiting the generality of the foregoing, none of Bishop, Merger Sub, their Affiliates or any of their respective Representatives nor any other Person makes or has made, and none of Rook or any of its Representatives nor any other Person has relied upon, any express or implied representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Bishop, Merger Sub, their Affiliates or the future businesses, operations or affairs of Bishop, Merger Sub or their Affiliates or any other information, documents, projections, estimates, forecasts or other material made available to Rook, any of its Representatives or any other Person in any physical or virtual data room or management presentations in connection with the transactions contemplated by this Agreement or otherwise, or the accuracy or completeness of such information, except to the extent any such information is expressly addressed by a representation or warranty contained in this Agreement, and none of Bishop, Merger Sub, their Affiliates or any of their respective Representatives, nor any other Person, will have or be subject to any liability or indemnification obligation to Rook, the Surviving Corporation, their respective Affiliates or any other Person in connection therewith.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BISHOP & MERGER SUB
Bishop and Merger Sub represent and warrant to Rook as follows (it being understood that each representation and warranty contained in this Article IV is subject to: (a) the exceptions and disclosures set forth in the corresponding section or subsection of the disclosure letter delivered by Bishop to Rook contemporaneously with the execution of this Agreement (the “Bishop Disclosure Letter”), (b) any exception or disclosure set forth in any other section or subsection of the Bishop Disclosure Letter to the extent it is reasonably apparent from the face of such exception or disclosure that such exception or disclosure would qualify such representation and warranty, and (c) any information (other than information set forth therein under the heading “Risk Factors” or “Forward-Looking Statements” and any other information set forth therein that is predictive or forward-looking in nature) set forth in any Bishop SEC Documents (excluding exhibits and schedules thereto) filed on the SEC’s EDGAR database on or after January 1, 2015 and publicly available at least two (2) Business Days prior to the date of this Agreement to the extent it is reasonably apparent from the face of such information that such information would qualify such representation and warranty; provided, however, that, notwithstanding the foregoing, Sections 4.1 (Organization, Standing and Power), 4.2 (Capital Stock), 4.3 (Subsidiaries), 4.4 (Authority), 4.5

(No  Conflict; Consents and Approvals), 4.21 (State Takeover Statutes), 4.24 (Brokers), 4.25 (Opinion of Bishop Financial Advisor) and 4.27 (Share Ownership) shall be deemed qualified only by Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.21, 4.24, 4.25 and 4.27, respectively, of the Bishop Disclosure Letter and not by any other section of the Bishop Disclosure Letter or any Bishop SEC Document):
Section 4.1 Organization, Standing and Power.
(a) Each of Bishop and its Subsidiaries (including Merger Sub) (i) is an entity duly organized, validly existing and (to the extent applicable) in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so existing or qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Bishop Material Adverse Effect.
(b) Bishop’s certificate of incorporation (the “Bishop Charter”) and bylaws (the “Bishop Bylaws”) as currently in effect, are included in the Bishop SEC Documents. Bishop is not in violation of any provision of the Bishop Charter or Bishop Bylaws.
Section 4.2 Capital Stock.
(a) The authorized capital stock of Bishop consists of 500,000,000 shares of Bishop Common Stock, 250,000,000 shares of Bishop Class B Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Bishop Preferred Stock”). As of the close of business on April 6, 2017 (the “Bishop Measurement Date”), (i) 83,533,436 shares of Bishop Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Bishop Common Stock were held by Bishop in its treasury, (iii) no shares of Bishop Preferred Stock were issued and outstanding and no shares of Bishop Preferred Stock were held by Bishop in its treasury, (iv) 1,729,778 shares of Bishop Common Stock were reserved for issuance pursuant to all outstanding Bishop Stock Options (with such Bishop Stock Options having a weighted average exercise price as set forth on Section 4.2(c) of the Bishop Disclosure Letter), (v) 470,692 shares of Bishop Common Stock were reserved for issuance pursuant to outstanding Bishop RSU Awards, (vi) 148,169 shares of Bishop Common Stock were reserved for issuance pursuant to outstanding Bishop PSU Awards, (vii) 1,694,822 shares of Bishop Common Stock were reserved for issuance pursuant to the Bishop ESPP and (viii) 49,741,938 shares of Bishop Class B Common Stock (excluding treasury shares) were issued and outstanding. All outstanding shares of capital stock of Bishop are, and all shares reserved for issuance and all shares of Bishop Common Stock to be issued pursuant to the Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any other similar right under any provision of the Bishop Charter, the Bishop Bylaws or any Contract to which Bishop is a party. No shares of capital stock of Bishop are owned by any Subsidiary of Bishop. Neither Bishop nor any of its Subsidiaries has outstanding any bonds, debentures or notes having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Bishop on any matter. Except as set forth above in this Section 4.2(a) and except for changes since the close of business on the Bishop Measurement Date resulting from the exercise, settlement or forfeiture of Bishop Stock Options, Bishop Restricted Stock Awards, Bishop RSU Awards or Bishop PSU Awards, in each case as described in Section 4.2(c), which would reduce the number of Bishop Stock Options, Bishop Restricted Stock Awards, Bishop RSU Awards and Bishop PSU Awards outstanding on the Bishop Measurement Date by a corresponding amount, as of the date hereof, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Bishop, (B) securities of Bishop or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Bishop or other voting securities or equity interests of Bishop, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Bishop or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Bishop or any of its Subsidiaries, or obligations of Bishop or any of its Subsidiaries to issue, any shares of capital stock of Bishop, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Bishop or rights or interests described in the preceding clause (C), or (E) obligations of Bishop or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. The shares of Bishop Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or similar rights.
(b) There are no stockholder agreements, voting trusts or other agreements or understandings to which Bishop or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of Bishop.
(c) Section 4.2(c) of the Bishop Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on March 31, 2017, of all outstanding Bishop Stock Options, Bishop Restricted Stock Awards, Bishop RSU Awards, Bishop PSU Awards and other similar rights to purchase or receive shares of Bishop Common Stock or Bishop Class B Common Stock or similar rights granted under any stock option, stock purchase or equity compensation plan, arrangement or agreement of Bishop or otherwise, indicating as applicable, with respect to each Bishop Equity Award then outstanding, the type of award granted, the number and type of shares of Bishop Common Stock or Bishop Class B Common Stock subject to such Bishop Equity Award, the name of the plan under which such Bishop Equity Award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof. Each Bishop Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies and the exercise price of each other Bishop Stock Option is no less than the fair market value of a share of Bishop Common Stock as determined on the date of grant of such Bishop Stock Option.
(d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding, all of which shares are beneficially owned and owned of record by Bishop.
Section 4.3 Subsidiaries.   All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of Bishop have been duly authorized and validly issued. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned by Bishop or a wholly owned Subsidiary of Bishop, free and clear of all Liens, other than restrictions imposed by applicable securities laws and Liens securing Indebtedness reflected on the most recent consolidated balance sheet of Bishop included in the Bishop SEC Documents filed with the SEC prior to the date of this Agreement or incurred by Bishop or any of its Subsidiaries in the Ordinary Course of business since the date of such consolidated balance sheet. Neither Bishop nor any of its Subsidiaries has outstanding any bonds, debentures or notes having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter with the holders of shares capital stock or other equity interests of any such Subsidiary. There are no outstanding (A) shares of capital stock or other voting securities or equity interests of any Subsidiary of Bishop (other than shares of capital stock or other voting securities or equity interests owned by Bishop or a wholly owned Subsidiary of Bishop), (B) securities of Bishop or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of any Subsidiary of Bishop or other voting securities or equity interests of any Subsidiary of Bishop, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Bishop or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Bishop or any of its Subsidiaries, or obligations of Bishop or any of its Subsidiaries to issue, any shares of capital stock of any Subsidiary of Bishop, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of any Subsidiary of Bishop or rights or interests described in the preceding clause (C), or (E) obligations of Bishop or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Bishop or any of its

Subsidiaries is a party or of which Bishop has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of any Subsidiary of Bishop. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Bishop does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, which interest is material to Bishop and its Subsidiaries, taken as a whole.
Section 4.4 Authority.
(a) Each of Bishop and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under, as applicable, this Agreement, the Rook Support Agreement, the Rook Stockholders Agreement and the Bishop Stockholders Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, the Share Issuance and the Charter Amendment. The execution, delivery and performance of this Agreement, the Rook Support Agreement, the Rook Stockholders Agreement and the Bishop Stockholders Agreement by Bishop and/or Merger Sub, as applicable, and the consummation by Bishop and/or Merger Sub, as applicable, of the transactions contemplated hereby and thereby, including the Merger, the Share Issuance and the Charter Amendment, as applicable, have been duly authorized by all necessary corporate action on the part of Bishop and Merger Sub and no other corporate proceedings on the part of Bishop or Merger Sub are necessary to approve this Agreement, the Rook Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement or to consummate the Merger, the Share Issuance, the Charter Amendment and the other transactions contemplated hereby and thereby, other than, in the case of the consummation by Bishop of the Share Issuance and the Charter Amendment, the Bishop Stockholder Approval and in the case of the consummation by Merger Sub of the Merger, the Merger Sub Stockholder Approval. Each of this Agreement, the Rook Support Agreement, the Rook Stockholders Agreement and the Bishop Stockholders Agreement has been duly executed and delivered by Bishop and/or Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of each of Bishop and/or Merger Sub, as applicable, enforceable against each of Bishop and/or Merger Sub, as applicable, in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b) The board of directors of Bishop, at a meeting duly called and held, adopted resolutions (i) determining that the terms of this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement, the Bishop Stockholders Agreement, the Amended Bishop Charter, the Merger, the Share Issuance, and the Charter Amendment, and the other transactions contemplated hereby or thereby are fair to and in the best interests of Bishop’s stockholders, (ii) approving and declaring advisable this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement, the Bishop Stockholders Agreement, the Amended Bishop Charter and the transactions contemplated hereby and thereby, including the Merger, the Share Issuance and the Charter Amendment, (iii) directing that the Charter Amendment and the Share Issuance be submitted to the stockholders of Bishop for their consideration and (iv) resolving to recommend that stockholders of Bishop vote in favor of the approval of the Charter Amendment and the Share Issuance.
(c) The Bishop Stockholder Approval is the only approval of the holders of any class or series of Bishop’s capital stock or other securities required in connection with the consummation of any of the transactions contemplated hereby or by the Rook Support Agreement, the Rook Stockholders Agreement, the Bishop Stockholders Agreement or the Amended Bishop Charter, including the Merger, the Share Issuance and the Charter Amendment.
(d) The board of directors of Merger Sub, by duly executed written consent, adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Merger Sub’s sole stockholder, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger,

(iii) directing that this Agreement be submitted to Bishop, as Merger Sub’s sole stockholder, for its consideration and (iv) recommending that Bishop, as Merger Sub’s sole stockholder, vote or act by written consent to approve or adopt this Agreement, and the transactions contemplated hereby, including the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(e) The Merger Sub Stockholder Approval is the only vote of the holders of any class or series of Merger Sub’s capital stock or other securities required in connection with the consummation of any of the transactions contemplated hereby, including the Merger.
Section 4.5 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement, the Rook Support Agreement, the Rook Stockholders Agreement and the Bishop Stockholders Agreement by Bishop and Merger Sub, as applicable, and the execution, delivery and performance of the Bishop Support Agreement does not and will not, and the consummation of the Merger, the Share Issuance and the Charter Amendment and the other transactions contemplated hereby and thereby and compliance by each of Bishop and Merger Sub with the provisions hereof and thereof will not, (i) conflict with or violate the Bishop Charter, the Bishop Bylaws or the articles of incorporation or bylaws of Merger Sub, (ii) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the material properties, assets or rights of Bishop or any of its Subsidiaries, including Merger Sub, under any Contract to which Bishop or any of its Subsidiaries is a party or by which Bishop or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental and regulatory filings and other matters referred to in Section 4.5(b), conflict with or violate any Law applicable to Bishop or any of its Subsidiaries or by which Bishop or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the cases of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences, individually or in the aggregate, that would not reasonably be expected to have a Bishop Material Adverse Effect.
(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Bishop or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Rook Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement by Bishop and Merger Sub, the execution, delivery and performance of the Bishop Support Agreement or the consummation by Bishop and/or Merger Sub, as applicable, of the Merger, the Share Issuance, the Charter Amendment and the other transactions contemplated hereby or thereby or compliance with the provisions hereof or thereof, except for (i) actions required by the HSR Act, (ii) such consents, approvals, orders, authorizations, registrations, declarations, filing and notices required to be made or obtained under foreign Antitrust Laws, (iii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal corporation or securities Laws and “blue sky” Laws, (iv) the filing of the Statement of Merger with the Arizona Corporation Commission as required by the AERA or any other filings and approvals required by the AERA or ABCA, (v) the filing of the Amended Bishop Charter with the Secretary of State of the State of Delaware as required by the DGCL or any other filings and approvals required by the DGCL, (vi) any filings and approvals required under the rules and regulations of the NYSE, (vii) such filings as may be required in connection with any Taxes, (viii) such other items required solely by reason of the participation of Rook in the transactions contemplated hereby, and (ix) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Bishop Material Adverse Effect.

Section 4.6 SEC Reports; Financial Statements.
(a) Bishop has filed with or furnished to the SEC on a timely basis all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Bishop under the Securities Act or the Exchange Act since January 1, 2014 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, and any amendments or supplements thereto, the “Bishop SEC Documents”). As of their respective filing or furnished dates (or, if amended or superseded by a filing or a document furnished prior to the date of this Agreement, then on such filing or furnished date), the Bishop SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Bishop SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The consolidated financial statements (including the related notes thereto) included (or incorporated by reference) in the Bishop SEC Documents (i) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Exchange Act), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iii) fairly present in all material respects the consolidated financial position of Bishop and its Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows and changes in stockholders equity for the periods reflected therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including any notes thereto, in each case, that were not, or are not expected to be, individually or in the aggregate, material in amount). Since January 1, 2014, Bishop has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.
(c) Bishop has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to reasonably ensure that information relating to Bishop, including its consolidated Subsidiaries, required to be disclosed in Bishop’s periodic and current reports under the Exchange Act, is made known to Bishop’s management, including its principal executive and principal financial officers, or others performing similar functions, as appropriate, to allow timely decisions regarding required disclosures as required under the Exchange Act. Bishop’s management has evaluated, with the participation of Bishop’s principal executive and principal financial officers, or persons performing similar functions, the effectiveness of Bishop’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Bishop SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, their conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(d) Bishop and its Subsidiaries have established and maintain a system of  “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) regarding the reliability of Bishop’s financial reporting and the preparation of Bishop’s financial statements for external purposes in accordance with GAAP which is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the properties or assets of Bishop and its Subsidiaries. Bishop has disclosed, based on its most recent evaluation of Bishop’s internal control over financial reporting prior to the date hereof, to Bishop’s auditors and audit committee, which disclosure is set forth in Section 4.6(d) of the Bishop Disclosure Letter (A) any significant deficiencies and material weaknesses in the design or operation of Bishop’s internal control over financial reporting which are reasonably likely to adversely affect Bishop’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Bishop’s internal control over financial reporting. Since January 1, 2014, any material change in internal control over financial reporting required to be disclosed in any Bishop SEC Document has been so disclosed.
(e) Since January 1, 2014, (i) neither Bishop nor any of its Subsidiaries, nor, to the knowledge of Bishop, any director, officer, employee, auditor, accountant or representative of Bishop or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Bishop or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Bishop or any of its Subsidiaries has engaged in improper accounting or auditing practices and (ii) no attorney representing Bishop or any of its Subsidiaries, whether or not employed by Bishop or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Bishop or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of Bishop or any committee thereof or to any director or officer of Bishop or any of its Subsidiaries.
(f) There are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Bishop SEC Documents. To the knowledge of Bishop, none of the Bishop SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
(g) Neither Bishop nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Bishop and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate of Bishop, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Bishop or any of its Subsidiaries in Bishop’s or such Subsidiary’s published financial statements or other Bishop SEC Documents.
Section 4.7 No Undisclosed Liabilities.   Neither Bishop nor any of its Subsidiaries has, or is subject to, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a consolidated balance sheet under GAAP, except (a) to the extent accrued, reflected, disclosed or reserved against on the most recent consolidated balance sheet (as amended or restated prior to the date hereof, if applicable) of Bishop included in the Bishop SEC Documents filed prior to the date hereof, (b) for liabilities incurred in the Ordinary Course of business since the date of such balance sheet, (c) for liabilities or obligations arising out of this Agreement or the transactions contemplated hereby, and (d) for liabilities and obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Bishop Material Adverse Effect.
Section 4.8 Certain Information.   None of the information supplied or to be supplied by or on behalf of Bishop or Merger Sub specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto and at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of Bishop or Merger Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time it is mailed to Rook’s stockholders and Bishop’s stockholders or at the time of the Bishop Stockholders Meeting and Rook Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act (i) at the times the Form S-4 is filed with the SEC and at the time the Form S-4 becomes effective, (ii) at the times the Joint Proxy Statement/Prospectus is mailed to Rook’s stockholders and Bishop’s stockholders and (iii) at the time of the Rook Stockholders Meeting. The representations and warranties contained in this Section 4.8 do not and will not apply to statements included or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by or on behalf of Rook specifically for inclusion or incorporation by reference therein.
Section 4.9 Absence of Certain Changes or Events.   (a) Since January 1, 2017 through the date of this Agreement, Bishop and its Subsidiaries have conducted their respective businesses in the Ordinary Course and (b) since January 1, 2017, there has not been a Bishop Material Adverse Effect.
Section 4.10 Litigation.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect, there is no Action (or basis therefor) pending or, to the knowledge of Bishop, threatened against or affecting Bishop or any of its Subsidiaries, any of their respective properties or assets, any present or former officer, director or employee of Bishop or any of its Subsidiaries in such individual’s capacity as such, or, to the knowledge of Bishop, any other Person whose liability with respect to such Action has been assumed or retained by Bishop or one of its Subsidiaries, either contractually or by operation of Law. Neither Bishop nor any of its Subsidiaries nor any of their respective material properties or material assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity other than any judgment, order, injunction, rule or decree that, individually or in the aggregate, has not had and would not reasonably be expected to have a Bishop Material Adverse Effect. As of the date of this Agreement, there is no Action pending or, to the knowledge of Bishop, threatened in writing against Bishop or any of its Subsidiaries seeking to prevent, hinder, modify, delay or challenge the Merger, the Share Issuance, the Charter Amendment, or any of the other transactions contemplated by this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement.
Section 4.11 Compliance with Laws; Permits.
(a) Since January 1, 2014, Bishop and each of its Subsidiaries are and have been in compliance with all Laws applicable to their businesses, operations, properties or assets except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Bishop Material Adverse Effect. None of Bishop or any of its Subsidiaries has received, since January 1, 2014, a notice or other written communication from any Governmental Entity or Person alleging or relating to a possible failure of Bishop or any of its Subsidiaries to so be in compliance that, individually or in the aggregate, has had or would reasonably be expected to have a Bishop Material Adverse Effect.
(b) Bishop and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications, registrations and orders of any Governmental Entity necessary for the conduct of its business as such business is currently being conducted (the “Bishop Permits”), except where the failure to have any of the Bishop Permits would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect. All Bishop Permits are valid and in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect. Bishop and each of its Subsidiaries is, and each of their respective businesses as being conducted is, in compliance in all respects with the terms and requirements of such Bishop Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect.
Section 4.12 Benefit Plans.
(a) Section 4.12(a) of the Bishop Disclosure Letter sets forth, as of the date hereof, a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA) (other than Multiemployer Plans) and all material stock purchase, stock option, phantom stock or other equity-based plans, severance, employment, collective bargaining, change-in-control, retention, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any current or former employee, director or consultant of Bishop or its Subsidiaries (or any of their dependents) has any right to compensation or benefits or Bishop or its Subsidiaries has any liability or with respect to which it is otherwise bound. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Bishop Plans.” With respect to each Bishop Plan (other than plans maintained outside the United States or primarily for the benefit of employees located outside the United States), Bishop has made available to Rook a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter or opinion letter of the IRS or equivalent approval or determination letter in respect of any Bishop Plan which applies to employees or former employees outside of the United States, if applicable, (iii) any summary plan description and other material written communications by Bishop or its Subsidiaries to their employees concerning the extent of the benefits provided under a Bishop Plan and (iv) for the most recent plan year (A) the Form 5500, (B) audited financial statements and (C) actuarial valuation reports.
(b) With respect to the Bishop Plans, except as would not have a Bishop Material Adverse Effect:
(i) neither Bishop nor any of its ERISA Affiliates (nor any predecessor to any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has since January 1, 2012, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any Multiemployer Plan;
(ii) each Bishop Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of any such letter that would reasonably be expected to cause the loss of such qualified status of such Bishop Plan;
(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Bishop, threatened, against or affecting any Bishop Plans (other than routine claims for benefits); and
(iv) each Bishop Plan has been maintained in compliance with its terms and all Applicable Law, including ERISA and the Code and to the knowledge of Bishop, since January 1, 2013, no events have occurred with respect to any Bishop Plan that would reasonably be expected to result in the assessment of any excise taxes or penalties against Bishop or any of its Subsidiaries.
(c) Neither Bishop nor any of its Subsidiaries nor any member of their Controlled Group, contributes to or is required to contribute to, or within the last six (6) years has contributed to or been required to contribute to, or otherwise has any liability (including withdrawal liability) or could reasonably be expected to incur any liability with respect to, any Multiemployer Plan.
(d) None of the Bishop Plans provides for an increase in contributions, payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the approval or execution of this Agreement or the approval or consummation of the Merger or any of the other transactions contemplated hereby.
(e) No amounts paid or payable or benefits provided or to be provided under the Bishop Plans or otherwise in connection with the Merger, the Share Issuance, the Charter Amendment, or any of the other transactions contemplated hereby, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement (either alone or in combination with any other event) will constitute an “excess parachute payment” (as defined in Section 280G of the Code). No Bishop Participant is entitled to any gross-up, make whole or other additional payment from Bishop or any of its Subsidiaries in respect of any Tax, including any excise taxes imposed under Section 4999.

(f) Each Bishop Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code complies in all material respects in both form and operation with Section 409A of the Code. No Bishop Participant is entitled to any gross-up, make whole or other additional payment from Bishop or any of its Subsidiaries in respect of any additional Tax imposed under Section 409A.
(g) Neither Bishop nor any of its Subsidiaries has classified any individual as an “independent contractor” or of similar status who, pursuant to the terms of applicable Law or a Bishop Plan, should have been classified as an “employee” or of similar status.
(h) For purposes of this Agreement, “Bishop Participant” shall mean current or former director, officer, employee, contractor or consultant of Bishop or any of its Subsidiaries.
Section 4.13 Labor Matters.
(a) Bishop and its Subsidiaries are not party to, nor bound by, any CBA, no employee of Bishop or any of its Subsidiaries is covered by an effective or pending CBA, and no labor union, works council, labor-related organization, or group of employees has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or threatened to be brought or filed with any labor relations tribunal or authority. There are no strikes, slowdowns, walkouts or other work stoppages, lockouts, material arbitrations, material grievances or other material labor-related disputes against or affecting Bishop or any of its Subsidiaries, and, since January 1, 2015, neither Bishop nor any of its Subsidiaries has experienced or been affected by any strike, slowdown, walkout or other work stoppage, lockout, material arbitration, material grievance, or other material labor-related dispute. To the knowledge of Bishop, since January 1, 2015, there have been no labor organizing activities with respect to any employees of Bishop or its Subsidiaries. Neither Bishop nor any of its Subsidiaries is a party to or otherwise bound by, any material consent decree with any Governmental Entity relating to employees or employment practices.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect, Bishop and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to labor management relations, terms and conditions of employment, wages and hours, collective bargaining, unemployment compensation, workers compensation, equal employment opportunity, age and disability discrimination, plant closures and layoffs (including the WARN Act), immigration, exempt employee classification, independent contractor classification, information privacy and security, employee leave issues, affirmative action and affirmative action plan requirements, unemployment insurance, payment and withholding of Taxes and continuation coverage with respect to group health plans.
Section 4.14 Environmental Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect, (i) Bishop and each of its Subsidiaries (A) are, and since April 1, 2014 have been, in compliance with all applicable Environmental Laws and (B) have obtained or applied for, and are in compliance with the terms of, all Environmental Permits necessary for their operations as currently conducted, and have timely made all appropriate filings for issuance or renewal of such Environmental Permits; (ii) there have been no Releases or disposal of, contamination by, or exposure of any Person to, any Hazardous Materials, including at any real property currently owned, leased or operated by Bishop or any of its Subsidiaries or, to the knowledge of Bishop, at any real property formerly owned, leased or operated by Bishop or any of its Subsidiaries, in each case, that would form the basis of any Environmental Claim against Bishop or any of its Subsidiaries or impose liability or other obligations on Bishop or any of its Subsidiaries under any Environmental Laws, including for any response action (including any investigation, corrective action, remediation or monitoring) with respect to such Releases; (iii) there are no Environmental Claims pending or, to the knowledge of Bishop, threatened against Bishop or any of its Subsidiaries; (iv) neither Bishop nor any of its Subsidiaries is party to any agreement, order, judgment, or decree by or with any Governmental Entity or third party imposing any liability or obligation on Bishop or any of its Subsidiaries under any Environmental Law; and (v) to the knowledge of Bishop, there are no conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that may (x) interfere with or prevent continued compliance by Bishop or its Subsidiaries with Environmental Laws or (y) give rise to any liability or other obligation under any Environmental Laws.
(b) Bishop and its Subsidiaries have furnished to Rook all non-privileged environmental reports, audits, assessments, and any other documents in their possession or reasonable control; in each case, generated in the last seven (7) years and bearing upon material environmental or health or safety (with respect to exposure to Hazardous Materials) liabilities or obligations of Bishop or its Subsidiaries.
Section 4.15 Taxes.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect:
(a) Bishop and each Subsidiary of Bishop has (i) timely filed or caused to be timely filed (taking into account any extensions) all Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete; and (ii) timely paid Taxes required to have been paid by it (whether or not shown on any Tax Return).
(b) There is no action, suit, audit, examination, investigation or other proceeding now pending or that has been proposed in writing with respect to Bishop or any of its Subsidiaries in respect of any Tax.
(c) Bishop and each Subsidiary of Bishop has complied with all Laws relating to the payment, withholding, collection and remittance of Taxes, including with respect to any payments made to any employee, creditor, stockholder, customer or third party.
(d) No claim has been made by any Governmental Entity in a jurisdiction where Bishop or any of its Subsidiaries has not filed Tax Returns indicating that Bishop or such Subsidiary is or may be subject to any taxation by such jurisdiction.
(e) Neither Bishop nor any of its Subsidiaries (i) is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement; or (ii) has any liability for Taxes of any Person (other than Bishop or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or otherwise. Neither Bishop nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for Tax purposes (other than a group the common parent of which is Bishop).
(f) There are no Liens for Taxes on any asset of Bishop or any of its Subsidiaries, other than Bishop Permitted Liens.
(g) Neither Bishop nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(h) Neither Bishop nor any of its Subsidiaries has received any letter ruling from, or entered into any closing agreement with, the Internal Revenue Service or any other Governmental Entity.
(i) Neither Bishop nor any of its Subsidiaries has participated in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).
Section 4.16 Intended Tax Treatment.   Neither Bishop nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.17 Material Contracts.
(a) Section 4.17(a) of the Bishop Disclosure Letter sets forth, as of the date hereof, each of the following types of Contracts to which Bishop or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:
(i) any Contract that would be required to be filed by Bishop as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Bishop under Item 1.01 on a Current Report on Form 8-K;
(ii) any Contract that cannot be terminated by Bishop on ninety (90) days or less notice without penalty that (a) materially limits the ability of Bishop or any of its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement, would limit (or would purport to limit) the ability of Bishop or any of its Subsidiaries, including the Surviving Corporation) to operate in any line of business or with any Person or in any geographic area, (b) restricts the right of Bishop or any of its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement, would limit (or would purport to limit) the ability of Bishop or any of its Subsidiaries, including the Surviving Corporation) to sell to or purchase from any Person or to hire any Person in a manner that materially affects the business of Bishop, or (c) grants the other party or any third Person or would require Bishop or any of its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement, would require (or would purport to require) Bishop or any of its Subsidiaries, including the Surviving Corporation) to grant to the other party or any third Person “most favored nation” status or any type of special discount rights;
(iii) any Contract with respect to the formation, creation, operation, management or control of any joint venture, partnership, alliance agreement or similar agreement in which Bishop or any of its wholly-owned Subsidiaries participates in the sharing of profits, losses, costs or liabilities that is material to the operation of Bishop and its Subsidiaries, taken as a whole;
(iv) any Contract evidencing Indebtedness (other than those between Bishop and any of its wholly-owned Subsidiaries) and having an outstanding principal amount in excess of  $25,000,000 individually;
(v) any Contract providing for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of  $5,000,000 or more and which has not yet been consummated (other than acquisitions or dispositions of inventory in the Ordinary Course of business);
(vi) any Contract pursuant to which Bishop or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, in each case that could reasonably be expected to result in payments in excess of  $5,000,000;
(vii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which Bishop or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement;
(viii) any CBA;
(ix) each Contract with Bishop’s largest fifteen (15) suppliers, based upon the dollar amount paid to such suppliers by Bishop and its Subsidiaries for the fiscal year ended December 31, 2016;
(x) each Contract with Bishop’s largest twenty-five (25) customers, based upon the dollar amount of sales to such customers by Bishop and its Subsidiaries for the fiscal year ended December 31, 2016; or
(xi) each Contract that obligates any of Bishop or its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than between Bishop and its wholly-owned Subsidiaries) in an amount in excess of  $450,000.

Each contract of the type described in clauses (i) through (viii) is referred to herein as a “Bishop Material Contract.”
(b) Except as would not have a Bishop Material Adverse Effect, each Bishop Material Contract is valid and binding on Bishop and each of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and, to the knowledge of Bishop, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). There is no default under any Bishop Material Contract by Bishop or any of its Subsidiaries or, to the knowledge of Bishop, any other party thereto, and to the knowledge of Bishop, no event or condition has occurred that (with or without notice or lapse of time, or both) would constitute a default on the part of Bishop or any of its Subsidiaries or, any other party thereto under any such Bishop Material Contract, nor has Bishop or any of its Subsidiaries received any notice of any such default, event or condition, in each case, except where such default, event or condition would not, individually or in the aggregate, have a Bishop Material Adverse Effect.
Section 4.18 Insurance.   Bishop and each of its Subsidiaries are covered by valid and currently effective insurance policies issued in favor of Bishop or one or more of its Subsidiaries that are consistent with Ordinary Course coverage. Except as would not have a Bishop Material Adverse Effect, each such policy is in full force and effect and all premiums due thereon have been paid and neither Bishop nor any of its Subsidiaries is in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy. No written notice of cancellation or termination has been received with respect to any existing material insurance policy, nor, to the knowledge of Bishop, will any such cancellation or termination result from the consummation of the transactions contemplated hereby, other than, in each case, as would not, individually or in the aggregate, have a Bishop Material Adverse Effect.
Section 4.19 Properties.
(a) Bishop, together with its Subsidiaries, have in all material respects good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of the real properties and tangible assets (i) reflected or disclosed in Bishop’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2016 or (ii) acquired after December 31, 2016 (other than assets disposed of since December 31, 2016 in the Ordinary Course of business), free and clear of all Liens other than (u) Liens for current Taxes and assessments that are not yet due or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (v) Liens securing Indebtedness reflected on the most recent consolidated balance sheet of Bishop included in the Bishop SEC Documents filed with the SEC prior to the date of this Agreement or incurred by Bishop or any of its Subsidiaries in the Ordinary Course of business since the date of such consolidated balance sheet, (w) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, which are not violated by the current use or occupancy of the real property, (x) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course of business of Bishop or any of its Subsidiaries for amounts which are not due and payable, (y) Liens and other imperfections of title or record that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Bishop or any of its Subsidiaries as currently conducted and (z) Liens set forth on Section 4.19(a) of the Bishop Disclosure Letter (the “Bishop Permitted Liens”).
(b) Each of Bishop and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Bishop Material Adverse Effect. Each of Bishop and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, has not had and would not reasonably be expected to have a Bishop Material Adverse Effect.

Section 4.20 Intellectual Property.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect, (a) since January 1, 2014, the business of Bishop and its Subsidiaries as currently conducted has not infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party, (b) to the knowledge of Bishop, since January 1, 2014, no third party is or was infringing, misappropriating or otherwise violating any Intellectual Property Rights owned or used by Bishop or any of its Subsidiaries, (c) Bishop or one of its Subsidiaries owns, or is validly licensed or otherwise has the right to use in the manner currently used, all Intellectual Property Rights that are used in, or necessary for, the operation of their respective businesses as currently conducted and (d) neither Bishop nor any of its Subsidiaries has received, since January 1, 2014, any written complaint, claim, demand or notice alleging that Bishop or one of its Subsidiaries has infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties.
Section 4.21 State Takeover Statutes.   Assuming the accuracy of the representations and warranties contained in Article III, the board of directors of Bishop has taken such actions and votes necessary to render the provisions of any Takeover Laws inapplicable to this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement, the Merger, the Share Issuance, the Charter Amendment or any of the transactions contemplated hereby or thereby.
Section 4.22 Related Party Transactions.   During the period commencing on the date of Bishop’s last proxy statement filed with the SEC through the date of this Agreement, Bishop has not entered into any transactions that would be required to be reported by Rook pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Section 4.23 Certain Payments; International Trade.
(a) None of Bishop nor any of its Subsidiaries (nor, to the knowledge of Rook, any of their respective directors, officers, representatives, agents or employees), has at any time made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any government official or other Person in violation of any applicable Anti-Corruption Laws. Rook and its Subsidiaries have maintained complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and government officials.
(b) During the last five (5) years, none of Bishop or any of its Subsidiaries (nor, to the knowledge of Bishop, any of their respective directors, officers, representatives, agents or employees) (i) was a Sanctioned Person, (ii) was organized, resident or located in a Covered Country, (iii) engaged in any dealings or transactions with any Sanctioned Person or in any Covered Country, to the extent such activities violate applicable International Trade Laws and Regulations, or (iv) was otherwise in violation of applicable International Trade Laws and Regulations.
Section 4.24 Brokers.   No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC (the “Bishop Financial Advisor”), the fees and expenses of which will be paid by Bishop, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Bishop or any of its Affiliates. Bishop has made available to Rook true and complete copies of the engagement letter and all other Contracts between Bishop or any of its Subsidiaries and the Bishop Financial Advisor relating to the Merger or any of the other transactions contemplated hereby, which letter and Contracts describes all fees payable to the Bishop Financial Advisor in connection with the transactions contemplated by this Agreement, all Contracts under which any such fees or any expenses are payable and all indemnification arrangements with the Bishop Financial Advisor.
Section 4.25 Opinion of Bishop Financial Advisor.   The board of directors of Bishop has received the oral opinion (to be confirmed in writing) of the Bishop Financial Advisor to the effect that, as of the date of such opinion and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in such opinion, the Merger Consideration to be paid by Bishop pursuant to this Agreement is fair, from a financial point of view, to Bishop. A true and complete copy of the signed, written opinion of the Bishop Financial Advisor will promptly be made available to Rook for informational purposes only.

Section 4.26 Merger Sub.   Merger Sub was incorporated or formed, as applicable, solely for the purpose of engaging in the Merger and the other transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement.
Section 4.27 Share Ownership.   None of Bishop, Merger Sub or any of their Affiliates has been, at any time during the three (3) years preceding the date hereof, an “interested shareholder” (as defined in Section 10-2701(11) of the ABCA) of Rook, for purposes of Section 10-2742 of the ABCA. As of the date of this Agreement, none of Bishop, Merger Sub or their respective controlled Affiliates owns (directly or indirectly, beneficially or of record) any Rook Common Stock and none of Bishop, Merger Sub or their respective controlled Affiliates holds any rights to acquire any Rook Common Stock except pursuant to this Agreement.
Section 4.28 No Other Representations and Warranties.   Each of Bishop and Merger Sub has made its own inquiry and investigation into Rook and its Affiliates and has made an independent judgment concerning the transactions contemplated by this Agreement. Each of Bishop and Merger Sub represents, warrants, acknowledges and agrees that except for the representations and warranties of Rook contained in this Agreement, none of Rook, its Affiliates or any of their respective Representatives, nor any other Person, makes or has made, and none of Bishop, Merger Sub, their Affiliates or any of their respective Representatives, nor any other Person, has relied upon, any express or implied representation or warranty with respect to Rook or its Affiliates or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, or with respect to any information provided or made available to Bishop, Merger Sub, their respective Representatives or any other Person in connection with the transactions contemplated hereby, including the accuracy, completeness or currency thereof. Without limiting the generality of the foregoing, none of Rook, its Affiliates or any of their respective Representatives nor any other Person makes or has made, and none of Bishop, Merger Sub, their respective Representatives nor any other Person has relied upon, any express or implied representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Rook, its Affiliates or the future businesses, operations or affairs of Rook or its Affiliates or any other information, documents, projections, estimates, forecasts or other material made available to Bishop, Merger Sub, any of their Representatives or any other Person in any physical or virtual data room or management presentations in connection with the transactions contemplated by this Agreement or otherwise, or the accuracy or completeness of such information, except to the extent any such information is expressly addressed by a representation or warranty contained in this Agreement, and none of Rook, its Affiliates or any of their respective Representatives, nor any other Person, will have or be subject to any liability or indemnification obligation to Bishop, Merger Sub, the Surviving Corporation, their respective Affiliates or any other Person in connection therewith.
ARTICLE V
COVENANTS
Section 5.1 Conduct of Business.
(a) Conduct of Business by Rook.   From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as (A) may be required by applicable Law, (B) consented to in writing in advance by Bishop (which consent shall not be unreasonably withheld, delayed or conditioned), (C) otherwise specifically required or prohibited by this Agreement or (D) set forth in Section 5.1(a) of the Rook Disclosure Letter, Rook (x) shall, and shall cause each of its Subsidiaries to, (i) carry on its business in the Ordinary Course, (ii) use reasonable best efforts to preserve intact the material components of its business organization, (iii) use reasonable best efforts to preserve relationships with key customers, suppliers and others having material business dealings with it, and (iv) use reasonable best efforts to preserve its material assets and properties and (y) shall not, and shall not permit any of its Subsidiaries to, do any of the following (it being understood that if any action is permitted by any of the following subsections pursuant to an exception to conduct that would otherwise be prohibited, such action shall be permitted under this Section 5.1(a)):

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a direct or indirect wholly owned Subsidiary of Rook to its parent and except for regular quarterly dividends of no more than $0.06 per share of Rook Common Stock declared and paid by Rook, with record and payment dates consistent with past practice, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests or rights of Rook or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or rights, other than (x) the acquisition of shares of capital stock or other equity interests or rights of a direct or indirect wholly owned Subsidiary of Rook from Rook or any other direct or indirect wholly owned Subsidiary of Rook, or (y) the acquisition of Rook Common Stock upon the exercise or settlement of Rook Equity Awards outstanding as of the date hereof or granted in accordance with the proviso in clause (ii) below, or (C) split, combine, reclassify, subdivide or otherwise amend the terms of any of its capital stock or other equity interests or rights or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests or rights, other than the as permitted by the proviso in clause (ii) below;
(ii) except for transactions solely among Rook and its wholly owned Subsidiaries or among Rook’s wholly owned Subsidiaries, issue, sell, pledge, dispose of, encumber, transfer, award or grant any shares of its or its Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock; provided, however, that Rook may issue shares upon the exercise, payment or settlement of any Rook Equity Awards and Rook may grant Rook Equity Awards in the Ordinary Course of business that will not vest as a result of the Merger;
(iii) amend or otherwise change, or authorize or propose to amend or otherwise change, in any material respect, its or any of its Subsidiaries’ certificate of incorporation or bylaws (or similar organizational documents);
(iv) acquire or agree to acquire by merging or consolidating with, or purchasing the equity or a substantial portion of the assets of, any corporation, partnership, association or other business organization or division thereof other than mergers, consolidations or purchases of equity or assets solely among Rook and its wholly owned Subsidiaries or among Rook’s wholly owned Subsidiaries;
(v) directly or indirectly sell, pledge, transfer, lease, license, abandon, allow to lapse or subject to any Lien other than Rook Permitted Liens or otherwise dispose of any of its properties, assets or rights, except (A) sales of inventory in the Ordinary Course of business, (B) pursuant to agreements existing as of the date hereof and listed on Section 5.1(a)(v) of the Rook Disclosure Letter, (C) dispositions of obsolete or worn-out assets in the Ordinary Course of business, (D) properties, assets or rights with a fair market value which do not exceed $5,000,000 individually or $15,000,000 in the aggregate, (E) non-exclusive licenses of Intellectual Property Rights, or (F) abandoning or allowing to lapse any Intellectual Property Rights in the Ordinary Course of business or that are not material to the business of Rook or its Subsidiaries;
(vi) adopt or enter into a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for transactions solely among Rook’s wholly owned Subsidiaries or in compliance with Section 5.2;
(vii) incur or commit to incur, create, prepay, refinance, assume or guarantee for any Person, any Indebtedness, or amend, modify or refinance any Indebtedness, except for Indebtedness incurred (A) under Rook’s existing credit facilities in the Ordinary Course of business, (B) pursuant to agreements in effect prior to the execution of this Agreement, (C) under letters of credit entered into in the Ordinary Course of business in connection with transactions otherwise permitted by this Agreement or (D) leases for new revenue equipment entered into in the Ordinary Course;
(viii) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, except capital expenditures that: (A) are provided for in Rook’s capital expenditure budget made available to Bishop prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of all of Rook and its Subsidiaries since the date of this Agreement but not provided for in Rook’s capital expenditure budget made available to Bishop prior to the date of this Agreement, does not exceed $5,000,000 in the aggregate;
(ix) except in the Ordinary Course of business, (A) materially modify, amend, renew, terminate, cancel or extend any Rook Material Contract (other than terminations thereof upon the expiration of any such Rook Material Contract in accordance with its terms), (B) enter into any Contract that if in effect on the date hereof would be a Rook Material Contract or (C) waive, release, assign or otherwise forego any material right or claim of Rook or any of its Subsidiaries under any Rook Material Contract;
(x) make any material change to its financial or Tax accounting methods or procedures except (A) insofar as may have been required by GAAP (or any interpretation thereof), SEC rules and regulations or a Governmental Entity or quasi-Governmental Entity (including the Financial Accounting Standards Board or any similar organization), (B) as disclosed in the Rook SEC Documents filed with the SEC prior to the date of this Agreement or (C) as required by a change in applicable Law;
(xi) (A) make, change or revoke any material Tax election, (B) settle or compromise any audit, assessment or claim for material Taxes, (C) amend any material Tax Return, (D) enter into any closing agreement with any Governmental Entity regarding material Taxes or request any material Tax ruling from any Governmental Entity, (E) surrender any claim for a refund or offset of material Taxes or (F) waive the application of any statute of limitations regarding the assessment or collection of any material Tax;
(xii) enter into any Contract or transaction of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;
(xiii) except as required pursuant to existing written agreements or Rook Plans in effect as of the date hereof, (A) adopt, enter into, amend, modify or terminate, or take any action to accelerate the funding vesting or payment of any compensation or benefit under, any Rook Plan, (B) increase the compensation or other benefits payable or to become payable to directors, employees, consultants or independent contractors of Rook or any of its Subsidiaries except (1) for annual merit increases in base compensation in the Ordinary Course of business, (2) as expressly permitted by the proviso in clause (ii) above, (3) for increases in base compensation due to the promotion, increased certification and/or expanded responsibilities of any non-officer employee in the Ordinary Course of business and (4) for increases in base compensation to non-officer employees in the Ordinary Course of business pursuant to existing employment agreements, (C) grant any severance, change of control, retention or termination pay to, or enter into, or amend or modify, any severance, change of control, retention or termination agreement or arrangement with, any director, employee, consultant or independent contractor of Rook or any of its Subsidiaries, other than in the Ordinary Course of business, (D) enter into any written agreement with an employee, other than offer letters offering at-will employment other than in the Ordinary Course of business and providing for sign on bonuses of no greater than $5,000 in the Ordinary Course of business; provided that such offer letters do not provide for severance, guaranteed bonuses (other than sign on bonuses within the parameters described above) or retention bonuses or (E) establish, adopt, enter into, modify or amend any CBA, plan, trust, fund, policy or arrangement for the benefit of any current or former directors or employees or any of their beneficiaries;
(xiv) implement or announce any material reduction in labor force or engage in any action that would trigger any notice requirements under the WARN Act;
(xv) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees;
(xvi) waive, release, settle or agree to the entry of any order, in respect of any claim or Action of or against Rook or any of its Subsidiaries, other than (A) settlements or orders that involve only the payment of monetary damages that do not exceed $10,000,000 individually or

$50,000,000 in the aggregate, (B) claims arising between the parties to this Agreement or (C) in compliance with Section 5.8 (it being understood that Rook shall reasonably consult with Bishop in connection with any proposed settlement of any material Action);
(xvii) fail to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with past practice), insurance in such amounts and against such risks and losses consistent with past practice;
(xviii) fail to timely file any material report required to be filed by Rook or any of its Subsidiaries with the SEC or any other Governmental Entity; or
(xix) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
(b) Conduct of Business by Bishop.   From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as (A) may be required by applicable Law, (B) consented to in writing in advance by Rook (which consent shall not be unreasonably withheld, delayed or conditioned), (C) otherwise specifically required or prohibited by this Agreement or (D) set forth in Section 5.1(b) of the Bishop Disclosure Letter, Bishop (x) shall, and shall cause each of its Subsidiaries to, (i) carry on its business in the Ordinary Course, (ii) use reasonable best efforts to preserve intact the material components of its business organization, (iii) use reasonable best efforts to preserve relationships with key customers, suppliers and others having material business dealings with it, (iv) use reasonable best efforts to preserve its material assets and properties and (v) hold its 2017 annual meeting prior to the Effective Time with the meeting date consistent with past practice, (y) shall not, and shall not permit any of its Subsidiaries to, do any of the following (it being understood that if any action is permitted by any of the following subsections pursuant to an exception to conduct that would otherwise be prohibited, such action shall be permitted under this Section 5.1(b)):
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a direct or indirect wholly owned Subsidiary of Bishop to its parent, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests or rights of Bishop or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or rights, other than (x) the acquisition of shares of capital stock or other equity interests or rights of a direct or indirect wholly owned Subsidiary of Bishop from Bishop or any other direct or indirect wholly owned Subsidiary of Bishop, or (y) the acquisition of Bishop Common Stock upon the exercise or settlement of Bishop Equity Awards outstanding as of the date hereof or granted in accordance with the proviso in clause (ii) below, or (C) split, combine, reclassify, subdivide or otherwise amend the terms of any of its capital stock or other equity interests or rights or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests or rights, other than as permitted by the proviso in clause (ii) below;
(ii) except for transactions solely among Bishop and its wholly owned Subsidiaries or among Bishop’s wholly owned Subsidiaries, issue, sell, pledge, dispose of, encumber, transfer, award or grant any shares of its or its Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock; provided, however, that Bishop may issue shares upon the exercise, payment or settlement of any Bishop Equity Awards outstanding (in accordance with the terms thereof in effect) as of the date hereof or granted after the date hereof as permitted under Section 5.1(b)(ii) of the Bishop Disclosure Letter and may grant Bishop Equity Awards after the date hereof as permitted under Section 5.1(b)(ii) of the Bishop Disclosure Letter that will not vest as a result of the Merger;
(iii) amend or otherwise change, or authorize or propose to amend or otherwise change, in any material respect, its or any of its Subsidiaries’ certificate of incorporation or bylaws (or similar organizational documents);

(iv) acquire or agree to acquire by merging or consolidating with, or purchasing the equity or a substantial portion of the assets of, any corporation, partnership, association or other business organization or division thereof other than mergers, consolidations or purchases of equity or assets solely among Bishop and its wholly owned Subsidiaries or among Bishop’s wholly owned Subsidiaries;
(v) directly or indirectly sell, pledge, transfer, lease, license, abandon, allow to lapse or subject to any Lien other than Bishop Permitted Liens or otherwise dispose of any of its properties, assets or rights, except (A) sales of inventory in the Ordinary Course of business, (B) pursuant to agreements existing as of the date hereof and listed on Section 5.1(b)(v) of the Bishop Disclosure Letter, (C) dispositions of obsolete or worn-out assets in the Ordinary Course of business or (D) properties, assets or rights with a fair market value which do not exceed $5,000,000 individually or $15,000,000 in the aggregate, (D) non-exclusive licenses of Intellectual Property Rights, or (E) abandoning or allowing to lapse any Intellectual Property Rights in the Ordinary Course of business or that are not material to the business of Rook or its Subsidiaries;
(vi) adopt or enter into a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for transactions solely among Bishop’s wholly owned Subsidiaries or in compliance with Section 5.2;
(vii) incur or commit to incur, create, prepay, refinance, assume or guarantee for any Person, any Indebtedness, or amend, modify or refinance any Indebtedness, except for Indebtedness incurred (A) under Bishop’s existing credit facilities in the Ordinary Course of business, (B) pursuant to agreements in effect prior to the execution of this Agreement, (C) under letters of credit entered into in the Ordinary Course of business in connection with transactions otherwise permitted by this Agreement or (D) leases for new revenue equipment entered into in the Ordinary Course;
(viii) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto except capital expenditures that: (A) are provided for in Bishop’s capital expenditure budget made available to Rook prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of all of Bishop and its Subsidiaries since the date of this Agreement but not provided for in Bishop’s capital expenditure budget made available to Rook prior to the date of this Agreement, does not exceed $5,000,000 in the aggregate);
(ix) except in the Ordinary Course of business, (A) materially modify, amend, renew, terminate, cancel or extend any Bishop Material Contract (other than terminations thereof upon the expiration of any such Bishop Material Contract in accordance with its terms), (B) enter into any Contract that if in effect on the date hereof would be a Bishop Material Contract or (C) waive, release, assign or otherwise forego any material right or claim of Bishop or any of its Subsidiaries under any Bishop Material Contract;
(x) make any material change to its financial or Tax accounting methods, or procedures except (A) insofar as may have been required by GAAP (or any interpretation thereof), SEC rules and regulations or a Governmental Entity or quasi-Governmental Entity (including the Financial Accounting Standards Board or any similar organization), (B) as disclosed in the Bishop SEC Documents filed with the SEC prior to the date of this Agreement or (C) as required by a change in applicable Law;
(xi) (A) make, change or revoke any material Tax election, (B) settle or compromise any audit, assessment or claim for material Taxes, (C) amend any material Tax Return, (D) enter into any closing agreement with any Governmental Entity regarding material Taxes or request any material Tax ruling from any Governmental Entity, (E) surrender any claim for a refund or offset of material Taxes or (F) waive the application of any statute of limitations regarding the assessment or collection of any material Tax;
(xii) enter into any Contract or transaction of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xiii) except as required pursuant to existing written agreements or Bishop Plans in effect as of the date hereof, (A) adopt, enter into, amend, modify or terminate, or take any action to accelerate the funding vesting or payment of any compensation or benefit under, any Bishop Plan, (B) increase the compensation or other benefits payable or to become payable to directors, employees, consultants or independent contractors of Bishop or any of its Subsidiaries except (1) for annual merit increases in base compensation in the Ordinary Course of business, (2) as expressly permitted by the proviso in clause (ii) above, (3) for increases in base compensation due to the promotion, increased certification and/or expanded responsibilities of any non-officer employee in the Ordinary Course of business and (4) for increases in base compensation to non-officer employees in the Ordinary Course of business pursuant to existing employment agreements, (C) grant any severance, change of control, retention or termination pay to, or enter into, or amend or modify, any severance, change of control, retention or termination agreement or arrangement with, any director, employee, consultant or independent contractor of Bishop or any of its Subsidiaries, other than in the Ordinary Course of business, (D) enter into any written agreement with an employee, other than offer letters offering at-will employment other than in the Ordinary Course of business and providing for sign on bonuses of no greater than $5,000 in the Ordinary Course of business; provided that such offer letters do not provide for severance, guaranteed bonuses (other than sign on bonuses within the parameters described above) or retention bonuses or (E) establish, adopt, enter into, modify or amend any CBA, plan, trust, fund, policy or arrangement for the benefit of any current or former directors or employees or any of their beneficiaries;
(xiv) implement or announce any material reduction in labor force or engage in any action that would trigger any notice requirements under the WARN Act;
(xv) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees;
(xvi) waive, release, settle or agree to the entry of any order, in respect of any claim or Action of or against Bishop or any of its Subsidiaries, other than (a) settlements or orders that involve only the payment of monetary damages that do not exceed $10,000,000 individually or $50,000,000 in the aggregate, (b) claims arising between the parties to this Agreement or (c) in compliance with Section 5.8 (it being understood that Bishop shall reasonably consult with Rook in connection with any proposed settlement of any material Action);
(xvii) fail to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with past practice), insurance in such amounts and against such risks and losses consistent with past practice;
(xviii) fail to timely file any material report required to be filed by Bishop or any of its Subsidiaries with the SEC or any other Governmental Entity; or
(xix) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
(c) No Control of Other Party’s Business.   Nothing contained in this Agreement shall give Bishop, directly or indirectly, the right to control or direct Rook’s or any of its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give Rook, directly or indirectly, the right to control or direct Bishop’s or any of its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Rook and Bishop shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.2 No Solicitation; Recommendation of the Merger.
(a) Except as set forth below, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither Rook nor Bishop, nor any of their respective Subsidiaries shall, and shall not authorize or permit any of their respective directors, officers, employees, investment bankers, accountants, attorneys or other advisors, agents or representatives (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate or knowingly encourage, induce or facilitate any Acquisition Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding itself or any of its Subsidiaries or afford access to its business, properties, assets, books or records to, or otherwise cooperate in any way with, any Person that is reasonably expected to make, or is otherwise seeking to make, or has made, an Acquisition Proposal, or (iii) participate in any discussions (provided, however, Rook and Bishop may refer Persons to the Rook SEC Documents and Bishop SEC Documents to which this Agreement is filed as an exhibit) or negotiations with any Person regarding an Acquisition Proposal.
(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining Rook Stockholder Approval or the Bishop Stockholder Approval, as applicable, in response to a written Acquisition Proposal from any Person or Persons that (w) the board of directors of Rook or Bishop, as applicable, determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal and the failure to take the following actions would be inconsistent with the Rook or Bishop directors’ fiduciary duties under applicable Law, as applicable, (x) was made after the date of this Agreement, and (y) did not result from a breach of Section 5.2(a), Rook or Bishop, as applicable, may (and may authorize and permit its Subsidiaries and its and their Representatives to), subject to compliance with this Section 5.2, (A) furnish nonpublic information with respect to itself and its Subsidiaries to the Person or Persons making such Acquisition Proposal (and its or their respective Representatives and financing sources) (provided that all such nonpublic information that is furnished in writing has previously been provided to the other party or is provided to the other party substantially concurrently with the time it is provided to such Person or Persons) pursuant to a customary confidentiality agreement not materially less restrictive of such Person or Persons than the Confidentiality Agreement, and (B) participate in discussions and negotiation with the Person or Persons making such Acquisition Proposal (and its or their respective Representatives and financing sources). Without limiting the foregoing, it is agreed that, if any Representative of Rook or Bishop or any of their respective Subsidiaries takes any action that would constitute a breach of this Section 5.2 if it were authorized or permitted by Rook or Bishop, as applicable, such action shall constitute a breach of this Section 5.2 by Rook or Bishop, as applicable, whether or not such action shall have been authorized or permitted by Rook or Bishop or any of their respective Subsidiaries, unless such Representative has agreed (in any capacity) in a writing enforceable by such party not to take any such action.
(c) Except as set forth below, neither the board of directors of Rook or Bishop nor any committee thereof shall (i) either (A) withdraw (or modify, withhold or qualify in any manner adverse to the other party), or propose publicly to withdraw (or modify, withhold or qualify in any manner adverse to the other party), the Rook Recommendation or the Bishop Recommendation, as applicable, or (B) adopt, approve, recommend or declare advisable, or propose publicly to adopt, approve, recommend or declare advisable, any Acquisition Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, or allow Rook or Bishop, as applicable, or any of their respective Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, or other similar agreement or arrangement (each, an “Acquisition Agreement”) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in this Section 5.2).
(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining Rook Stockholder Approval or Bishop Stockholder Approval, as applicable, the board of directors of Rook or Bishop may (A) make an Adverse Recommendation Change or authorize Rook or Bishop, as applicable, to terminate this Agreement pursuant to Section 7.1(e) or Section 7.1(h), as applicable, if such party has received a Superior Proposal after the date hereof that did not result from a breach of Section 5.2(a), or (B) make an Adverse Recommendation Change of the type described in clause (A) of the definition thereof in response to any material event, development, circumstance, occurrence or change in circumstances or facts (including any material change in probability or magnitude of circumstances) that (i) relates to such party and not any other party to this Agreement, (ii) was not known to such party’s board of directors on the date of this Agreement (or if known, the consequences of which were not known as of the date of this Agreement) and (iii) does not relate to an Acquisition Proposal (an “Intervening Event”), and in either case the board of directors of such party determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to its stockholders under applicable Law.
(e) Notwithstanding anything in this Agreement to the contrary, the board of directors of Rook or Bishop, as applicable, shall not be entitled to exercise its right to make an Adverse Recommendation Change or authorize the termination of this Agreement in accordance with Section 5.2(d) until after the third Business Day following the other party’s receipt of written notice (a “Determination Notice”) advising of an intention to take such action and specifying the reasons therefor, including in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal that are the basis of the proposed action by the board of directors (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new Determination Notice and a new three (3) Business Day period); and provided, further, that during such three (3) Business Day period the party seeking to take such action shall and shall instruct its Representatives to negotiate in good faith with the other party (to the extent such party desires to negotiate) to make such adjustments to the terms and condition of this Agreement so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal or, in the case of an Intervening Event, an Adverse Recommendation Change will no longer be necessary. In determining whether to make an Adverse Recommendation Change, the applicable board of directors shall take into account any changes to the terms of this Agreement timely proposed by the other party in response to a Determination Notice or otherwise.
(f) In addition, each of Rook and Bishop shall promptly (but in any event within one (1) Business Day) advise the other of any Acquisition Proposal received by such party, the material terms and conditions of any such Acquisition Proposal (including any material changes thereto) and the identity of the Person making any such Acquisition Proposal. Rook or Bishop, as applicable, shall keep the other party reasonably informed of the status of any discussions and negotiations concerning the material terms and conditions of any Acquisition Proposal.
(g) Nothing contained in this Section 5.2 shall prohibit Rook or Bishop from (i) issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to its stockholders positions contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (ii) making any “stop-look-and-listen” communication to its stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (iii) making any disclosure to its stockholders if, in the good faith judgment of its board of directors (after consultation with outside counsel), failure to so disclose would be reasonably likely to be inconsistent with its fiduciary duties to its stockholders under applicable Law or is otherwise required by applicable Law; provided that the foregoing shall not permit the board of directors of Rook or Bishop, as applicable, to make an Adverse Recommendation Change, except as permitted by Section 5.2(d).
(h) For purposes of this Agreement:
(i) “Acquisition Proposal” means any proposal or offer (whether or not in writing), with respect to any (A) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in either Rook or Bishop or their respective Subsidiaries) of any business or assets of Rook or Bishop or any of their respective Subsidiaries representing twenty percent (20%) or more of the consolidated revenues or assets of Rook or Bishop and their respective Subsidiaries, taken as a whole, (B) issuance, sale or other disposition, directly or indirectly, to any Person or group (including by way of merger, consolidation, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in Rook or Bishop or their respective Subsidiaries) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power or economic interests in Rook or Bishop, as applicable, or

(C) transaction (including a merger, consolidation, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary of Rook or Bishop or otherwise) in which any Person or group shall acquire, directly or indirectly, beneficial ownership (as defined under Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power or economic interests in Rook or Bishop, as applicable; provided that an Acquisition Proposal does not include any proposal or offer by another party to this Agreement or any of its Subsidiaries.
(ii) “Superior Proposal” means a bona fide written Acquisition Proposal (with all percentages in the definition of Acquisition Proposal increased to fifty percent (50%)) that the board of directors of Rook or Bishop, as applicable, determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation, after taking into consideration the identity of the Person making such Acquisition Proposal all terms of such Acquisition Proposal and the reasonable likelihood and timing of consummation of such Acquisition Proposal in addition to such other factors as the board of directors of Rook or Bishop, as applicable, considers to be appropriate) is (i) more favorable to its stockholders than the transactions contemplated by this Agreement and (ii) reasonably likely to be consummated on the terms of such Acquisition Proposal.
Section 5.3 RESERVED.
Section 5.4 SEC Filings; Stockholders Meetings.
(a) Preparation of Form S-4 and Joint Proxy Statement/Prospectus.
(i) As promptly as practicable after the date of this Agreement, Rook and Bishop shall jointly prepare and Bishop shall cause to be filed with the SEC the Form S-4, which will include the Joint Proxy Statement/Prospectus to be sent to the stockholders of Rook relating to the Rook Stockholders Meeting and to the stockholders of Bishop relating to the Bishop Stockholders Meeting that will also constitute a prospectus with respect to the shares of Bishop Common Stock issuable to the stockholders of Rook in the Merger. Each of Bishop and Rook will use its reasonable best efforts to have the Form S-4 declared effective and the Joint Proxy Statement/Prospectus cleared by the SEC as promptly as practicable after the filing thereof with the SEC and keep the Form S-4 effective for so long as necessary to consummate the Merger and the other transactions contemplated hereby, and each of Rook and Bishop shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the holders of the Rook Common Stock and to the holders of the Bishop Common Stock and the Bishop Class B Common Stock, as applicable, as promptly as practicable after the Form S-4 shall have become effective and the Joint Proxy Statement/Prospectus shall have been cleared by the SEC.
(ii) If at any time prior to the Effective Time, any information should be discovered by Rook or Bishop that should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement/Prospectus, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and each of the parties shall use its reasonable best efforts to cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required under applicable Law, disseminated to stockholders of Rook and/or Bishop, as applicable; provided, however, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.
(iii) Rook and Bishop shall promptly notify each other upon the receipt of any comments, whether oral or written, from the SEC or the staff of the SEC on, or any request from the SEC or the staff of the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Form S-4, and shall provide each other with copies of all correspondence (and a summary of all substantive oral communications) with the SEC or the staff of the SEC with respect to the S-4 or the Joint Proxy Statement/Prospectus. Each of Rook and Bishop shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Joint Proxy Statement/Prospectus or the Form S-4. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any substantive correspondence (including responses to SEC comments) or amendments or supplements to the Joint Proxy Statement/Prospectus or the Form S-4 prior to filing with the SEC, and shall provide to the other a copy of all such filings made with the SEC.
(iv) Except for the purpose of disclosing any Adverse Recommendation Change, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Form S-4, nor any response to any comments or inquiry from the SEC with respect to such filings, will be made by Rook or Bishop without the approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned (it being understood that it shall be unreasonable to withhold consent with respect to any amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 to the extent such amendment or supplement is required to be included therein so that the Joint Proxy Statement/Prospectus or Form S-4 will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading as may be required by Rule 10b-5 or Rule 14a-9 under the Exchange Act or Section 11 or Section 12 of the Securities Act).
(v) Bishop shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) reasonably required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of shares of Bishop Common Stock in the Merger, and Rook shall furnish all information concerning Rook as Bishop may reasonably request in connection with any such action.
(vi) Each of Bishop and Rook, as applicable, will advise the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, or the suspension of the qualification of the Bishop Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.
(b) Rook Stockholders Meeting.   Rook shall use its reasonable best efforts to, as promptly as practicable after the Form S-4 is declared effective under the Securities Act and the Joint Proxy Statement/Prospectus is cleared by the SEC, in accordance with applicable Law, the Rook Charter and the Rook Bylaws duly call, give notice of, convene and hold the Rook Stockholders Meeting for the purpose of considering and voting upon the approval and adoption of this Agreement, and the transactions contemplated hereby, including the Merger. Except during such time as an Adverse Recommendation Change is in effect in accordance with Section 5.2, to the fullest extent permitted by applicable Law, Rook, through the board of directors of Rook, shall (i) recommend to its stockholders that they approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (the “Rook Recommendation”), (ii) include such recommendation in the Joint Proxy Statement/Prospectus and (iii) solicit and use its reasonable best efforts to obtain the Rook Stockholders Approval. Notwithstanding anything to the contrary contained in this Agreement, Rook may adjourn or postpone the Rook Stockholders Meeting (A) to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Rook’s stockholders in advance of a vote to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (B) if, as of the time for which the Rook Stockholders Meeting is originally scheduled, there are insufficient shares of Rook Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct Rook Stockholders Meeting, (C) with the prior written consent of Bishop or (D) to solicit additional proxies for the purpose of obtaining the Rook Stockholders Approval; provided, that without the prior written consent of Bishop, the Rook Stockholders Meeting may not be postponed or adjourned to a date that is more than thirty (30) days after the date for which the Rook Stockholders Meeting was originally scheduled. Rook shall, upon the reasonable request of Bishop, provide the aggregate vote tally of the proxies received with respect to the Rook Stockholder Approval. Rook shall, as promptly as reasonably practicable (and in no event later than the tenth (10th) Business Day following the date of this Agreement) conduct a “broker search” as contemplated by and in accordance with Rule 14a-13 promulgated under the Exchange Act with respect to the Rook Stockholders Meeting (based on a record date that is twenty (20) Business Days following the date on which such broker search is commenced). If at any time the current record date for the Rook Stockholders Meeting is not reasonably likely to satisfy the requirements of Rook’s organizational documents and applicable Law, Rook shall, in consultation with Bishop, set a new record date and shall continue to comply with the “broker search” requirements of Rule 14a-13 promulgated under the Exchange Act with respect to any such new record date.
(c) Bishop Stockholders Meeting.   Bishop shall use its reasonable best efforts to, as promptly as practicable after the Form S-4 is declared effective under the Securities Act and the Joint Proxy Statement/Prospectus is cleared by the SEC, in accordance with applicable Law, the Bishop Charter and the Bishop Bylaws duly call, give notice of, convene and hold the Bishop Stockholders Meeting for the purpose of considering and voting upon the approval of the Charter Amendment (as the components thereof may be combined or separately required to be proposed or presented) and the Share Issuance. Except during such time as an Adverse Recommendation Change is in effect in accordance with Section 5.2, to the fullest extent permitted by applicable Law, Bishop, through the board of directors of Bishop, shall (i) recommend to its stockholders that they approve the Charter Amendment (as the components thereof may be combined or separately required to be proposed or presented) and the Share Issuance (the “Bishop Recommendation”), (ii) include such recommendation in the Joint Proxy Statement/Prospectus and (iii) solicit and use its reasonable best efforts to obtain the Bishop Stockholders Approval. Notwithstanding anything to the contrary contained in this Agreement, Bishop may adjourn or postpone the Bishop Stockholders Meeting (A) to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy
Statement/Prospectus is provided to Bishop’s stockholders in advance of a vote to approve the Charter Amendment (as the components thereof may be combined or separately required to be proposed or presented) and the Share Issuance, (B) if, as of the time for which the Bishop Stockholders Meeting is originally scheduled, there are insufficient shares of Bishop Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct Bishop Stockholders Meeting, (C) with the prior written consent of Rook, or (D) to solicit additional proxies for the purpose of obtaining the Bishop Stockholders Approval; provided, that without the prior written consent of Rook, the Bishop Stockholders Meeting may not be postponed or adjourned to a date that is more than thirty (30) days after the date for which the Bishop Stockholders Meeting was originally scheduled. Bishop shall, upon the reasonable request of Rook, provide the aggregate vote tally of the proxies received with respect to the Bishop Stockholder Approval. Bishop shall, as promptly as reasonably practicable (and in no event later than the tenth (10th) Business Day following the date of this Agreement) conduct a “broker search” as contemplated by and in accordance with Rule 14a-13 promulgated under the Exchange Act with respect to the Bishop Stockholders Meeting (based on a record date that is twenty (20) Business Days following the date on which such broker search is commenced). If at any time the current record date for the Bishop Stockholders Meeting is not reasonably likely to satisfy the requirements of Bishop’s organizational documents and applicable Law, Bishop shall, in consultation with Rook, set a new record date and shall continue to comply with the “broker search” requirements of Rule 14a-13 promulgated under the Exchange Act with respect to any such new record date.
(d) Merger Sub Approval.   Immediately following execution of this Agreement, Bishop shall execute and deliver, in accordance with the Act and in its capacity as sole stockholder of Merger Sub, a written consent approving the Merger and this Agreement.
(e) Each of Bishop and Rook agree to the matters set forth on Section 5.4(e) of the Bishop Disclosure Letter.

(f) Each of Bishop and Rook shall cooperate and use their reasonable best efforts to cause the Bishop Stockholders Meeting and the Rook Stockholders Meeting to be held on the same date and to cause the record date for the Rook Stockholders Meeting and the Bishop Stockholders Meeting to occur on the same date.
Section 5.5 Access to Information; Confidentiality.   Until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms:
(a) Rook shall, and shall cause each of its Subsidiaries to, to the extent permitted by applicable Law, afford to Bishop and its Representatives reasonable access during normal business hours, upon reasonable advance notice and in a manner that does not unreasonably interfere with the normal operation of Rook and its Subsidiaries, to all their respective properties, assets, books, records, Contracts, commitments and members of their executive management teams, and, during such period, Rook shall, and shall cause each of its Subsidiaries to, furnish promptly to Bishop and its Representatives, as applicable, all information concerning the business, properties, assets and Contracts of Rook and its Subsidiaries as may be reasonably requested by such parties; provided, however, that the foregoing shall not require Rook or its Subsidiaries to provide access to conduct environmental sampling without Rook’s consent, which shall not be unreasonably withheld, delayed or conditioned, or to disclose any information to the extent such disclosure would (i) contravene applicable Law or the provisions of any Contract to which Rook or its Subsidiaries is a party, (ii) cause significant competitive harm to Rook or its Subsidiaries if the transactions contemplated by this Agreement are not consummated or (iii), in Rook’s good faith determination, constitute information protected by attorney/client privilege (provided that, with respect to information that may be the subject of clauses (i) through (iii), Rook and its Subsidiaries shall cooperate in good faith with Bishop and its Representatives to disclose the subject information in an alternative manner that would circumvent the applicability of clauses (i) through (iii)). All such information provided in connection with this Agreement shall be held confidential in accordance with the terms of the confidentiality letter agreement entered into between Bishop and Rook dated as of January 16, 2017, and the confidentiality agreement regarding highly confidential information, dated April 3, 2017, between Bishop and Rook, each as amended from time to time (collectively, the “Confidentiality Agreement”).
(b) Bishop shall, and shall cause each of its Subsidiaries to, to the extent permitted by applicable Law, afford to Rook and its Representatives reasonable access during normal business hours, upon reasonable advance notice and in a manner that does not unreasonably interfere with the normal operation of Bishop and its Subsidiaries, to all their respective properties, assets, books, records, Contracts, commitments, personnel and members of their executive management teams, during such period, Bishop shall, and shall cause each of its Subsidiaries to, furnish promptly to Rook and its Representatives, as applicable, all information concerning the business, properties, assets and Contracts of Bishop and its Subsidiaries as may be reasonably requested by such parties; provided, however, that the foregoing shall not require Bishop or its Subsidiaries to provide access to conduct environmental sampling without Bishop’s consent, which consent shall not be unreasonably withheld, delayed or conditioned, or to disclose any information to the extent such disclosure would (i) contravene applicable Law or the provisions of any Contract to which Bishop or its Subsidiaries is a party, (ii) cause significant competitive harm to Bishop or its Subsidiaries if the transactions contemplated by this Agreement are not consummated or (iii), in Bishop’s good faith determination, constitute information protected by attorney/client privilege (provided that, with respect to information that may be the subject of clauses (i) through (iii), Bishop and its Subsidiaries shall cooperate in good faith with Rook and its Representatives to disclose the subject information in an alternative manner that would circumvent the applicability of clauses (i) through (iii)). All such information provided in connection with this Agreement shall be held confidential in accordance with the terms of the Confidentiality Agreement.
(c) No investigation pursuant to this Section 5.5 or information provided, made available or delivered to Bishop or Rook, as the case may be, pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of the parties hereunder and no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement.

Section 5.6 Reasonable Best Efforts.
(a) Upon the terms and subject to the conditions set forth in this Agreement, until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are reasonably necessary, proper or advisable to consummate and make effective the Merger, the Share Issuance, the Charter Amendment and the other transactions contemplated by this Agreement (other than waiving any conditions to Closing set forth in Article VI), including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from non-Governmental Entity third parties necessary, proper or advisable to consummate and make effective the Merger, the Share Issuance and the Charter Amendment and the other transactions contemplated by this Agreement, (ii) obtain all necessary actions or non-actions, waivers, consents, clearances, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings with, and take all steps as may be necessary to avoid any Action by, any Governmental Entity, including filings under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and under any applicable foreign Antitrust Laws with any applicable foreign Governmental Entity and (iii) execute and deliver any additional instruments, in each case as necessary, proper or advisable to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as the other party may reasonably request in connection with the foregoing and will cooperate in responding to any inquiry from a Governmental Entity, including promptly (and in no event later than two (2) Business Days) informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings or communications with any Governmental Entity with respect to this Agreement.
(b) Bishop and Rook shall (i) file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any notifications required to be filed pursuant to and in compliance with the HSR Act as promptly as practicable after the date of this Agreement (but in no event later than ten (10) Business Days after the date of this Agreement); (ii) if required, file with the Mexican Federal Economic Competition Commission (Comisión Federal de Competencia Económica) any notification required to be filed pursuant to and in compliance with the Federal Economic Competition Law of Mexico (Ley Federal de Competencia Económica) (“Mexican Competition Law”), as promptly as practicable after the date of this Agreement; and (iii) use reasonable best efforts to obtain early termination of any waiting period under the HSR Act and clearance under Mexican Competition Law, if required.
(c) In furtherance of the foregoing, each of Bishop and Rook shall (and shall cause their respective Representatives to) promptly (i) supply the other with any information or reasonable assistance required or reasonably requested in order to effectuate any of the obligations set forth in this Section 5.6, (ii) supply any additional information or materials which are required or reasonably requested by any Governmental Entity of competent jurisdiction in connection with the transactions contemplated hereby, except to the extent both Bishop and Rook otherwise agree, (iii) subject to any restrictions under applicable Law, jointly participate in any communication, meeting or other contact with any Governmental Entity in connection with this Agreement or any of the transactions contemplated hereby and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Bishop or the company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the transactions contemplated hereby.
Section 5.7 Takeover Laws.    The parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Law is or becomes applicable to this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement, the Merger, the Share Issuance, the Charter Amendment or any of the other transactions contemplated hereby or thereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement, the Merger, the Share Issuance, the Charter Amendment or any of the other transactions contemplated hereby or thereby, use their reasonable best efforts to ensure that the Merger, the Share Issuance, the Charter Amendment and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Rook Stockholders Agreement or the Bishop Stockholders Agreement, the Merger, the Share Issuance, the Charter Amendment or any of the other transactions contemplated hereby or thereby.
Section 5.8 Stockholder Litigation.   Each of Rook and Bishop shall cooperate with the other in the defense or settlement of any Action relating to the transactions contemplated by this Agreement which is brought or threatened in writing against (a) Bishop, any of its Subsidiaries and/or any of their respective directors or officers, or (b) Rook, any of its Subsidiaries and/or any of their respective directors or officers. Such cooperation between the parties shall include (i) keeping the other party reasonably and promptly informed of any developments in connection with any such Action, (ii) utilizing counsel reasonably agreeable to both Bishop and Rook (such agreement to counsel not to be unreasonably withheld, condition or delayed) and (iii) refraining from compromising, settling, consenting to any order or entering into any agreement in respect of, any such Action without the written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).
Section 5.9 Notification of Certain Matters.   In addition to the notification requirements set forth in Section 5.4, Rook and Bishop shall promptly notify each other upon obtaining knowledge of  (a) any Action described in Section 5.8, (b) any change, condition or event that to its knowledge would prevent or would reasonably be expected to prevent that satisfaction of any condition set forth in Article VI or (c) any written notice received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such notice or the failure of such party to obtain such consent would reasonably be expected to be material to Rook, the Surviving Corporation or Bishop; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.
Section 5.10 Employee Benefits and Related Matters.
(a) From and after the Effective Time, Bishop shall honor, or shall cause one of its Subsidiaries (including the Surviving Corporation) to honor, all contractual obligations under the Bishop Plans and Rook Plans, including, without limitation, all such contractual obligations as set forth on Section 5.10(a) of the Bishop Disclosure Letter. For all purposes under the employee benefit plans of Bishop and its Subsidiaries (including the Surviving Corporation) providing benefits to any Continuing Employee after the Effective Time (the “New Plans”), and subject to applicable Law, each Continuing Employee shall be credited with his or her years of service with Rook, Bishop or any of their respective Subsidiaries, as the case may be, before the Effective Time for purposes of eligibility and vesting, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Rook Plans or Bishop Plans, as applicable, except to the extent such credit would result in a duplication of benefits and except for benefit accruals under any defined benefit pension plan or post-retirement health, welfare or life insurance plan. In addition, and without limiting the generality of the foregoing, and subject to any applicable Law: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans which are welfare benefit plans to the extent coverage under such New Plan replaces coverage under a comparable Rook Plan or Bishop Plan, as applicable, in which such Continuing Employee participated immediately before the Effective Time; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Bishop or the Surviving Corporation, as applicable, shall use reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and Bishop or the Surviving Corporation, as applicable, shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(b) Nothing contained in this Section 5.10, whether express or implied, (i) shall cause either Bishop or any of its Affiliates to be obligated to continue to employ any Person for any period of time following the Effective Time, (ii) shall prevent Bishop or its Affiliates from revising, amending or terminating any Bishop Plan, Rook Plan or any other employee benefit plan, program or policy in effect from time to time, (iii) shall be construed as an amendment of any Rook Plan or Bishop Plan, or (iv) shall create any third-party beneficiary rights in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of Rook or of Bishop or of any of their respective Subsidiaries (including any beneficiary or dependent of such individual).
Section 5.11 Indemnification, Exculpation and Insurance.
(a) Bishop, Rook and Merger Sub each agrees that all rights to indemnification and exculpation now existing in favor of the current or former directors or officers (the “Rook D&O Indemnified Parties”) of Rook or its Subsidiaries as provided in the Rook Charter, the Rook Bylaws, the organizational documents of Rook’s Subsidiaries or in any contract to which Rook or any of its Subsidiaries is a party as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time, whether claimed prior to, at or after the Effective Time (including matters arising in connection with the transactions contemplated hereby), shall be assumed by the Surviving Corporation and shall continue in full force and effect following the Effective Time. From and after the Effective Time, Bishop shall cause the Surviving Corporation to indemnify, defend and hold harmless, and advance expenses to Rook D&O Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby), to the fullest extent that Rook would be permitted by applicable Law and to the fullest extent required by the Rook Charter, the Rook Bylaws, the organizational documents of Rook’s Subsidiaries or in any contract to which Rook or any of its Subsidiaries is a party as in effect on the date of this Agreement; provided, that any Rook D&O Indemnified Party to whom expenses are advanced agrees to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Rook D&O Indemnified Party is not ultimately entitled. For a period of six (6) years from and after the Effective Time, Bishop shall cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses and limitation of director and officer liability that are no less favorable to the Rook D&O Indemnified Parties than those set forth in the Rook Charter and the Rook Bylaws as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Rook D&O Indemnified Parties.
(b) Bishop, Rook and Merger Sub each agrees that all rights to indemnification and exculpation now existing in favor of the current or former directors or officers (the “Bishop D&O Indemnified Parties”) of Bishop or its Subsidiaries as provided in the Bishop Charter, the Bishop Bylaws, the organizational documents of Bishop’s Subsidiaries or in any contract to which Bishop or any of its Subsidiaries is a party as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time, whether claimed prior to, at or after the Effective Time (including matters arising in connection with the transactions contemplated hereby), shall continue in full force and effect following the Effective Time. From and after the Effective Time, Bishop shall indemnify, defend and hold harmless, and advance expenses to the Bishop D&O Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby), to the fullest extent that Bishop would be permitted by applicable Law and to the fullest extent required by the Bishop Charter, the Bishop Bylaws or in any contract to which Bishop or any of its Subsidiaries is a party as in effect on the date of this Agreement; provided, that any Bishop D&O Indemnified Party to whom expenses are advanced agrees to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Bishop D&O Indemnified Party is not ultimately entitled. For a period of six (6) years from and after the Effective Time, Bishop shall cause the organizational documents of Bishop to contain provisions with respect to indemnification, advancement of expenses and limitation of director and officer liability that are no less favorable to the Bishop D&O Indemnified Parties than those set forth in the Bishop Charter and the Bishop Bylaws as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Bishop D&O Indemnified Parties.
(c) Unless Rook shall have purchased a “tail” policy prior to the Effective Time as provided below, for a period of six (6) years after the Effective Time, Bishop shall cause to be maintained in effect for the benefit of the Rook D&O Indemnified Parties an insurance and indemnification policy with an insurer with the same or better credit rating as the current carrier for Rook that provides coverage for acts or omissions occurring prior to the Effective Time (the “Rook D&O Insurance”) covering each such person currently covered by the officers’ and directors’ liability insurance policy of Rook on terms with respect to coverage and in amounts no less favorable than those of Rook’s directors’ and officers’ insurance policy in effect on the date of this Agreement; provided, however, that Bishop shall not be required to pay an annual premium for the Rook D&O Insurance in excess of 300% of the annual premium currently paid by Rook for such coverage; and provided, further, that if any annual premium for such insurance coverage exceeds 300% of such annual premium, Bishop shall obtain as much coverage as reasonably practicable for a cost not exceeding such amount. Bishop’s obligations under this Section 5.11(c) may be satisfied by Rook purchasing, with the prior written consent of Bishop (not to be unreasonably withheld, delayed or conditioned) prior to the Effective Time, a “tail” policy which (i) has an effective term of six (6) years from the Effective Time, and (ii) covers each person covered by Rook’s directors’ and officers’ insurance policy in effect on the date of this Agreement for actions and omissions occurring prior to the Effective Time.
(d) Unless Bishop shall have purchased a “tail” policy prior to the Effective Time as provided below, for a period of six (6) years after the Effective Time, Bishop shall cause to be maintained in effect for the benefit of the Bishop D&O Indemnified Parties an insurance and indemnification policy with an insurer with the same or better credit rating as the current carrier for Bishop that provides coverage for acts or omissions occurring prior to the Effective Time (the “Bishop D&O Insurance”) covering each such person currently covered by the officers’ and directors’ liability insurance policy of Rook on terms with respect to coverage and in amounts no less favorable than those of Bishop’s directors’ and officers’ insurance policy in effect on the date of this Agreement; provided, however, that Bishop shall not be required to pay an annual premium for the Bishop D&O Insurance in excess of 300% of the annual premium currently paid by Bishop for such coverage; and provided, further, that if any annual premium for such insurance coverage exceeds 300% of such annual premium, Bishop shall obtain as much coverage as reasonably practicable for a cost not exceeding such amount. Bishop’s obligations under this Section 5.11(d) may be satisfied by Bishop purchasing, with the prior written consent of Rook (not to be unreasonably withheld, delayed or conditioned) prior to the Effective Time, a “tail” policy which (i) has an effective term of six (6) years from the Effective Time, and (ii) covers each person covered by Bishop’s directors’ and officers’ insurance policy in effect on the date of this Agreement for actions and omissions occurring prior to the Effective Time.
(e) In the event that Bishop, the Surviving Corporation or any of their respective successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successor and assign of Bishop, the Surviving Corporation or any of their respective successors or assigns assumes the obligations set forth in this Section 5.11.
(f) The Rook D&O Indemnified Parties and the Bishop D&O Indemnified Parties to whom this Section 5.11 applies shall, from and after the Effective Time, be third-party beneficiaries of this Section 5.11. Notwithstanding any other provision of this Agreement, the provisions of this Section 5.11 shall survive consummation of the Merger and are intended to be for the benefit of, and, from and after the Effective Time, will be enforceable by, each of Rook D&O Indemnified Parties and the Bishop D&O Indemnified Parties, his or her heirs and his or her legal representatives.
Section 5.12 Public Announcements.   The initial press release of the parties announcing the execution of this Agreement shall be a joint press release mutually agreed upon by Bishop and Rook. Thereafter, except for any press release or other public statements disclosing an Adverse Recommendation Change or information related thereto, Bishop and Rook shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger, the Charter Amendment, the Class B Conversion, the Reverse Split, the Share Issuance and the other transactions contemplated hereby, and the parties shall not issue any such press release or make any public statement with respect to this Agreement, the Merger, the Charter Amendment, the Class B Conversion, the Reverse Split, the Share Issuance or any of the other transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned, except that no consent shall be required to the extent such disclosure may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (in which case each party shall use reasonable best efforts to allow the other party reasonable time to comment on such release or statement in advance of such issuance). In addition, notwithstanding the foregoing, each of the parties may communicate to its employees, consultants, customers, suppliers and distributors provided that such communication is consistent with a communications plan previously agreed to by Bishop and Rook in which case such communications may be made consistent with such plan.
Section 5.13 Rule 16b-3.   Prior to the Effective Time, each of Bishop and Rook shall take all such steps as may be reasonably necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Rook Common Stock (including derivative securities with respect to such Rook Common Stock) or acquisitions of Bishop Common Stock (including derivative securities with respect to such Bishop Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Rook, or who will become subject to such reporting requirements with respect to Bishop, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.14 Tax Matters.
(a) Each of Bishop and Rook shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and to obtain the Tax opinions described in Sections 6.2(e) and 6.3(e) (and any similar opinions required to be attached as exhibits to the Form S-4), including by delivering to each of Kirkland & Ellis LLP (“Kirkland”) and Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) a tax representation letter dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC), signed by an officer, containing customary representations, warranties and covenants, and in form and substance reasonably satisfactory to Kirkland and Fried Frank.
(b) Each of Bishop and Rook shall not, and shall cause each of its Subsidiaries not to, take any action that is reasonably likely to, or fail to take any action which failure is reasonably likely to, prevent or impede the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code or the issuance of any of the Tax opinions described in Section 5.14(a).
(c) For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of Code, and this Agreement is intended to constitute, and is hereby adopted by Bishop, Merger Sub and Rook as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 368, 354 and 361 of the Code.
(d) Any liability arising out of any documentary, sales, use, real property transfer, registration, transfer, stamp, recording or other similar Tax with respect to the transactions contemplated by this Agreement shall be borne by the Surviving Corporation and expressly shall not be a liability of the stockholders of Rook.

Section 5.15 Merger Sub.   Bishop will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement.
Section 5.16 Stock Exchange Listing and Delisting.   Bishop shall use its reasonable best efforts to cause the shares of Bishop Common Stock issuable to stockholders of Rook in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. Bishop and Rook shall cooperate with each other in taking all necessary actions to delist the Rook Common Stock from the NYSE and to terminate the registration of the Rook Common Stock as of, or as promptly as practicable after, the Effective Time.
Section 5.17 Stockholders Agreements.   Prior to Effective Time, without the prior written approval of Rook, Bishop shall not modify, amend, terminate, or cancel or waive, or release or otherwise forego any right under, or agree to modify, amend, terminate, or cancel or waive, or release or otherwise forego any right under the Rook Stockholders Agreement. Prior to Effective Time, without the prior written approval of Bishop, Rook shall not modify, amend, terminate, or cancel or waive, or release or otherwise forego any right under, or agree to modify, amend, terminate, or cancel or waive, or release or otherwise forego any right under, the Bishop Stockholders Agreement.
Section 5.18 Indebtedness.
(a) Prior to the Closing Date, each party shall provide, and shall use reasonable best efforts to cause its Subsidiaries and Representatives to provide, on a timely basis, to the other party all cooperation reasonably requested by the other party that is necessary, advisable or customary in connection with any amendment, supplement or replacement of any, or any new, Indebtedness (including, for avoidance of doubt, capital and operating leases and receivables financing) if such Indebtedness is expected to be outstanding after Closing (provided that such cooperation does not unreasonably interfere with the ongoing operations of the parties and their respective Subsidiaries and provided that none of the parties or any of their respective Subsidiaries shall be required to enter into any agreements in connection therewith that would be binding if the Closing does not occur). Without limiting the generality of the foregoing, but in each case subject to clause (c) below, such cooperation and reasonable best efforts for purposes of this Section 5.18 shall include the following, in each case to the extent reasonably requested: (i) subject to customary confidentiality arrangements, providing the other party and the potential financing sources and their respective agents with (A) the financial statements and other financial information regarding the party and its Subsidiaries that would customarily be derived from the financial statements of such party in transactions of this type and (B) such financial information that would customarily be derived from the financial statements of such party in transactions of this type related to the party and its Subsidiaries as is reasonably required in connection with such amendment, supplement or replacement or new Indebtedness; (ii) participating (including by making members of senior management with appropriate seniority and expertise, reasonably available to participate) in customary syndication and marketing activities, including sessions with the ratings agencies; (iii) reasonably cooperating with the potential financing sources’ and their respective agents’ due diligence; (iv) reasonably cooperating with any marketing efforts; (v) assisting in the preparation of customary bank information memoranda, lender presentations and other materials to the extent required in connection with such amendment, supplement or replacement or new Indebtedness; (vi) assisting in preparation of pro forma financial statements and pro forma financial information to the extent required in connection with such amendment, supplement or replacement or new Indebtedness; (vii) using reasonable best efforts to provide (including using reasonable best efforts to obtain such documents from its advisors) customary certificates and other customary closing documents as may be reasonably requested by the potential financing sources; and (vii) causing the taking of customary corporate actions reasonably necessary and within the control of the party to permit the completion of any such amendment, supplement or replacement or new Indebtedness.
(b) Prior to the Closing Date, with respect to those outstanding letters of credit (x) provided for the account of Rook or the applicable Rook Subsidiaries issued under the Amended and Restated

Credit Agreement, dated as of October 21, 2013 (as amended or modified), among Rook, the lenders and others party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent, and listed in Section 5.18(b) of the Rook Disclosure Letter or otherwise agreed by Bishop, and (y) that are required by Law or by Contract binding upon Rook or any of its Subsidiaries to remain outstanding following the Effective Time, the parties shall cooperate, as is reasonably necessary, to cause (i) the replacement of any such letter of credit, (ii) the “rolling” of any such letter of credit into or the “backstop” of any or all such letters of credit by the “L/C Issuer” under and as defined in, the Fourth Amended and Restated Credit Agreement, dated as of July 27, 2015 (as amended or modified), among Bishop, the lenders and others party thereto and Bank of America, N.A., as administrative agent and collateral agent and/or (iii) Rook providing cash or other collateral or credit back-stop satisfactory to the bank issuing any such letter of credit.
(c) For the avoidance of doubt, the parties agree and acknowledge that the foregoing shall not be construed as a condition to the parties’ obligations to consummate any of the Transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Section 5.18, (i) none of Bishop, Rook, any of their respective Subsidiaries or any of their respective directors or officers shall be obligated to take any corporate or organizational action (including by resolution or consent) approving, adopting, authorizing, executing or delivering, any document or any Contract relating to any such amendment, supplement or replacement or new Indebtedness or with respect to any letters of credit described in clause (b) above, unless such documents are contingent upon the Closing and shall not become effective until the Effective Time or thereafter, (ii) no obligation of the parties or any of their respective Subsidiaries under any agreement, certificate, document or instrument shall be effective until the Effective Time (and nothing contained in this Section 5.18 or otherwise shall require the parties or any of their Subsidiaries, prior to the Effective Time, to be an obligor with respect thereto) and (iii) none of Bishop, Rook or any of their respective Subsidiaries or Representatives shall be required to pay or incur any liability for any commitment or other fee or pay or incur any other liability in connection with the foregoing prior to the Effective Time (other than fees, payments or liabilities which are contingent on the Closing or that would be effective after the Closing, or that are promptly reimbursed by the other party).
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger and the Charter Amendment.   The respective obligations of each party to effect the Charter Amendment, the Merger and the Share Issuance is subject to the satisfaction or (to the extent permitted by applicable Law) waiver by Rook and Bishop at or prior to the Closing of the following conditions:
(a) Rook Stockholder Approval.   The Rook Stockholder Approval shall have been obtained.
(b) Bishop Stockholder Approval.   The Bishop Stockholder Approval shall have been obtained.
(c) HSR Act and Mexican Competition Law.   Any applicable waiting period (and any extension thereof) under the HSR Act and, if required, Mexican Competition Law relating to the transactions contemplated by this Agreement, shall have expired or been terminated; and any required approvals under Mexican Competition Law relating to the transactions contemplated by this Agreement have been obtained or deemed to have been obtained.
(d) No Injunctions or Legal Restraints; Illegality.   No temporary restraining order, injunction or other judgment, order or decree issued by any Governmental Entity of competent jurisdiction shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any such case, restrains, enjoins, prohibits or makes illegal the consummation of the Charter Amendment or the Merger.
(e) Registration.   The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and be in effect and no proceedings for that purpose shall have been initiated and be pending.
(f) NYSE Listing.   The shares of Bishop Common Stock issuable to the stockholders of Rook as provided for in Article II and, after the Effective Time, in respect of Rook Equity Awards shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2 Conditions to the Obligations of Bishop and Merger Sub.   The obligation of Bishop and Merger Sub to effect the Charter Amendment, the Merger and the Share Issuance is also subject to the satisfaction, or (to the extent permitted by applicable Law) waiver by Bishop, at or prior to the Closing, of the following conditions:
(a) Representations and Warranties.   (i) Each of the representations and warranties of Rook set forth in the first two sentences of Section 3.2(a) shall be true and correct in all respects, as of the date hereof and as of the Closing Date as if made anew as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case they shall be true and correct as of such earlier date) other than in each case for de minimis inaccuracies; (ii) each of the representations and warranties of Rook set forth in Sections 3.4, 3.21, and 3.24 shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as if made anew as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and (iii) each of the representations and warranties of Rook set forth in this Agreement (other than the first two sentences of Section 3.2(a) and Sections 3.4, 3.21, and 3.24) shall be true and correct (without giving effect to any materiality, Rook Material Adverse Effect or similar qualifiers) as of the date hereof and as of the Closing Date, as if made anew as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case they shall be true and correct as of such earlier date) except for such inaccuracies as have not had and would not reasonably be expected to have, individually or in the aggregate, a Rook Material Adverse Effect.
(b) Performance of Obligations of Rook.   Rook shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Absence of Rook Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Rook Material Adverse Effect.
(d) Officers’ Certificate.   Bishop shall have received a certificate signed by a senior executive officer of Rook on behalf of Rook, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.2(a), 6.2(b) and 6.2(c).
(e) Tax Opinion.   Bishop shall have received a written opinion of Kirkland, dated as of the Closing Date and in form and substance reasonably satisfactory to Bishop, to the effect that for U.S. federal income tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Kirkland shall be entitled to receive and rely upon customary assumptions, representations, warranties and covenants, including those contained in this Agreement and in the tax representation letters described in Section 5.14.
Section 6.3 Conditions to the Obligations of Rook.   The obligation of Rook to effect the Merger is also subject to the satisfaction, or (to the extent permitted by applicable Law) waiver by Rook, at or prior to the Closing, of the following conditions:
(a) Representations and Warranties.   (i) Each of the representations and warranties of Bishop and Merger Sub set forth in the first two sentences of Section 4.2(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made anew as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case they shall be true and correct as of such earlier date) other than in each case for de minimis inaccuracies; (ii) each of the representations and warranties of Bishop and Merger Sub set forth in Sections 4.4, 4.21, 4.24 and 4.27 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made anew as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and (iii) each of the representations and warranties of Bishop and Merger Sub set forth in this Agreement (other than the first two sentences of Section 4.2(a) and Sections 4.4, 4.21, 4.24 and 4.27) shall be true and correct (without giving effect to any materiality, Bishop Material Adverse Effect or similar qualifiers) as of the date hereof and as of the Closing Date, as if made anew as of the Closing Date (except to the extent such representations and warranties are expressly made as of an earlier date, in which case they shall be true and correct as of such earlier date) except for such inaccuracies as have not had and would not reasonably be expected to have, individually or in the aggregate, a Bishop Material Adverse Effect.

(b) Performance of Obligations of Bishop and Merger Sub.   Each of Bishop and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Absence of Bishop Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Bishop Material Adverse Effect.
(d) Officers’ Certificate.   Rook shall have received a certificate signed by a senior executive officer of each of Bishop and Merger Sub on behalf of Bishop and Merger Sub, respectively, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.3(a), 6.3(b) and 6.3(c).
(e) Tax Opinion.   Rook shall have received a written opinion of Fried Frank, dated as of the Closing Date and in form and substance reasonably satisfactory to Rook, to the effect that for U.S. federal income tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Fried Frank shall be entitled to receive and rely upon customary assumptions, representations, warranties and covenants, including those contained in this Agreement and in the tax representation letters described in Section 5.14.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1 Termination.   This Agreement may be terminated and the Merger, the Share Issuance and the Charter Amendment may be abandoned at any time prior to the Effective Time, whether before or after the Rook Stockholder Approval or the Bishop Stockholder Approval has been obtained, except as otherwise expressly noted (with any termination by Bishop also being an effective termination by Merger Sub):
(a) by mutual written consent of Bishop and Rook;
(b) by either Bishop or Rook:
(i) if the Closing shall not have occurred on or before January 18, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any of such party’s obligations under this Agreement was the principal cause of the failure of the Closing to have occurred by the Outside Date;
(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule, Law or decree, or taken any other action, restraining, enjoining or otherwise prohibiting any of the Charter Amendment, the Share Issuance or the Merger and such judgment, order, injunction, rule, Law, decree or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any of such party’s obligations under this Agreement was the principal cause of such judgment, order, injunction, rule, Law, decree or other action;
(iii) if the Rook Stockholder Approval shall not have been obtained at the Rook Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval and adoption of this Agreement and the transactions contemplated hereby was taken;
(iv) if the Bishop Stockholder Approval shall not have been obtained at the Bishop Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Charter Amendment and the Share Issuance was taken;
(c) by Bishop, if Rook shall have materially breached or failed to perform any of its covenants or agreements set forth in this Agreement, or if any representation or warranty of Rook shall have been untrue as of the date hereof or shall thereafter have become untrue, which breach or failure to perform or to be or remain true, either individually or in the aggregate, if occurring or continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 6.2(a) or 6.2(b) and (B) cannot be or has not been cured by the earlier of  (1) the Outside Date and (2) thirty (30) days after the receipt of written notice by Rook from Bishop of such breach or failure; provided, however, that Bishop shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if, at the time of delivery of such written notice, Bishop or Merger Sub shall have materially breached or failed to perform any of its covenants or agreements set forth in this Agreement or any of their representations or warranties shall have been untrue as of the date hereof or shall thereafter have become untrue, which breach or failure to perform or to be or remain true, either individually or in the aggregate, if occurring or continuing at the Closing, would result in the failure of any of the conditions set forth in Section 6.3(a) or 6.3(b);
(d) by Bishop, if the board of directors of Rook shall have effected an Adverse Recommendation Change;
(e) by Bishop, at any time prior to receiving the Bishop Stockholder Approval, in order to enter into a definitive Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.2(d) (it being understood that Bishop shall enter into a definitive Acquisition Agreement providing for such Superior Proposal substantially concurrently with the termination of this Agreement); provided, that the Bishop Termination Fee shall be paid pursuant to Section 7.3 prior to or concurrently with the termination of this Agreement by Bishop pursuant to this Section 7.1(e);
(f) by Rook, if Bishop or Merger Sub shall have materially breached or failed to perform any of its covenants or agreements set forth in this Agreement, or if any representation or warranty of Bishop or Merger Sub shall have been untrue as of the date hereof or shall thereafter have become untrue, which breach or failure to perform or to be or remain true, either individually or in the aggregate, if occurring or continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 6.3(a) or 6.3(b) and (B) cannot be or has not been cured by the earlier of  (1) the Outside Date and (2) thirty (30) days after the receipt of written notice by Bishop from Rook of such breach or failure; provided, however, that Rook shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if, at the time of delivery of such written notice, it shall have materially breached or failed to perform any of its covenants or agreements set forth in this Agreement or any of its representations or warranties shall have been untrue as of the date hereof or shall thereafter have become untrue, which breach or failure to perform or to be or remain true, either individually or in the aggregate, if occurring or continuing at the Closing, would result in the failure of any of the conditions set forth in Section 6.2(a) or 6.2(b);
(g) by Rook, if the board of directors of Bishop shall have effected an Adverse Recommendation Change; or
(h) by Rook, at any time prior to receiving the Rook Stockholder Approval, in order to enter into a definitive Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.2(d) (it being understood that Rook shall enter into a definitive Acquisition Agreement providing for such Superior Proposal substantially concurrently with the termination of this Agreement); provided, that the Rook Termination Fee shall be paid pursuant to Section 7.3 prior to or concurrently with the termination of this Agreement by Rook pursuant to this Section 7.1(h).
The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall provide written notice of termination to the other party, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and any such termination in accordance with this Section 7.1 shall be effective immediately upon delivery of such written notice to the other party.
Section 7.2 Notice of Termination; Effect of Termination.   In the event of termination of the Agreement, this Agreement shall immediately become void and have no force or effect, without any liability or obligation on the part of Bishop, Merger Sub or Rook or any of their respective Representatives or Affiliates, provided, however, that notwithstanding the foregoing:
(a) the Confidentiality Agreement and the provisions of the second sentence of Section 5.5(a) (Access to Information; Confidentiality), the second sentence of Section 5.5(b) (Access to Information; Confidentiality), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.2 (Notices), the applicable provisions of Section 8.3 (Certain Definitions), Section 8.4 (Interpretation), Section 8.5

(Entire Agreement), Section 8.6 (No Third Party Beneficiaries), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Specific Performance), Section 8.11 (Currency), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.16 (No Presumption Against Drafting Party) shall survive the termination hereof; and
(b) no such termination shall relieve any party from any liability for damages resulting from any knowing and material breach of any of its covenants or agreements in this Agreement prior to such termination or from amounts payable pursuant to Section 7.3, in which case the non-breaching party shall be entitled to all rights and remedies available at Law or in equity.
Section 7.3 Fees and Expenses.   Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Closing occurs.
(a) In the event this Agreement is terminated by Rook pursuant to Section 7.1(h), Rook shall pay to Bishop the Rook Termination Fee by wire transfer of immediately available funds to the account designated by Bishop prior to or concurrently with the termination of this Agreement.
(b) In the event that (i) an Acquisition Proposal is made directly to Rook’s stockholders or is otherwise publicly disclosed or is made to Rook or the board of directors of Rook and such Acquisition Proposal shall not have been withdrawn prior to the Rook Stockholders Meeting, (ii) this Agreement is terminated by Bishop or Rook pursuant to Section 7.1(b)(iii), and (iii) within one year after the date of any such termination, Rook enters into an a definitive agreement providing for an Acquisition Proposal or a transaction providing for an Acquisition Proposal is otherwise consummated (provided that for purposes of this Section 7.3(b), each reference to twenty percent (20%) in the definition of Acquisition Proposal shall be deemed a reference to fifty percent (50%)) then, in any such event, Rook shall pay to Bishop the Rook Termination Fee by wire transfer of immediately available funds to the account designated by Bishop within three (3) Business Days following the consummation of such transaction.
(c) In the event that (i) an Acquisition Proposal is made directly to Rook’s stockholders or is otherwise publicly disclosed or is made to Rook or the board of directors of Rook and such Acquisition Proposal shall not have been withdrawn prior to the termination of this Agreement by Bishop pursuant to Section 7.1(c), (ii) this Agreement is terminated by Bishop pursuant to Section 7.1(c), and (iii) within one (1) year after the date of any such termination, Rook enters into a definitive agreement providing for an Acquisition Proposal or a transaction providing for an Acquisition Proposal is otherwise consummated ( provided that for purposes of this Section 7.3(c), each reference to twenty percent (20%) in the definition of Acquisition Proposal shall be deemed a reference to fifty percent (50%)) then, in any such event, Rook shall pay to Bishop the Rook Termination Fee by wire transfer of immediately available funds to the account designated by Bishop within three (3) Business Days following the consummation of such transaction.
(d) In the event that this Agreement is terminated by Bishop pursuant to Section 7.1(d), Rook shall pay to Bishop the Rook Termination Fee by wire transfer of immediately available funds to the account designated by Bishop within three (3) Business Days of such termination.
(e) In the event that this Agreement is terminated by Bishop pursuant to Section 7.1(e), Bishop shall pay to Rook the Bishop Termination Fee by wire transfer of immediately available funds to the account designated by Rook prior to or concurrently with the termination of this Agreement.
(f) In the event that (i) an Acquisition Proposal is made directly to Bishop’s stockholders or is otherwise publicly disclosed or is made to Bishop or the board of directors of Bishop and such Acquisition Proposal shall not have been withdrawn prior to the Bishop Stockholders Meeting, (ii) this Agreement is terminated by Bishop or Rook pursuant to Section 7.1(b)(iv), and (iii) within one (1) year after the date of any such termination, Bishop enters into a definitive agreement providing for an Acquisition Proposal or a transaction providing for an Acquisition Proposal is otherwise consummated (provided that for purposes of this Section 7.3(f)), each reference to twenty percent (20%) in the definition of Acquisition Proposal shall be deemed a reference to fifty percent (50%)) then, in any such event, Bishop shall pay to Rook the Bishop Termination Fee by wire transfer of immediately available funds to the account designated by Rook within three (3) Business Days following the consummation of such transaction.

(g) In the event that (i) an Acquisition Proposal is made directly to Bishop’s stockholders or is otherwise publicly disclosed or is made to Bishop or the board of directors of Bishop and such Acquisition Proposal shall not have been withdrawn prior to the termination of this Agreement by Rook pursuant to Section 7.1(f), (ii) this Agreement is terminated by Rook pursuant to Section 7.1(f), and (iii) within one (1) year after the date of any such termination, Bishop enters into a definitive agreement providing for an Acquisition Proposal or a transaction providing for an Acquisition Proposal is consummated (provided that for purposes of this Section 7.3(g), each reference to twenty percent (20%) in the definition of Acquisition Proposal shall be deemed a reference to fifty percent (50%)) then, in any such event, Bishop shall pay to Rook the Bishop Termination Fee by wire transfer of immediately available funds to the account designated by Bishop within three (3) Business Days following the consummation of such transaction.
(h) In the event this Agreement is terminated by Rook pursuant to Section 7.1(g), Bishop shall pay to Rook the Bishop Termination Fee by wire transfer of immediately available funds to the account designated by Rook prior to or concurrently with the termination of this Agreement.
(i) In the event that Bishop or Rook terminates this Agreement pursuant to Section 7.1(b)(iii), then Rook shall pay to Bishop the Rook Expense Reimbursement; provided that the payment by Rook of the Rook Expense Reimbursement shall not relieve Rook of any subsequent obligation to pay the Rook Termination Fee pursuant to this Section 7.3. In the event Rook pays to Bishop the Rook Expense Reimbursement pursuant to this Section 7.3(i), the amount of such Rook Expense Reimbursement actually paid shall be credited against any Rook Termination Fee subsequently payable by Rook pursuant to this Section 7.3.
(j) In the event that Bishop or Rook terminates this Agreement pursuant to Section 7.1(b)(iv), then Bishop shall pay to Rook the Bishop Expense Reimbursement; provided that the payment by Bishop of the Bishop Expense Reimbursement shall not relieve Bishop of any subsequent obligation to pay the Bishop Termination Fee pursuant to this Section 7.3. In the event Bishop pays to Rook the Bishop Expense Reimbursement pursuant to this Section 7.3(j), the amount of such Bishop Expense Reimbursement actually paid shall be credited against any Bishop Termination Fee subsequently payable by Bishop pursuant to this Section 7.3.
(k) Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are a material inducement to the entry into this Agreement by the other parties hereto. Accordingly, (i) if Rook shall fail to pay the Rook Termination Fee or the Rook Expense Reimbursement when due, Rook shall reimburse Bishop for all reasonable costs and expenses incurred by Bishop (including reasonable fees and expenses of counsel) in connection with the collection and enforcement of this Section 7.3 and pay to Bishop any interest on the unpaid amount under this Section 7.3, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal and (ii) if Bishop shall fail to pay the Bishop Termination Fee or the Bishop Expense Reimbursement when due, Bishop shall reimburse Rook for all reasonable costs and expenses incurred by Rook (including reasonable fees and expenses of counsel) in connection with the collection and enforcement of this Section 7.3 and pay to Rook any interest on the unpaid amount under this Section 7.3, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate. Each party further acknowledges that none of the Bishop Termination Fee, the Bishop Expense Reimbursement, the Rook Termination Fee or the Rook Expense Reimbursement is a penalty, but rather a reasonable amount that will compensate the applicable party for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Each of the parties further acknowledges and agrees that (A) receipt of the Rook Termination Fee and/or the Rook Expense Reimbursement, as applicable, together with the costs and expenses payable pursuant to this Section 7.3(k), shall be the sole and exclusive monetary remedy available to Bishop, Merger Sub, their Affiliates and their respective Representatives against Rook, its Affiliates and their respective Representatives with respect to this

Agreement and the transactions contemplated hereby in the circumstances in which any such payment is payable and (B) receipt of the Bishop Termination Fee and/or the Bishop Expense Reimbursement, as applicable, together with the costs and expenses payable pursuant to this Section 7.3(k) and any amount payable pursuant to the Bishop Support Agreement, shall be the sole and exclusive monetary remedy available to Rook, its Affiliates and their respective Representatives against Bishop, Merger Sub, their Affiliates and their respective Representatives with respect to this Agreement and the transactions contemplated hereby in the circumstances in which any such payment is payable. In no event shall Rook be obligated to pay the Rook Termination Fee or the Rook Expense Reimbursement more than once, and in no event shall Bishop be obligated to pay the Bishop Termination Fee or the Bishop Expense Reimbursement more than once.
Section 7.4 Amendment or Supplement.   Subject to applicable Law, this Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors at any time prior to the Effective Time, whether before or after the Rook Stockholder Approval and/or the Bishop Stockholder Approval has been obtained. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.
Section 7.5 Extension of Time; Waiver.   The parties may, by action taken or authorized by their respective boards of directors, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1 Non-Survival.   None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, except as provided in Section 7.2, the termination of this Agreement pursuant to Section 7.1, as the case may be, except that this Section 8.1 shall not limit any covenants or agreements of the parties that by their terms apply, or are to be performed in whole or in part, after the Effective Time or after the termination of this Agreement.
Section 8.2 Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier (providing written proof of delivery) or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i)
if to Bishop or Merger Sub or the Surviving Corporation, to:

Swift Transportation Company
2200 S. 75th Avenue
Phoenix, Arizona 85043
Attention: General Counsel
Facsimile: (623) 907-7464

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Daniel E. Wolf
Michael P. Brueck
Claire E. James

Facsimile: (212) 446-4900
(ii)
if to Rook, to:

Knight Transportation, Inc.
20002 North 19th Avenue
Phoenix, Arizona 85027
Attention: General Counsel
Facsimile: (480) 425-3998
with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention: Philip Richter
Facsimile: (212) 859-4000
provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day.
Section 8.3 Certain Definitions.   For purposes of this Agreement:
(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;
(b) “Bishop Expense Reimbursement” means an amount equal to the reasonable and documented out-of-pocket expenses incurred by Rook in connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $10,000,000.
(c) “Bishop Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Bishop and its Subsidiaries, taken as a whole, or the ability of Bishop to consummate the Merger, the Share Issuance or the Charter Amendment; provided that any event, change, occurrence or effect resulting from the following will be excluded from the determination of Bishop Material Adverse Effect: (A) events, changes, effects or conditions generally affecting the industries or markets in which Bishop or its Subsidiaries operate, (B) any acts of God, natural disasters, the outbreak or escalation of war, armed hostilities or acts of terrorism, (C) changes in Law or GAAP or the interpretation or enforcement of either or (D) the negotiation, execution, consummation, existence, delivery, performance or announcement of this Agreement (provided that the exceptions in this clause (D) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty (or any portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Bishop Stockholders Agreement or the Rook Stockholders Agreement, the performance of the obligations hereunder or thereunder the consummation of the transactions contemplated hereby or thereby); (E) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which Bishop or its Subsidiaries conduct business; (F) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated by this Agreement (or any public disclosure relating to such litigation); (G) any changes in the market price or trading volume of Bishop Common Stock, any failure by Bishop or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial or operating projections or forecasts for any period, any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to Bishop or any of its Subsidiaries (provided that, in each case, such exclusion will not apply to the underlying causes of any such changes or failure to the extent not otherwise falling within any of the exceptions described in clauses (A) through (H)) or (H) any matter disclosed in the Bishop Disclosure Letter; provided, however, that the impact of any event, change, occurrence or effect described in clause (A), (B), (C) or (E) may be included for purposes of determining whether a Bishop Material Adverse Effect has occurred or would reasonably be expected to occur if such event, change, occurrence or effect has or is reasonably expected to have a disproportionately adverse effect on Bishop and its Subsidiaries, taken as a whole, as compared to Rook and its Subsidiaries, taken as a whole (and then only to the extent of such disproportionate adverse effect);
(d) “Bishop Stockholder Approval” means the affirmative vote of  (i) the holders of a majority of the voting power of the outstanding shares of Bishop Common Stock and Bishop Class B Common Stock, voting together (with each share of Bishop Common Stock entitled to one vote and each share of Bishop Class B Common Stock entitled to two votes per share), approving and adopting the Charter Amendment (as the components thereof may be combined or separately required to be proposed or presented) and (ii) a majority of the votes cast at the Bishop Stockholders Meeting by holders of Bishop Common Stock and Bishop Class B Common Stock, voting together (with each share of Bishop Common Stock entitled to one (1) vote and each share of Bishop Class B Common Stock entitled to two votes per share), approving the Share Issuance;
(e) “Bishop Stockholders Meeting” means a meeting of the stockholders of Bishop to be called to consider approving the Charter Amendment (as the components thereof may be combined or separately required to be proposed or presented) and the Share Issuance;
(f) “Bishop Termination Fee” means $89,100,000.
(g) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;
(h) “Continuing Employee” means any employee of Bishop or Rook or their respective Subsidiaries immediately before the Effective Time who continues employment with Bishop or any of its subsidiaries (including the Surviving Corporation) after the Effective Time;
(i) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, credit arrangement or otherwise;
(j) “ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code;
(k) “Form S-4” means the registration statement on Form S-4, or, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Bishop under the Securities Act with respect to the shares of Bishop Common Stock to be issued to the stockholders of Rook in connection with the transactions contemplated by this Agreement;
(l) “Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all obligations of such Person under installment sale contracts (other than installment contracts entered into in the Ordinary Course of business), (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, and (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or to purchase the obligations of others;

(m) “Intellectual Property Rights” means all trade names, trademarks, service marks, domain names, patents, copyrights, works of authorship, trade secrets, know-how and all other intellectual property and associated rights in any jurisdiction, and including, as applicable, any issuances and registrations and applications for issuance or registration of, and any renewals or foreign equivalents of, and goodwill associated with, any of the foregoing; in each case, to the extent recognized or otherwise protectable under applicable Law;
(n) “Joint Proxy Statement/Prospectus” means the joint proxy statement/prospectus, including any amendments or supplements thereto, relating to the matters to be submitted to the Rook stockholders at the Rook Stockholders Meeting and to the Bishop stockholders at the Bishop Stockholders Meeting;
(o) “knowing and material breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, if breaching this Agreement was the conscious object of the act or failure to act;
(p) “knowledge” of a party means (i) with respect to Rook, the actual knowledge of the President and Chief Executive Officer, Chief Financial Officer and General Counsel and (ii) with respect to Bishop, the actual knowledge of the President and Chief Executive Officer, Chief Financial Officer and General Counsel;
(q) “Merger Sub Stockholder Approval” means the approval of the holders of a majority of the outstanding shares of the common stock of Merger Sub approving and adopting this Agreement and the actions contemplated hereby;
(r) “NYSE” means the New York Stock Exchange;
(s) “Ordinary Course” means consistent with past practices through the date of this Agreement;
(t) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;
(u) “Rook Expense Reimbursement” means an amount equal to the reasonable and documented out-of-pocket expenses incurred by Bishop in connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $10,000,000.
(v) “Rook Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Rook and its Subsidiaries, taken as a whole, or the ability of Rook to consummate the Merger; provided that any event, change, occurrence or effect resulting from the following will be excluded from the determination of Rook Material Adverse Effect: (A) events, changes, effects or conditions generally affecting the industries or markets in which Rook or its Subsidiaries operate, (B) any acts of God, natural disasters, the outbreak or escalation of war, armed hostilities or acts of terrorism, (C) changes in Law or GAAP or the interpretation or enforcement of either or (D) the negotiation, execution, consummation, existence, delivery, performance or announcement of this Agreement (provided that the exceptions in this clause (D) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty (or any portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement, the Rook Support Agreement, the Bishop Support Agreement, the Bishop Stockholders Agreement or the Rook Stockholders Agreement, the performance of the obligations hereunder or thereunder the consummation of the transactions contemplated hereby or thereby); (E) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which Rook or its Subsidiaries conduct business; (F) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated by this Agreement (or any public disclosure relating to such litigation); (G) any changes in the market price or trading volume of Rook Common Stock, any failure by Rook or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial or operating projections or forecasts for any period, any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to Rook or any of its Subsidiaries (provided that, in each case, such exclusion will not apply to the underlying causes of any such changes or failure to the extent not otherwise falling within any of the exceptions described in clauses (A) through (H)) or (H) any matter disclosed in the Rook Disclosure Letter; provided, however, that the impact of any event, change, occurrence or effect described in clause (A), (B), (C) or (E) may be included for purposes of determining whether a Rook Material Adverse Effect has occurred or would reasonably be expected to occur if such event, change, occurrence or effect has or is reasonably expected to have a disproportionately adverse effect on Rook and its Subsidiaries, taken as a whole, as compared to Bishop and its Subsidiaries, taken as a whole (and then only to the extent of such disproportionate adverse effect);
(w) “Rook Stockholder Approval” means the approval of the holders of a majority of the outstanding shares of Rook Common Stock approving and adopting this Agreement and, to the extent required by applicable Law, the Charter Amendment;
(x) “Rook Stockholders Meeting” means a meeting of the stockholders of Rook to be called to consider approving and adopting this Agreement and the transactions contemplated hereby, including the Merger;
(y) “Rook Termination Fee” means $75,300,000.
(z) “SEC” means the U.S. Securities and Exchange Commission;
(aa) “Share Issuance” means the issuance of shares of Bishop Common Stock pursuant to the Merger as contemplated by this Agreement or in respect of Rook Equity Awards after the Effective Time;
(bb) “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;
(cc) “Tax” (including “Taxes”) means all federal, state, local, foreign and other income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, registration, value added, capital stock, environmental, alternative minimum, unclaimed property, estimated, social security (or similar), unemployment, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever payable to a Governmental Entity, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and
(dd) “Tax Return” means any return, declaration, report, statement, notice, certificate, election, information statement or other document filed or required to be filed with respect any Tax, including any claims for refunds of Taxes and any amendments, supplements, schedules or attachments to any of the foregoing.
Section 8.4 Interpretation.   When a reference is made in this Agreement to a Section, Article, exhibit, annex or schedule, such reference shall be to a Section, Article, exhibit, annex or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in Rook Disclosure Letter or the Bishop Disclosure Letter are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in the Rook Disclosure Letter or the Bishop Disclosure Letter but not otherwise defined therein shall have the meanings as defined in this Agreement. The Rook Disclosure Letter and the Bishop Disclosure Letter are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When used in reference to Rook or its Subsidiaries, the term “material” shall be measured against Rook and its Subsidiaries, taken as a whole. When used in reference to Bishop or its Subsidiaries, the term “material” shall be measured against Bishop and its Subsidiaries, taken as a whole. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
Section 8.5 Entire Agreement.   This Agreement, Rook Disclosure Letter, the Bishop Disclosure Letter and the Confidentiality Agreement constitute the entire agreement with respect to the subject matter hereof, and supersede all prior written agreements, arrangements, communications, representations, warranties and understandings and all prior and contemporaneous oral agreements, arrangements, communications, representations, warranties and understandings among the parties with respect to the subject matter hereof and thereof.
Section 8.6 No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except that Rook D&O Indemnified Parties and the Bishop D&O Indemnified Parties (with respect to Section 5.11 from and after the Effective Time) shall be intended third-party beneficiaries of Section 5.11.
Section 8.7 Governing Law.   EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF ARIZONA ARE MANDATORILY APPLICABLE TO THE MERGER AND THE TRANSACTIONS, THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.
Section 8.8 Submission to Jurisdiction.   The parties hereby irrevocably submit to the personal jurisdiction of the Delaware Court of Chancery or, if such court shall lack subject matter jurisdiction, the United States District Court for the District of Delaware, solely in respect of the interpretation. Each of the parties agrees not to commence any action, suit or proceeding relating hereto except in the courts described above in the State of Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided in Section 8.2 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to deny or defeat personal jurisdiction, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including by asserting (a) any claim that it is not personally subject to the jurisdiction of such courts in the State of Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 8.9 Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 8.10 Specific Performance.   Notwithstanding anything herein to the contrary, the parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) were not performed in accordance with the terms hereof. Accordingly, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or in equity and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.
Section 8.11 Currency.   All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
Section 8.12 Severability.   If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible and the relevant provision may be given effect to the fullest extent consistent with applicable Law.
Section 8.13 Waiver of Jury Trial.   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.14 Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
Section 8.15 Facsimile or PDF Signature.   This Agreement may be executed by facsimile signature or by emailed portable document format (.pdf) file signature and a facsimile or .pdf signature shall constitute an original for all purposes.
Section 8.16 No Presumption Against Drafting Party.   Each of Bishop, Merger Sub and Rook acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
SWIFT TRANSPORTATION COMPANY
By:	/s/ Virginia Henkels
Name: Virginia Henkels
Title: Executive Vice President, Chief Financial Officer and Treasurer
BISHOP MERGER SUB, INC.
By:	/s/ Mickey R. Dragash
Name: Mickey R. Dragash
Title: Executive Vice President, General Counsel and Secretary
KNIGHT TRANSPORTATION, INC.
By:	/s/ Kevin P. Knight
Name: Kevin P. Knight
Title: Executive Chairman
[SIGNATURE PAGE TO MERGER AGREEMENT]

Exhibit A
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
(F/K/A SWIFT TRANSPORTATION COMPANY)
Knight-Swift Transportation Holdings Inc. (f/k/a Swift Transportation Company), a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.
The name of the Corporation is Knight-Swift Transportation Holdings Inc. (f/k/a Swift Transportation Company). The Corporation was originally incorporated under the name Swift Holdings Corp.

2.
The Corporation filed its original Certification of Incorporation (as amended or restated to date, the “Certificate”) with the Secretary of State of the State of Delaware on May 20, 2010.

3.
This Second Amended and Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”), which restates, integrates, and further amends the Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), having been (a) proposed by resolutions adopted and declared advisable by the board of directors of the Corporation, and (b) approved by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

4.
Pursuant to Section 103(d) of the DGCL this Restated Certificate of Incorporation will become effective at     a.m. on            , 2017 (the time upon which this Restated Certificate of Incorporation becomes effective being the “Charter Amendment Effective Time”).

5.
The Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

FIRST:   The name of the corporation is KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. (the “Corporation”).
SECOND:   The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL, as set forth in Title 8 of the Delaware Code.
FOURTH:
(a) Reverse Stock Split.   Effective immediately after the Charter Amendment Effective Time (such time immediately after the Charter Amendment Effective Time, the “Reverse Split Effective Time”) and without any further action by the holders of such shares, each outstanding and reserved share of the Class A Common Stock (as defined below) (including each share of Class A Common Stock into which a share of the Class B Common Stock (as defined below) was converted as of the Charter Amendment Effective Time in accordance with Article FOURTH Section (c)(5) below) shall be consolidated into 0.72 of a validly issued, fully paid and non-assessable share of Class A Common Stock (the “Reverse Stock Split”). The par value of each share of Class A Common Stock shall not be adjusted in connection with the Reverse Stock Split.
No fractional shares of Class A Common Stock shall be issued upon combination of the Class A Common Stock in the Reverse Stock Split. In the event that, as a result of the Reverse Stock Split, a stockholder would hold a fractional share of Class A Common Stock (after aggregating all fractional shares of Class A Common Stock that would be held by such stockholder after giving effect to the Reverse Stock Split), such stockholder shall be entitled to receive cash (without interest) in lieu of such fractional share of Class A Common Stock in an amount in cash equal to the product obtained by multiplying (i) such fractional share interest, by (ii) the closing price of a share of Class A Common Stock on the New York

Stock Exchange on the date on which the Charter Amendment Effective Time occurs (or such other amount in cash as the Board of Directors of the Corporation shall determine in good faith to be equitable). No dividends or other distributions with respect to the Class A Common Stock shall be payable on or with respect to any such fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Corporation. Each certificate or book-entry share that immediately prior to the Reverse Split Effective Time represented outstanding shares of Class A Common Stock (including certificate or book-entry share that represent shares of Class A Common Stock into which shares of Class B Common Stock (as defined below) were converted as of the Charter Amendment Effective Time in accordance with Article FOURTH Section (c)(5) below) shall represent, from and after the Reverse Split Effective Time and without any action required to be taken by any stockholder of the Corporation, the number of shares of Class A Common Stock represented thereby immediately prior to the Reverse Split Effective Time multiplied by 0.72, except that any such fractional share interests shall be treated as set forth above.
(b) Authorized Capital Stock.   From and after the Charter Amendment Effective Time, the total number of shares of stock which the Corporation shall have authority to issue is 760,000,000 shares of capital stock, consisting of  (i) 500,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), (ii) 250,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Without the approval of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, the number of authorized shares of Class A Common Stock may not be decreased below (1) the number of shares thereof then outstanding plus (2) the number of shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock.
(c) Common Stock.   The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:
(1) Ranking.   Except as otherwise expressly provided in this Restated Certificate of Incorporation, the powers, preferences and rights of the shares of Class A Common Stock and shares of Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.
(2) Voting.
a. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Restated Certificate of Incorporation, each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall be entitled to two (2) votes for each share of Class B Common Stock held of record by such holder, and, except as otherwise required by the DGCL or provided by this Restated Certificate of Incorporation or the By-Laws as in effect as of the date hereof, the Class A Common Stock and Class B Common Stock shall vote together on all matters submitted to a vote of stockholders.
b. In addition to any other vote required by law or this Restated Certificate of Incorporation, each of the Class A Common Stock and the Class B Common Stock shall be entitled to vote separately as a class with respect to (i) any merger or consolidation of the Corporation with or into any entity in which merger or consolidation holders of Class A Common Stock and holders of Class B Common Stock are not entitled to receive the same per share consideration (provided that if such consideration includes shares of stock, then no separate class vote shall be required pursuant to this clause if the consideration is the same but for the fact that holders of Class B Common Stock receive shares that have two (2) times the voting power of the shares of stock received by holders of Class A Common Stock but are otherwise identical in their rights and preferences), (ii) any increase in the authorized number of shares of Class B Common Stock or the issuance of shares of Class B Common Stock, other than such increase or issuance required to effect a stock split, stock dividend or recapitalization pro rata with any increase or issuance of shares of Class A Common Stock or (iii) any amendment of this Restated Certificate of Incorporation that would affect the relative rights or preferences of the Class A Common Stock and the Class B Common Stock as set forth in this Article FOURTH.
c. In addition to any other vote required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock held by persons other than Permitted Holders and Affiliated Persons shall be required to approve (i) any merger or consolidation of the Corporation with or into, or any sale of all or substantially the assets of the Corporation to, any Permitted Holder or Affiliated Person or (ii) any amendment to Article SIXTH, TWELFTH or FOURTEENTH of this Restated Certificate of Incorporation or to this sentence, or to the definition of  “Affiliated Person” or “Permitted Holder” set forth in the Article FOURTH Section (c)(2)c. “Permitted Holder” means (i) Jerry Moyes, Vickie Moyes and their respective estates, executors and conservators, (ii) any trust (including the trustee thereof) established for the benefit of Jerry Moyes, Vickie Moyes or any children (including adopted children) thereof, (iii) any such children upon transfer from Jerry Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Jerry Moyes or Vickie Moyes and (iv) any corporation, limited liability company or partnership the sole stockholders, members or partners of which are Permitted Holders. “Affiliated Person” means any entity (other than the Corporation or any subsidiary of the Corporation) of which more than 10% of the capital stock or other equity interests or voting power of which is held by one or more Permitted Holders, and any director, officer or employee thereof.
(3) No Cumulative Voting.   Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.
(4) Restrictions on Issuance and Transfer of Class B Common Stock.   Shares of Class B Common Stock may only be issued to, or held by, Permitted Holders. No Class B Holder may transfer, and the Company shall not register the transfer of, any shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Holder.
(5) Conversion of Class B Common Stock.   Effective upon the Charter Amendment Effective Time, by virtue of this Restated Certificate of Incorporation without any further action on the part of the Corporation, any stockholder of the Corporation or any other person, each share of Class B Common Stock outstanding as of the Charter Amendment Effective Time shall automatically be converted into one share of Class A Common Stock. Thereafter, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock. Each share of Class B Common Stock shall be convertible by the holder thereof, at such holder’s option, into one share of Class A Common Stock at any time by written notice to the Corporation specifying the number of shares to be converted and the date for conversion. Upon transfer or purported transfer to any person other than a Permitted Holder, shares of Class B Common Stock shall automatically be converted into and become shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and restored to the status of authorized but unissued shares of Class B Common Stock and be available for reissue by the Corporation to Permitted Holders in compliance with Article FOURTH Section (c)(2)b.
Upon conversion of shares of Class B Common Stock into shares of Class A Common Stock, the certificate previously representing shares of Class B Common Stock shall represent shares of Class A Common Stock until a new certificate is issued pursuant hereto. As promptly as practicable after delivery of certificates previously representing shares of Class B Common Stock converted to shares of Class A Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. In the event any certificate representing shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate which are not being converted. The issuance of certificates representing shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.
(6) Dividends.   Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation) is declared or paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, as the case may be, on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If, at any time, a dividend or other distribution payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation, or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation is paid or declared on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid or declared, as the case may be, on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided, that, for this purpose, if shares of Class A Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities of the Corporation, are paid on shares of Class A Common Stock, and shares of Class B Common Stock or voting securities identical to the other voting securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock shall have two times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or rights, options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution.
(7) Reclassification, etc.   In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.
(8) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred

Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.
(9) No Preemptive or Subscription Rights.   No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.
(d) Preferred Stock.   The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
FIFTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b) The size of the Board of Directors shall be fixed from time to time by resolution of the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.
(c) The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors in Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders held after the Charter Amendment Effective Time, the directors in Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders held after the Charter Amendment Effective Time, and the directors in Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders held after the Charter Amendment Effective Time, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. At the Corporation’s third annual meeting of the stockholders of the Corporation and at each subsequent annual meeting of the stockholders of the Corporation held after the Charter Amendment Effective Time, the members (or successors) of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.
(d) Subject to the terms of any one or more series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Notwithstanding the foregoing provisions of this Article FIFTH, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

(e) Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
(f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Restated Certificate of Incorporation.
SIXTH:   So long as Permitted Holders and their Affiliated Persons hold in excess of 20% of the voting power of the Corporation, the Corporation shall not enter into any contract or transaction with any Permitted Holder or Affiliated Person unless such contract or transaction shall have been approved by either (i) at least 75% of the Independent Directors, including the affirmative vote of the Chairman of the Board of Directors if the Chairman is an Independent Director, or the Lead Independent Director if the Chairman is not an Independent Director or (ii) the holders of a majority of the outstanding shares of Class A Common Stock held by persons other than Permitted Holders or Affiliated Persons. “Independent Director” means a director who is not a Permitted Holder or a director, officer or employee of an Affiliated Person and is “Independent,” as that term is defined in the governance standards of the New York Stock Exchange (the “NYSE”) applicable to directors (but not applicable to directors by virtue of such director being a member of a committee of the Board of Directors), or if the Company is not an NYSE listed company, such other exchange or trading system on which the Company is primarily listed.
SEVENTH:   Any action required to be taken at a meeting of the stockholders of the Corporation, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of stockholders and may be stated as such in any document.
EIGHTH:   No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
NINTH:   The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.
The rights to indemnification and to the advance of expenses conferred in this Article NINTH shall not be exclusive of any other right any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or modification of this Article NINTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
TENTH:   Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by (i) the Board of Directors or (ii) the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or the Lead Independent Director (if any). The Board of Directors shall call a special meeting upon written notice to the Secretary of the Corporation by stockholders representing, as of the close of business on the day immediately preceding the date of delivery of such notice to the Corporation, or if applicable, as of any record date set by the Board of Directors in connection with a solicitation by a stockholder seeking to request the Board of Directors to call such a meeting, at least (1) 20% of all of the votes entitled to be cast by holders of Class A Common Stock or (2) 20% of all of the votes entitled to be cast by holders of all of the outstanding shares of Common Stock, in either case on any issue or business to be considered at such meeting (the “Requisite Percentage”). Any special meeting so requested by stockholders shall be held at such place, date and time as may be fixed from time to time by resolution of the Board of Directors, provided such special meeting shall be held not later than the 90th day after receipt by the Secretary of the Corporation of the requisite notice for such meeting, and provided further that the Board of Directors shall not be required to call a special meeting upon stockholder request if the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which valid stockholder requests for a special meeting submitted by the Requisite Percentage of stockholders in accordance with this Article TENTH have been delivered to the Secretary of the Corporation (the “Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting, which included the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting, with such determination being made in good faith by the Board of Directors. For business or a proposal to be properly brought before a special meeting of stockholders by stockholders, the stockholders must have given notice thereof in writing to the Secretary of the Corporation, setting forth, as to each matter the stockholders propose to bring before a special meeting of stockholders, evidence that such stockholders owned such shares representing, and are entitled to cast, not less than 20% of the votes entitled to be cast on such issue or business to be considered at such meeting, and shall otherwise comply with any notice and other requirements set forth in the By-Laws. Only such business shall be conducted as shall have been properly brought before the special meeting as provided in this Article TENTH, and set forth in the notice of meeting.
ELEVENTH:   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
TWELFTH:   In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws, except as otherwise stated in the By-Laws.
THIRTEENTH:   Unless the Corporation otherwise consents to an alternative forum in writing, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or By-Laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.
FOURTEENTH:   The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation but only in the manner now or hereafter prescribed in this Restated Certificate of Incorporation the Corporation’s By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

Exhibit B
Bishop Director Designees
Director	Class	Designator
Glenn Brown*	Class I	Jack Designator
Jerry Moyes*	Class III	Jack Designator
Richard Dozer	Class II	Bishop
David Vander Ploeg	Class II	Bishop

*
Subject to the execution of a written agreement as required by the definition of Qualified Designee (as defined in the Bishop Stockholder Agreement).

Exhibit C
BY-LAWS
OF
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
A Delaware Corporation
Effective [           ]

BY-LAWS
OF
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
(HEREINAFTER CALLED THE “CORPORATION”)
ARTICLE I
OFFICES
Section 1. Registered Office.   The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.
Section 2. Other Offices.   The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings.   Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.
Section 2. Annual Meetings.   The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.
Section 3. Special Meetings.   Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Board of Directors or (ii) the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the Lead Independent Director (if any); and shall be called by the Board of Directors at the request of stockholders as provided in the Certificate of Incorporation. Such request shall state the purpose or purposes of the proposed Special Meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
Section 4. Notice.   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.
Section 5. Nature of Business at Meetings of Stockholders.   Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 6 of this Article II) may be transacted at an Annual Meeting of Stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 5 of this Article II.
In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such business must be a proper subject for stockholder action under the laws of the State of Delaware and such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, subject to the last sentence of this paragraph, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the Annual Meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a contested solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.
No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 5 of this Article II; provided, however that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 5 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the Annual Meeting and such business shall not be transacted.

Nothing contained in this Section 5 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 6. Nomination of Directors.
(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided with respect to the right of holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board providing for the issuance of such stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (x) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (y) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 6 of this Article II.
(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (x) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, subject to the last sentence of this paragraph, that in the event that the Annual Meeting of Stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (y) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (x) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (y) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nominations) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
(e) A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.
(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6 of this Article II. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
(g) Nothing contained in this Section 6 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of nominees for director in the Corporation’s proxy statement pursuant to Section 17 of this Article II.
Section 7. Adjournments.   Any meeting of the stockholders may be adjourned from time to time by the stockholders entitled to vote thereat, present in person or represented by proxy, or the Chairman of the meeting to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
Section 8. Quorum.   Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of shares of capital stock of the Corporation representing a majority of the voting power of the shares of the Corporation’s capital stock issued and outstanding and entitled to vote with respect to the particular matter, present in person or represented by proxy, shall constitute a quorum of the stockholders for the transaction of business with respect to such matter. A quorum, once established, shall not be broken by the withdrawal of holders of enough voting power to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the Chairman of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 hereof, until a quorum shall be present or represented.
Section 9. Voting.   Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, or the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series. Except as otherwise provided by law, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, each stockholder of record of Class B Common Stock (as defined in the Certificate of Incorporation) shall be entitled at each meeting of the stockholders to two votes for each such share of such stock and each stockholder of record of Class A Common Stock (as defined in the Certificate of Incorporation) shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 13 of Article II of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, may require that any votes cast at such meeting shall be cast by written ballot.
Section 10. Proxies.   Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Section 11. Consent of Stockholders in Lieu of Meeting.   Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at a meeting of the stockholders of the Corporation, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of stockholders and may be stated as such in any document.
Section 12. List of Stockholders Entitled to Vote.   The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 13. Record Date.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting or request that the Board of Directors call a Special Meeting of Stockholders pursuant to Section 3 of Article II, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent or request that the Board of Directors call a Special Meeting pursuant to Section 3 of Article II shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting or request that the Board of Directors call a Special Meeting pursuant to Section 3 of Article II, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken or on which a signed request by a stockholder to call a Special Meeting pursuant to Section 3 of Article II (as applicable) is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
Section 14. Stock Ledger.   The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 12 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
Section 15. Conduct of Meetings.   The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 16. Inspectors of Election.   In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
Section 17. Stockholder Nominations Included in the Corporation’s Proxy Materials.
(a) Definitions.   For purposes of this Section 17 of this Article II, the following terms shall have the meanings set forth below, except as otherwise provided herein.
“Eligible Holder” is a person who has either (i) been a record holder of the shares of Common Stock used to satisfy the eligibility requirements of Section 17(d) of this Article II continuously for the three (3)-year period as described in Section 17(d) of this Article II, or (ii) provides to the Secretary of the Corporation, within the time period specified in Section 17(e) of this Article II, evidence of continuous ownership of such shares for such three (3)-year period from one or more securities intermediaries in a form that the Board of Directors, or its designee, acting in good faith, determines would be acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
“Maximum Number” with respect to any Annual Meeting, means that number of nominees for election to the Board of Directors that constitutes no more than 20% of the total number of directors of the Corporation as of the last day on which a Nomination Notice may be submitted pursuant to Section 17(e) of this Article II (rounded down to the nearest whole number), but not less than two (2). The Maximum Number shall be subject to the adjustments described in Section 17(c) of this Article II.

“Minimum Number” means 3% of the Corporation’s issued and outstanding shares of Common Stock as of the most recent date for which such amount is given in any filing made by the Corporation with the SEC prior to the submission of the Qualified Nomination Notice.
“Qualified Nomination Notice” means a notice given by a Nominating Stockholder that complies with the requirements of Section 17(e) of this Article II and names a Nominee.
“Nominating Stockholder” means an Eligible Holder or group of up to 20 Eligible Holders who nominate a nominee for election to the Board of Directors.
“Nominee” means any person nominated for election to the Board of Directors by a Nominating Stockholder that, individually and collectively, in the case of a group, satisfy all applicable procedures set forth in Section 17(d) and 17(e) of this Article II.
(b) Inclusion of Nominee in Proxy Statement.   Subject to the provisions of this Section 17 of this Article II, if expressly requested in a Qualified Nomination Notice delivered by a Nominating Stockholder, the Corporation shall include in its proxy statement for any Annual Meeting:
(i) the name of the Nominee, which shall also be included on the Corporation’s form of proxy and ballot;
(ii) disclosures about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;
(iii) any statement included by the Nominating Stockholder in the Qualified Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 17(e)(ii) of this Article II), if such statement does not exceed 500 words; and
(iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 17 of this Article II.
(c) Maximum Number of Nominees.
(i) The Corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than the Maximum Number for such Annual Meeting. The Maximum Number for a particular Annual Meeting shall be reduced by: (1) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such Annual Meeting, and (2) the number of incumbent directors who were Nominees with respect to any of the preceding two Annual Meetings and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 17(e) of this Article II, but before the date of the Annual Meeting, and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii) If the number of Nominees pursuant to this Section 17 of this Article II for any Annual Meeting exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Qualified Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Qualified Nomination Notice as set forth in Section 17(e) of this Article II, a Nominating Stockholder becomes ineligible or withdraws its nomination, or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (2) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.
(d) Eligibility of Nominating Stockholder.
(i) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 17 of this Article II only if the person or group (in the aggregate) has continuously owned at least the Minimum Number of shares of the Common Stock (as adjusted for any stock splits, stock dividends or similar events) throughout the three (3)-year period preceding, including the date of submission of, the Qualified Nomination Notice, and continues to own at least the Minimum Number through the date of the Annual Meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Qualified Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 17 of this Article II, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. If any stockholder withdraws from a group of Eligible Holders acting together as a Nominating Stockholder at any time prior to the Annual Meeting, the group of Eligible Holders shall only be treated as owning the shares held by the remaining members of the group.
(ii) For purposes of this Section 17(d) of this Article II, an Eligible Holder “owns” only those outstanding shares of Common Stock as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a Nominee or other intermediary, so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest (including the opportunity for profit and risk of loss on) in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of Common Stock are “owned” for these purposes shall be determined by the Board of Directors, acting in good faith.
(iii) No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Qualified Nomination Notice.

(e) Qualified Nomination Notice.   To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s Annual Meeting, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Qualified Nomination Notice”); provided, however, that if  (and only if) the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before the anniversary date of the prior year’s Annual Meeting of stockholders and ends thirty (30) days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), the Qualified Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed:
(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;
(ii) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (B) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (C) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (D) a representation and warranty that the Nominee: (1) does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (2) meets the Audit Committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code, as amended (or any successor provision); and (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; (E) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 17(d) of this Article II and has provided evidence of ownership to the extent required by Section 17(d) of this Article II; (F) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the share ownership eligibility requirements described in Section 17(d) of this Article II through the date of the Annual Meeting; (G) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the five (5) years preceding the submission of the Qualified Nomination Notice; (H) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the Annual Meeting, other than with respect to the Nominee or any nominee of the Board; (I) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the Annual Meeting; (J) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with

Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; (K) in the case of a nomination by a group, the designation by all group members of one group member who is authorized to act on behalf of all group members with respect to all matters relating to the nomination, including withdrawal of the nomination; and (L) the information required to be included in a stockholder’s notice referenced in Section 6(d) of Article II;
(iii) An executed agreement, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 17 of this Article II, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Qualified Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 17 of this Article II, or otherwise arising out of any nomination, solicitation or other activity by any Nominating Stockholder in connection with its efforts under this Section 17 of this Article II; (E) if any information included in the Qualified Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 17(d) of this Article II, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and
(iv) An executed agreement, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 17 of this Article II, in a form determined to be satisfactory by the Board of Directors, or its designee, acting in good faith, by the Nominee: (A) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; (B) that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s corporate governance guidelines and code of ethical conduct and any other Corporation policies and guidelines applicable to directors as adopted from time to time; and (C) covenant that the Nominee will promptly and fully disclose to the Corporation if the Nominee is or becomes a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 17(e) of this Article II shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor items) in the case of a Nominating Stockholder or group member that is an entity. The Qualified Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 17(e) of this Article II (other than such information and documents contemplated to be provided after the date the Qualified Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
(f) Exceptions.
(i) Notwithstanding anything to the contrary contained in Section 17 of this Article II, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Qualified Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 17 of this Article II or the Nominating Stockholder withdraws its nomination; (B) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the By-Laws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (C) the Nominee was nominated for election to the Board of Directors pursuant to this Section 17 of this Article II at one of the Corporation’s two (2) preceding Annual Meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of Common Stock entitled to vote for such Nominee; (D) the Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (E) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 17(d) of this Article II, any of the representations and warranties made in the Qualified Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 17 of this Article II.
(ii) Notwithstanding anything to the contrary contained in this Section 17 of this Article II, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.
(iii) The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

ARTICLE III
DIRECTORS
Section 1. Number; Classification and Election of Directors.
(a) The Board of Directors shall consist of not less than three (3) members, the exact number of which shall be fixed from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors in Class I shall serve for an initial term expiring at the Corporation’s first Annual Meeting held after the Charter Amendment Effective Time (as defined in the Certificate of Incorporation), the directors in Class II shall serve for an initial term expiring at the Corporation’s second Annual Meeting held after the Charter Amendment Effective Time, and the directors in Class III shall serve for an initial term expiring at the Corporation’s third Annual Meeting held after the Charter Amendment Effective Time, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. At the Corporation’s third Annual Meeting held after the Charter Amendment Effective Time and at each subsequent Annual Meeting of Stockholders of the Corporation, the directors (or successors) of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.
(b) Except as otherwise provided as to any series of Preferred Stock in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, newly created directorships resulting from an increase in the number of authorized directors, and directorships eliminated as a result of a decrease in the number of authorized directors, shall be apportioned by the Board of Directors among Class I, Class II and Class III so that the number of directorships in Class I, Class II and Class III shall be as nearly equal as reasonably possible. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
(c) Except as provided in Section 2 of this Article III, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date of such meeting.
(d) At least two-thirds of the directors shall consist of persons who are not employees of the Corporation or of any subsidiary of the Corporation, provided that there shall not be at any time more than two directors who are employees of the Corporation. Should the death, resignation or other removal of any non-employee director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the time of the vacancy caused by the death, resignation or removal of any such non-employee director, and the remaining directors of the Corporation shall cause any such vacancy to be filled in accordance with these By-Laws within a reasonable period of time. At the Annual Meeting or a Special Meeting at which directors are to be elected in accordance with the Corporation’s notice of meeting, directors shall be elected in accordance with the requirements of these By-Laws and the Certificate of Incorporation.
(e) To be eligible for election or reelection and to be seated as a director of the Corporation, a person must agree in advance to abide by (i) the Corporation’s director resignation policy applicable to any director who fails to receive the required number of votes for reelection in connection with the Company’s majority voting requirements and (ii) the applicable corporate governance, trading, conflict of interest and confidentiality policies and guidelines of the Corporation applicable to directors.
Section 2. Vacancies.   Except as otherwise provided as to any series of Preferred Stock in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, vacancies on the Board of Directors arising from a director’s death, resignation or removal and newly created directorships resulting from an increase in the number of authorized directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director chosen in accordance with the preceding sentence shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified. Unless otherwise required by law or the Certificate of Incorporation, vacancies on any committee of the Board of Directors arising from the death, resignation or removal of a member of the committee and newly created committee memberships resulting from an increase in the number of authorized members of the committee shall be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and any member of a committee of the Board of Directors so chosen shall hold office until his or her successor is duly appointed by the Board of Directors or until his or her earlier death, resignation or removal.
Section 3. Duties and Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.
Section 4. Meetings.   The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special Meetings of the Board of Directors may be called by the Chairman or by a majority of the directors. Special Meetings of any committee of the Board of Directors may be called by the Chairman of such committee, if there be one, or a majority of the directors serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 5. Organization.   At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the Chairman of such committee, as the case may be, or, in his or her absence or if there be none, the Vice Chairman of the Board of Directors or the Vice Chairman of such committee, if there be one, or another director chosen by a majority of the directors present, shall act as chairman of the meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.
Section 6. Resignations and Removals of Directors.   Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the Chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors; provided that if the director serving as Chairman of the Board of Directors is an Independent Director (as defined in the Corporation’s Certificate of Incorporation) then such director, or if the Chairman of the Board of Directors is not an Independent Director then the director serving as Lead Independent Director, may only be removed as a director with the affirmative vote of the holders of a majority of the shares of

Class A Common Stock excluding Permitted Holders and Affiliated Persons. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors. “Permitted Holder” shall mean (i) Jerry Moyes, Vickie Moyes and their respective estates, executors and conservators, (ii) any trust (including the trustee thereof) established for the benefit of Jerry Moyes, Vickie Moyes or any children (including adopted children) thereof, (iii) any such children upon transfer from Jerry Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Jerry Moyes or Vickie Moyes and (iv) any corporation, limited liability company or partnership the sole stockholders, members or partners of which are Permitted Holders. “Affiliated Person” means any entity (other than the Corporation or any subsidiary of the Corporation) of which more than 10% of the capital stock or other equity interests or voting power of which is held by one or more Permitted Holders, and any director, officer or employee hereof.
Section 7. Quorum.   Except as otherwise required by law, the Certificate of Incorporation, these By-Laws or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 8. Actions of the Board by Written Consent.   Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 9. Meetings by Means of Conference Telephone.   Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
Section 10. Committees.   The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
The following shall be standing committees of the Board of Directors:
(a) Executive Committee.   The Executive Committee shall consist of the Chairman of the Board of Directors and at least one director who is not an officer of the Corporation, who shall be appointed annually by the Board of Directors, and who shall continue to serve until his successor is appointed. The Committee shall act as an Executive Committee of the Board of Directors, except when the Board of Directors is in session, and shall have and exercise all powers that the Board of Directors may exercise or lawfully delegate. A quorum of the Committee for the transaction of business shall be a majority of its members, including not less than one director who is not an officer of the Corporation. The powers of the Executive Committee shall not include the power:
(i) to authorize distributions;
(ii) to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), to approve or submit to stockholders any action that requires stockholders approval under the DGCL, the Certificate of Incorporation or these By-Laws;
(iii) to fill vacancies on the Board of Directors or any committee;
(iv) to amend the Certificate of Incorporation (except that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);
(v) to approve an agreement and plan of merger or consolidation not requiring stockholder approval;
(vi) to the extent permitted by the DGCL, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;
(vii) to the extent permitted by the DGCL, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;
(viii) to adopt, amend or repeal these By-laws; and
(ix) to fix the compensation of directors serving on the Board or on any committee.
(b) Audit Committee.   The Audit Committee shall consist of not less than three (3) directors, none of whom are employees, officers, or stockholders holding 10% or more of all of the votes entitled to be cast by holders of all of the outstanding shares of Common Stock. All members of the Audit Committee shall be determined by the Board of Directors to be independent, as that standard is defined in Rule 303A.02 under the NYSE Listed Company Manual, as such rule may be amended, supplemented or replaced from time to time. The Board of Directors shall adopt and maintain a written charter specifying the Audit Committee’s duties, which shall include assisting the Corporation to ensure the fairness and accuracy of the Corporation’s financial statements and the existence of adequate internal financial controls, and the independence of the independent public accountants engaged to audit the Corporation’s financial statements and books and records and to render financial reports concerning the Corporation and its subsidiaries. The Audit Committee shall prepare a report, as required by the United States Securities and Exchange Commission (“SEC”) for inclusion in the Corporation’s annual proxy statement. Each member of the Audit Committee shall have a general familiarity with the requirements of financial reporting and accountability, and at least one member of the Audit Committee shall be a “financial expert,” as defined in Section 303A of the NYSE Listed Company Manual, as such section may be amended, supplemented or replaced from time to time.
(c) Nominating and Corporate Governance Committee.   The Nominating Committee shall consist of not less than two directors, none of whom are employees, officers, or stockholders holding 10% or more of all of the votes entitled to be cast by holders of all of the outstanding shares of Common Stock. All members of the Nominating Committee shall be determined by the Board to be independent, as that standard is defined in Rule 303A.02 under the NYSE Listed Company Manual, as such rule may be amended, supplemented or replaced from time to time. The Board of Directors shall adopt a written charter specifying the Nominating Committee’s duties, which will include, at minimum, that the Nominating Committee shall (i) identify individuals qualified to become directors and assist the Board of Directors in selecting nominees for the Annual Meeting of Stockholders and (ii) recommend to the Board of Directors measures for appropriate corporation governance that comply with all corporate governance rules and standards applied by the NYSE and the SEC.
(d) Compensation Committee.   The Compensation Committee shall consist of not less than two directors who are not employees, officers, or stockholders holding 10% or more of all of the votes entitled to be cast by holders of all of the outstanding shares of Common Stock. All members of the Compensation Committee shall be determined by the Board to be independent, as that standard is defined in Rule 303A.02 under the NYSE Listed Company Manual, as such rule may be amended, supplemented or replaced from time to time. The Board of Directors shall adopt and maintain a written charter specifying the Compensation Committee’s duties, which will include, at minimum, that the Compensation Committee shall review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the CEO’s compensation level based on the evaluation; make recommendations to the Board of Directors with respect to non-CEO compensation; assist in the development and implementation of a management succession plan, and produce a Compensation Committee report on executive compensation as required by the SEC to be included in the Corporation’s annual proxy statement or annual report.
Section 11. Compensation.   Any officer or employee of the Corporation serving as a director or any member of any committee shall serve without compensation; however, they shall be reimbursed for the necessary expenses incurred in the execution of their duties. Independent directors who are not employees of the Corporation may receive such compensation as the Board of Directors, from time to time, determines appropriate. Nothing in these By-Laws shall preclude the paying by the Corporation of a salary or other compensation to an officer or employee who is also a director.
Section 12. Interested Directors.   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. In addition to the foregoing, any contract or transaction with a Permitted Holder or Affiliated Person shall be subject to the provisions of Article SIXTH of the Certificate of Incorporation.

Section 13. Chairman of the Board of Directors.   The Chairman of the Board of Directors shall be elected by the Board of Directors from among its members, and shall not be the Chief Executive Officer or other employee of the Corporation. In addition, so long as the CEO (or if there is no CEO then the person performing the duties of the CEO) is a Permitted Holder or Affiliated Person (as such terms are defined in the Company’s Certificate of Incorporation), the Chairman shall be an Independent Director (as defined in the Company’s Certificate of Incorporation). The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board (including presiding at meetings of the Board of Directors and at meetings of the stockholders of the Corporation) shall be performed and the authority of the Chairman of the Board may be exercised by the Lead Independent Director, if there be one, or another independent director designated for this purpose by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors, and shall have the authority to sign such contracts, certificates and other instruments of the Corporation as may be authorized by the Board of Directors. The Chairman of the Board of Directors, if an Independent Director, may be removed from his office as Chairman only with the affirmative vote of a majority of the Independent Directors and only for the following reasons: (1) gross negligence or willful misconduct with respect to the Corporation, (2) breach of a fiduciary duty to the Corporation and its stockholders or (3) a determination by a majority of the Independent Directors that the Chairman is not fulfilling his or her responsibilities in a manner that is in the best interests of the Corporation and its stockholders.
Section 14. Lead Independent Director.   If the Board of Directors appoints as Chairman a director who is not an Independent Director, then at the same time as such appointment, the Board of Directors shall appoint an Independent Director to be the “Lead Independent Director”. The Lead Independent Director shall perform such duties and may exercise such powers as may from time to time be assigned by these By-Laws or by the Board of Directors, and shall have the authority to sign such contracts, certificates and other instruments of the Corporation as may be authorized by the Board of Directors. The Lead Independent Director may be removed from his office as Lead Independent Director only with the affirmative vote of a majority of the Independent Directors and only for the following reasons: (1) gross negligence or willful misconduct with respect to the Corporation, (2) breach of a fiduciary duty to the Corporation and its stockholders or (3) a determination by a majority of the Independent Directors that the Lead Independent Director is not fulfilling his or her responsibilities in a manner that is in the best interests of the Corporation and its stockholders.
Section 15. Vice Chairman.   The Board of Directors may elect from its members a Vice Chairman of the Board of Directors, to serve as Chairman of the Board in the absence or unavailability of the Chairman, or for any other reason.
ARTICLE IV
OFFICERS
Section 1. General.   The officers of the Corporation shall be chosen by the Board of Directors and shall be a CEO, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chief Administrative Officer (“CAO”), a Chief Financial Officer (“CFO”) and one or more Assistant CAOs, Assistant CFOs, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be determined by the Board of Directors. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation.
Section 2. Election.   The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation.   Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4. Chief Executive Officer.   The CEO shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The CEO shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the CEO. The CEO shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors, subject to the provisions of the Certificate of Incorporation and these By-Laws. If and so long as the Chairman is a Permitted Holder or an Affiliated Person, the CEO (or if there is no CEO, then the person performing the duties of the CEO) shall not be a Permitted Holder or an Affiliated Person.
Section 5. President.   The President shall do and perform such duties and have such powers as from time to time may be assigned to such officer by these By-Laws or by the Board of Directors or the Chief Executive Officer, subject to the provisions of the Certificate of Incorporation and these By-Laws. The President may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Corporation. The President, in the event of the absence or inability of the Chairman (or Vice Chairman, if any) and Chief Executive Officer to act, shall have all the powers of both officers.
Section 6. Vice Presidents.   The Board of Directors may, at its option, elect one or more Vice-Presidents, who shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.
Section 7. Chief Administrative Officer.   The Board of Directors may, at its option, elect a CAO. Subject to the authority of the Board of Directors, the CEO, and the President, the CAO shall have general oversight and review powers over the conduct of the business and affairs of all departments, divisions, and regions of the Corporation and its subsidiaries, if any. The CAO shall periodically report to the CEO, President, and the Board of Directors, as requested. The CAO shall perform such other duties as from time to time may be assigned to him by the CEO, the President, or the Board of Directors.
Section 8. Chief Financial Officer; Treasurer.   The office of Chief Financial Officer, and the office of Treasurer, if any, may be occupied by the same person or by different persons. The Chief Financial Officer and the Treasurer shall have custody of all the funds and securities of the Corporation, subject to all applicable internal controls. The Chief Financial Officer and the Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. The Chief Financial Officer and the Treasurer may (i) sign receipts and vouchers for payments made to the Corporation and (ii) sign checks made by the Corporation and pay out and dispose of the same under the direction of the Board, the Chief Executive Officer or the President. The Chief Financial Officer and the Treasurer shall perform other duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.
Section 10. Secretary.   The Secretary shall keep the minutes of all proceedings of the Board and the minutes of all meetings of stockholders. The Secretary may hold any other position to which he has been appointed. The Secretary may sign with the President, in the name of the Corporation, all contracts authorized by the Board, and shall have authority to attest to the authority of the Corporation to act and, if necessary, affix the seal (or other mark) of the Corporation thereto. He shall have charge of all certificate books and such other books and papers as the Board may direct. The Secretary shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the CEO or the Board of Directors.
Section 14. Combination of Offices.   Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed.
Section 15. Other Officers.   Such other officers as the Board of Directors or the CEO may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the CEO. The Board of Directors or the CEO may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V
STOCK
Section 1. Shares of Stock.   The shares of capital stock of the Corporation may be represented by a certificate or may be uncertificated. Notwithstanding the foregoing, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.
Section 2. Signatures.   Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 3. Lost Certificates.   new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
Section 4. Transfers.   Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5. Dividend Record Date.   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6. Record Owners.   The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 7. Transfer and Registry Agents.   The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI
NOTICES
Section 1. Notices.   Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if  (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of  (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.
Section 2. Waivers of Notice.   Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or Special Meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII
GENERAL PROVISIONS
Section 1. Dividends.   Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or Special Meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2. Disbursements.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3. Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4. Corporate Seal.   The corporate seal shall be in the form determined by the Board of Directors.
ARTICLE VIII
INDEMNIFICATION
Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.   Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification.   Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 4. Good Faith Defined.   For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.
Section 5. Indemnification by a Court.   Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 6. Expenses Payable in Advance.   Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 7. Non-exclusivity of Indemnification and Advancement of Expenses.   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
Section 8. Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
Section 9. Certain Definitions.   For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
Section 10. Survival of Indemnification and Advancement of Expenses.   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11. Limitation on Indemnification.   Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 12. Indemnification of Employees and Agents.   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX
AMENDMENTS
Section 1. Amendments.   In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority vote of the directors present at any meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation, provided that, notwithstanding anything to the contrary in the Certificate of Incorporation or in these By-Laws (including, without limitation, any other provision of this Article IX, Section 1), Article III Section 1(d), Article III Section 6, the last sentence of Article III Section 12, Article III Section 13, Article III Section 14, Article IV Section 1, Article IV Section 4 and this sentence can only be amended, altered or repealed with the affirmative vote of the holders of a majority of Class A Common Stock excluding Permitted Holders or Affiliated Persons.
Section 2. Entire Board of Directors.   As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

Exhibit D
THIRD AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
KNIGHT TRANSPORTATION, INC.
ARTICLE I
Name
The name of the Corporation shall be Knight Transportation, Inc.
ARTICLE II
Purpose
The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as such laws may be amended from time to time.
ARTICLE III
Initial Business
The Corporation initially intends to own, lease, acquire, sell, dispose of, deal with, maintain and operate motor vehicles for transporting property of every kind and nature as a common or contract carrier for compensation or its own purposes over and upon the public highways of the State of Arizona and other jurisdictions in which this Corporation might be qualified to transact business; to arrange for transportation by other common carriers or contract carriers either by motor vehicle, rail or otherwise; and to do all and everything advantageous and necessary to engage in said business.
ARTICLE IV
Authorized Capital
The authorized capital stock of the corporation will be one thousand (1,000) shares of common stock, with $0.01 par value.
ARTICLE V
Statutory Agent
The Corporation hereby appoints RCA Service Co., LLC, Attn: James E. Brophy, whose address is One North Central Avenue, Suite 1200, Phoenix, Arizona 85004-4417, as statutory agent of the Corporation.
ARTICLE VI
Place of Business
The Corporation’s known place of business shall be 20002 North 19th Avenue, Phoenix, Arizona 85027.
ARTICLE VII
The Board of Directors
The business of the Corporation shall be conducted by a board of not less than one director, none of whom need be shareholders or residents of Arizona. Within such limitation, the number of directors shall be fixed by the Bylaws. Directors shall be elected at the annual meeting of shareholders, and when so elected shall serve until the next annual meeting or until their successors are elected and qualified.
ARTICLE VIII
Indemnification
The Corporation shall indemnify and hold harmless its incorporator, and each of its existing and former officers and directors, to the fullest extent not prohibited by law, as it now exists or may hereafter be amended, for any and all acts or omissions done or omitted to be done while employed by, or acting on behalf of, the Corporation or its subsidiaries, including indemnity for service in the capacity as an officer of the Corporation. The Corporation, subject to a director executing and delivering any undertaking required by law to reimburse the Corporation if indemnity should not be allowed, shall advance costs and expenses to defend any claim subject to indemnification. The indemnification rights provided herein shall not be exclusive of or preclude any other rights of indemnification to which a director, officer, employee or agent may be entitled, whether pursuant to law, bylaws or agreement.
ARTICLE IX
Limitation of Liability
A director shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for the following: (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of A.R.S. §10-833 or its successor provisions; or (iv) an intentional violation of criminal law.

CONSENT TO ACT AS STATUTORY AGENT
RCA Service Co., LLC, Attn: James E. Brophy, having been designated to act as Statutory Agent for Knight Transportation, Inc., hereby consents to act in that capacity until removed, or its resignation is submitted in accordance with the Arizona Revised Statutes.
DATED:            , 2017

Exhibit E
AMENDED AND RESTATED BYLAWS
OF
KNIGHT TRANSPORTATION, INC.
Section 1. Identification
1.1 Name.   The name of the corporation is Knight Transportation, Inc., an Arizona corporation (the “Corporation”).
1.2 Principal Office.   The principal office of the Corporation shall be 20002 N. 19th Avenue, Phoenix, Arizona 85027, or such other principal office as the Corporation may select, and additional offices may be maintained at such other places within or without the State of Arizona as the Board of Directors may from time to time designate.
1.3 Fiscal Year.   The fiscal year of the Corporation shall be the calendar year ending December 31 of each year.
Section 2. Meetings of Shareholders
2.1 Annual Meeting.   The annual meeting of the shareholders shall be held each year on such date, at such time and place, either within or without the State of Arizona, as shall be fixed by the Board of Directors. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
2.2 Special Meetings.   Special meetings of the shareholders for any purpose shall be held whenever called by a vote of the majority of the Board of Directors, and shall be called whenever shareholders owning one-tenth of the capital stock issued and outstanding shall, in writing, make application therefor to the Chairman, stating the object of such meeting. Notice thereof shall be given as provided in Section 2.3.
2.3 Notice.   Unless properly waived, notice of any special meeting shall be mailed to the last known address of each shareholder as the same appears on the records of the Corporation, at least ten days and not more than 60 days prior to such meeting, and shall state in general the purposes for which it is called. Notices of meetings shall specify how shareholders may participate by means of remote communication. Notice to shareholders shall not be necessary for any annual or special meeting adjourned as provided in Section 2.6, except the statement at such meeting in making adjournment.
2.4 Presiding Officer.   The Chairman, or in his or her absence, a chairman appointed by the shareholders present, shall call meetings of the shareholders to order, and shall act as chairman thereof.
2.5 Quorum.   A majority of the voting stock issued and outstanding, represented by the holders thereof either in person or by proxy, appointed by an instrument in writing and subscribed by such shareholder, shall be a quorum at all meetings of shareholders.
2.6 Adjournment.   If at any annual or special meeting of shareholders, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time of such meeting may, at the end of an hour, adjourn the meeting from time to time without further notice until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been held.
2.7 Voting.   At all annual and special meetings of shareholders, every holder of voting shares of stock may appear and vote either in person, by proxy in writing, or by means of remote communication and shall have one vote for each share of voting stock, so held and represented at such meeting, with the right to cumulate such votes for the election of directors. All proxies shall be filed with the Secretary of the Corporation prior to any meeting for which they are to be effective. A vote submitted by electronic transmission must either set forth the electronic submission information or be submitted with information from which the shareholder’s authorization of the electronic transmission can be determined. Upon demand of any shareholder, voting upon any question at any meeting shall be by ballot.
2.8 Order of Business and Rules of Procedure.   The order of business and the rules of procedure used at any meeting of the shareholders shall be as determined by the Chairman or the acting chairman.

2.9 Closing of Transfer Books and Fixing Record Date.   For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the books shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than 60 days nor less than ten days prior to the date on which the particular action requiring this determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for any such purpose, then the record date shall be determined in accordance with A.R.S. Section 10-707. When a determination of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.
2.10 Voting List.   The Secretary of the Corporation shall make from the stock transfer books a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be (i) available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared, (ii) produced and kept open at the time and place of the meeting, and (iii) subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.
2.11 Action without a Meeting.   Except as provided in A.R.S. Section 10-704, any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing (including electronic transmission) setting forth the action so taken shall be signed by holders of outstanding shares that are entitled to at least the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote on the action are present and voted. The written consent must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Notice of the written consent must be given to each shareholder of record who did not consent to the action in writing and each shareholder who would have been entitled to notice of the meeting if the record date for notice of the meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Corporation.
Section 3. Board of Directors
3.1 Number.   The business and affairs of the Corporation shall be managed and controlled by a Board of Directors of not less than one director, who need not be shareholders of the Corporation or residents of the State of Arizona.
3.2 Removal.   At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Provided, however, that if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.
3.3 Annual Meeting.   Immediately after the annual meeting of the shareholders, the newly-elected directors shall meet for the purpose of organization, the election of officers, and the transaction of other business.
3.4 Special Meetings.   Special meetings of the Board may be held after proper notice has been given, unless properly waived. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting. The Chairman may, from time to time, call a special meeting whenever he or she shall deem it proper to do so and shall do so when a majority of the Board of Directors shall request that he or she do so.

3.5 Notice of Meetings.   No notice of the annual meeting of the Board of Directors need be given. Unless properly waived, notice of any special meeting of the Board of Directors, stating the time and in general terms the purpose or purposes thereof, shall be mailed to all of the directors at least two days prior to such meeting, to the last known address of each director as the same appear on the records of the Corporation.
3.6 Place of Meeting.   The directors shall hold their meetings, have an office and keep the books of the Corporation at such place or places within or without the State of Arizona as the Board of Directors from time to time may determine. Unless otherwise determined, such place shall be at the principal office of the Corporation, as stated in Section 1.2 hereof. Meetings of the Board of Directors, whether regular or special, may be held by means of telephone conference or other electronic means by which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
3.7 Quorum.   A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation or the Bylaws.
3.8 Chairman and Vice Chair.   At all meetings of the Board of Directors the Chairman, or in his or her absence a chairman chosen by the directors present, shall preside. The Board may elect one or more Vice Chairs to assist the Chairman and, with the consent of the Chairman, any Vice Chair may preside over meetings of the Board of Directors.
3.9 Committees.   From time to time the Board may appoint committees for any purpose, who shall have such power as shall be specified in the resolution of appointment, subject to the limitations set forth in A.R.S. Section 10-825 or any other applicable law.
3.10 Compensation.   Any officer or employee of the Corporation serving as a director and all members of committees shall serve without compensation unless otherwise approved by the Board; however, they shall be paid the necessary expenses incurred in the execution of their duties. Independent directors who are not employees of the Corporation may receive such compensation as the Board of Directors, from time to time, determines appropriate. Nothing herein shall preclude the paying by the Corporation of a salary or other compensation to an officer or employee who is also a director.
3.11 Vacancies.   In case of any vacancy among the directors through death, resignation, disqualification, or other cause, or in the case of a vacancy arising from the creation of a new directorship, the other directors, by affirmative vote of a majority thereof, may fill such vacancy for the unexpired portion of the term of directorship which is vacant, and until election of and qualification of a successor.
3.12 Action without a Meeting.   Any action that may be taken at a meeting of the directors or of a committee may be taken without a meeting if a consent in writing (including electronic transmission), setting forth the action taken, is signed by all of the directors or all of the members of the committee, as the case may be.
Section 4. Officers
4.1 Executive.   The officers of the Corporation shall be a Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer and Secretary and any other officers as may from time to time be appointed by the Board of Directors. Each executive officer shall hold his or her office at the pleasure of the Board of Directors. The same person may hold one or more offices.
4.2 Tenure of Office.   All officers shall be subject to appointment and removal at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.
4.3 Chairman and Vice Chair.   The Chairman shall preside at all meetings of the shareholders and of the directors. The Chairman may, from time to time, call special meetings of the Board of Directors whenever he shall deem it proper to do so and shall do so when a majority of the Board of Directors shall request him in writing to do so. The Chairman, in the event of the Chief Executive Officer’s absence or inability to act, shall have all of the powers of the Chief Executive Officer. The Chairman may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Corporation. The Chairman shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors. The Board may designate any director as a Vice Chair, to serve as Chair of the Board in the absence or unavailability of the Chairman, or for any other reason.
4.4 Chief Executive Officer.   The Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have general authority and charge of the business and affairs of the Corporation. The Chief Executive Officer may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Corporation. The Chief Executive Officer, in the event of the Chairman’s absence or inability to act, shall have all of the powers of the Chairman. The Chief Executive Officer shall perform such other duties and have such other powers as, from time to time, may be assigned to him by the Board of Directors.
4.5 President.   The President shall do and perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. The President may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Corporation. The President, in the event of the absence or inability of the Chairman and Chief Executive Officer to act, shall have all the powers of both officers. The President shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer.
4.6 Vice President.   The Corporation may have one or more Vice Presidents, who shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.
4.7 Secretary.   The Secretary shall keep the minutes of all proceedings of the Board and the minutes of all meetings of shareholders. The Secretary may hold any other position to which he has been appointed. The Secretary may sign with the President, in the name of the Corporation, all contracts authorized by the Board, and shall have authority to attest to the authority of the Corporation to act and, if necessary, affix the seal (or other mark) of the Corporation thereto. He shall have charge of all certificate books and such other books and papers as the Board may direct. The Secretary shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.
4.8 Chief Financial Officer; Treasurer.   The office of Chief Financial Officer, and the office of Treasurer, if any, may be occupied by the same person or by different persons. The Corporation need not have a Treasurer, as long as these functions are assigned to another officer, without regard to his or her title. The Chief Financial Officer and the Treasurer, if any, shall have custody of all the funds and securities of the Corporation, subject to all applicable internal controls. The Chief Financial Officer and the Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. The Chief Financial Officer and the Treasurer, if any, may (i) sign receipts and vouchers for payments made to the Corporation and (ii) sign checks made by the Corporation and pay out and dispose of the same under the direction of the Board, the Chief Executive Officer or the President. The Chief Financial Officer and the Treasurer, if any, shall perform other duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.
4.9 Other Officers.   The Corporation may have such other officers, including Assistant Secretaries, Assistant Treasurers, and other operating officers or divisional presidents as may be appointed by the Chief Executive Officer or the Board of Directors, or a delegate of either. The officers so appointed shall perform the duties the Board of Directors or the Chief Financial Officer may assign.
Section 5. Capital Stock
5.1 Payment for Shares.   The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute consideration for the issuance of shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be final and conclusive. No share shall be issued until fully paid.
5.2 Certificates Representing Shares.   The capital stock of the Corporation shall be issued in book entry form only, unless the Board of Directors determines otherwise. If the Board of Directors determines that stock shall be represented by certificates, then each holder of capital stock of the Corporation shall be entitled to a certificate signed by the President and the Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.
5.3 Lost, Stolen or Destroyed Certificates.   The Corporation shall issue a new stock certificate in place of any certificate theretofore issued where the holder of record of the certificate:
(1) Makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken;
(2) Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;
(3) Gives a bond in such form and with such surety as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and
(4) Satisfies any other reasonable requirement imposed by the Corporation.
When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.
5.4 Purchase of Its Own Shares.   The Corporation may purchase its own shares of stock from the holders thereof subject to the limitations imposed by applicable Arizona law with respect thereto.
5.5 Dividends.   The Board, in its discretion, may from time to time declare dividends upon the capital stock from the surplus or net profits of the Corporation when and in the manner it deems advisable, so long as no rule of law is thereby violated.
Section 6. Waiver of Notice
Any shareholder, director or officer may waive any notice required to be given by these Bylaws of any meeting otherwise prescribed hereunder. Any meeting at which all shareholders or directors are present (or with respect to which notice is waived by any absent shareholder or director) may be held at any time for any purpose and at any place and shall be deemed to have been validly called and held, and all acts performed and all business conducted at such meeting shall be valid in all respects.
Section 7. Indemnification
7.1 Indemnification.   The Corporation shall indemnify and save harmless all of its existing and former officers and directors from and against all expenses incurred by them, including, but not limited to, legal fees, judgments, penalties (to the extent permitted by law), and amounts paid in settlement or compromise, to the fullest extent not prohibited by law, as it now exists or may hereafter be amended, in connection with any proceeding, actual or threatened, to which they may be made a party by reason of their service to or at the request of the Corporation (including service in their capacity as officers or service on behalf of affiliates of the Corporation or with unrelated entities, if serving at the request of the Corporation), unless it is established that: (i) the act or omission of the indemnified party was committed in bad faith; (ii) the indemnified party did not believe such act or omission to be in, or not opposed to, the best interests of the Corporation; (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful; or (iv) the indemnified party is adjudged to be liable to the Corporation unless a court of competent jurisdiction determines that such person is entitled to indemnity. The Corporation shall advance to any director or officer seeking indemnification pursuant to this Section 7.1, or reimburse a director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred in investigating or defending any civil or criminal action, suit or proceeding in advance of any final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer seeking indemnification (i) attesting to the fact that such director or officer is entitled to indemnification hereunder and under the applicable legal standards, and (ii) agreeing to repay such amount, if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation. If the Corporation is requested to indemnify an existing or former director or officer in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that such person was a director, officer, or employee or agent of the Corporation, or is or was serving at the request of the Corporation in such capacity, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. No indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem to be proper. No indemnification shall be made if a director or officer is determined in any proceeding to have received an improper financial benefit, whether or not involving actions by such person in his or her official capacity as such, the director or officer intentionally inflicted harm on the Corporation or its shareholders, violated A.R.S. Section 10-833, or intentionally violated criminal law.
7.2 Determination by Board.   Whenever any existing or former director or officer shall report to the President that he or she has incurred or may incur expenses described in Section 7.1, the Board of Directors (excluding any interested director) shall, at its next regular meeting or at a special meeting held within a reasonable time thereafter, determine whether, in regard to the matter involved, the person in question is entitled to indemnification pursuant to Section 7.1. If the Board determines that the standards of Section 7.1 are met, indemnification shall be made. If the Board of Directors refuses to indemnify a person who is determined by a court of competent jurisdiction to be entitled to indemnification under Section 7.1 or applicable law, the Corporation shall, in addition to extending such indemnification, reimburse the person entitled to indemnification for all attorneys’ fees and costs of court actually incurred. The Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been extended unreasonably refuses to cooperate in the investigation or defense of such matter or to permit the Corporation, at its own expense, to retain counsel of its own choosing to defend him or her.
7.3 Indemnification Agreement.   The Board of Directors may authorize the Corporation to indemnify directors, officers, or employees to the fullest extent permitted by law including through agreements and insurance.
7.4 Non-Exclusivity.   The indemnification rights contained in this Section 7 shall not be exclusive of or preclude any other rights of indemnification to which a director, officer, employee or agent may be entitled, whether pursuant to law or agreement.
Section 8. Amendment and Repeal
These Bylaws may be amended or repealed or new Bylaws may be adopted by the Board of Directors in such instance as the Board may determine to be advisable; provided, however, that the provisions of Section 7 shall not be amended except with the consent of a sixty-seven percent (67%) majority of the Board of Directors. No notice need be given of any action concerning these Bylaws previous to any such meeting, if the proposed amendment, repeal or adoption of new Bylaws is one of necessity arising at such meeting, and is in furtherance of the legitimate aims of the Corporation. In all other situations, unless properly waived, notice of any meeting at which any action concerning the Bylaws is proposed shall be mailed to all directors at least ten days prior to such meeting, and in the same manner prescribed for giving notice of special meetings of the Board of Directors. Such notice shall state in general terms the nature of any proposed action concerning the Bylaws.

Section 9. Effective Date
These Amended and Restated By laws of Knight Transportation, Inc. shall become effective as of           , by reason of Resolutions and Actions adopted by the Board of Directors of the Corporation as of           .
, Director

CERTIFICATE
The undersigned,            , Secretary of            , does hereby certify that the foregoing copy of the Bylaws of this Corporation is a true and correct copy of the Corporation’s Bylaws, duly adopted by the Board of Directors, and that such Bylaws have not been amended or repealed.
DATED:            , 2017

 , Secretary

ANNEX B
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
(F/K/A SWIFT TRANSPORTATION COMPANY)
Knight-Swift Transportation Holdings Inc. (f/k/a Swift Transportation Company), a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.
The name of the Corporation is Knight-Swift Transportation Holdings Inc. (f/k/a Swift Transportation Company). The Corporation was originally incorporated under the name Swift Holdings Corp.

2.
The Corporation filed its original Certification of Incorporation (as amended or restated to date, the “Certificate”) with the Secretary of State of the State of Delaware on May 20, 2010.

3.
This Second Amended and Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”), which restates, integrates, and further amends the Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), having been (a) proposed by resolutions adopted and declared advisable by the board of directors of the Corporation, and (b) approved by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

4.
Pursuant to Section 103(d) of the DGCL this Restated Certificate of Incorporation will become effective at       a.m. on                    , 2017 (the time upon which this Restated Certificate of Incorporation becomes effective being the “Charter Amendment Effective Time”).

5.
The Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

FIRST:   The name of the corporation is KNIGHT-SWIFT TRANSPORTATION ~~COMPANY~~HOLDINGS INC. (the “Corporation”).
SECOND:    The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the ~~General Corporation Law of the State of Delaware (the “DGCL”)~~ DGCL, as set forth in Title 8 of the Delaware Code.
FOURTH:
(a) Reverse Stock Split. Effective immediately after the Charter Amendment Effective Time (such time immediately after the Charter Amendment Effective Time, the “Reverse Split Effective Time”) and without any further action by the holders of such shares, each outstanding and reserved share of the Class A Common Stock (as defined below) (including each share of Class A Common Stock into which a share of the Class B Common Stock (as defined below) was converted as of the Charter Amendment Effective Time in accordance with Article FOURTH Section (c)(5) below) shall be consolidated into 0.72 of a validly issued, fully paid and non-assessable share of Class A Common Stock (the “Reverse Stock Split”). The par value of each share of Class A Common Stock shall not be adjusted in connection with the Reverse Stock Split.
No fractional shares of Class A Common Stock shall be issued upon combination of the Class A Common Stock in the Reverse Stock Split. In the event that, as a result of the Reverse Stock Split, a stockholder would hold a fractional share of Class A Common Stock (after aggregating all fractional shares of Class A Common Stock that would be held by such stockholder after giving effect to the Reverse Stock Split), such stockholder shall be entitled to receive cash (without interest) in lieu of such fractional share of Class A Common Stock in an amount in cash equal to the product obtained by multiplying (i) such fractional share interest, by (ii) the closing price of a share of Class A Common Stock on the New York Stock Exchange on the date on which the Charter Amendment Effective Time occurs (or such other amount in cash as the Board of Directors of the Corporation shall determine in good faith to be equitable). No dividends or other distributions with respect to the Class A Common Stock shall be payable on or with respect to any such fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Corporation. Each certificate or book-entry share that immediately prior to the Reverse Split Effective Time represented outstanding shares of Class A Common Stock (including certificate or book-entry share that represent shares of Class A Common Stock into which shares of Class B Common Stock (as defined below) were converted as of the Charter Amendment Effective Time in accordance with Article FOURTH Section (c)(5) below) shall represent, from and after the Reverse Split Effective Time and without any action required to be taken by any stockholder of the Corporation, the number of shares of Class A Common Stock represented thereby immediately prior to the Reverse Split Effective Time multiplied by 0.72, except that any such fractional share interests shall be treated as set forth above.
(b) ~~FOURTH: (a)~~ Authorized Capital Stock.   ~~The~~From and after the Charter Amendment Effective Time, the total number of shares of stock which the Corporation shall have authority to issue is 760,000,000 shares of capital stock, consisting of  (i) 500,000,000 shares of Class A common stock, par value $0.01 per share (~~the~~ “Class A Common Stock”), (ii) 250,000,000 shares of Class B common stock, par value $0.01 per share (~~the~~ “Class B Common Stock” and, together with ~~the~~ Class A Common Stock, ~~the~~ “Common Stock”), and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share (~~the~~ “Preferred Stock”). Without the approval of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, the number of authorized shares of Class A Common Stock may not be decreased below (1) the number of shares thereof then outstanding plus (2) the number of shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Common Stock.
~~(b)~~ (c) Common Stock.   The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:
(1) Ranking.   Except as otherwise expressly provided in this Restated Certificate of Incorporation, the powers, preferences and rights of the shares of Class A Common Stock and shares of Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.
(2) Voting.
a. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Restated Certificate of Incorporation, each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall be entitled to two (2) votes for each share of Class B Common Stock held of record by such holder, and, except as otherwise required by the DGCL or provided by this Restated Certificate of Incorporation or the By-Laws as in effect as of the date hereof, the Class A Common Stock and Class B Common Stock shall vote together on all matters submitted to a vote of stockholders.
b. In addition to any other vote required by law or this Restated Certificate of Incorporation, each of the Class A Common Stock and the Class B Common Stock shall be entitled to vote separately as a class with respect to (i) any merger or consolidation of the Corporation with or into any entity in which merger or consolidation holders of Class A Common Stock and holders of Class B Common Stock are not entitled to receive the same per share consideration (provided that if such consideration includes shares of stock, then no separate class vote shall be required pursuant to this clause if the consideration is the same but for the fact that holders of Class B Common Stock receive shares that have two (2) times the voting power of the shares of stock received by holders of Class A Common Stock but are otherwise identical in their rights and preferences), (ii) any increase in the authorized number of shares of Class B Common Stock or the issuance of shares of Class B Common Stock, other than such increase or issuance required to effect a stock split, stock dividend or recapitalization pro rata with any increase or issuance of shares of Class A Common Stock or (iii) any amendment of this Restated Certificate of Incorporation that would affect the relative rights or preferences of the Class A Common Stock and the Class B Common Stock as set forth in this Article FOURTH.
c. In addition to any other vote required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock held by persons other than Permitted Holders and Affiliated Persons shall be required to approve (i) any merger or consolidation of the Corporation with or into, or any sale of all or substantially the assets of the Corporation to, any Permitted Holder or Affiliated Person or (ii) any amendment to Article SIXTH, TWELFTH or FOURTEENTH of this Restated Certificate of Incorporation or to this sentence, or to the definition of  “Affiliated Person” or “Permitted Holder” set forth in the Article FOURTH Section (~~b~~c)(2)c. “Permitted Holder” means (i) Jerry Moyes, Vickie Moyes and their respective estates, executors and conservators, (ii) any trust (including the trustee thereof) established for the benefit of Jerry Moyes, Vickie Moyes or any children (including adopted children) thereof, (iii) any such children upon transfer from Jerry Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Jerry Moyes or Vickie Moyes and (iv) any corporation, limited liability company or partnership the sole stockholders, members or partners of which are Permitted Holders. “Affiliated Person” means any entity (other than the Corporation or any subsidiary of the Corporation) of which more than 10% of the capital stock or other equity interests or voting power of which is held by one or more Permitted Holders, and any director, officer or employee thereof.
(3) No Cumulative Voting.   Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.
(4) Restrictions on Issuance and Transfer of Class B Common Stock.   Shares of Class B Common Stock may only be issued to, or held by, Permitted Holders. No Class B Holder may transfer, and the Company shall not register the transfer of, any shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Holder.
(5) Conversion of Class B Common Stock.   ~~The~~ Effective upon the Charter Amendment Effective Time, by virtue of this Restated Certificate of Incorporation without any further action on the part of the Corporation, any stockholder of the Corporation or any other person, each share of Class B Common Stock outstanding as of the Charter Amendment Effective Time shall automatically be converted into one share of Class A Common Stock. Thereafter, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock. Each share of Class B Common Stock shall be convertible by the holder thereof, at such holder’s option, into one share of Class A Common Stock at any time by written notice to the Corporation specifying the number of shares to be converted and the date for conversion. Upon transfer or purported transfer to any person other than a Permitted Holder, shares of Class B Common Stock shall automatically be converted into and become shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and restored to the status of authorized but unissued shares of Class B Common Stock and be available for reissue by the Corporation to Permitted Holders in compliance with Article FOURTH~~,~~ Section (~~b~~c)(2)b.
Upon conversion of shares of Class B Common Stock into shares of Class A Common Stock, the certificate previously representing shares of Class B Common Stock shall represent shares of Class A Common Stock until a new certificate is issued pursuant hereto. As promptly as practicable after delivery of certificates previously representing shares of Class B Common Stock converted to shares of Class A Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. In the event any certificate representing shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate which are not being converted. The issuance of certificates representing shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.
(6) Dividends.   Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation) is declared or paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, as the case may be, on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If, at any time, a dividend or other distribution payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation, or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation is paid or declared on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid or declared, as the case may be, on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share~~;~~; provided, that, for this purpose, if shares of Class A Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities of the Corporation, are paid on shares of Class A Common Stock, and shares of Class B Common Stock or voting securities identical to the other voting securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock shall have two times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or rights, options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution.
(7) Reclassification, etc.   In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.
(8) Liquidation, Dissolution, etc.   In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.
(9) No Preemptive or Subscription Rights.   No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

~~(c)~~ (d) Preferred Stock.   The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
FIFTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a) The ~~Business~~business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b) The size of the Board of Directors ~~shall consist of not less than one or more than 15 members, the exact number of which~~ shall be fixed from time to time ~~as set forth in the By-Laws~~by resolution of the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.
(c) ~~A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors in Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders held after the Charter Amendment Effective Time, the directors in Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders held after the Charter Amendment Effective Time, and the directors in Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders held after the Charter Amendment Effective Time, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. At the Corporation’s third annual meeting of the stockholders of the Corporation and at each subsequent annual meeting of the stockholders of the Corporation held after the Charter Amendment Effective Time, the members (or successors) of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.
(d) Subject to the terms of any one or more ~~classes or~~ series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Notwithstanding the foregoing provisions of this Article FIFTH, whenever the holders of any one or more ~~classes or~~ series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.
(e) Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
(f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL~~,~~ and this Restated Certificate of Incorporation~~, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted~~.
SIXTH:   So long as Permitted Holders and their Affiliated Persons hold in excess of 20% of the voting power of the Corporation, the Corporation shall not enter into any contract or transaction with any Permitted Holder or Affiliated Person unless such contract or transaction shall have been approved by either (i) at least 75% of the Independent Directors, including the affirmative vote of the Chairman of the Board of Directors if the Chairman is an Independent Director, or the Lead Independent Director if the Chairman is not an Independent Director or (ii) the holders of a majority of the outstanding shares of Class A Common Stock held by persons other than Permitted Holders or Affiliated Persons. “Independent Director” means a director who is not a Permitted Holder or a director, officer or employee of an Affiliated Person and is “Independent,” as that term is defined in the governance standards of the New York Stock Exchange (the “NYSE”) applicable to directors (but not applicable to directors by virtue of such director being a member of a committee of the Board of Directors), or if the Company is not an NYSE listed company, such other exchange or trading system on which the Company is primarily listed.
SEVENTH:    Any action required to be taken at a meeting of the stockholders of the Corporation, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of stockholders and may be stated as such in any document.
EIGHTH~~SEVENTH~~:   No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article ~~SEVENTH~~EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
NINTH~~EIGHTH~~:   The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article ~~EIGHTH~~NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article ~~EIGHTH~~NINTH to directors and officers of the Corporation.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.
The rights to indemnification and to the advance of expenses conferred in this Article ~~EIGHTH~~NINTH shall not be exclusive of any other right any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or modification of this Article ~~EIGHTH~~NINTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
~~NINTH~~: ~~In the event that any officer or director of the Corporation who is also an officer or director or employee of an entity owned by or affiliated with any Permitted Holder acquires knowledge of a potential transaction or matter which may provide an investment or business opportunity or prospective economic advantage not involving the truck transportation industry or involving refrigerated transportation or less-than-truckload transportation (a “Corporate Opportunity”) or otherwise is then exploiting any Corporate Opportunity, then unless such Corporate Opportunity is expressly indicated in writing to be offered to such person solely in his capacity as an officer or director of the Corporation, the Corporation shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to the Corporation, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Person (i) shall have no duty to communicate or present such Corporate Opportunity to the Corporation, (ii) shall have the right to hold any such Corporate Opportunity for its own account or to recommend, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation, and (iii) shall not breach any fiduciary duty to the Corporation by reason of the fact that such Person pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns or transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation.~~
TENTH:   Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by (i) the Board of Directors or (ii) the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or the Lead Independent Director (if any). The Board of Directors shall call a special meeting upon written notice to the Secretary of the Corporation by stockholders representing, as of the close of business on the day immediately preceding the date of delivery of such notice to the Corporation, or if applicable, as of any record date set by the Board of Directors in connection with a solicitation by a stockholder seeking to request the Board of Directors to call such a meeting, at least (1) 20% of all of the votes entitled to be cast by holders of Class A Common Stock or (2) 20% of all of the votes entitled to be cast by holders of all of the outstanding shares of Common Stock, in either case on any issue or business to be considered at such meeting (the “Requisite Percentage”). Any special meeting so requested by stockholders shall be held at such place, date and time as may be fixed from time to time by resolution of the Board of Directors, provided such special meeting shall be held not later than the 90th day after receipt by the Secretary of the Corporation of the requisite notice for such meeting, and provided further that the Board of Directors shall not be required to call a special meeting upon stockholder request if ~~(i)~~ the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which valid stockholder requests for a special meeting submitted by the Requisite Percentage of stockholders in accordance with this Article TENTH have been delivered to the Secretary of the Corporation (the “Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting ~~or (ii) an annual or special meeting was held not more than 12 months before the Delivery Date~~, which included the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting, with such determination being made in good faith by the Board of Directors. For business or a proposal to be properly brought before a special meeting of stockholders by stockholders, the stockholders must have given notice thereof in writing to the Secretary of the Corporation, setting forth, as to each matter the stockholders propose to bring before a special meeting of stockholders, evidence that such stockholders owned such shares representing, and are entitled to cast, not less than 20% of the votes entitled to be cast on such issue or business to be considered at such meeting, and shall otherwise comply with any notice and other requirements set forth in the By-Laws. Only such business shall be conducted as shall have been properly brought before the special meeting as provided in this Article TENTH, and set forth in the notice of meeting.
ELEVENTH:   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
TWELFTH:    In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws, except as otherwise stated in the By-Laws.
THIRTEENTH:   Unless the Corporation otherwise consents to an alternative forum in writing, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or By-Laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.
FOURTEENTH:   The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation but only in the manner now or hereafter prescribed in this Restated Certificate of Incorporation the Corporation’s By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

ANNEX C
April 9, 2017
The Board of Directors of
Knight Transportation, Inc.
5601 West Buckeye Road
Phoenix, Arizona 85043
Members of the Board of Directors:
We understand that Knight Transportation, Inc., an Arizona corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, expected to be dated April 9, 2017 (the “Merger Agreement”), by and among Swift Transportation Company, a Delaware corporation (“Swift”), Swift Merger Sub, Inc., an Arizona corporation and a direct wholly owned subsidiary of Swift (“Merger Sub”), and the Company.
Pursuant to the Merger Agreement, (i) Swift’s certificate of incorporation will be amended and restated, pursuant to which, among other things, (A) each issued and outstanding share of Class B common stock, par value $0.01 per share, of Swift (the “Swift Class B Common Stock”) will be converted (the “Class B Conversion”) into one share of Class A common stock, par value $0.01 per share, of Swift (the “Swift Common Stock”) and (B) immediately after the Class B Conversion, each issued and outstanding share of Swift Common Stock (including each share of Swift Common Stock into which the shares of Swift Class B Common Stock were converted pursuant to the Class B Conversion) will, by means of a reverse stock split (the “Reverse Split”), be consolidated into 0.720 of a share of the Swift Common Stock; and (ii) immediately following the Reverse Split, Merger Sub will merge with and into Knight, pursuant to which Knight will survive as a direct wholly owned subsidiary of Swift (the “Merger” and, together with the Class B Conversion and the Reverse Split, the “Transactions”). Each share of common stock, par value $0.01 per share, of Knight (the “Knight Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than Cancelled Shares) will be converted into the right to receive one validly issued, fully paid and non-assessable share of the Swift Common Stock (the “Merger Consideration”).
In connection with the proposed Transactions, various parties will enter into certain ancillary agreements, including voting and support agreements and stockholders agreements, in each case as more fully described in the Merger Agreement and those agreements (such agreements, together with the Merger Agreement, the “Transaction Agreements”).
The terms and conditions of the proposed Transactions are more fully set forth in the Transaction Agreements. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.
The Board of Directors of the Company (the “Company Board”) has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of the Knight Common Stock entitled to receive such Merger Consideration pursuant to the Merger Agreement.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(ii)
reviewed certain historical non-public financial statements and other historical non-public financial data relating to the Company prepared and furnished to us by management of the Company;

The Board of Directors
Knight Transportation, Inc.
April 9, 2017

(iii)
reviewed certain projected non-public financial statements and other projected non-public financial data relating to the Company prepared and furnished to us by management of the Company and certain projected non-public financial statements and other projected non-public financial data relating to Swift prepared and furnished to us by management of the Company (collectively the “Company Management Projections”);

(iv)
reviewed certain historical and non-public projected operating data relating to the Company on a standalone basis, Swift on a standalone basis, and the Company and Swift on a combined basis, in each case prepared and furnished to us by management of the Company;

(v)
discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

(vi)
reviewed the reported prices and the historical trading activity of the Knight Common Stock;

(vii)
compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed to be relevant;

(viii)
compared the implied premia relating to the proposed Transactions with those of certain other transactions that we deemed to be relevant;

(ix)
reviewed certain publicly available business and financial information relating to Swift that we deemed to be relevant;

(x)
reviewed certain historical non-public financial statements and other historical non-public financial data relating to Swift prepared and furnished to us by management of Swift;

(xi)
reviewed certain projected non-public financial statements and other projected non-public financial data relating to Swift prepared and furnished to us by management of Swift;

(xii)
participated in discussions with Swift management regarding the past and current operations, financial projections and current financial condition of Swift, including the views of Swift management on the risks and uncertainties of achieving such projections;

(xiii)
reviewed the reported prices and the historical trading activity of the Swift Common Stock;

(xiv)
compared the financial performance of Swift and its stock market trading multiples with those of certain other publicly traded companies that we deemed to be relevant;

(xv)
reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed to be relevant;

(xvi)
reviewed the synergies expected to result from the proposed Transactions, as estimated by management of the Company and furnished to us by management of the Company;

(xvii)
considered the potential pro forma financial impact of the proposed Transactions;

(xviii)
reviewed a draft, dated April 8, 2017, of the Merger Agreement, which we assume is in substantially final form and from which we assume the final form will not vary in any respect material to our analysis; and

(xix)
performed such other analyses and examinations and considered such other factors that we deemed to be appropriate.

The Board of Directors
Knight Transportation, Inc.
April 9, 2017

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. Notwithstanding the foregoing, we did not assume the accuracy or completeness of, and did not in any respect rely upon, (i) any non-public information relating to Swift that was prepared and furnished to us by management of Swift or (ii) any statements made by management of Swift during discussions in which we participated. With respect to the Company Management Projections, which were furnished to us by Company management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Company management as to the future competitive, operating and regulatory environments and related financial performance of both the Company and Swift. Further, we understand that the Company Management Projections do not reflect any potential effects with respect to certain legal proceedings involving Swift, and at your instruction, we have not factored any potential effects with respect to such proceedings into our analysis or opinion. We have further assumed that, in all material respects, the Company Management Projections will be realized in the amounts and times indicated thereby. We express no view as to the Company Management Projections or any other projected financial data relating to the Company or Swift, or the assumptions on which any of the foregoing are based. We have relied, at your direction, without independent verification, upon the assessments of Company management as to the future operational performance of the Company on a standalone basis, Swift on a standalone basis, and the Company and Swift on a combined basis.
For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Transaction Agreements are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction Agreements and that all conditions to the consummation of the proposed Transactions will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the proposed Transactions will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect material to our analysis on the Company or Swift or the consummation of the proposed Transactions or materially reduce the benefits of the proposed Transactions to the Company, Swift or the holders of shares of the Knight Common Stock.
We have not made, nor have we assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities of the Company or Swift, nor have we evaluated the solvency or fair value of the Company or Swift under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as they can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness of the Merger Consideration, from a financial point of view, to the holders of shares of the Knight Common Stock entitled to receive such Merger Consideration pursuant to the Merger Agreement. We do not express any view on, and our opinion does not address, the fairness of the proposed Transactions to, or any consideration received or to be received in connection therewith by, the holders of Cancelled Shares or of any other securities of the Company, or creditors or other constituencies of the Company, or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the proposed Transactions will not vary in any respect material to our analysis. We also have assumed that none of the proposed Transaction Agreements will vary from the form of the draft of each such document reviewed by us in any manner that is material to our opinion. Our opinion does not address the relative

The Board of Directors
Knight Transportation, Inc.
April 9, 2017

merits of the proposed Transactions as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the proposed Transactions. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Knight Common Stock or any business combination or other extraordinary transaction involving the Company. This letter, and our opinion, does not constitute a recommendation to the Company Board or to any other person in respect of the proposed Transactions, including as to how any holders of shares of the Knight Common Stock should vote or act in respect of the proposed Transactions. We express no opinion herein as to the price at which shares of the Knight Common Stock or the Swift Common Stock will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Company Board in connection with the proposed Transactions, and will receive a fee for our services only if the proposed Transactions are consummated. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. In the two years prior to the date hereof, Evercore Group L.L.C. (“Evercore”) has provided advisory services from time to time to the Company, for which Evercore has received fees and reimbursement of expenses. In addition, in the future, we may provide financial or other services to the Company, Swift and/or their respective stockholders and affiliates, and in connection with any such services we may receive compensation.
In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Swift and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
This letter, and the opinion expressed herein, are addressed to, and are for the information and benefit of, the Company Board in connection with its evaluation of the proposed Transactions. The issuance of this opinion has been approved by an opinion committee of Evercore. This letter, and the opinion expressed herein, may not be disclosed, quoted, referred to or communicated (in whole or in part) to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance, except that the Company may reproduce a copy of this opinion in full in any document related to the proposed Transactions that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the proposed Transactions; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of the Knight Common Stock entitled to receive such Merger Consideration pursuant to the Merger Agreement.
Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ Mark Friedman
Mark Friedman Senior Managing Director

ANNEX D
April 9, 2017
Board of Directors
Swift Transportation Company
2200 South 75th Avenue
Phoenix, AZ 85043
Members of the Board:
We understand that Knight Transportation, Inc. (“Knight”), Swift Transportation Company (“Swift”) and Bishop Merger Sub, Inc., a wholly owned subsidiary of Swift (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 9, 2017 (the “Merger Agreement”), which provides, among other things, for (i) the amendment and restatement of the certificate of incorporation of Swift (the “Charter Amendment”), pursuant to which, among other things, (x) each issued and outstanding share of Class B common stock, par value $0.01 per share, of Swift (the “Swift Class B Common Stock”) will be converted (the “Class B Conversion”) into one share of Class A common stock, par value $0.01 per share, of Swift (the “Swift Common Stock”) and (y) immediately thereafter, each issued and outstanding share of Swift Common Stock (including each share of Swift Common Stock into which each share of Swift Class B Common Stock was converted pursuant to the Class B Conversion) will, by means of a reverse stock split, be consolidated into 0.720 of a share of Swift Common Stock and (ii) the subsequent merger (the “Merger” and, together the Charter Amendment, the “Transaction”) of Merger Sub with and into Knight, pursuant to which Knight will become a wholly owned subsidiary of Swift and each outstanding share of common stock, par value $0.01 per share, of Knight (the “Knight Common Stock”), except for each share of Knight Common Stock held in the treasury of Knight or owned or held, directly or indirectly, by Swift or any wholly owned subsidiary of Swift or Knight immediately prior to the effective time of the Merger (other than any such share of Knight Common Stock held in a fiduciary capacity on behalf of a third-party), will be converted into the right to receive one share of Swift Common Stock (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be paid by Swift pursuant to the Merger Agreement is fair from a financial point of view to Swift. For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of Knight and Swift, respectively;

2)
Reviewed certain internal financial statements and other financial and operating data concerning Knight and Swift, respectively;

3)
Reviewed certain financial projections prepared by the managements of Knight and Swift, respectively;

4)
Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of Knight and Swift, respectively;

5)
Discussed the past and current operations and financial condition and the prospects of Knight, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Knight;

6)
Discussed the past and current operations and financial condition and the prospects of Swift, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Swift;

7)
Reviewed the pro forma impact of the Transaction on Swift’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;

8)
Reviewed the reported prices and trading activity for Knight Common Stock and Swift Common Stock;

9)
Compared the financial performance of Knight and Swift and the prices and trading activity of Knight Common Stock and Swift Common Stock with that of certain other publicly-traded companies comparable with Knight and Swift, respectively, and their securities;

10)
Participated in certain discussions and negotiations among representatives of Knight and Swift and certain other parties and their financial and legal advisors;

11)
Reviewed the Merger Agreement and certain related documents; and

12)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Knight and Swift, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Swift of the future financial performance of Knight and Swift. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We have relied upon, without independent verification, the assessment by the management of Swift of: (i) the strategic, financial and other benefits expected to result from the Transaction and (ii) the timing and risks associated with the integration of Knight and Swift. Our opinion does not address the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Swift and Knight and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of Knight’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be paid to the holders of shares of Knight Common Stock in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of Knight or Swift, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of Swift in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Transaction. In the two years prior to the date hereof, we have provided financial advisory and financing services for Swift and have received fees in connection with such services. In addition, Morgan Stanley or an affiliate thereof currently is a lender to Jerry Moyes. Morgan Stanley or an affiliate thereof currently is also a lender to Keith Knight. Morgan Stanley may also seek to provide financial advisory and financing services to Swift and Knight and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Swift, Knight, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of Swift and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Swift is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which Swift Common Stock will trade following consummation of the Transaction or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Swift and Knight should vote at the shareholders’ meetings to be held in connection with the Transaction.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be paid by Swift pursuant to the Merger Agreement is fair from a financial point of view to Swift.
Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Benn Calhoun
Benn Calhoun Managing Director

KNIGHT TRANSPORTATION, INC. ATTN: PROXY DEPT.20002 NORTH 19TH AVENUE PHOENIX, AZ 85027 VOTE BY INTERNET - w w w .proxyvot e.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. M o u n t a i n S t a n d a r d Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COM M UNICATIONS If you would like to reduce the costs incurred by Knight Transportation, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Mountain Standard Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY M AILMark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight Transportation, Inc., c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E32005-Z70831 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KNIGHT TRANSPORTATION, INC.The Board of Directors recommends you vote FOR proposals 1 through 5.Approval of each of Proposals 1, 2 and 3 is a condition to the consummation of the merger and the other transactions contemplated by the AgreementFor Against Abstainand Plan of Merger, dated as of April 9, 2017, by and among Knight Transportation, Inc., Swift Transportation company and Bishop Merger Sub, Inc.1.Knight Merger Proposal. Proposal to approve the Agreement and Plan of Merger, dated as of April 9, 2017, by and among Knight Transportation, Inc.,Swift Transportation Company and Bishop Merger Sub, Inc. and the merger and other transactions contemplated thereby.2.Knight Board Classification Proposal. Proposal to amend Swift Transportation Company' s certificate of incorporation to provide for the classification of the combined company board of directors into three classes of directors with staggered terms of office.3.Knight Stockholder Written Consent Proposal. Proposal to amend Swift Transportation Company' s certificate of incorporation to provide that stockholdersof the combined company may take action by written consent, in lieu of holding a meeting, if such action is passed by a unanimous written consentsigned by all stockholders entitled to vote.4.Knight Adjournment Proposal. Proposal to approve the adjournment of the Knight Transportation, Inc. special meeting to another date and place ifnecessary or appropriate to solicit additional votes in favor of Proposals 1, 2 and 3.5.Knight Advisory Compensation Proposal. Proposal to approve, on a non-binding, advisory basis, the compensation that may become payable toKnight Transportation, Inc.' s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement.NOTE: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments thereof.For address changes and/or comments, please check this boxand write them on the back where indicated.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

As a Knight Transportation, Inc. stockholder, you can view the stockholder account on a securedInternet w ebsite.By accessing Investor Service Direct SM at w w w .comput ershare.com/ invest or, you can view the account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.In addition, you can use this site to consent to future access of Knight's annual reports and proxy materials electronically via the Internet.Knight also provides access to stockholder information, including its annual report and proxy statement, through its w ebsite at w w w.knighttrans.com.Important Notice Regarding the Availability of Proxy M aterials for the Special M eeting:Notice and Proxy Statement is available at www.proxyvote.com. Detach here from proxy voting card E32006-Z70831 KNIGHT TRANSPORTATION, INC.20002 North 19th AvenuePhoenix, Arizona 85027THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL M EETING OF STOCKHOLDERSTO BE HELDThursday, September 7, 2017, 9:00 A.M ., Mountain Standard TimeBy executing this Proxy, the stockholder constitutes and appoints the Chairman, Kevin P. Knight, and the Chief Financial Officer, Secretary, and Treasurer, Adam Miller, and each of them, as proxies for the stockholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the stockholder and vote all shares of Common Stock that the stockholder is entitled to vote at the Special Meeting of Stockholders of Knight Transportation, Inc. to be held on September 7, 2017, at 9:00 A.M., MST, at the Company' s headquarters at 20002 North 19th Avenue, Phoenix, AZ 85027, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Special Meeting as set forth on the reverse side.The stockholder acknowledges receipt of the Notice and Proxy Statement for the Special Meeting of Stockholders, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the stockholder would possess if personally present at such meeting, and ratifies and confirmsall that said proxies, or their substitutes, may lawfully do in the stockholder' s name, place, and stead.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR" PROPOSALS 1, 2, 3, 4 AND 5. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED " FOR" PROPOSALS NO. 1, 2, 3, 4 AND 5. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.Address Changes/ Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)TO BE SIGNED ON THE REVERSE SIDE